FREE WRITING PROSPECTUS

The issuing entity has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the issuing entity has filed with the SEC for more complete information about the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuing entity, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-866-803-9204.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

$957,324,980
(Approximate)

[Logo]

American Home Mortgage Investment Trust 2006-2
Issuing Entity

American Home Mortgage Servicing, Inc.
RMBS Servicer and HELOC Servicer

American Home Mortgage Acceptance, Inc.
Sponsor

American Home Mortgage Securities LLC
Depositor

American Home Mortgage Investment Trust 2006-2,
Mortgage-Backed Notes, Series 2006-2

The Trust

The trust will consist primarily of a pool of fixed-rate and adjustable-rate first lien and second lien mortgage loans and adjustable rate, home equity lines of credit divided into six loan groups. The trust will issue thirty-nine classes of notes, thirty-two of which are offered under this free writing prospectus. As described in this free writing prospectus, each class of notes, upon the occurrence of certain events, must be exchanged for a corresponding class of REMIC notes, each of which will be secured by a REMIC certificate backed by the remaining mortgage loans in the pool, which REMIC notes are offered under this free writing prospectus.

Credit Enhancement

The notes will have credit enhancement in the form of:

•	excess interest and overcollateralization with respect to the notes;

•	subordination provided to some classes of notes in a related group by other classes of related notes as described in this free writing prospectus;

•	a financial guaranty insurance policy issued by CIFG Assurance North America, Inc. for the benefit of the Class V-A Notes only.

UBS Investment Bank, Goldman, Sachs & Co., Greenwich Capital Markets, Inc. and Lehman Brothers, Inc. will offer all of the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class II-A-1A, Class II-A-1B, Class II-A-1C, Class II-A-2, Class II-M-1, Class II-M-2, Class II-M-3, Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class III-M-1, Class III-M-2, Class IV-A, Class IV-M-1, Class IV-M-2, Class IV-M-3, Class IV-M-4, Class IV-M-5, Class IV-M-6 and Class V-A Notes to the public at varying prices to be determined at the time of sale.

UBS Investment Bank

Goldman, Sachs & Co.	RBS Greenwich Capital	Lehman Brothers Inc.

The date of this free writing prospectus is June 29, 2006
For use with the base prospectus dated April 21, 2006

Important notice about information presented in this free writing prospectus and the accompanying base prospectus

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the notes in two separate documents that progressively provide more detail:

•	the accompanying base prospectus, which provides general information, some of which may not apply to this series of notes; and

•	this free writing prospectus, which describes the specific terms of this series of notes.

If the description of your notes in this free writing prospectus differs from the related description in the base prospectus, you should rely on the information in this free writing prospectus.

This free writing prospectus and accompanying base prospectus constitutes a prospectus for each of the offered notes and also with respect to any REMIC Notes and corresponding REMIC certificates as described in this free writing prospectus.

The depositor's principal executive offices are located at 538 Broadhollow Road, Melville, New York 11747 and its phone number is (877) 281-5500.

TABLE OF CONTENTS

FREE WRITING PROSPECTUS

SUMMARY OF FREE WRITING PROSPECTUS
TRANSACTION STRUCTURE
RISK FACTORS
THE MORTGAGE POOL
General
Indices on Certain of the Mortgage Loans and HELOCs
Mortgage Loan and HELOC Characteristics
THE rmbs MASTER SERVICER AND THE SERVICERS
RMBS Master Servicer
RMBS Servicer and HELOC Servicer
MORTGAGE LOAN ORIGINATION
The Originator
Underwriting Guidelines
FICO Scores
Representations and Warranties
HELOC ORIGINATION
ADDITIONAL INFORMATION
STATIC POOL INFORMATION
DESCRIPTION OF THE NOTES
General
Book-entry Notes
Interest and Principal Payments on the Notes
Interest Payments on the Class I-A Notes and Class I-M Notes
Principal Payments on the Class I-A Notes and Class I-M Notes
Interest Payments on the Class II-A Notes and Class II-M Notes
Principal Payments on the Class II-A Notes and Class II-M Notes
Interest Payments on the Class III-A Notes and Class III-M Notes
Principal Payments on the Class III-A Notes and Class III-M Notes
Interest Payments on the Class IV-A Notes and Class IV-M Notes
Principal Payments on the Class IV-A Notes and Class IV-M Notes
The LPMI Insurer
The LPMI Policy
Overcollateralization Provisions for Loan Group I
Overcollateralization Provisions for Loan Group II
Overcollateralization Provisions for Loan Group III
Overcollateralization Provisions for Loan Group IV
Calculation of LIBOR for the LIBOR Notes
The Cap Contract
Table of Fees and Expenses
Allocation of Losses on the Mortgage Loans
The Policy
Modifications
Reports to Noteholders
DESCRIPTION OF THE REMIC NOTES
General
Mandatory Exchange
Sale of REO Properties and Other Non-REMIC-Eligible Properties
Restrictions on Foreclosure
YIELD ON THE NOTES
General
Prepayment Considerations
Allocation of Principal Payments
Interest Shortfalls and Realized Losses
Note Interest Rates
Purchase Price
Final Scheduled Payment Date
Weighted Average Life
Yield Sensitivity of the Class II-M Notes
Yield Sensitivity of the Class III-M Notes
Yield Sensitivity of the Class IV-M Notes
THE SPONSOR
THE DEPOSITOR
THE ISSUING ENTITY
THE OWNER TRUSTEE
THE INDENTURE TRUSTEE
THE SECURITIES ADMINISTRATOR
THE CREDIT ENHANCER
CIFG Assurance North America, Inc.
General
THE RMBS MASTER SERVICING AGREEMENT AND SERVICING AGREEMENTS
Servicing and Other Compensation And Payment of Expenses
Evidence as to Compliance
Realization Upon Defaulted Mortgage Loans and HELOCs
The Protected Accounts
Optional Repurchase of Defaulted Mortgage Loans
Pledge and Assignment of Servicer’s Rights
THE INDENTURE
General
Rights Upon Event of Default
Limitation on Suits
Resignation and Removal of Indenture Trustee
Optional Termination
ASSIGNMENT OF LOANS
General
control rights of credit enhancer
FEDERAL INCOME TAX CONSEQUENCES
Tax Classification of the Issuing Entity and of the Notes
Tax Consequences to Holders of the Notes
Taxation of the Issuing Entity and Offered Noteholders After a TMP Trigger Event
Taxation of Holders of REMIC Notes
SECONDARY MARKET
LEGAL OPINIONS
LEGAL PROCEEDINGS
AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS
RATINGS
AVAILABLE INFORMATION
REPORTS TO NOTEHOLDERS
LEGAL INVESTMENT
ERISA CONSIDERATIONS
The Offered Notes
GLOSSARY
ANNEX I

SUMMARY OF FREE WRITING PROSPECTUS

The following summary is a brief description of the important features of the notes and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the notes, read carefully this entire free writing prospectus and the entire base prospectus. A glossary is included at the end of this free writing prospectus. Capitalized terms used but not defined in the glossary at the end of this free writing prospectus have the meanings assigned to them in the glossary at the end of the base prospectus.

Issuing Entity or Trust	American Home Mortgage Investment Trust 2006-2.
Title of Series	Mortgage-Backed Notes, Series 2006-2.
Cut-off Date	With respect to the mortgage loans June 1, 2006 and the HELOCs, June 20, 2006.
Closing Date	On or about June 30, 2006.
Depositor	American Home Mortgage Securities LLC.
Sponsor
American Home Mortgage Acceptance, Inc., an affiliate of the depositor and the RMBS Servicer, and one or more special purpose entities established by American Home Mortgage Acceptance, Inc. or one of its subsidiaries.

RMBS Master Servicer	Wells Fargo Bank, N.A.
RMBS Servicer	American Home Mortgage Servicing, Inc.
HELOC Servicer	American Home Mortgage Servicing, Inc.
HELOC Back-Up Servicer	GMAC Mortgage Corporation.
Indenture Trustee	Deutsche Bank Trust Company Americas.
Owner Trustee	Wilmington Trust Company.
Credit Enhancer	For the benefit of the Class V-A Notes only, CIFG Assurance North America, Inc.
Securities Administrator	Wells Fargo Bank, N.A.
Payment Dates	Payments on the notes will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in July 2006.
Notes	The classes of notes and their note interest rates and note principal balances are set forth in the table below.

Offered Notes

Class	Note Interest Rate	Initial Note Principal Balance(1)	Initial Rating (S&P/Moodys)	Designation
I-A-1	Adjustable Rate	$133,151,000	AAA/Aaa	Super Senior/Adjustable Rate
I-A-2	Adjustable Rate	$64,377,000	AAA/Aaa	Super Senior/Adjustable Rate
I-A-3	Adjustable Rate	$95,866,000	AAA/Aaa	Super Senior/Adjustable Rate
I-A-4	Adjustable Rate	$32,600,000	AAA/Aaa	Senior Support/Adjustable Rate
II-A-1A	Adjustable Rate	$30,585,000	AAA/Aaa	Senior/Adjustable Rate
II-A-1B	Adjustable Rate	$12,276,000	AAA/Aaa	Senior/Adjustable Rate
II-A-1C	Adjustable Rate	$17,422,000	AAA/Aaa	Senior/Adjustable Rate
II-A-2	Adjustable Rate	$65,822,000	AAA/Aaa	Senior/Adjustable Rate
III-A-1	Adjustable Rate	$77,995,000	AAA/Aaa	Senior/Adjustable Rate
III-A-2	[___]%	$43,354,000	AAA/Aaa	Senior/Fixed Rate
III-A-3	[___]%	$12,745,000	AAA/Aaa	Senior/Fixed Rate
III-A-4	[___]%	$20,324,000	AAA/Aaa	Senior/Fixed Rate
III-A-5	[___]%	$17,158,000	AAA/Aaa	Senior/Fixed Rate/Lockout
I-M-1	Adjustable Rate	$7,098,000	AA+/Aa2	Mezzanine/Adjustable Rate
I-M-2	Adjustable Rate	$5,194,000	AA/NR	Mezzanine/Adjustable Rate
I-M-3	Adjustable Rate	$2,251,000	AA-/NR	Subordinate/Adjustable Rate
I-M-4	Adjustable Rate	$1,904,000	A+/ NR	Subordinate/Adjustable Rate
I-M-5	Adjustable Rate	$2,077,000	A/ NR	Subordinate/Adjustable Rate
I-M-6	Adjustable Rate	$1,730,979	BBB/ NR	Subordinate/Adjustable Rate
II-M-1	Adjustable Rate	$3,235,000	AA+/ Aa2	Subordinate/Adjustable Rate
II-M-2	Adjustable Rate	$2,292,000	AA/A2	Subordinate/Adjustable Rate
II-M-3	Adjustable Rate	$741,000	A+/Baa1	Subordinate/Adjustable Rate
III-M-1	[___]%	$4,595,000	AA/Aa2	Subordinate/Fixed Rate
III-M-2	[___]%	$2,206,000	A+/A2	Subordinate/Fixed Rate
IV-A	Adjustable Rate	$181,085,000	AAA/Aaa	Senior/Adjustable Rate
IV-M-1	Adjustable Rate	$19,030,000	AA/Aa2	Mezzanine/Adjustable Rate
IV-M-2	Adjustable Rate	$14,303,000	A/A2	Mezzanine/Adjustable Rate
IV-M-3	Adjustable Rate	$8,121,000	BBB+/Baa1	Mezzanine/Adjustable Rate
IV-M-4	Adjustable Rate	$3,394,000	BBB/Baa2	Mezzanine/Adjustable Rate
IV-M-5	Adjustable Rate	$2,667000	BBB/Baa3	Mezzanine/Adjustable Rate
IV-M-6	Adjustable Rate	$4,970,000	BBB-/NR	Mezzanine/Fixed Rate
V-A	Adjustable Rate	$57,910,000	AAA/Aaa	Senior/Adjustable Rate
Total Offered Notes:		$957,324,980

Non-Offered Notes

Class	Note Interest Rate	Initial Note Principal Balance(1)	Initial Rating (S&P/Moodys)	Designation
II-M-4	Adjustable Rate	$732,000	A+/NR	Subordinate/Adjustable Rate
II-M-5	Adjustable Rate	$1,904,000	BBB/NR	Subordinate/Adjustable Rate
III-M-3	[___]%	$919,000	A+/A2	Subordinate/Fixed Rate
III-M-4	[___]%	$674,000	A-/Baa1	Subordinate/Fixed Rate
III-M-5	[___]%	$1,753,000	BBB+/Baa3	Subordinate/Fixed Rate
III-M-6	[___]%	$1,562,000	BBB-/NR	Subordinate/Fixed Rate
IV-M-7	[__]%	$8,846,000	BB+/NR	Mezzanine/Fixed Rate
Total Non-Offered Notes:		$16,419,000

(1)	The balances provided in this free writing prospectus are approximate and are subject to an increase or decrease of up to 5%.

Note:

The notes offered hereby represent indebtedness solely of American Home Mortgage Securities LLC Trust Series 2006-2 and do not represent interests in or obligations of the sponsor, depositor, or any of their affiliates.

Other Information:

Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class II-A-1A, Class II-A-1B, Class II-A-1C, Class II-M-1, Class II-M-2, Class II-M-3 and Class III-A-1 Notes:

The note interest rates on these classes of notes will be equal to the least of:

•	one-month LIBOR plus the related note margin set forth below;

•	the maximum note interest rate described in this free writing prospectus; and

•	the related available funds rate described in this free writing prospectus.

Note Margin
Class	(1)	(2)
I-A-1
I-A-2
I-A-3
I-A-4
II-A-1A
II-A-1B
II-A-1C
III-A-1
I-M-1
I-M-2
I-M-3
I-M-4
I-M-5
I-M-6
II-M-1
II-M-2
II-M-3
________________
(1) Initially.
(2) On and after the step-up date as described in this free writing prospectus.

Class II-A-2 Notes:

The note interest rate on this class of notes will be initially equal to the related fixed rate indicated on page S-6 and subject to the related available funds rate described in this free writing prospectus. However, on or after the related note rate change date, the note interest rate on this class of notes will convert to an adjustable rate based on six-month LIBOR plus [___]% and subject to a maximum note interest rate of 11.00% and the related available funds rate described in this free writing prospectus.

Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class III-M-1 and Class III-M-2 Notes:

The note interest rates on these classes of notes will be initially equal to the related fixed rate indicated on page S-6 subject to the related available funds rate described in this free writing prospectus. However, on and after the related step-up date as described in this free writing prospectus, the note interest rate on these classes of notes will increase by 0.50% subject to the related available funds rate described in this free writing prospectus.

Class IV-A, Class IV-M-1, Class IV-M-2, Class IV-M-3, Class IV-M-4, Class IV-M-5 and Class IV-M-6 Notes:

•	the note interest rate on these classes of notes will be equal to the lesser of:

•	one-month LIBOR plus the related note margin set forth below; and

•	the related available funds rate described in this free writing prospectus.

Note Margin
Class	(1)	(2)
IV-A
IV-M-1
IV-M-2
IV-M-3
IV-M-4
IV-M-5
IV-M-6

Class V-A Notes:

The note interest rate on this class of notes will be equal to the least of:

•	One-month LIBOR plus [____]%,

•	The net WAC cap described in this free writing prospectus, and

•	the maximum rate described in the free writing prospectus.

The Trust

The depositor will establish American Home Mortgage Investment Trust 2006-2, a Delaware statutory trust, pursuant to a trust agreement among the depositor, the owner trustee, the securities administrator and Deutsche Bank Trust Company Americas. Pursuant to the trust agreement, the depositor will deposit into the trust on the closing date the mortgage loans. On the closing date, pursuant to an indenture among the trust, the indenture trustee and the securities administrator, the trust will issue each class of notes set forth on page S-6. The Class II-M-4, Class II-M-5, Class III-M-3, Class III-M-4, Class III-M-5, Class III-M-6 and Class IV-M-7 Notes are not offered hereby.

Payments of interest and principal on the notes will be made only from payments received from the related assets of the trust as described in this free writing prospectus.

The trust will also include three cap contracts, payments from which will primarily be used to cover some interest shortfalls on the Class II-A-1, Class II-M and Class III-A-1 Notes, respectively.

In addition, the trust will include a swap agreement, which will benefit the Class IV-A Notes.

The beneficial ownership interest in the trust will be represented by the owner trust certificate, which is not offered by this free writing prospectus.

The trust will also issue the Class II-P Certificates and Class III-P Certificates which are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class P Certificates is provided only to permit a better understanding of the offered notes.

See “Description of the Notes” in this free writing prospectus.

The Originator

All of the mortgage loans were originated by American Home Mortgage Investment Corp.

LPMI Insurer

Triad Guaranty Insurance Corporation (the “LPMI Insurer”), an Illinois corporation. Certain of the mortgage loans are covered by mortgage insurance provided by the LPMI Insurer, which may provide limited protection to the trust in the event such mortgage loans default. See “Description of the Notes—The LPMI Policy” in this free writing prospectus.

The Mortgage Loans

The trust will initially contain approximately [____] mortgage loans, divided into six loan groups. The mortgage loans in group I are adjustable rate mortgage loans secured by first liens on one- to four-family residential real properties. The mortgage loans in group II-1 and group II-2 are hybrid mortgage loans secured by first liens on one- to four-family residential real properties. The mortgage loans in group III are fixed rate mortgage loans secured by first liens on one- to four-family residential real properties. The loans in group IV are fixed rate mortgage loans secured by junior liens on one- to four-family residential properties. The HELOCs in group V are home equity lines of credit secured primarily by junior lien mortgages on one- to four-family residential properties. All collateral numbers in this free writing prospectus are subject to a 5% variance, except that the aggregate stated principal balance of the mortgage loans and HELOCs as of the cut-off date may vary by up to 10%.

The interest rate on each adjustable-rate mortgage loan will adjust, in some cases after an initial fixed-rate period, monthly, semi-annually or annually to equal the related index plus a fixed percentage set forth in or computed in accordance with the related mortgage note subject to rounding and to certain other limitations, including a maximum lifetime mortgage rate, as more fully described under “The Mortgage Pool” in this free writing prospectus and Schedule A, which is attached to and is part of this free writing prospectus. The related index is as described under “The Mortgage Pool—Indices on the Mortgage Loans” in this free writing prospectus.

The mortgage loans will be divided into six separate loan groups with characteristics as follows:

The Group I Loans

The group I mortgage loans will consist of adjustable-rate mortgage loans, with an initial fixed-rate period of one, three, six or twelve months. The index for all of the group I mortgage loans will be One-Year MTA, which is the 12-month moving average yield on United States Treasury Securities adjusted to a constant maturity of one year.

While the interest rate on each group I mortgage loan will adjust monthly, the minimum monthly payment on each mortgage loan generally will only adjust annually. On each annual payment adjustment date, the minimum monthly payment generally will not increase or decrease by more than [7.5]%. As a result, the interest due with respect to a mortgage loan in this loan group for any given month may, under certain circumstances, exceed the monthly payment for that month. In that case, payment of the excess of interest due over the monthly payment will be deferred and that excess will be added to the principal balance of that group I mortgage loan in the form of negative amortization. See “Description of the Mortgage Pool” in this free writing prospectus.

The following table summarizes the approximate characteristics of all of the group I mortgage loans as of the Cut-off Date:

Number of mortgage loans:	828
Aggregate stated principal balance:	$346,249,586.26
Range of scheduled principal balances:	$34,539.86 to $6,036,350.80
Average scheduled principal balance:.	$418,175.83
Range of mortgage rates:	1.750% to 8.833%
Weighted average mortgage rate:	6.837%
Range of remaining terms to stated maturity (months):	352 to 479 months
Weighted average remaining terms to stated maturity (months):	415 months
Weighted average loan-to-value ratio at origination:	76.14%
Weighted average gross margin:	3.11%
Weighted average maximum lifetime mortgage rate (per annum):	10.06%
Weighted average months to next interest adjustment date (months):	21
Loan Index Type:
1 Year MTA	100.00%

The Group II-1 Loans

The group II-1 mortgage loans will consist of adjustable-rate mortgage loans, substantially all of which are hybrid mortgage loans with an initial fixed-rate period of two, three or ten years.

The following table summarizes the approximate characteristics of all of the group II-1 mortgage loans as of the Cut-off Date:

Number of mortgage loans:	197
Aggregate stated principal balance:	$64,439,865.21
Range of scheduled principal balances:	$44,999.99 to $2,699,977.54
Average scheduled principal balance:.	$327,105.91
Range of mortgage rates:	R59,064-2,700,000
Weighted average mortgage rate:	6.359%
Range of remaining terms to stated maturity (months):	315 to 357 months
Weighted average remaining terms to stated maturity (months):	341 months
Weighted average loan-to-value ratio at origination:	71.49%
Weighted average gross margin:	2.33%
Weighted average maximum lifetime mortgage rate (per annum):	11.54%
Weighted average months to next interest adjustment date (months):	16
Loan Index Type:
1 Year LIBOR	42.08%
6 Month LIBOR	35.00%
1 Year CMT	10.65%
I Month LIBOR	12.27%

The Group II-2 Loans

The group II-2 mortgage loans will consist of adjustable-rate mortgage loans, all of which are hybrid mortgage loans with an initial fixed-rate period of five years.

The following table summarizes the approximate characteristics of all of the group II-2 mortgage loans as of the Cut-off Date:

Number of mortgage loans:	269
Aggregate stated principal balance:	$70,360,146.28
Range of scheduled principal balances:	$1,696.94 to $2,700,000
Average scheduled principal balance:.	$261,561.88
Range of mortgage rates:	R4.875% to 8.750%
Weighted average mortgage rate:	7.124%
Range of remaining terms to stated maturity (months):	343 to 358 months
Weighted average remaining terms to stated maturity (months):	356 months
Weighted average loan-to-value ratio at origination:	73.00%
Weighted average gross margin:	2.81%
Weighted average maximum lifetime mortgage rate (per annum):	12.13%
Weighted average months to next interest adjustment date (months):	60
Loan Index Type:
[1 Year LIBOR]	16.27%
[6 Month LIBOR]	83.73%

The Group III Loans

The group III loans will consist of fixed-rate mortgage loans secured by first liens on one- to four-family residential real properties.

The following table summarizes the approximate characteristics of all of the group III loans as of the Cut-off Date:

Number of mortgage loans:	916
Aggregate stated principal balance:	$183,798,431.23
Range of scheduled principal balances:	$29,802.39 to $2,392,000
Average scheduled principal balance:.	$200,653.31
Range of mortgage rates:	4.750% to 9.375%
Weighted average mortgage rate:	7.123%
Range of remaining terms to stated maturity (months):	108 to 359 months
Weighted average remaining terms to stated maturity (months):	350 months
Weighted average loan-to-value ratio at origination:	73.45%

The Group IV Loans

The group IV mortgage loans will consist of fixed-rate mortgage loans secured by junior liens on one- to four-family residential real properties.

The following table summarizes the approximate characteristics of all of the group IV mortgage loans as of the Cut-off Date:

Number of mortgage loans:	3,515
Aggregate stated principal balance:	$242,416,223.90
Range of scheduled principal balances:	$254.74 to $498,196.67
Average scheduled principal balance:.	$68,996.21
Range of mortgage rates:	6.500% to 16.625%
Weighted average mortgage rate:	11.033%
Range of remaining terms to stated maturity (months):	114 to 235 months
Weighted average remaining terms to stated maturity (months):	175 months
Weighted average loan-to-value ratio at origination:	23.72%

The Group V HELOCs

The HELOCs will consist of home equity lines of credit agreements secured primarily by junior lien mortgages on one- to four-family residential properties. During the applicable draw period, each borrower may borrow additional amounts from time to time up to the maximum amount of that borrower’s line of credit. If borrowed amounts are repaid, they may again be borrowed during the applicable draw period. The principal balance of a HELOC on any day is equal to its cut-off date principal balance, plus any additional borrowings on that loan, minus all collections credited against the principal balance of that HELOC before that day.

The following table summarizes the approximate characteristics of all of the Group V HELOCs as of the Cut-off Date:

Number of HELOCs:	864
Aggregate stated principal balance:	$57,910,568.82
Average drawn balance:	$67,026.12
Average credit limit:	$81,586]
Average credit limit utilization rate:	95.20%
Current weighted average coupon:	9.087%
Weighted average margin:	1.49%
Weighted average remaining term to stated maturity (months):	294
Weighted average remaining draw term to stated maturity (months):	114 months

Removal and Substitution of a Mortgage Loan

The indenture trustee will acknowledge the sale, transfer and assignment of the trust fund to it by the depositor and receipt of, subject to further review and the exceptions, the mortgage loans. If the indenture trustee finds that any mortgage loan is defective on its face due to a breach of the representations and warranties with respect to that loan made in the transaction agreements, the indenture trustee shall promptly notify the sponsor of such defect. The sponsor must then correct or cure any such defect within 90 days from the date of notice from the indenture trustee of the defect and if the sponsor fails to correct or cure such defect within such period and such defect materially and adversely affects the interests of the noteholders in the related mortgage loan, the sponsor will, in accordance with the terms of the indenture, within 90 days of the date of notice, provide the indenture trustee with a substitute mortgage loan; provided that, if such defect would cause the mortgage loan to be other than a “qualified mortgage” as defined in Section 860G(a)(3) of the Internal Revenue Code, any such cure or substitution must occur within 90 days from the date such breach was discovered.

Description of the Notes

Priority of Payments.

Interest Distributions on the Class I-A Notes and I-M Notes.

In general, on any payment date, funds available with respect to the mortgage loans in loan group I after the payment of certain fees and expenses, will be distributed first, to pay accrued note interest on the Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Notes, pro rata, and then to pay any related unpaid interest shortfalls. Then any remaining funds available from loan group I will be used to make payments as follows:

first, to pay accrued note interest on the Class I-M-1 Notes;

second, to pay accrued note interest on the Class I-M-2 Notes;

third, to pay accrued note interest on the Class I-M-3 Notes;

fourth, to pay accrued note interest on the Class I-M-4 Notes;

fifth, to pay accrued note interest on the Class I-M-5 Notes;

sixth, to pay accrued note interest on the Class I-M-6 Notes; and

seventh, any remainder to be included as group I net monthly excess cashflow as described in this free writing prospectus.

In the event that an increase in the applicable MTA index causes interest to accrue on a group I mortgage loan for a given month in excess of the monthly payment of interest for that group I mortgage loan, the excess interest will be added to the outstanding principal balance of that group I mortgage loan in the form of negative amortization. As a result, the note interest rate on the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5 and Class I-M-6 Notes may be reduced to the related available funds rate. Any resulting interest shortfalls on the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5 and Class I-M-6 Notes will carry forward with interest thereon.

Principal Distributions on the Class I-A Notes and I-M Notes.

Available funds from loan group I remaining after paying interest on the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5 and Class I-M-6 Notes will be used to pay principal on these notes as described in this free writing prospectus.

Net Monthly Excess Cashflow Distributions from Loan Group I.

Available funds from loan group I remaining after paying interest and principal to the Class I-A Notes and Class I-M Notes, as described in this free writing prospectus, will be net monthly excess cashflow and will be used for various purposes, including paying principal on the Class I-A Notes and Class I-M Notes to maintain the related target amount of overcollateralization and covering some interest shortfalls, basis risk shortfalls, Net WAC shortfall carryforward amounts and allocated realized loss amounts on such notes.

Amounts from the mortgage loans in loan group I will not be available to make payments on the notes related to loan group II, loan group III, loan group IV or loan group V and amounts from the mortgage loans in loan group II, loan group III, loan group IV and loan group V will not be available to make payments on the notes related to loan group I.

See “Description of the Notes” in this free writing prospectus for additional information.

Interest Distributions on the Class II-A Notes, and Class II-M Notes.

In general, on any payment date, funds available with respect to the mortgage loans in loan group II-1 after the payment of certain fees and expenses, will be distributed first, to pay accrued note interest on the Class II-A-1A, Class II-A-1B and Class II-A-1C Notes, pro rata, second, to pay any related unpaid interest shortfalls, and the funds available with respect to the mortgage loans in loan group II-2 after the payment of certain fees and expenses, will be distributed first, to pay accrued note interest on the Class II-A-2 Notes, second, to pay any related unpaid interest shortfalls. Any remaining funds available from loan group II-1 and loan group II-2 after the foregoing distributions and after payments of principal are made on the related Class II-A Notes will be used to make payments as follows:

first, to pay accrued note interest, on the Class II-M-1 Notes;

second, to pay accrued note interest on the Class II-M-2 Notes;

third, to pay accrued note interest on the Class II-M-3 Notes;

fourth, to pay accrued note interest on the Class II-M-4 Notes;

fifth, to pay accrued note interest on the Class II-M-5 Notes;

sixth, any remainder to be included as group II net monthly excess cashflow as described in this free writing prospectus.

Principal Distributions on the Class II-A Notes and Class II-M Notes.

Amounts available after paying interest on the Class II-A Notes will be used to pay principal on such notes and amounts available after paying interest on the Class II-M Notes and will be used to pay principal on such notes as described in this free writing prospectus. Principal payments will generally be made from the principal received on the related mortgage loans.

Net Monthly Excess Cashflow Distributions from Loan Group II.

Available funds from loan group II remaining after paying interest and principal to the Class II-A Notes and Class II-M Notes, as described in this free writing prospectus, will be net monthly excess cashflow and will be used for various purposes, including paying principal on the Class II-A Notes and Class II-M Notes to maintain the target amount of overcollateralization and covering some interest shortfalls, basis risk shortfalls, Net WAC shortfall carryforward amounts and allocated realized loss amounts on such notes.

Amounts from the mortgage loans in loan group II will not be available to make payments on the notes related to loan group I, loan group III, loan group IV and loan group V and amounts from the mortgage loans in loan group I, loan group III, loan group IV and loan group V will not be available to make payments on the notes related to loan group II.

Interest Distributions on the Class III-A Notes and Class III-M Notes.

In general, on any payment date, funds available with respect to the mortgage loans in loan group III after the payment of certain fees and expenses, will be distributed first, to pay accrued note interest on the Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4 and Class III-A-5 Notes, pro rata, and then to pay any related unpaid interest shortfalls. Then any remaining funds available from loan group III will be used to make payments as follows:

first, to pay accrued note interest on the Class III-M-1 Notes;

second, to pay accrued note interest on the Class III-M-2 Notes;

third, to pay accrued note interest on the Class III-M-3 Notes;

fourth, to pay accrued note interest on the Class III-M-4 Notes;

fifth, to pay accrued note interest on the Class III-M-5 Notes;

sixth, to pay accrued note interest on the Class III-M-6 Notes; and

seventh, any remainder to be included as group III net monthly excess cashflow as described in this free writing prospectus.

Principal Distributions on the Class III-A Notes and Class III-M Notes.

Available funds from loan group III remaining after paying interest on the Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class III-M-1, Class III-M-2, Class III-M-3, Class III-M-4, Class III-M-5 and Class III-M-6 Notes will be used to pay principal on these notes as described in this free writing prospectus.

Net Monthly Excess Cashflow Distributions from Loan Group III.

Available funds from loan group III remaining after paying interest and principal to the Class III-A Notes and Class III-M Notes, as described in this free writing prospectus, will be net monthly excess cashflow and will be used for various purposes, including paying principal on the Class III-A Notes and Class III-M Notes to maintain the target amount of overcollateralization and covering some interest shortfalls, basis risk shortfalls, Net WAC shortfall carryforward amounts and allocated realized loss amounts on such notes.

Amounts from the mortgage loans in loan group I will not be available to make payments on the notes related to loan group III, loan group I, loan group II, loan group IV and loan group V and amounts from the mortgage loans in loan group I, loan group II, loan group IV and loan group V will not be available to make payments on the notes related to loan group III.

Interest Distributions on the Class IV-A Notes and Class IV-M Notes.

In general, on any payment date, funds available with respect to the mortgage loans in loan group IV after the payment of certain fees and expenses, will be distributed first, to pay any net swap payment and swap termination payment due to the swap provider (other than certain swap termination payments resulting from a swap provider termination). Then any remaining funds available from loan group IV will be used to make payments as follows:

first, to pay accrued note interest on the Class IV-A Notes;

second, to pay accrued note interest on the Class IV-M-1 Notes;

third, to pay accrued note interest on the Class IV-M-2 Notes;

fourth, to pay accrued note interest on the Class IV-M-3 Notes;

fifth, to pay accrued note interest on the Class IV-M-4 Notes;

sixth, to pay accrued note interest on the Class IV-M-5 Notes;

seventh, to pay accrued note interest on the Class IV-M-6 Notes;

eighth, to pay accrued note interest on the Class IV-M-7 Notes; and

ninth, any remainder to be included as group IV net monthly excess cashflow as described in this free writing prospectus.

Principal Distributions on the Class IV-A, Class IV-M-1, Class IV-M-2, Class IV-M-3, Class IV-M-4, Class IV-M-5, Class IV-M-6 and Class IV-M-7 Notes

Available funds from loan group IV remaining after paying interest on the Class IV-A, Class IV-M-1, Class IV-M-2, Class IV-M-3, Class IV-M-4, Class IV-M-5, Class IV-M-6 and Class IV-M-7 Notes will be used to pay principal on these notes as described in this free writing prospectus.

Net Monthly Excess Cashflow Distributions from Loan Group IV.

Available funds from loan group IV remaining after paying interest and principal to the Class IV-A Notes and Class IV-M Notes, as described in this free writing prospectus, will be net monthly excess cashflow and will be used for various purposes, including paying principal on the Class IV-A Notes and Class IV-M Notes to maintain the target amount of overcollateralization and covering some interest shortfalls, basis risk shortfalls, Net WAC shortfall carryforward amounts and allocated realized loss amounts on such notes.

Amounts from the mortgage loans in loan group IV will not be available to make payments on the notes related to loan group I, loan group II, loan group III and loan group V and amounts from the mortgage loans in loan group I, loan group II, loan group III and loan group V will not be available to make payments on the notes related to loan group IV.

Interest Distributions on the Class V-A Notes

In general, on any payment date, the floating allocation percentage of interest collections with respect to the HELOCs in loan group V and amounts in the interest coverage account after the payment of certain fees and expenses, including the premium due the Credit Enhancer, will be distributed to pay accrued note interest on the Class V-A Notes. Any remaining amounts will be distributed as described in this free writing prospectus.

Principal Distributions on the Class V-A Notes

During the managed amortization period, holders of the Class V-A Notes will receive aggregate principal collections on the HELOCs allocable to such period less aggregate draws on such HELOCs allocable to such period.

During the rapid amortization period, holders of the Class V-A Notes will receive 100% of the principal collections on the HELOCs until the Class V-A Notes are paid in full.

During the managed amortization period principal distributions will be reduced by the overcollateralization reduction amount and increased by the overcollateralization increase amount, as described in this free writing prospectus.

Amounts available after paying interest and principal to the Class V-A Notes as described above will be the net monthly excess cashflow and will be used for various purposes, including paying principal on the Class V-A Notes, to make payments with respect to investor charge-off amounts, build and maintain the target amount of overcollateralization, make certain payments to the Credit Enhancer and cover some interest shortfalls and basis risk shortfalls on the Class V-A Notes.

Any amounts available after paying the Class V-A Notes in full will be used, pursuant to the indenture, to make payments with respect to interest and principal on the transferor interest and then to the owner trust certificate.

Amounts from the mortgage loans in loan group I, loan group II, loan group III and loan group IV will not be available to make payments on the Class V-A Notes.

Description of the REMIC Notes

Upon certain trigger events, as described in this free writing prospectus, each of the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class II-A-1A, Class II-A-1B, Class II-A-1C, Class II-M-1, Class II-M-2, Class II-M-3, Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class III-M-1, Class III-M-2, Class IV-A, Class IV-M-1, Class IV-M-2, Class IV-M-3, Class IV-M4, Class IV-M-5, Class IV-M-6 and Class V-A Notes will be exchanged for new corresponding Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class II-A-1A, Class II-A-1B, Class II-A-1C, Class II-M-1, Class II-M-2, Class II-M-3, Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class III-M-1, Class III-M-2, Class IV-A, Class IV-M-1, Class IV-M-2, Class IV-M-3, Class IV-M4, Class IV-M-5, Class IV-M-6 and Class V-A Notes in the same principal amount (at the time of such exchange), which are sometimes referred to in this free writing prospectus as the REMIC Notes, and which are offered hereby. Upon issuance, the REMIC Notes will be entitled to payments of interest on each payment date at the note rate described for the corresponding class of exchangeable Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class II-A-1A, Class II-A-1B, Class II-A-1C, Class II-M-1, Class II-M-2, Class II-M-3, Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class III-M-1, Class III-M-2, Class IV-A, Class IV-M-1, Class IV-M-2, Class IV-M-3, Class IV-M4, Class IV-M-5, Class IV-M-6 and Class V-A Notes subject to the related net rate cap, if applicable, as described in this free writing prospectus, and will be secured by REMIC certificates backed by the remaining mortgage loans in the related mortgage pool.

The occurrence of such a trigger event will not alter the application of the cap contract to the Class II-A-1, Class II-M and Class III-A-1 Notes. However, the occurrence of such a trigger event will alter the application of the swap agreement to the Class IV Notes.

For a further description of the REMIC Notes, see “Description of the REMIC Notes” and“Federal Income Tax Consequences — Taxation of the Issuing Entity and Offered Noteholders After a TMP Trigger Event” in this free writing prospectus.

Credit Enhancement

Class I-A Notes and Class I-M Notes

The credit enhancement provided for the benefit of the holders of the Class I-A Notes and Class I-M Notes consists of net monthly excess cashflow, overcollateralization and the subordination provided to the Class I-A Notes by the Class I-M Notes. Among the classes of Class I-M Notes, each class of Class I-M Notes with a higher numerical class designation will provide subordination to each class of Class I-M Notes with a lower numerical class designation.

Class II-A Notes and Class II-M Notes

The credit enhancement provided for the benefit of the holders of the Class II-A Notes consists of net monthly excess cashflow, overcollateralization and the subordination provided by the Class II-M Notes. Among the classes of Class II-M Notes, each class of Class II-M Notes with a higher numerical class designation will provide subordination to each class of Class II-M Notes with a lower numerical class designation. In addition, two cap contracts will be issued by the cap counterparty primarily to cover basis risk shortfalls on the Class II-A Notes and Class II-M Notes, respectively.

In addition, cross-collateralization will be provided from loan group II-1 to the notes related to loan group II-2, and cross-collateralization will be provided from loan group II-2 to the notes related to loan group II-1, to the extent described in this free writing prospectus.

Class III-A Notes and Class III-M Notes

The credit enhancement provided for the benefit of the holders of the Class III-A Notes consists of the net monthly excess cashflow, overcollateralization and subordination provided by the Class III-M Notes. Among the classes of Class III-M Notes, each class of Class III-M Notes with a higher numerical class designation will provide subordination to each class of Class III-M Notes with a lower numerical class designation. In addition, with respect to the Class III-A-1 Notes, a cap contract will be issued by the cap counterparty to cover basis risk shortfalls on the Class III-A-1 Notes.

Class IV-A Notes and Class IV-M Notes

The credit enhancement provided for the benefit of the holders of the Class IV-A Notes consists of net monthly excess cashflow, overcollateralization and the subordination provided to the Class IV-A Notes by the Class IV-M Notes. Among the classes of Class IV-M Notes, each class of Class IV-M Notes with a higher numerical class designation will provide subordination to each class of Class IV-M Notes with a lower numerical class designation. In addition, a swap agreement will be entered into by the owner trustee and the swap provider to cover basis risk shortfalls on the Class IV-A Notes and Class IV-M Notes.

Class V-A Notes

The credit enhancement provided for the benefit of the holders of the Class V-A Notes consists of net monthly excess cashflow and overcollateralization. In addition, the holders of the Class V-A Notes will benefit from the financial guaranty insurance policy provided for the benefit of the Class V-A Notes.

See “Description of the Notes” in this free writing prospectus for additional information.

Advances

The RMBS servicer, will be obligated to make cash advances with respect to delinquent payments of scheduled interest and principal on the mortgage loans, in general, to the extent that the related servicer reasonably believes that such cash advances can be repaid from future payments on the mortgage loans. If the RMBS servicer fails to make any required advances, the RMBS master servicer, as successor servicer, may be obligated to do so, as described in this free writing prospectus. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the notes and are not intended to guarantee or insure against losses.

The HELOC servicer will not advance delinquent payments of principal or interest.

Master Servicing, Servicing and Indenture Trustee Fee

The RMBS master servicer will be entitled to receive a fee as compensation for its activities under the RMBS master servicing agreement equal to any amounts earned on permitted investments in the payment account. The RMBS servicer will be entitled to the servicing fee rate multiplied by the stated principal balance of each mortgage loan as of the due date in the month preceding the month in which such distribution date occurs. The RMBS servicing fee rate will range from 0.25% to 0.50% per annum for the mortgage loans. The HELOC servicer will be entitled to the HELOC servicing fee rate multiplied by the stated principal balance of each HELOC as of the due date in the month preceding the month in which such distribution date occurs. The HELOC servicing fee rate will be 0.50%, per annum. The indenture trustee will be entitled to receive a fee as compensation for its activities under the indenture pursuant to a side letter agreement between the RMBS master servicer and the indenture trustee.

Lender Paid Mortgage Insurance

Approximately 54.89% of the mortgage loans in loan group I, by aggregate principal balance as of the cut-off date will be insured by an insurance policy issued by the LPMI Insurer. However, such policy will provide only limited protection against losses on defaulted mortgage loans which are covered by such policy. See “Description of the Notes—The LPMI Policy” in this free writing prospectus.

Cap Contracts

The issuing entity will enter into the Class II-A cap contract, the Class II-M cap contract and the Class III-A-1 cap contract with [                ], the cap contract provider. The issuing entity will assign such cap contracts to the indenture trustee and the indenture trustee will authorize the securities administrator pursuant to the indenture to receive and distribute funds with regard to the cap contracts on behalf of the issuing entity. The Class II-A Notes, Class II-M Notes and Class III-A-1 Notes will be entitled to the benefits provided by the related cap contract and any proceeds thereof. In general, (i) with respect to the Class II-A cap contract, on each payment date commencing with the payment date in July 2006 and ending with the payment date in January 2012, (ii) with respect to the Class II-M cap contract, on each payment date commencing with the payment date in July 2006 and ending with the payment date in January 2012, and (iii) with respect to the Class III-A-1 cap contract, on each payment date commencing with the payment date in July 2006 and ending with the payment date in July 2008, the cap contract provider will be obligated to make payments to the issuing entity when One-Month LIBOR as determined pursuant to the related cap contract, subject to a ceiling rate as described in this free writing prospectus, exceeds a certain level. Such payments will be distributed by the issuing entity as described in this free writing prospectus . There can be no assurance as to the extent of benefits, if any, that may be realized by the holders of the Class II-A, Class II-M and Class III-A-1 Notes as a result of the cap contracts.

See “Description of the Notes - The Cap Contracts” in this free writing prospectus .

Swap Agreement

The issuing entity will enter into an interest rate swap agreement, with Bear Stearns Financial Products Inc., the swap provider. The issuing entity will assign such swap contract to the indenture trustee and the indenture trustee will authorize the securities administrator pursuant to the indenture to receive and distribute funds with regard to the interest rate swap agreement on behalf of the issuing entity, whether payable by or to the swap provider pursuant to the interest rate swap agreement. Before each payment date commencing with the payment date in July 2006 and ending with the payment date in June 2011, the issuing entity will be obligated to make a fixed payment, and the swap provider will be obligated to make a floating payment, in each case as set forth in the interest rate swap agreement and as described in this free writing prospectus. To the extent that the fixed payment exceeds the floating payment in respect of any payment date, amounts otherwise available to the noteholders will be applied to make a net payment to the swap provider. To the extent that the floating payment exceeds the fixed payment in respect of any distribution date, the swap provider will make a net swap payment to the issuing entity, from which the securities administrator will remit certain amounts to holders of the class IV notes as described in this free writing prospectus.

Upon early termination of the interest rate swap agreement, the issuing entity or the swap provider may be liable to make a swap termination payment to the other party, regardless of which party has caused the termination. The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement. In the event that the issuing entity is required to make a swap termination payment to the swap provider, such amount (to the extent not paid by the issuing entity from any upfront payment received pursuant to any replacement interest rate swap agreement that may be entered into by the issuing entity) generally will be paid by the issuing entity on the related payment date and on any subsequent payment dates until paid in full, prior to any distribution to the noteholders. In the case of a swap termination payment resulting from an event of default or certain termination events with respect to the swap provider as described in this free writing prospectus, however, the issuing entity’s payment to the swap provider will be subordinated to all distributions to the noteholders.

Except as described in the preceding sentence, amounts payable by the trust will be deducted from available funds before distributions to noteholders.

See “Description of the Notes - The Interest Rate Swap Agreement” in this free writing prospectus.

Optional Termination

Class I-A Notes and Class I-M Notes

At its option, the holder of the owner trust certificate, or if there is no single holder, the majority holder of such owner trust certificate may, at its option, purchase the assets of the trust related to loan group I and thereby redeem the Class I-A Notes and Class I-M Notes after the payment date on which the aggregate stated principal balance of the related mortgage loans, and properties acquired in respect thereof has been reduced to less than 20% of the aggregate stated principal balance of the related mortgage loans as of the Cut-off Date.

Class II-A Notes and Class II-M Notes

The holder of the owner trust certificate, or if there is no single holder, the majority holder of such owner trust certificate may, at its option, purchase the assets of the trust related to loan group II and thereby redeem the Class II-A Notes and Class II-M Notes after the payment date on which the aggregate stated principal balance of the related mortgage loans, and properties acquired in respect thereof has been reduced to less than 20% of the aggregate stated principal balance of the related mortgage loans as of the Cut-off Date.

Class III-A Notes and Class III-M Notes

The holder of the owner trust certificate, or if there is no single holder, the majority holder of such owner trust certificate may, at its option, purchase the assets of the trust related to loan group III and thereby redeem the Class III-A Notes and Class III-M Notes after the payment date on which the aggregate stated principal balance of the related mortgage loans, and properties acquired in respect thereof has been reduced to less than 20% of the aggregate stated principal balance of the related mortgage loans as of the Cut-off Date.

Class IV-A Notes and Class IV-M Notes

American Home Mortgage Servicing, Inc., as RMBS servicer of the group IV notes may purchase the assets of the trust related to loan group IV and thereby redeem the Class IV-A Notes and Class IV-M Notes after the payment date on which the aggregate stated principal balance of the related mortgage loans, and properties acquired in respect thereof has been reduced to less than 20% of the aggregate stated principal balance of the related mortgage loans as of the Cut-off Date.

Class V-A Notes

The holder of the owner trust certificate, or if there is no single holder, the majority holder of such owner trust certificate may, at its option, purchase the assets of the trust related to loan group V and thereby redeem the Class V-A Notes after the payment date on which the outstanding note principal balance of the Class V-A Notes is reduced to an amount less than or equal to 20% of the note principal balance of the Class V-A Notes on the closing date or if the holder of such owner trust certificates, or the Credit Enhancer may, at its option purchase the assets of the trust related to loan group V and thereby redeem the Class V-A Notes if the holder of the owner trust certificates, or if there is no single holder, the majority holder of the owner trust certificates, fails to exercise the above right 60 days after the 20% level occurs; provided that no such purchase may be made without the consent of the Credit Enhancer unless the insurance policy is terminated and the Credit Enhancer is paid all reimbursements and other amounts payable to it under the Insurance Agreement.

See “The Indenture— Optional Termination” in this free writing prospectus.

Federal Income Tax Consequences

For federal income tax purposes the offered notes will be characterized as debt to the extent they are issued to parties unrelated to the owner of the Class II-M-4, Class II-M-5, Class III-M-3, Class III-M-4, Class III-M-5, Class III-M-6 and Class IV-M-7 Notes (collectively, the “Restricted Notes”) and the Class P Certificates and the trust certificate. Each Noteholder that is unrelated to the owner of the trust certificate, by its acceptance of an offered note, will agree to treat the notes as debt.

The issuing entity is classified as one or more taxable mortgage pools. The issuing entity will not, however, be subject to federal income tax as a corporation as long as the trust certificate and the Restricted Notes are owned exclusively by a real estate investment trust or by a qualified REIT subsidiary or other entity that is wholly owned by a real estate investment trust and is disregarded as an entity separate from such real estate investment trust for federal income tax purposes (a “Disregarded Entity”). American Home Mortgage Investment Corp. represents that it qualifies as a real estate investment trust and that it owns the trust certificate and restricted notes indirectly through a qualified REIT subsidiary. Moreover, the trust agreement sets forth restrictions on the transferability of the trust certificate and Restricted Notes to ensure that they will only be held by a real estate investment trust or a qualified REIT subsidiary or other Disregarded Entity.

In the event of a TMP Trigger Event, as defined herein, certain steps will be undertaken whereby the issuing entity will transfer its assets to a new trust for which one or more REMIC elections will be made, the new trust will issue pass-through certificates to the issuing entity, and the issuing entity will issue new notes, which the Issuing entity will designate as REMIC regular interests, in exchange for the then outstanding offered notes.

See “Risk Factors—Taxation of the Issuing Entity After a TMP Trigger Event” in this free writing prospectus and “Federal Income Tax Consequences” in this free writing prospectus and in the base prospectus for additional information concerning the application of federal income tax laws to the securities.

Ratings

It is a condition to the issuance of the notes that they receive at least the following ratings from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., which is referred to herein as S&P and Moody’s Investors Service, Inc., which is referred to herein as Moody’s:

Notes	S&P	Moody’s
Class I-A-1	AAA	Aaa
Class I-A-2	AAA	Aaa
Class I-A-3	AAA	Aaa
Class I-A-4	AAA	Aaa
Class II-A-1A	AAA	Aaa
Class II-A-1B	AAA	Aaa
Class II-A-1C	AAA	Aaa
Class II-A-2	AAA	Aaa
Class III-A-1	AAA	Aaa
Class III-A-2	AAA	Aaa
Class III-A-3	AAA	Aaa
Class III-A-4	AAA	Aaa
Class III-A-5	AAA	Aaa
Class I-M-1	AA+	Aa2
Class I-M-2	AA	NR
Class I-M-3	AA-	NR
Class I-M-4	A+	NR
Class I-M-5	A	NR
Class I-M-6	BBB	NR
Class II-M-1	AA+	Aa2
Class II-M-2	AA	A2
Class II-M-3	A+	Baa1
Class II-M-4	A+	NR
Class II-M-5	BBB	NR
Class III-M-1	AA	Aa2
Class III-M-2	A+	A2
Class III-M-3	A+	A2
Class III-M-4	A-	Baa1
Class III-M-5	BBB+	Baa3
Class III-M-6	BBB-	NR
Class IV-A	AAA	Aaa
Class IV-M-1	AA	Aa2
Class IV-M-2	A	A2
Class IV-M-3	BBB+	Baa1
Class IV-M-4	BBB	Baa2
Class IV-M-5	BBB	Baa3
Class IV-M-6	BBB-	NR
Class IV M-7	BB+	NR
Class V-A	AAA	Aaa
_____________________

The ratings on the notes address the likelihood that holders of the notes will receive all distributions on the mortgage loans to which they are entitled, other than some interest shortfalls. However, the ratings do not address the possibility that noteholders might suffer a lower than anticipated yield.

A security rating is not a recommendation to buy, sell or hold a security and is subject to change or withdrawal at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans.

In particular, the rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the notes.

See “Yield on the Notes” and “Ratings” in this free writing prospectus and “Yield Considerations” in the prospectus.

Legal Investment

When issued, the Class I-A, Class II-A, Class III-A, Class I-M-1, Class I-M-2, Class I-M-3, Class II-M-1, Class II-M-2 and Class III-M-1, Notes will constitute “mortgage related securities” for purposes of SMMEA and all other classes of offered notes will not constitute “mortgage related securities” for purposes of SMMEA.

See “Legal Investment” in this free writing prospectus and in the prospectus.

ERISA Considerations

The offered notes may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations. Plans are encouraged to consult with their legal advisors before investing in the notes.

See “ERISA Considerations” in this free writing prospectus and in the base prospectus.

TRANSACTION STRUCTURE

RISK FACTORS

You should carefully consider, among other things, the following factors in connection with the purchase of the offered notes:

The Offered Notes Will Have Limited Liquidity, So You May Be Unable to Sell Your Notes or May Be Forced to Sell Them at a Discount from Their Fair Market Value.

The underwriters intend to make a secondary market in the offered notes, however, none of them are obligated to do so. There is no underwriting arrangement for the remaining notes. There can be no assurance that a secondary market for the offered notes will develop or, if one does develop, that it will provide holders of the notes with liquidity of investment or that it will continue for the life of the notes. There are only a limited number of securitizations which include mortgage loans or HELOCs originated or purchased by the sponsor. As a result, the secondary market for the notes may be very limited. In addition, any resale prices that may be available for any note in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The notes will not be listed on any securities exchange.

Taxation of the Issuing Entity

The issuing entity will be characterized for federal income tax purposes as one or more taxable mortgage pools, or TMPs. In general, a TMP is treated as a separate corporation not includible with any other corporation in a consolidated income tax return and is subject to corporate income taxation. However, on the closing date, American Home Mortgage Investment Corp. will acquire directly, or indirectly through one or more disregarded entities, the trust certificate and a 100% percentage interest in each class of restricted notes (collectively, the “Equity Securities”). So long as 100% of the Equity Securities are owned by a single REIT, directly or indirectly through one or more disregarded entities, classification of the issuing entity as a TMP will not cause it to be subject to corporate income taxation. Rather, the consequence of the classification of the issuing entity as a TMP is that the shareholders of the REIT will be required to treat a portion of the dividends they receive from such REIT as though they were “excess inclusions” with respect to a residual interest in a REMIC within the meaning of Section 860D of the Code.

In the event that 100% of the equity securities are no longer owned by a single REIT, directly or indirectly through one or more disregarded entities, the issuing entity would become subject to federal income taxation as a corporation and would not be permitted to file a consolidated federal income tax return with any other corporation. Pursuant to the trust agreement and the indenture, so long as a TMP Trigger Event has not occurred, a single REIT must at all times own the Equity Securities either directly, or indirectly through one or more Disregarded Entities. The owner of the Equity Securities may, however, pledge them as security for a loan or transfer them to a third party pursuant to the terms of a repurchase agreement that is treated as a financing transaction for federal income tax purposes. In the event of a default under any such loan or repurchase agreement, the lender or repurchase agreement counterparty, as applicable, would be permitted to transfer the Equity Securities to any person irrespective of whether such person qualified as a REIT or disregarded entity. Under the terms of any such pledge agreement, as a condition to any such transfer which would result in the equity securities no longer being owned by a single REIT, (a) the disposition of assets and exchange of the Notes for REMIC Notes described herein must occur, (b) legal opinions shall have been provided as to, among other things, qualification of the new structure as one or more REMICs, (c) the transferring entity shall have funded the issuing entity with sufficient funds to compensate the issuing entity fully for any loss realized upon any such disposition of any mortgage loans and HELOCs and any related assets acquired upon foreclosure to the extent allocable to a class of Offered Notes and (d) consent of the credit enhancer shall have been obtained to any amendments to the Indenture, the HELOC servicing agreement, or any other transaction documents which may be adverse to it. In the event that federal income taxes are imposed on the trust estate, the cash flow available to make payments on the offered notes would be reduced. In addition, the need for cash to pay such taxes could result in a liquidation of the issuing entity, with a consequential redemption of the notes at a time earlier than anticipated.

Taxation of the Issuing Entity After a TMP Trigger Event

To avoid the adverse tax consequences of being taxed as a corporation, the trust agreement and the indenture will provide that if the issuing entity becomes a taxable mortgage pool that is subject to federal income tax as a corporation (a “TMP Trigger Event”), the depositor shall cause certain steps to be taken, including the following: the RMBS servicer will purchase from the issuing entity any REO property at its fair market value (to the extent that the purchase price of the sale of such REO properties would result in the allocation of a realized loss to any class of offered notes, the party causing the TMP Trigger Event shall contribute an amount equal to such realized losses plus any amounts owed to the Credit Enhancer), and will either restrict foreclosure on (within the Underlying REMIC Trust, as described below) or sell from the issuing entity any mortgage loan that is then 60 or more days delinquent and any other assets that are not REMIC eligible; all of the remaining assets of the issuing entity will be transferred to a new entity (the “Underlying REMIC Trust”), with respect to which multiple REMIC elections will be made, in exchange for certain REMIC interests, including the REMIC underlying interests, to be issued by the underlying REMIC trust; the depositor will cause the issuing entity to make a REMIC election with respect to those REMIC underlying interests (the “Trust REMIC”) and the issuing entity will issue REMIC notes secured by those REMIC underlying interests (which REMIC notes will represent ownership of REMIC regular interests in the trust REMIC); and the REMIC notes will be transferred to beneficial owners of offered notes in exchange for their offered notes.

Each REMIC note issued by the issuing entity would, for federal income tax purposes, comprise two components: a REMIC regular interest in the trust REMIC and a separate contractual right to receive payments in respect of carryover shortfall amounts and, in the case of the Class IV-A Notes and Class IV-M Notes, a third component, representing the obligations to make payments to the swap account. The aggregate cashflow of each such REMIC regular interest and related contractual right would be substantially similar to that of the offered note for which they would be exchanged, though the payment priority will change slightly.

A beneficial owner of an offered note would recognize gain or loss on the exchange of the offered note for the REMIC note in an amount equal to the difference, if any, between such beneficial owner’s adjusted tax basis in the offered note and sum of the fair market value of the REMIC regular interest, which in certain circumstances may be deemed to be equal to its then current principal balance, and the fair market value of the related contractual right received in exchange therefor. Any loss on the exchange of an Offered Note for a REMIC Note will be subject to the “wash sale” rules of Code Section 1091 which may disallow recognition of a loss on the exchange. Prospective investors in the Offered Notes are advised to consult their own tax advisors on the tax consequences of an exchange of an Offered Note for a REMIC Note.

All noteholders are advised to see “Material Income Tax Consequences-Taxation of the REMIC” in the Prospectus for a discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the REMIC Regular Certificates.

The Credit Enhancement for the Offered Notes May Be Reduced Upon a TMP Trigger Event

Upon the occurrence of a TMP Trigger Event, the servicer on behalf of the issuing entity will sell the REO properties and other non-REMIC-eligible properties held by the issuing entity at its fair market value. If at the time of any such sale the REO properties and other non-REMIC-eligible properties in the issuing entity yield proceeds that are less than the then outstanding principal balance of the related mortgage loans plus accrued interest and related amounts reimbursable to the servicer and others, then the associated realized losses, which might have otherwise been incurred over a longer period of time, will be incurred at once. These realized losses, if any, on the mortgage loans will be allocated to the non-offered Notes if such notes are still outstanding, with a resulting reduction in the amount of subordination available as credit enhancement for the related classes of offered notes. In addition, if the issuing entity contains a significant number of REO properties and other non-REMIC-eligible properties at the time of any such sale, there will be an acceleration of the rate of prepayment of the mortgage loans resulting from the purchase from the issuing entity of such REO properties and other non-REMIC-eligible assets, whereas, in the absence of such TMP Trigger Event and such sale, the liquidations of such REO properties and other non-REMIC-eligible properties might have been spread out over a longer period.

The Mortgage Loans and HELOCs Concentrated in a Specific Region May Present a Greater Risk of Loss with Respect to Such Mortgage Loans and HELOCs.

As of the cut-off date, approximately 36.21%, 11.75%, 13.61%, 12.39% and 25.11% of the group I, group II-1, group II-2, group II, group III and group IV mortgage loans, respectively, approximately 26.86% of the group V HELOCs, approximately 12.72% of the group II mortgage loans in the aggregate, and are secured by properties in the State of California. Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans and HELOCs generally. For example, a region’s economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans and HELOCs securing the notes may be concentrated in these regions, and any concentration may present risk considerations in addition to those generally present for similar mortgage-backed notes without this concentration. Any risks associated with mortgage loan and HELOC concentration may affect the yield to maturity of the notes to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the notes.

The Value of the Mortgage Loans and HELOCs May Be Affected By, Among Other Things, a Decline in Real Estate Values, Which May Result in Losses or Shortfalls Being Incurred on the Notes.

No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans and HELOCs. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans or HELOCs, and any other financing on the mortgaged properties, in the mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at a greater rate in recent years than in the past. In particular, mortgage loans or HELOCs with high principal balances or high combined loan-to-value ratios may be adversely affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, and the economic well-being of that area. Any decrease in the value of the mortgage properties related to the mortgage loans or HELOCs may result in the allocation of losses which are not covered by credit enhancement to the notes.

Interest Generated by the Mortgage Loans and HELOCs and Amounts Contributed from the Interest Coverage Account May Be Insufficient to Create or Maintain Overcollateralization.

The amount of interest generated by the mortgage loans and HELOCs (net of fees and expenses) in a loan group and amounts contributed from the interest coverage account is expected to be higher than the amount of interest required to be paid to the related notes. Any such excess interest will be used to create or maintain the target or level of overcollateralization by covering current or previous realized losses on the related loan group. In addition, amounts payable to the securities administrator under the swap agreement may be used to cover certain related interest shortfalls, related net WAC shortfall amounts and related realized losses and to restore or maintain related overcollateralization as described in this free writing prospectus. We cannot assure you, however, that enough excess interest or amounts available to the supplemental interest trust from the swap agreement will be available to cover related losses, certain related interest shortfalls and related net WAC shortfalls, to restore or maintain the required level of related overcollateralization or to provide cross-collateralization. We cannot assure you, however, that enough excess interest will be available to maintain the required level of overcollateralization. The factors described below will affect the amount of excess interest that the related loan group will generate:

•
Every time a mortgage loan or HELOC is prepaid in full, excess interest may be reduced because the mortgage loan or HELOC will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

•	Every time a mortgage loan or HELOC is liquidated, excess interest may be reduced because such mortgage loan or HELOC will no longer be outstanding and generating interest.

•
If the rates of delinquencies, defaults or losses on the mortgage loans or HELOCs turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on such date to make required payments on the notes.

•
If prepayments, defaults and liquidations occur more rapidly on the mortgage loans or HELOCs with relatively higher interest rates than on the mortgage loans or HELOCs with relatively lower interest rates, the amount of excess interest generated by the mortgage loans or HELOCs will be less than would otherwise be the case.

The Swap Agreement

Net swap payments payable to the securities administrator by the swap provider under the related swap agreement will be available as described in this free writing prospectus to cover interest carry forward amounts to the extent due to the interest portion of realized losses with respect to the related mortgage loans, certain interest shortfalls with respect to loan group IV, any related basis risk shortfalls, and, to the extent not covered by excess spread, to maintain and restore overcollateralization with respect to the related loan group, each as described in this free writing prospectus. However, no net amounts will be payable by the related swap provider unless the floating amount owed by the swap provider on a distribution date exceeds the fixed amount owed to the swap provider on such distribution date. No assurance can be made that any amounts will be received under the swap agreement, or that any such amounts that are received will be sufficient to maintain required overcollateralization or to cover certain interest shortfalls or basis risk shortfalls with respect to the related loan group. Any net swap payment payable to the swap provider under the terms of the swap agreement will reduce amounts available for distribution to related noteholders, and may reduce the pass-through rates of the related notes. If the rate of prepayments on the related mortgage loans is substantially faster than anticipated, the schedule on which payments due under swap agreement are calculated may exceed the total principal balance of such mortgage loans, thereby increasing the relative proportion of interest collections on those mortgage loans that must be applied to make net swap payments to the swap provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the related offered certificates. In addition, any swap termination payment payable to the swap provider in the event of early termination of the swap agreement (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the related swap provider, as described in this free writing prospectus, and to the extent not paid by the securities administrator on behalf of the issuing entity from any upfront payment received pursuant to any related replacement swap agreement that may be entered into by the issuing entity) will reduce amounts available for distribution to the related offered noteholders.

Prepayment Speeds Will Affect the Rate and Timing of Principal Distributions on the Notes.

Mortgagors may prepay their mortgage loans or HELOCs in whole or in part at any time. We cannot predict the rate at which borrowers will repay their loans. A prepayment of a mortgage loan or HELOC generally will result in a prepayment on the related notes:

•	If you purchase your notes at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

•	If you purchase your notes at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

•
The rate of prepayments on the mortgage loans or HELOCs will be sensitive to prevailing interest rates. Generally, if interest rates decline, prepayments on mortgage loans and HELOCs may increase due to the availability of other mortgage loans or HELOCs at lower interest rates. Conversely, if prevailing interest rates rise, the prepayments on mortgage loans and HELOCs may decrease.

•
Refinancing programs, which may involve targeted soliciting of all or some of the mortgagors to refinance their mortgage loans, may increase the rate of prepayments on the mortgage loans. Any such refinancing program will be directed at all of the HELOC Servicer’s customers and will not be exclusively directed at the mortgagors related to the mortgage loans in the mortgage pool.

•
The sponsor will be required to purchase mortgage loans and HELOCs from the trust in the event certain breaches of representations and warranties occur and have not been cured. In addition, the sponsor has the option to purchase mortgage loans and HELOCs that become 90 days or more delinquent. These purchases will have the same effect on the holders of the notes as a prepayment in full of any such purchased mortgage loans or HELOCs.

•
The overcollateralization provisions are intended to result in an accelerated rate of principal payments to holders of the classes of notes whenever overcollateralization is at a level below the required level. An earlier return of principal to the holders of the notes as a result of the overcollateralization provisions will influence the yield on the notes in a manner similar to the manner in which principal prepayments on the mortgage loans and HELOCs will influence the yield on the notes.

See “Yield on the Notes” in this free writing prospectus, including the tables entitled “Percent of Initial Note Principal Balance Outstanding at the Following CPR Percentages.”

If the One-Year MTA is Replaced, the Group I Loan Margins May Be Adjusted.

If One-Year MTA is no longer available, the RMBS servicer will choose a new index for the group I loans that is based on comparable information. When the RMBS servicer chooses a new index, it will increase or decrease the margin for each group I loan by the difference between the average of the old index for the final three years it was in effect and the average of the replacement index for the most recent three years. The new margin for each group I loan will be rounded up as provided in the related mortgage note.

Negative Amortization May Increase Losses Applied to the Notes.

When interest due on a group I loan is added to the principal balance of the group I loan through negative amortization, the mortgaged property provides proportionally less security for the repayment of the group I loan. Therefore, if the mortgagor defaults on the group I loan, there is a greater likelihood that a loss will be incurred upon the liquidation of the mortgaged property. Furthermore, the loss will be larger than it would otherwise have been in the absence of negative amortization. The noteholders will bear these losses as described under “Description of Notes — Allocation of Losses” in this free writing prospectus.

Allocation of Negative Amortization May Affect the Yield on the Notes.

The amount of negative amortization, if any, with respect to all group I loans for a given month will reduce the amount of interest collected on the group I loans and available to be distributed as interest to the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5 and Class I-M-6 Notes. As a result, the note interest rate on the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5 and Class I-M-6 Notes may be reduced to the related available funds rate. The reduction in interest collections will be offset, in part, by applying principal payments received on the group I loans to interest distributions on the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5 and Class I-M-6 Notes. Any remaining interest shortfalls on the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5 and Class I-M-6 Notes will carry forward with interest thereon.

Junior Lien Positions May Cause a Payment Delay or a Loss on the Class V-A Notes.

Approximately 97.38% of the aggregate stated principal balance of the initial group V HELOCs as of the cut-off date are secured by second mortgages or deeds of trust. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of the HELOCs in a junior lien position only to the extent that the claims of any senior mortgages have been satisfied in full. If it is uneconomical to foreclose on a mortgaged property, the HELOC servicer may write off the entire outstanding balance of the related HELOC as a bad debt. These risks are greater if a HELOC has a high combined loan-to-value ratio or low junior ratio because it is more likely that the HELOC servicer would determine foreclosure to be uneconomical. If the proceeds remaining from a sale of a mortgaged property are insufficient to satisfy the related HELOCs in the related underlying trust, the other forms of credit enhancement are insufficient to cover the loss and the credit enhancer fails to perform its obligations under the financial guaranty insurance policy, then:

•	There will be a delay in payments to holders of the Class V-A Notes while a deficiency judgment against the borrower is sought; and

•	Holders of the Class V-A Notes may incur a loss if a deficiency judgment cannot be obtained or is not realized upon.

Removal of HELOCs May Extend the Maturity of the Class V-A Notes.

Upon notice to the credit enhancer and subject to the conditions of the related servicing agreement, on any payment date, American Home Mortgage Acceptance, Inc. may, but shall not be obligated to, remove from the applicable underlying trust a portion of the HELOCs without notice to the noteholders. Upon any such removal, the transferor’s interest will be reduced by an amount equal to the aggregate principal balances of the HELOCs removed. Such removal may have the effect of reducing principal collections available to the Class V-A Notes, thereby extending the expected maturity of the Class V-A Notes.

Some of the HELOCs Have Introductory Rates which May Result in Increased Delinquencies and Defaults on the HELOCs.

The initial mortgage rate in effect on approximately 14.39% of the HELOCs will be an introductory or “teaser” rate that is lower, and may be significantly lower, than the mortgage rate that would have been in effect on those HELOCs based on the related index and gross margin. Therefore, unless the related index declines after origination of a HELOC, the related mortgage rate will generally increase on the first adjustment date following origination of the HELOC subject to the maximum rate cap. Increased monthly payments on HELOCs may result in increased delinquencies and defaults on those HELOCs. The repayment of the HELOCs will be dependent on the ability of the mortgagors to make larger monthly payments or to refinance their HELOC following adjustments of the mortgage rate.

The Note Interest Rate on the Class V-A Notes May Be Limited.

The Net WAC Cap on the Class V-A Notes is calculated by reference to the weighted average of the mortgage loan rates of the HELOCs. Therefore, the prepayment of the HELOCs with higher mortgage rates may result in a lower Note Interest Rate on the certificates. If the prime rate, which determines the interest rates on the HELOCs, is lower than anticipated by an investor, the net mortgage rates on the HELOCs will be lower than anticipated. If the interest on the Class V-A Notes is limited by the weighted average of the net mortgage rates of the HELOCs, adjusted as described above, the difference between (a) the rate of one-month LIBOR plus the related note margin and (b) the weighted average of the net mortgage rates of the HELOCs, will create a basis risk shortfall carry-forward amount that will carry forward with interest thereon. Any basis risk shortfall carry-forward amount allocated to the Class V-A Notes will not be covered by the policy issued by the credit enhancer and will only be payable from excess interest on the HELOCs to the extent available for that purpose in current and future periods. Any related basis risk shortfall carry-forward amounts may remain unpaid on the final payment date for the Class V-A Notes.

Payments on the HELOCs and the Financial Guaranty Insurance Policy Are the Sole Source of Payments on the Class V-A Notes.

Credit enhancement will be provided for the Class V-A Notes in the form of excess interest collections allocable to the investors, as required and as described in the free writing prospectus, any overcollateralization that may be created and the financial guaranty insurance policy. None of the sellers, the depositor, the underwriters, the indenture trustee, the HELOC back-up servicer, the securities administrator, the credit enhancer or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain any rating of the notes. To the extent that the investor’s portion of any losses incurred on any of the HELOCs are not covered by the foregoing, the holders of the notes will bear all risk of such losses resulting from default by mortgagors.

An Investor’s Yield to Maturity on the Class V-A Notes will Depend on Various Factors.

The yield to maturity of the Class V-A Notes will depend on a variety of factors, including:

•
the rate and timing of principal payments on the HELOCs (including payments in excess of required installments, prepayments in full, liquidations and repurchases due to breaches of representations or warranties);

•	the holder of the trust certificate’s option to exercise its optional termination rights;

•	the rate and timing of new draws on the HELOCs;

•	the Note Interest Rate;

•	the availability of excess interest to cover any basis risk shortfall on the Class V-A Notes; and

•	the purchase price.

In general, if a Class V-A Note is purchased at a price higher than its outstanding principal balance and principal payments occur more quickly or draws occur more slowly than assumed at the time of purchase, the yield will be lower than anticipated. Conversely, if a Class V-A Note is purchased at a price lower than its outstanding principal balance and principal payments occur more slowly or draws occur more quickly than assumed at the time of purchase, the yield will be lower than anticipated.

Neither the HELOC servicer nor the HELOC servicer will advance delinquent payments of principal or interest.

The Yield on the Class V-A Notes May be Affected by Various Rights of the Credit Enhancer.

The yield to investors in the Class V-A Notes may be adversely affected to the extent the credit enhancer is entitled to reimbursement for payments, including interest thereon, made under the financial guaranty insurance policy and any other amounts due to the credit enhancer pursuant to the financial guaranty insurance policy and the insurance agreement, including items unrelated to the performance of the mortgage loans such as certain expenses of the credit enhancer to the extent not previously paid or reimbursed. In addition, the holders of the Class V-A Notes may be adversely affected by the ability of the credit enhancer to exercise the rights of the Class V-A Notes under the indenture and any additional rights which they hold in connection with any default by the servicer or otherwise as provided in this free writing prospectus.

The Rate of Prepayments on the HELOCs will be Affected by Various Factors.

Since mortgagors can generally prepay their HELOCs at any time, the rate and timing of principal payments on the Class V-A Notes will be highly uncertain. The interest rates on the HELOCs are subject to adjustment based on changes in the prime rate, and are subject to certain limitations. Any increase in the interest rate on a HELOC may encourage a mortgagor to prepay the loan. The deductibility of interest payments for federal tax purposes, however, may act as a disincentive to prepayment, despite an increase in the interest rate. In addition, due to the revolving feature of the loans, the rate of principal payments may be unrelated to changes in market rates of interest. Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their HELOCs, may increase the rate of prepayments on the HELOCs. HELOCs usually are not viewed by borrowers as permanent financing and may experience a higher rate of prepayment than traditional home equity loans. In addition, the trust’s prepayment experience may be affected by a wide variety of factors, including:

•	general economic conditions,

•	interest rates,

•	the availability of alternative financing,

•	homeowner mobility, and

•	changes affecting the ability to deduct interest payments on home equity lines of credit for federal income tax purposes.

We refer you to “Prepayment Considerations” in the free writing prospectus.

Cash Flow Is Limited in Early Years of HELOCs.

Each HELOC has a draw period that lasts up to ten years, and a repayment term following the draw period of ten or fifteen years. No principal or a minimal amount of principal is due during the draw period although a borrower may voluntarily make a principal payment. Following the draw period, monthly principal payments during the repayment period are required in amounts that will amortize the amount outstanding at the commencement of the repayment period over the remaining term of the HELOC. Collections on the HELOCs may also vary due to seasonal purchasing and payment habits of borrowers. As a result there may be limited collections available to make payments to holders of the Class V-A Notes and investors in those certificates may receive payments of principal more slowly than anticipated.

There Is an Increased Risk of Loss to Class V-A Noteholders As Monthly Payments Increase at the End of the Draw Period.

The HELOCs require no principal payments or minimal principal payments during the first ten years following origination. The HELOCs require repayment of the principal amount outstanding at the commencement of the repayment period over the remaining term in equal monthly installments. The HELOCs pose a special payment risk because the borrower must start making substantially higher monthly payments at the start of the repayment period. If the borrower is unable to make such increased payments, the borrower may default. Investors in the Class V-A Notes may suffer a loss if the collateral for such loan, and the other forms of credit enhancement, are insufficient or unavailable to cover the loss and the credit enhancer fails to perform under the financial guaranty insurance policy.

The Yield on Some of the Notes May Be Affected by Various Rights of the Credit Enhancer.

The yield to investors on the Class V-A Notes may be adversely affected to the extent the credit enhancer is entitled to reimbursement for payments, including interest thereon, made under the financial guaranty insurance policy and any other amounts due to the credit enhancer pursuant to the financial guaranty insurance policy and the insurance agreement, including items unrelated to the performance of the mortgage loans such as certain expenses of the credit enhancer, to the extent not previously paid or reimbursed. In addition, the holders of the Class V-A Notes may be adversely affected by the ability of the credit enhancer to exercise the rights of the Class V-A Notes under the indenture and any additional rights which they hold in connection with any default by the HELOC back-up servicer or otherwise as provided in this free writing prospectus.

The Rating of the Class V-A Notes is Based Primarily on the Financial Strength of the Credit Enhancer.

The rating on the Class V-A Notes depends primarily on an assessment by the rating agencies of the HELOCs and the financial strength of the credit enhancer. Any reduction of the rating assigned to the financial strength of the credit enhancer may cause a corresponding reduction in the rating assigned to the Class V-A Notes. A reduction in the rating assigned to the Class V-A Notes will reduce the market value of these notes and may affect the ability of investors in these notes to sell them.

The Incurrence of Debt by Borrowers Could Increase the Risk to Investors in the Class V-A Notes.

With respect to HELOCs that were used for debt consolidation, there can be no assurance that the borrower will not incur further debt. This reloading of debt could impair the ability of borrowers to service their debts, which in turn could result in higher rates of delinquency and loss on the HELOCs.

Some Additional Risks Are Associated with the Notes (other than the Class V-A Notes).

The weighted average life of, and the yields to maturity on, the notes, other than the Class V-A Notes, will be sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans are higher than those assumed by an investor in these related notes, the actual yield to maturity of these notes may be lower than assumed. The timing of losses on the mortgage loans will also affect an investor's actual yields to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor's expectations. In general, the earlier a loss occurs, the greater the effect on an investor's yield to maturity. Realized losses on the group I loans, to the extent they exceed the amount of the related overcollateralization following payments of principal on the related payment date, will reduce the note principal balance of the Class I-M-6, Class I-M-5, Class I-M-4, Class I-M-3, Class I-M-2 and Class I-M-1 Notes, in that order.  Realized losses on the group I loans, to the extent the amount of related overcollateralization has been reduced to zero and the aggregate note principal balance of the Class I-M Notes has been reduced to zero, will be allocated to the Class I-A-4 Notes. Realized losses on the group II loans, to the extent they exceed the amount of the related overcollateralization following payments of principal on the related payment date, will reduce the note principal balance of the Class II-M-5, Class II-M-4, Class II-M-3, Class II-M-2 and Class II-M-1 Notes, in that order. Realized losses on the group III loans, to the extent they exceed the amount of the related overcollateralization following payments of principal on the related payment date, will reduce the note principal balance of the Class III-M-5, Class III-M-4, Class III-M-3, Class III-M-2 and Class III-M-1 Notes, in that order. Realized losses on the group IV loans, to the extent they exceed the amount of the related overcollateralization following payments of principal on the related payment date, will reduce the note principal balance of the Class IV-M-7, Class IV-M-6, Class IV-M-5, Class IV-M-4, Class IV-M-3, Class IV-M-2 and Class IV-M-1 Notes, in that order. The indenture does not permit the allocation of realized losses to the Class I-A-1, Class I-A-2, Class I-A-3, Class II-A and Class III-A Notes. Investors in the Class I-A-1, Class I-A-2, Class I-A-3, Class II-A and Class III-A Notes should note that although realized losses will not be allocated to the Class I-A-1, Class I-A-2, Class I-A-3, Class II-A and Class III-A Notes, under certain loss scenarios there will not be enough principal and interest on the mortgage loans to pay the Class I-A-1, Class I-A-2, Class I-A-3 Notes all interest and principal amounts to which they are then entitled.

Once a realized loss is allocated to the Class I-A-4 Notes or a class of Class M Notes, no amounts will be distributable with respect to such written-down amount. However, the amount of any realized losses allocated to the these notes may be repaid with interest to the holders thereof from the net monthly excess cashflow according to the priorities set forth under “Description of the Notes — Overcollateralization Provisions with Respect to Loan Group I”, “Description of the Notes — Overcollateralization Provisions with Respect to Loan Group II”, “Description of the Notes — Overcollateralization Provisions with Respect to Loan Group III”, “Description of the Notes — Overcollateralization Provisions with Respect to Loan Group IV” in this free writing prospectus.

The yields to maturity on the notes will be extremely sensitive to losses due to defaults on the mortgage loans (and the timing thereof), to the extent such losses are not covered by excess interest or overcollateralization, or a class of notes subordinate thereto. Furthermore, as described in this free writing prospectus, the timing of receipt of principal and interest by the notes may be adversely affected by losses even if such class of notes does not ultimately bear such loss.

Also, investors in the notes (other than the Class V-A Notes) should be aware that after the related step-down date, if no related trigger event is in effect, the most subordinate class of Class M Notes in the related group of notes may receive more than such class’ pro rata share of principal for that payment date. As a result, the most subordinate class or classes of Class M Notes in the related group of notes may be reduced to zero prior to the more senior class or classes of such group of notes.

Unless the aggregate note principal balance of the Class I-A Notes is reduced to zero, it is not expected that the Class I-M Notes will receive any payments of principal until the later of the payment date in [June 2012] and the first payment date on which the aggregate note principal balance of the Class I-M Notes and the related overcollateralized amount is greater than twice this amount as of the cut-off date, and provided further that certain loss and delinquency tests are satisfied. As a result, the weighted average lives of the Class I-M Notes may be longer than would otherwise be the case.

Unless the aggregate note principal balance of the Class II-A Notes is reduced to zero, it is not expected that the Class II-M Notes will receive any payments of principal until the later of the payment date in [June 2012] and the first payment date on which the aggregate note principal balance of the Class II-M Notes and the related overcollateralized amount is greater than twice this amount as of the cut-off date, and provided further that certain loss and delinquency tests are satisfied. As a result, the weighted average lives of the Class II-M Notes may be longer than would otherwise be the case.

Also, because the Class II-M Notes represents interest in loan group II-1 and loan group II-2, the note principal balances of these classes of notes could be reduced to zero as a result of realized losses on the mortgage loans in either of these loan groups. Therefore, the allocation of realized losses on the mortgage loans to the Class II-M Notes will reduce the subordination provided by those classes of notes to all of the group II notes, even if such classes of notes in such note group did not suffer any losses. This will increase the likelihood that future realized losses may be allocated to the senior notes related to the loan groups that did not suffer those previous losses.

Also, if the note principal balances of the Class II-M Notes have been reduced to zero, there may not be enough principal and interest generated from the mortgage loans available for payments on the other class of group II notes, to the extent that realized losses on the mortgage loans reduce the amount available to be paid to such notes.

In addition, the yield on the group II notes will be sensitive to changes in the rates of prepayment of the related mortgage loans. Because distributions of principal will be made to the holders of such notes according to the priorities described in this free writing prospectus, the yield to maturity on such classes of notes will be sensitive to the rates of prepayment on the related mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of notes will also be extremely sensitive to losses due to defaults on the related mortgage loans (and the timing thereof), to the extent such losses are not covered by a class of subordinate notes. Furthermore, as described in this free writing prospectus, the timing of receipt of principal and interest by the group II notes may be adversely affected by losses even if such classes of notes do not ultimately bear such loss.

Unless the aggregate note principal balance of the Class III-A Notes is reduced to zero, it is not expected that the Class III-M Notes will receive any payments of principal until the later of the payment date in September 2011 and the first payment date on which the aggregate note principal balance of the Class III-M Notes and the related overcollateralized amount is greater than twice this amount as of the cut-off date, and provided further that certain loss and delinquency tests are satisfied. As a result, the weighted average lives of the Class III-M Notes may be longer than would otherwise be the case.

Unless the aggregate note principal balance of the Class IV-A Notes is reduced to zero, it is not expected that the Class IV-M Notes will receive any payments of principal until the later of the payment date in July 2009 and the first payment date on which the aggregate note principal balance of the Class IV-M Notes and the related overcollateralized amount is greater than twice this amount as of the cut-off date, and provided further that certain loss and delinquency tests are satisfied. As a result, the weighted average lives of the Class IV-M Notes may be longer than would otherwise be the case.

Although loan-level mortgage insurance coverage has been acquired on behalf of the trust from the LPMI Insurer with respect to approximately 54.89% of the mortgage loans in loan group I, by aggregate principal balance as of the cut-off date, such coverage will provide only limited protection against losses on defaulted covered mortgage loans in such related loan groups. Unlike a financial guaranty policy, coverage under a mortgage insurance policy is subject to certain limitations and exclusions including, for example, losses resulting from fraud and physical damage to the mortgaged property and to certain conditions precedent to payment, such as notices and reports. As a result, coverage may be denied or limited on covered mortgage loans. In addition, since the amount of coverage depends on the loan-to-value ratio at the time of origination of the covered mortgage loan, a decline in the value of a mortgaged property will not result in increased coverage, and the trust may still suffer a loss on a covered mortgage loan. The LPMI Insurer also may affect the timing and conduct of foreclosure proceedings and other servicing decisions regarding defaulted mortgage loans covered by the policy.

Under the LPMI Policy, the amount of the claim generally will include interest to the date the claim is presented. However, the claim must be paid generally within 60 days thereafter. To the extent the RMBS Servicer is required to continue making monthly advances after the claim is presented but before the claim is paid, reimbursement of these advances will reduce the amount of liquidation proceeds available for distribution to noteholders.

Statutory and Judicial Limitations on Foreclosure Procedures May Delay Recovery in Respect of the Mortgaged Property and, in Some Instances, Limit the Amount that May Be Recovered by the Foreclosing Lender, Resulting in Losses on the Mortgage Loans That Might be Allocated to the Notes.

Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted “anti-deficiency” statutes that limit the ability of a lender to collect the full amount owed on a mortgage loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the notes. See “Legal Aspects of Mortgage Loans—Foreclosure on Mortgages and Some Contracts” in the base prospectus.

Credit Enhancement Is Limited, and the Potential Inadequacy of the Credit Enhancement to Cover Losses on the Trust Assets May Result in Losses or Shortfalls Being Allocated to the Offered Notes.

The credit enhancement features described in the summary of this free writing prospectus are intended to enhance the likelihood that holders of the Class I-A, Class II-A, Class III-A, Class IV-A and Class V-A Notes, and to a more limited extent, the holders of the Class I-M, Class II-M, Class III-M and Class IV-M Notes, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your notes as a result of delinquencies or defaults on the mortgage loans. On the closing date, the amount of overcollateralization with respect to loan group I will equal approximately 0.15% of the aggregate stated principal balance of the related mortgage loans as of the cut-off date. On the closing date, the amount of overcollateralization with respect to loan group II will equal approximately 0.15% of the aggregate stated principal balance of the related mortgage loans as of the cut-off date. On the closing date, the amount of overcollateralization with respect to loan group III will equal approximately 0.15% of the aggregate stated principal balance of the related mortgage loans as of the cut-off date. On the closing date, the amount of overcollateralization with respect to loan group IV will equal approximately 0.15% of the aggregate stated principal balance of the related mortgage loans as of the cut-off date. On the closing date, the amount of overcollateralization with respect to loan group V will equal approximately 0.15% of the aggregate stated principal balance of the HELOCs as of the cut-off date.

If delinquencies or defaults occur on the related mortgage loans, neither the RMBS servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if, in the good faith judgment of the RMBS servicer, these advances would not be ultimately recovered from the proceeds of the mortgage loan.

The ratings of the notes by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis or in the case of the Class V-A Notes, by a change of the financial strength rating of the credit enhancer. None of the depositor, the sponsor, the RMBS master servicer, the RMBS servicer, the HELOC back-up servicer, the HELOC servicer, the indenture trustee, the owner trustee, the securities administrator or any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings on the notes. See “Description of Credit Enhancement—Reduction or Substitution of Credit Enhancement” in the base prospectus.

The Difference Between the Interest Rates on the Class I-A, Class I-M, Class II-A and Class II-M Notes and the Related Mortgage Loans May Result in Shortfalls with Respect to these Notes.

The interest rate with respect to the Class I-A Notes and the Class I-M Notes adjusts each month and is based upon the value of one-year MTA plus the related margin and, is limited by the related available funds rate. However, the mortgage rate of [all] of the adjustable-rate mortgage loans in each of loan group I and loan group II, is based upon one-year MTA plus the related gross margin, and adjusts monthly, commencing, in many cases, after an initial fixed-rate period. These indices may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the adjustable-rate mortgage loans are subject to periodic rate caps, maximum mortgage rates and minimum mortgage rates. To the extent that the related note interest rate is limited to the available funds rate, basis risk shortfalls may occur. See “Description of the Notes— Interest Payments on the Notes” in this free writing prospectus.

The note interest rate on the Class II-A-1 Notes prior to the related note rate change date is a fixed interest rate subject to an available funds rate. Therefore the prepayment of the mortgage loans in the related loan group may result in a lower related available funds rate, which, in certain circumstances, could result in a lower note interest rate for these notes, resulting in interest shortfalls. In addition, on or after the related note rate change date, the note interest rate on the Class II-A-1 Notes will adjust each month based upon the value of the least of (i) an index of six-month LIBOR plus the related note margin, (ii) the related maximum note interest rate and (iii) the related available funds rate. However, the mortgage rate for the related mortgage loans is based upon a similar or different mortgage index plus the related gross margin, and adjusts semi-annually or annually. The six-month LIBOR loan index and the mortgage indices may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the related mortgage loans are subject to maximum mortgage rates and minimum mortgage rates. Thus, it is possible, for example, that the six-month LIBOR loan index may rise during periods in which the related mortgage indices are stable or falling or that, even if both the six-month LIBOR loan index and the related mortgage indices rise during the same period, the six-month LIBOR loan index may rise much more rapidly than the related mortgage indices. To the extent that the note interest rate on these notes is limited to the related available funds rate, net WAC shortfalls may occur. See “Description of the Notes— Interest Payments on the Notes” in this free writing prospectus.

Each of the three cap contracts will be assigned to, or entered into by, the trust and the amounts payable from each cap contract is intended to prevent basis risk shortfalls on the Class II-A, Class II-M and Class III-A-1 Notes, respectively. With respect to the Class II-A, Class II-M and Class III-A-1 Notes, if no related cap counterparty termination event is in effect, any payment in respect of basis risk shortfall carryforward amounts on the Class II-A, Class II-M and Class III-A-1 Notes shall be paid to the cap counterparty. However, if the cap counterparty defaults on its obligations under the cap contracts, then there may be insufficient funds to cover basis risk shortfalls on the Class II-A, Class II-M and Class III-A-1 Notes. If a termination event is in effect with respect to the cap contract, the note interest rate on the Class II-A, Class II-M and Class III-A-1 Notes will be capped at the related available funds rate.

Net monthly excess cashflow will provide some protection against any basis risk shortfalls on the related Class I-A, Class I-M, Class II-A and Class II-M Notes, subject to the priorities described in this free writing prospectus. However, there can be no assurance that available net monthly excess cashflow will be sufficient to cover these shortfalls, particularly because in a situation where the note interest rate on a class of notes is limited to the related available funds rate, there will be little or no related net monthly excess cashflow, except to the extent provided by the cap contracts.

The Difference Between the Interest Rates on the Class II-A Notes and Class II-M Notes and the Related Mortgage Loans May Result in Shortfalls with Respect to these Notes.

The note interest rate on the Class II-A Notes (except Class II-A-2 Notes) and Class II-M Notes prior to the related note rate change date is a fixed interest rate subject to an available funds rate, and the REMIC Class A Notes and REMIC Class M-1 Notes are subject to the net rate cap, each as described in this free writing prospectus. Therefore the prepayment of the mortgage loans in the related loan group may result in a lower related available funds rate or net rate cap, as applicable, which, in certain circumstances, could result in a lower note interest rate for these notes, resulting in interest shortfalls. In addition, on or after the related note rate change date, the note interest rate on the Class II-A Notes and Class II-M-1 Notes will adjust each month based upon the value of the least of (i) an index of six-month LIBOR plus (a) in the case of the Class II-A-1A, Class II-A-1B, Class II-A-1C and Class II-A-2 Notes, [___]% and (b) in the case of the Class II-M-1 Notes, [___]%, (ii) the related maximum note interest rate and (iii) the related available funds rate or net rate cap, as applicable. However, the mortgage rate for the related mortgage loans is based upon a similar or different mortgage index plus the related gross margin, and adjusts semi-annually or annually. The six-month LIBOR loan index and the mortgage indices may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the related mortgage loans are subject to maximum mortgage rates and minimum mortgage rates. Thus, it is possible, for example, that the six-month LIBOR loan index may rise during periods in which the related mortgage indices are stable or falling or that, even if both the six-month LIBOR loan index and the related mortgage indices rise during the same period, the six-month LIBOR loan index may rise much more rapidly than the related mortgage indices. To the extent that the note interest rate on these notes is limited to the related available funds rate or net rate cap, as applicable, the holders of the applicable notes will receive a smaller amount of interest than they would have received on that payment date had the note interest rate for that class not been calculated based on the applicable available funds rate or net rate cap. If any of the subordinate notes are then outstanding, the net rate cap for the REMIC Class A Notes could be lower than the available funds rate that would have been applicable for related Class A Notes for the relevant payment date had the REMIC Class A Notes not been issued. Accordingly, the REMIC Class A Notes are more likely to have their interest rates limited, and limited by a lower cap, than the related Class A Notes in whose place they were issued. If the note interest rate on the offered notes are limited for any payment date, the resulting carryover shortfall amounts may be recovered by the holders of these notes on the same payment date or on future payment dates to the extent that on such payment date or future payment date there are interest funds remaining after certain other distributions on the offered notes and the payment of certain fees and expenses of the trust. See “Description of the Notes— Interest Payments on the Class II-A and Class II-M Notes” in this free writing prospectus.

Some of the Mortgage Loans May Have Been Underwritten to “Alt-A” Underwriting Standards, Which May Result in Losses or Shortfalls to Be Incurred on the Related Certificates.

Some of the mortgage loans may have been generally underwritten in accordance with “Alt-A” underwriting standards. An “Alt-A” loan means a loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit mortgagors. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. An “Alt-A” loan may or may not have a conforming principal balance at origination, and may satisfy the Fannie Mae or Freddie Mac underwriting guidelines for “A-” credit mortgagors. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, these loans are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit mortgagors. In addition, the originators' underwriting standards do not prohibit a mortgagor from obtaining secondary financing at the time of origination of the originators’ first lien mortgage loan, or at any time thereafter, which secondary financing would reduce the equity the mortgagor would otherwise have in the related mortgaged property as indicated in the originators' loan- to-value ratio determination. Any resulting losses, to the extent not covered by credit enhancement, will affect the yield to maturity of the certificates. For a description of the underwriting standards under which the mortgage loans were originated, see“Mortgage Loan Origination—Underwriting Guidelines” in this free writing prospectus.

The Mortgage Pool Includes Several Instances of Multiple Mortgage Loans Made to the Same Borrower.

The mortgage pool includes several instances of multiple mortgage loans made to the same borrower. All of these mortgage loans are indicated with a loan purpose of “investment” or “investor” in the tables in this free writing prospectus. While these mortgage loans are not cross-defaulted, any default with respect to one of these mortgage loans may indicate an inability or unwillingness to pay on the part of the related borrower. In addition, many of these mortgage loans are located in mortgaged properties in adjacent or nearby locations. The greatest number of mortgage loans in loan group I made to a single borrower is 3 mortgage loans in the case of two borrowers, one with an aggregate stated principal balance as of the cut-off date of $1,603,829 and one with an aggregate stated principal balance as of the cut-off date of $1,577,564. The greatest number of mortgage loans in loan group II made to a single borrower is 3 mortgage loans, with an aggregate stated principal balance as of the cut-off date of $490,723. The greatest number of mortgage loans in loan group III made to a single borrower is 7 mortgage loans, with an aggregate stated principal balance as of the cut-off date of $924,803. The greatest number of mortgage loans in loan group IV made to a single borrower is 7 mortgage loans, with an aggregate stated principal balance as of the cut-off date of $146,284. However, the original principal balances of these mortgage loans are generally smaller than the other mortgage loans included in the trust.

Some of the Mortgage Loans Have an Initial Interest Only Period, Which May Result in Increased Delinquencies and Losses.

As of the cut-off date, approximately 2.30% of the group I loans have an initial interest only period of ten years, approximately 46.39% of the group III loans and group V loans, in the aggregate have an initial interest only period of [five] years and approximately [__]% of the group II loans, in the aggregate have an initial interest only period of [___] years. During the applicable interest only period, the payment made by the related mortgagor will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by any principal portion of scheduled payments during this period. As a result, no principal payments will be made to the related notes from these mortgage loans during their interest only period except in the case of a prepayment.

After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the related notes as described in this free writing prospectus.

Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than mortgage loans that begin to amortize with their first monthly payment. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency, loss and prepayment of these mortgage loans.

The Ratings on the Notes are Not a Recommendation to Buy, Sell or Hold the Notes and are Subject to Withdrawal at any Time, Which May Affect the Liquidity or the Market Value of the Notes.

It is a condition to the issuance of the notes that each class of notes be rated no lower than the ratings described in this free writing prospectus. A security rating is not a recommendation to buy, sell or hold notes and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any note, and, accordingly, there can be no assurance that the rating assigned to any note on the date on which the notes are initially issued will not be lowered or withdrawn by either rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related notes may be adversely affected. See “Ratings” in this free writing prospectus and in the prospectus.

The Mortgage Loans and HELOCs May Have Limited Recourse to the Related Borrower, Which May Result in Losses with Respect to These Mortgage Loans and HELOCs.

The mortgage loans and HELOCs included in the trust may be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan or HELOC. However, even with respect to those loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan or HELOC significantly in excess of the liquidation value of the related mortgaged property. Any risks associated with mortgage loans or HELOCs with no or limited recourse may adversely affect the yield to maturity of the related notes to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the related notes.

The Mortgage Loans and HELOCs May Have Environmental Risks, Which May Result in Increased Losses with Respect to These Mortgage Loans and HELOCs.

To the extent any related mortgaged property is contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans and HELOCs may incur losses. See “Servicing of Mortgage Loans—Realization Upon or Sale of Defaulted Mortgage Loans” and “Legal Aspects of Mortgage Loans—Environmental Legislation” in the base prospectus. To the extent these environmental risks result in losses on the mortgage loans or HELOCs, the yield to maturity of the related notes, to the extent not covered by credit enhancement, may be affected.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans and HELOCs.

Applicable state and local laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the originator. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans and HELOCs.

The mortgage loans and HELOCs are also subject to federal laws, including:

(a)  the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require specific disclosures to the borrowers regarding the terms of the mortgage loans;

(b)  the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

(c)  the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans and HELOCs, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust to damages and administrative enforcement. See “Legal Aspects of the Mortgage Loans” in the base prospectus.

On the closing date, the sponsor will represent, among other things, that each mortgage loan or HELOC, at the time it was made and as of the applicable transfer date, complied in all material respects with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all predatory lending laws, and each loan has been serviced in all material respects in accordance with applicable state and federal laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws. In the event of a breach of this representation, the sponsor will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.

The Return on the Notes Could be Reduced by Shortfalls Due to the Application of the Servicemembers Civil Relief Act and Similar State Laws.

The Servicemembers Civil Relief Act, as amended, or the Relief Act, and similar state laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans or HELOCs. The military operations by the United States in Iraq and Afghanistan have caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan or HELOC for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state laws will result in an interest shortfall because none of the RMBS master servicer, the RMBS servicer, the HELOC back-up servicer and the HELOC servicer, as applicable, will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan or HELOC if the Relief Act or similar state law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the RMBS master servicer, the RMBS servicer, the HELOC back-up servicer or the HELOC servicer, as applicable, and, therefore, will reduce the available funds for the noteholders on subsequent payment dates. We do not know how many mortgage loans or HELOCs in the mortgage pool have been or may be affected by the application of the Relief Act or similar state law. In addition, the Relief Act imposes limitations that would impair the ability of the RMBS servicer, the HELOC back-up servicer and the HELOC servicer to foreclose on an affected single family loan during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan or HELOC which goes into default, there may be delays in payment and losses on the notes in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans or HELOCs resulting from similar legislation or regulations may result in delays in payments or losses to the holders of the notes. Any Relief Act shortfall respecting the Class V-A Notes will not be covered by the policy issued by the Credit Enhancer and will only be payable from excess interest on the HELOCs to the extent available as described in this free writing prospectus.

The cap contract will not cover interest shortfalls due to the application of the Relief Act.

FICO Scores Mentioned in this Free Writing Prospectus Are Not an Indicator of Future Performance of Borrowers.

Investors should be aware that FICO scores are based on past payment history of the borrower. Investors should not rely on FICO scores as an indicator of future borrower performance. See “The Mortgage Pools — FICO Scores” in the base prospectus.

Payments Due Under the Terms of the Cap Contract May Be Delayed, Reduced or Eliminated if the Cap Counterparty, [____________], Becomes Insolvent.

The trust will include a cap contract for the benefit of the class of Class III-A-1 Notes under which the cap counterparty, [_______________], is obligated on any payment date to make certain payments to the Class III-A-1 Notes in the event that one-month LIBOR plus the related note margin exceeds the related available funds rate (as described in this free writing prospectus). The cap contract will terminate following the earlier of: (i) the last payment date for the related note and (ii) the final scheduled payment date for the group I notes, subject to adjustment in accordance with the following business day convention. However, in the event of the insolvency or bankruptcy of the cap counterparty, payments due under the cap contract may be delayed, reduced or eliminated. Moreover, the cap contract may be subject to early termination if either party thereto fails to perform or the cap contract becomes illegal or subject to certain kinds of taxation.

Default Risk on High Balance Mortgage Loans.

The principal balances of approximately 20.60%, 11.82%, 5.86%, 0.00%, 0.00% of the group I loans, the group II-2 loans, the group III loans, the group IV loans and the group V loans, respectively, and approximately 13.98% of the group II loans in the aggregate were in excess of $1,000,000 as of the cut-off date. The loss and delinquency experience on these high balance loans may have a disproportionate effect on the mortgage pool as a whole.

THE MORTGAGE POOL

General

References to percentages of the mortgage loans or HELOCs unless otherwise noted are calculated based on the aggregate unpaid principal balance of the mortgage loans or HELOCs, respectively, as of the Cut-off Date.

All of the mortgage loans and HELOCs will be acquired by the Depositor on the date of issuance of the Notes from American Home Mortgage Acceptance, Inc., an affiliate of the Depositor, the RMBS Servicer and the HELOC Servicer, pursuant to the Mortgage Loan Purchase Agreement. See “Mortgage Loan Origination” in this free writing prospectus.

The Group I mortgage pool and the Group II mortgage pool will initially consist of approximately 828 and 466 first lien adjustable-rate mortgages, respectively, secured primarily by one- to four-family residences and interests in shares issued by cooperative apartment corporations and the related proprietary lease, which are referred to in this free writing prospectus as the mortgage loans. See “Legal Aspects of the Loans—Cooperative Mortgage Loans” in the prospectus. The mortgage loans in the Group I mortgage pool and the Group II mortgage pool have an initial aggregate unpaid principal balance as of the Cut-off Date of approximately $346,249,586 and $134,800,011, respectively, after application of scheduled payments due on or before the Cut-off Date whether or not received and in each case subject to a permitted variance of plus or minus 5%. The Group III mortgage pool will initially consist of approximately 916 first lien fixed-rate mortgages loans, secured primarily by one- to four-family residences and interests in shares issued by cooperative apartment corporations and the related proprietary lease, which are referred to in this free writing prospectus as the mortgage loans. See “Legal Aspects of the Loans—Cooperative Mortgage Loans” in the prospectus. The mortgage loans in the Group III mortgage pool have an initial aggregate unpaid principal balance as of the Cut-off Date of approximately $187,798,431 after application of scheduled payments due on or before the Cut-off Date whether or not received and subject to a permitted variance of plus or minus 5%. The Group IV mortgage pool will initially consist of approximately 3,515 second lien fixed-rate mortgages secured primarily by one- to four-family residences and interests in shares issued by cooperative apartment corporations and the related proprietary lease, which are referred to in this free writing prospectus as the mortgage loans. See “Legal Aspects of the Loans—Cooperative Mortgage Loans” in the prospectus. The mortgage loans in the Group IV mortgage pool have an initial aggregate unpaid principal balance as of the Cut-off Date of approximately $242,416,224 after application of scheduled payments due on or before the Cut-off Date whether or not received and subject to a permitted variance of plus or minus 5%. The Group V mortgage pool will initially consist of approximately 864 home equity lines of credit, secured primarily by one- to four-family residences and interests in shares issued by cooperative apartment corporations and the related proprietary lease, which are referred to in this free writing prospectus as the HELOCs. See “Legal Aspects of the Loans—Cooperative Mortgage Loans” in the prospectus. The HELOCs in the Group V mortgage pool have an initial aggregate unpaid principal balance as of the Cut-off Date of approximately $57,910,569 after application of scheduled payments due on or before the Cut-off Date whether or not received and subject to a permitted variance of plus or minus 5%. The mortgage pool will also include any additions made on or after the Cut-off Date as a result of new advances of money made pursuant to the home equity lines of credit. The mortgage loans in Loan Group I have original terms to maturity of not greater than 40 years, the mortgage loans in Loan Group II have original terms to maturity of not greater than 30 years, the mortgage loans in Loan Group III have original terms to maturity of not greater than 30 years, the mortgage loans in Loan Group IV have original terms to maturity of not greater than 20 years, the mortgage loans in Loan Group V have original terms to maturity of not greater than 25 years.

The mortgage pool, referred to herein as the Mortgage Pool, has been divided into six loan groups, designated as Loan Group I, Loan Group II-1, Loan Group II-2, Loan Group III, Loan Group IV and Loan Group V as more fully described below and in Schedule A to this free writing prospectus. The collateral information provided in Schedule A and this free writing prospectus is subject to a 5% variance. The mortgage loans in Loan Group I are referred to herein as the Group I Loans, the mortgage loans in Loan Group II-1 are referred to herein as the Group II-1 Loans, the mortgage loans in Loan Group II-2 are referred to herein as the Group II-2 Loans (the Group II-1 Loans and Group II-2 Loans are together refered to as the Group II Loans), the mortgage loans in Loan Group III are referred to herein as the Group III Loans, the mortgage loans in Loan Group IV are referred to herein as the Group IV Loans and the HELOCs in Loan Group V are referred to herein as the Group V HELOCs. Each group of mortgage loans is referred to herein as a Loan Group.

No mortgage loan included in the final pool will be more than 30 days delinquent as of the Cut-off Date. A loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month.

All of the Group I, Group II-1 and Group II-2 Loans are adjustable-rate mortgage loans. The interest rate borne by each of these mortgage loans will be adjusted, following in some cases an initial fixed-rate period, as follows:

•	monthly based on the One-Month LIBOR Loan Index;

•	semi-annually based on the Six-Month LIBOR Loan Index; or

•	annually based on the One-Year LIBOR Loan Index;

each referred to in this free writing prospectus as an Index. The rate on each of these mortgage loans will be computed in accordance with the related mortgage note, plus (or minus) the related gross margin, generally subject to rounding and to certain other limitations, including generally a maximum lifetime mortgage rate and in certain cases a minimum lifetime mortgage rate and in certain cases a maximum upward or downward adjustment on each interest adjustment date. As to each mortgage loan, the Servicer will be responsible for calculating and implementing interest rate adjustments. All of the Group III Loans and Group IV Loans are fixed rate mortgage loans. All of the Group V HELOCs are home equity lines of credit, or HELOCs.

The mortgage pool will include the mortgage loans in Loan Group I, Loan Group II-1, Loan Group II-2, Loan Group III, Loan Group IV and the HELOCs in Loan Group V. The mortgage loans and HELOCs will be deposited into the trust on the Closing Date.

Each Group I Loan allows the related mortgagor to choose, each month after the initial fixed period, one of several payment options, which may include an amount less than, equal to or greater than a fully-amortizing monthly payment, referred to as the Minimum Monthly Payment in this free writing prospectus. The Minimum Monthly Payment for each Group I Loan will adjust annually, and on any Due Date on which the principal balance of the mortgage loan would otherwise exceed 110% (in the case of approximately 19.97% of the group I mortgage loans, as of the Cut-off Date) or 125% (in the case of approximately 77.62% of the group I mortgage loans, as of the Cut-off Date) of its original principal balance, to an amount which will fully amortize the Group I Loan at the then current mortgage interest rate in equal monthly installments over its remaining term to maturity. The Minimum Monthly Payment may not, however, increase or decrease on any adjustment date by an amount greater than 7.5% of the Minimum Monthly Payment in effect immediately before that adjustment date, or the payment cap, provided that this 7.5% limitation does not apply to the adjustment made on the fifth anniversary of the first Due Date and each fifth anniversary thereafter or if the principal balance of a Group I Loan would otherwise exceed 110% or 125% of its original principal balance. The final payment on each Group I Loan also is not subject to any limit on the change in the Minimum Monthly Payment. Depending on the amount and timing of increases to the principal balance of a Group I Loan due to negative amortization, the final payment on that Group I Loan may be substantially larger than the immediately preceding Minimum Monthly Payment.

Since the mortgage interest rate on each Group I Loan adjusts monthly and the Minimum Monthly Payment adjusts annually, subject to the limitations described above, and since the Minimum Monthly Payment may not be increased on most adjustment dates by an amount greater than 7.5%, increases in the One-Year MTA Index will cause a larger portion of the monthly payment to be allocated to interest and a smaller portion to principal. In some cases, the interest due on the Group I Loan may exceed the monthly payment. Any such excess will be added to the outstanding principal balance of the Group I Loan in the form of negative amortization. Decreases in the One-Year MTA Index, on the other hand, will cause a larger portion of the monthly payment to be allocated to principal and a smaller portion to interest.

In addition, for any month, if the RMBS Servicer receives a payment on a Group I Loan that is less than the Minimum Monthly Payment or if no payment is received at all, the RMBS Servicer will advance its own funds to cover the difference between the Minimum Monthly Payment scheduled to be received and the amount actually received with respect to that Group I Loan. However, the RMBS Servicer will not be required to make such advances if it determines that those advances will not be recoverable from future payments or collections on that Group I Loan. Failure by the RMBS Servicer to remit any required advance, which failure goes unremedied for the number of days specified in the RMBS Servicing Agreement, will constitute an event of default under such RMBS Servicing Agreement. Such event of default will then obligate the RMBS Master Servicer, as successor RMBS Servicer, to advance such amounts to the Payment Account to the extent provided in the RMBS Master Servicing Agreement. Any failure of the RMBS Master Servicer to make such advances would constitute an event of default by the RMBS Master Servicer under the RMBS Master Servicing Agreement. The Indenture Trustee, as successor RMBS master servicer, will be required to make an advance which the RMBS Master Servicer is required to make but fails to do so.

The depositor will convey the mortgage loans and HELOCs to the trust on the Closing Date pursuant to the Trust Agreement.

The mortgage loans and HELOCs are being serviced by the RMBS Servicer and the HELOC Servicer, respectively, as described below under “The Servicers.” The mortgage loans and the HELOCs were originated generally in accordance with the guidelines described in “Mortgage Loan Origination” in this free writing prospectus.

All of the mortgage loans have scheduled monthly payments due on the Due Date, and the scheduled monthly payments of the HELOCs will be deemed to be due on the Due Date. Each mortgage loan or HELOC will contain a customary “due-on-sale” clause or will be assumable as provided in the related mortgage note.

Substantially all of the mortgage loans with loan-to-value ratios in excess of 80.00% have primary mortgage insurance up to the required agency limits.

Indices on Certain of the Mortgage Loans and HELOCs

One-Year MTA. All of the Group I Loans will adjust monthly based on the twelve-month moving average monthly yield on United States Treasury Securities adjusted to a constant maturity of one year, as published by the Federal Reserve Board in the Federal Reserve Statistical Release “Selected Interest Rates (H.15)”, determined by averaging the monthly yields for the most recently available twelve months. The One-Year MTA figure used for each interest rate adjustment date will be the most recent One-Year MTA figure available as of fifteen days before that date.

If One-Year MTA is no longer available, the Servicer will choose a new Index that is based on comparable information. When the Servicer chooses a new Index, it will increase or decrease the Margin on each Group I Loan by the difference between the average of One-Year MTA for the final three years it was in effect and the average of the replacement index for the most recent three years. The Margin will be increased by that difference if the average of One-Year MTA is greater than the average of the replacement index, and the Margin will be decreased by that difference if the average of the replacement index is greater than the average of One-Year MTA. The new Margin will be rounded up as provided in the related mortgage note.

One-Month LIBOR. All of the Group V HELOCs will adjust monthly based on One-Month LIBOR. The One-Month LIBOR Loan Index will be a per annum rate equal to the average of interbank offered rates for one-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

Six-Month LIBOR. Approximately [___]% and [___]% of the Group II-1 Loans and Group II-2 Loans, respectively, will adjust semi-annually based on the Six-Month LIBOR Loan Index. The Six-Month LIBOR Loan Index will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and as are most recently available as of the time specified in the related mortgage note.

Listed below are some historical values of Six-Month LIBOR since January 1, 2000. The values of Six-Month LIBOR shown are intended only to provide an historical summary of the movements in the Six-Month LIBOR and may not be indicative of future rates. No assurances can be given as to the value of Six-Month LIBOR on any interest rate adjustment date or during the life of any Group II Loan.

	Six-Month LIBOR Loan Index
Adjustment Date	2000	2001	2002	2003	2004	2005	2006
January 1	6.13%	6.20%	2.03%	1.38%	1.22%	2.78%	4.71%
February 1	6.29	5.26	2.08	1.35	1.21	2.97	4.82
March 1	6.33	4.91	2.04	1.34	1.17	3.19	4.98
April 1	6.53	4.71	2.36	1.23	1.16	3.39	5.14
May 1	6.73	4.30	2.12	1.29	1.37	3.41	5.25
June 1	7.11	3.98	2.08	1.21	1.61	3.54	5.39
July 1	7.00	3.91	1.95	1.12	1.90	3.73
August 1	6.89	3.69	1.87	1.21	1.94	3.95
September 1	6.83	3.45	1.80	1.20	1.98	4.00
October 1	6.76	2.52	1.71	1.14	2.20	4.27
November 1	6.72	2.15	1.60	1.23	2.62	4.47
December 1	6.64	2.03	1.47	1.27	2.63	4.63

One-Year LIBOR. Approximately[___]% and [___]% of the Group II-1 Loans and Group II-2 Loans, respectively, will adjust annually based on One-Year LIBOR. The One-Year LIBOR Loan Index will be a per annum rate equal to the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

Listed below are some historical values of One-Year LIBOR since January 1, 2000. The values of One-Year LIBOR shown are intended only to provide an historical summary of the movements in the One-Year LIBOR and may not be indicative of future rates. No assurances can be given as to the value of One-Year LIBOR on any interest rate adjustment date or during the life of any Group II Loan.

	One-Year LIBOR
Adjustment Date	2000	2001	2002	2003	2004	2005	2006
January 1	6.75%	5.17%	2.49%	1.45%	1.48%	3.10%	4.85%
February 1	6.76	4.88	2.43	1.38	1.37	3.27	4.95
March 1	6.94	4.67	3.00	1.28	1.34	3.57	5.12
April 1	7.10	4.44	2.63	1.36	1.81	3.81	4.01
May 1	7.50	4.24	2.59	1.21	2.08	3.69	4.14
June 1	7.18	4.18	2.28	1.19	2.11	3.76	4.28
July 1	7.08	3.82	2.09	1.16	2.39	3.90
August 1	6.97	3.56	1.90	1.44	2.35	4.22
September 1	6.80	2.64	1.73	1.45	2.26	4.13
October 1	6.73	2.27	1.64	1.24	2.49	4.48
November 1	6.56	2.39	1.73	1.48	2.54	4.72
December 1	6.00	2.44	1.45	1.60	2.96	4.82

Mortgage Loan and HELOC Characteristics

Loan Group I

The Group I Loans will have an aggregate principal balance as of the Cut-off Date of approximately $346,249,586 after application of scheduled payments due on or before the Cut-off Date, whether or not received. All of the Group I Loans are secured by first liens on the related mortgaged property.

The average principal balance of the Group I Loans at origination will be approximately $416,722. No Group I Loan had a principal balance at origination of greater than approximately $6,000,000 or less than approximately $34,300. The average principal balance of the Group I Loans as of the Cut-off Date will be approximately $418,176. No Group I Loan will have a principal balance as of the Cut-off Date of greater than approximately $6,036,351 or less than approximately $34,540.

As of the Cut-off Date, the Group I Loans will have mortgage rates ranging from approximately 1.750% per annum to approximately 8.833% per annum and the weighted average mortgage rate will be approximately 6.837% per annum. The weighted average remaining term to stated maturity of the Group I Loans will be approximately 415 months as of the Cut-off Date. None of the Group I Loans will have a first Due Date prior to November 1, 2005, or after June 1, 2006, or will have a remaining term to maturity of less than 352 months or greater than 479 months as of the Cut-off Date. The latest maturity date of any Group I Loan is May 1, 2046.

Approximately 65.93% of the Group I Loans will provide for prepayment charges.

The loan-to-value ratio of a mortgage loan secured by a first lien is equal to the ratio, expressed as a percentage, of the principal amount of the loan at origination, to the lesser of the appraised value of the related mortgaged property at the time of origination and the sales price. The weighted average of the loan-to-value ratios at origination of the Group I Loans was approximately 76.14%. No loan-to-value ratio at origination of any Group I Loan was greater than approximately 100.00% or less than approximately 17.39%.

Loan Group II-1

The Group II-1 Loans will have an aggregate principal balance as of the Cut-off Date of approximately $64,439,865, after application of scheduled payments due on or before the Cut-off Date, whether or not received. All of the Group II-1 Loans are secured by first liens on the related mortgaged property.

The average principal balance of the Group II-1 Loans at origination will be approximately $342,742. No Group II-1 Loan had a principal balance at origination of greater than approximately $2,700,000 or less than approximately $59,064. The average principal balance of the Group II-1 Loans as of the Cut-off Date will be approximately $327,106. No Group II-1 Loan had a principal balance as of the Cut-off Date of greater than approximately $2,699,978 or less than approximately $45,000.

As of the Cut-off Date, the Group II-1 Loans will have mortgage rates ranging from approximately 3.750% per annum to approximately 8.750% per annum and the weighted-average mortgage rate will be approximately 6.359% per annum. The weighted average remaining term to stated maturity of the Group II-1 Loans will be approximately 341 months as of the Cut-off Date. None of the Group II-1 Loans will have a first Due Date prior to October 1, 2002, or after April 1, 2006, or will have a remaining term to maturity of less than 315 months or greater than 357 months as of the Cut-off Date. The latest maturity date of any Group II-1 Loan is March 1, 2036.

Approximately 0.46% of the Group II-1 Loans provide for prepayment charges.

The weighted average of the loan-to-value ratios at origination of the Group II-1 Loans will be approximately 71.49%. No loan-to-value ratio at origination of any Group II-1 Loan was greater than approximately 16.04% or less than approximately 99.83%.

Loan Group II-2

The Group II-2 Loans will have an aggregate principal balance as of the Cut-off Date of approximately $70,360,146, after application of scheduled payments due on or before the Cut-off Date, whether or not received. All of the Group II-2 Loans are secured by first liens on the related mortgaged property.

The average principal balance of the Group II-2 Loans at origination will be approximately $262,846. No Group II-2 Loan had a principal balance at origination of greater than approximately $2,700,000 or less than approximately $45,525. The average principal balance of the Group II-2 Loans as of the Cut-off Date will be approximately $26,562. No Group II-2 Loan had a principal balance as of the Cut-off Date of greater than approximately $2,700,000 or less than approximately $1,697.

As of the Cut-off Date, the Group II-2 Loans will have mortgage rates ranging from approximately 4.875% per annum to approximately 8.75% per annum and the weighted-average mortgage rate will be approximately 7.124% per annum. The weighted average remaining term to stated maturity of the Group II-2 Loans will be approximately 356 months as of the Cut-off Date. None of the Group II-2 Loans will have a first Due Date prior to February 1, 2005, or after May 1, 2006, or will have a remaining term to maturity of less than 343 months or greater than 358 months as of the Cut-off Date. The latest maturity date of any Group II-2 Loan is April 1, 2036.

Approximately 14.03% of the Group II-2 Loans provide for prepayment charges.

The weighted average of the loan-to-value ratios at origination of the Group II-2 Loans will be approximately 73.00%. No loan-to-value ratio at origination of any Group II-2 Loan was greater than approximately 95.00% or less than approximately 11.72%.

Loan Group II in the Aggregate

The Group II Loans will have an aggregate principal balance as of the Cut-off Date of approximately $134,800,011 after application of scheduled payments due on or before the Cut-off Date, whether or not received. In the aggregate, all of the mortgage loans are secured by first liens on the related mortgaged property.

As of the Cut-off Date, the Group II Loans will have mortgage rates ranging from approximately 3.750% per annum to approximately 8.750% per annum and the weighted-average mortgage rate will be approximately 6.758% per annum. The weighted average remaining term to stated maturity of the Group II Loans will be approximately 349 months as of the Cut-off Date. None of the Group II Loans will have a first Due Date prior to October 1, 2002 or after May 1, 2006, or will have a remaining term to maturity of less than 315 months or greater than 358 months as of the Cut-off Date. The latest maturity date of any Group II Loan is April 1, 2036

None of the Group II Loans will be a buydown mortgage loan.

None of the Group II Loans originated in Georgia will be subject to the Georgia Fair Lending Act.

None of the Group II Loans will be subject to the Home Ownership and Equity Protection Act of 1994 or any comparable state or local law.

Loan Group III

The group III loans will have an aggregate principal balance as of the Cut-off Date of approximately $183, 798,431, after application of scheduled payments due on or before the Cut-off Date, whether or not received. All of the group III mortgage loans are secured by first liens on the related mortgaged property.

The average principal balance of the group III mortgage loans at origination was approximately $ 201,605. No group III mortgage loan had a principal balance at origination of greater than approximately $2,392,000 or less than approximately $30,000. The average principal balance of the group III mortgage loans as of the Cut-off Date will be approximately $200,653. No group III mortgage loan will have a principal balance as of the Cut-off Date of greater than approximately $2,392,000 or less than approximately $29,802.

As of the Cut-off Date, the group III mortgage loans will have mortgage rates ranging from approximately 4.750% per annum to approximately 9.375% per annum and the weighted average mortgage rate will be approximately 7.123% per annum. The weighted average remaining term to stated maturity of the group III mortgage loans will be approximately 350 months as of the Cut-off Date. None of the group III mortgage loans will have a first Due Date prior to April 1, 2002, or after June 1, 2006, or will have a remaining term to maturity of less than 108 months or greater than 359 months as of the Cut-off Date. The latest maturity date of any group III mortgage loan is May 1, 2036.

Approximately 13.81% of the group III mortgage loans provide for prepayment charges.

The loan-to-value ratio of a mortgage loan secured by a first lien is equal to the ratio, expressed as a percentage, of the principal amount of the loan at origination, to the lesser of the appraised value of the related mortgaged property at the time of origination and the sales price. The weighted average of the loan-to-value ratios at origination of the group III mortgage loans was approximately 73.45%. No loan-to-value ratio at origination of any group III mortgage loan was greater than approximately 99.22% or less than approximately 20.00%.

Loan Group IV

The group IV loans will have an aggregate principal balance as of the Cut-off Date of approximately $242,416,224, after application of scheduled payments due on or before the Cut-off Date, whether or not received. All of the group IV mortgage loans are secured by second liens on the related mortgaged property.

The average principal balance of the group IV mortgage loans at origination was approximately $ 69,486. No group IV mortgage loan had a principal balance at origination of greater than approximately $500,000 or less than approximately $9,000. The average principal balance of the group IV mortgage loans as of the Cut-off Date will be approximately $68,966. No group IV mortgage loan will have a principal balance as of the Cut-off Date of greater than approximately $498,197 or less than approximately $255.

As of the Cut-off Date, the group IV mortgage loans will have mortgage rates ranging from approximately 6.500% per annum to approximately 16.625% per annum and the weighted average mortgage rate will be approximately 11.033% per annum. The weighted average remaining term to stated maturity of the group IV mortgage loans will be approximately 175 months as of the Cut-off Date. None of the group IV mortgage loans will have a first Due Date prior to September 1, 2005, or after February 2, 2006, or will have a remaining term to maturity of less than 114 months or greater than 235 months as of the Cut-off Date. The latest maturity date of any group IV mortgage loan is January 1, 2026.

Approximately 0% of the group IV mortgage loans provide for prepayment charges.

The loan-to-value ratio of a mortgage loan secured by a second lien is equal to the ratio, expressed as a percentage, of the principal amount of the loan at origination, to the lesser of the appraised value of the related mortgaged property at the time of origination and the sales price. The weighted average of the loan-to-value ratios at origination of the group IV mortgage loans was approximately 23.72%. No loan-to-value ratio at origination of any group IV mortgage loan was greater than approximately 74.56% or less than approximately 2.28%.

Loan Group V

The HELOCs will have an aggregate principal balance as of the Cut-off Date of approximately $57,910,569, after application of payments due on or before the Cut-off Date, whether or not received. Approximately 97.38% and 2.62% of the HELOCs by aggregate principal balance as of the Cut-off Date are secured by second liens and first liens, respectively.

The average drawn balance of the HELOCs as of the Cut-off Date will be approximately $67,026. No HELOC had a principal balance as of the Cut-off Date of greater than approximately $450,000 or less than $1.00.

As of the Cut-off Date, the HELOCs had HELOC rates ranging from approximately 5.75% per annum to approximately 14.625% per annum and the weighted-average HELOC rate will be approximately 9.087% per annum. The weighted average remaining term to stated maturity of the HELOCs will be approximately 294 months as of the Cut-off Date. None of the HELOCs will have a first Due Date prior to December 22, 2004, or after May 20, 2006, or will have a remaining term to maturity of less than 281 months or greater than 298 months as of the Cut-off Date. The latest maturity date of any HELOC is April 20, 2031.

None of the HELOCs provide for prepayment charges.

The HELOCs will have the following characteristics as of the Cut-off Date, unless otherwise indicated below:

•	The average credit limit of the HELOCs is approximately $81,586.

•	The weighted average margin of the HELOCs is approximately 1.49%.

•	The weighted average seasoning of the HELOCs is 6 month.

•	The weighted average remaining term of the HELOCs is 294 months.

•	The weighted average remaining draw term of the HELOCs is 119 months.

•	The weighted average credit score of the HELOCs as of the cut-off date is approximately 716.

•	The average credit limit utilization rate based on the credit limits of the HELOCs is approximately 95.20%.

•	The weighted average junior ratio of the HELOCs based on the related credit limit is approximately [__]%.

•
With respect to 26.86%, 10.73%, 6.19%, 7.93%, 10.73% and 8.25% of the HELOCs, the related mortgaged properties are located in [California, Florida, Virginia, Maryland and New York], respectively, and no other state or geographic location had a concentration of HELOCs in excess of 5.65% as of the Cut-off Date.

•	The weighted average original term to maturity of the HELOCs as of the cut-off date will be approximately 300 months.

•	Approximately 96.45% of the HELOCs will be secured by owner occupied property and 3.55% of the HELOCs will be secured by non-owner occupied property.

•	The loan rates on approximately 14.39% of the HELOCs will be introductory or “teaser” rates. The weighted average months until the HELOCs reach their teaser expiration date is approximately 1 months.

•	Approximately 66.33% of the HELOCs were originated under full documentation programs. The remainder of the HELOCs were originated under alternative documentation programs.

•	No HELOC provides for deferred interest or negative amortization.

•	As of the cut-off date, none of the HELOCs will be 30 or more days delinquent in payment of principal and interest.

With respect to each first lien HELOC, the combined loan-to-value ratio is equal to the ratio, expressed as a percentage, of the credit limit to the lesser of the appraised value and the purchase price. With respect to each second lien HELOC, the combined loan-to-value ratio is equal to the ratio, expressed as a percentage, of (A) the sum of (i) the credit limit and (ii) any outstanding principal balance, at the time of origination of such HELOC, of all other mortgage loans, if any, secured by senior liens on the related mortgaged property, to (B) (i) with respect to those second lien HELOCs for which the proceeds were used to purchase the related mortgaged property, the lesser of the appraised value and the purchase price, and (ii) with respect to all other second lien HELOCs, the appraised value.

The HELOCs

The HELOCs will consist of home equity lines of credit. Approximately 97.38% of the Cut-off Date principal balance of the HELOCs are secured by second liens and the remainder are secured by first liens. With respect to all of the HELOCs, the borrower represented at the time of origination that the related mortgaged property would be owner-occupied as a primary, second or investment home.

HELOC Terms

Interest on each HELOC is calculated based on the average daily balance outstanding during the billing cycle. With respect to each HELOC, the billing cycle is the calendar month preceding the related due date.

The initial mortgage rate in effect on approximately 14.39% of the HELOCs will be an introductory or “teaser” rate that is lower, and may be significantly lower, than the mortgage rate that would have been in effect on those HELOCs based on the related index and gross margin. Therefore, unless the related index declines after origination of a HELOC, the related mortgage rate will generally increase on the first adjustment date following origination of the HELOC subject to the maximum rate cap. Increased monthly payments on HELOCs may result in increased delinquencies and defaults on those HELOCs. The repayment of the HELOCs will be dependent on the ability of the mortgagors to make larger monthly payments or to refinance their HELOC following adjustments of the mortgage rate.

Each HELOC has a loan rate that is subject to adjustments on each adjustment date to equal the sum of (a) the index and (b) the gross margin specified in the related credit line agreement; provided, however, that the loan rate will in no event be greater than the maximum loan rate set forth in the related credit line agreement and subject to the maximum rate permitted by applicable law. The adjustment date is the first day of each related billing cycle beginning on the date specified in the applicable credit line agreement. The index for any adjustment date will be the prime rate for corporate loans at United States commercial banks, as published in The Wall Street Journal on the first business day of the month in which the relevant billing cycle begins. If, on any day, more than one prime rate or a range of prime rates for corporate loans at United States commercial banks is published in The Wall Street Journal, the index on such day will be the highest of the prime rates.

Each HELOC had a term to maturity from the date of origination of not more than 300 months. The borrower for each HELOC may make a draw under the related credit line agreement at any time during the draw period. The draw period begins on the related origination date and will be 5 years, subject to an additional 5 year draw period at the option of the HELOC Servicer. The maximum amount of each draw under any HELOC is equal to the excess, if any, of the credit limit over the outstanding principal balance under such credit line agreement at the time of such draw, plus $500. Each HELOC may be prepaid in full or in part at any time and without penalty, but with respect to each HELOC, the related borrower will have the right during the related draw period to make a draw in the amount of any prepayment previously made with respect to such HELOC, up to the credit limit. Each borrower generally will have access to make draws with either checks or a credit card, subject to applicable law. The credit line agreement or mortgage related to each HELOC generally will contain a customary “due-on-sale” clause.

A borrower’s rights to receive draws during the related draw period may be suspended, or the credit limit may be reduced for cause under a number of circumstances, including, but not limited to:

•	a materially adverse change in the borrower’s financial circumstances;

•	a decline in the value of the mortgaged property significantly below its appraised value at origination; or

•	a payment default by the borrower.

However, a suspension or reduction generally will not affect the payment terms for previously drawn balances. Therefore, there can be no assurance that any borrower’s ability to receive draws will be suspended or reduced if the foregoing circumstances occur. In the event of default under a revolving credit loan, the HELOC may be terminated and declared immediately due and payable in full. For this purpose, a default includes, but is not limited to:

•	the borrower’s failure to make any payment as required;

•	any action or inaction by the borrower that adversely affects the mortgaged property or the rights in the mortgaged property; or

•	fraud or material misrepresentation by the borrower in connection with the home equity line of credit.

Prior to the end of the related draw period, the borrower for each HELOC will be obligated to make monthly payments in a minimum amount that generally will be equal to the finance charge for each billing cycle. In addition, except as described below, after the related draw period, the borrower will be obligated to make monthly payments consisting of principal installments that would substantially amortize the principal balance by the maturity date, and to pay any current finance charges and additional charges.

The finance charge for each HELOC for any billing cycle will be an amount equal to the aggregate, as calculated for each day in the billing cycle, of the then-applicable loan rate divided by 365 multiplied by that day’s principal balance. The account balance on any day generally will equal:

•	the principal balance on that date, plus

•	additional charges, if any, consisting of unpaid fees, insurance premiums and other charges, plus

•	unpaid finance charges, plus

•	draws funded on that day, minus

•	all payments and credits applied to the repayment of the principal balance on that day.

Payments made by or on behalf of the borrower for each HELOC will be applied to any unpaid finance charges that are due thereon prior to application to any unpaid principal outstanding.

The principal balance of any HELOC, other than a Liquidated HELOC, on any day will be the cut-off date balance, plus (x) any additional balances relating to that HELOC conveyed to the trust minus (y) all collections credited against the principal balance of that home equity line of credit in accordance with the related credit line agreement prior to that day, exclusive of the pro rata portion attributable to additional balances not conveyed to the trust following a rapid amortization event and (z) all prior related Charge-Off Amounts. The principal balance of a Liquidated HELOC after final recovery of substantially all of the related liquidation proceeds which the HELOC Servicer reasonably expects to receive shall be zero.

The HELOC Servicer will have the option to allow an increase in the credit limit applicable to any HELOC under limited circumstances described in the HELOC Servicing Agreement.

THE RMBS MASTER SERVICER AND THE SERVICERS

RMBS Master Servicer

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as RMBS Master Servicer under the RMBS Master Servicing Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000 employees as of December 31, 2005, Wells Fargo & Company is a U.S. bank holding company, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The Depositor, the Sponsor, RMBS Servicer and HELOC Servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

The RMBS Master Servicer is responsible for the aggregation of monthly RMBS Servicer reports and remittances and for the oversight of the performance of the RMBS Servicer under the terms of the RMBS Servicing Agreement. In particular, the RMBS Master Servicer independently calculates monthly loan balances based on servicer data, compares its results to servicer loan-level reports and reconciles any discrepancies with the servicers. The RMBS Master Servicer also reviews the servicing of defaulted loans for compliance with the terms of the Indenture. In addition, upon the occurrence of certain RMBS Servicer events of default under the terms of any RMBS Servicing Agreement, the RMBS Master Servicer may be required to enforce certain remedies on behalf of the Trust as required by the RMBS Servicing Agreement against such defaulting RMBS Servicer. Wells Fargo has been engaged in the business of master servicing since June 30, 1995. As of March 31, 2006 Wells Fargo Bank was acting as RMBS Master Servicer for approximately 1155 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $593,256,087,420.

The RMBS Master Servicer will, in accordance with the terms set forth in the RMBS Master Servicing Agreement, supervise the servicing of the mortgage loans by the RMBS Servicer under the Servicing Agreement. The RMBS Master Servicer will not ultimately be responsible for the performance of the servicing activities by the RMBS Servicer, except as otherwise described herein and the RMBS Master Servicing Agreement. If the RMBS Servicer fails to fulfill its obligations under the RMBS Servicing Agreement, then the RMBS Master Servicer is obligated to terminate the RMBS Servicer and either appoint a successor RMBS Servicer, as provided in the RMBS Master Servicing Agreement or assume the obligations of the RMBS Servicer under the RMBS Servicing Agreement. In accordance with the terms and conditions of the RMBS Servicing Agreement, the RMBS Servicer may not waive, modify or vary any term of any mortgage loan or consent to the postponement of any such term, or in any manner grant indulgence to any mortgagor unless the RMBS Servicer has obtained the prior written consent of the RMBS Master Servicer. In addition, the RMBS Master Servicer will have no obligation to oversee or supervise the activities of the HELOC Servicer or HELOC Back-Up Servicer in connection with the servicing of the HELOCs. Under no circumstances will the RMBS Master Servicer have any duty to become the successor to either the HELOC Servicer or HELOC Back-Up Servicer.

In addition, the RMBS Servicer shall be required to provide to the RMBS Master Servicer a liquidation report upon the foreclosure sale of any mortgaged property or the acquisition of a mortgaged property pursuant to a deed-in-lieu of foreclosure. If the RMBS Servicer has determined that there is a realized loss with respect to a mortgaged property, the RMBS Master Servicer shall review and approve all realized loss calculations contained in such liquidation report.

As compensation for its services under the RMBS Master Servicing Agreement, the RMBS Master Servicer shall be entitled to all investment income or other earnings on the funds on deposit in the Payment Account. The RMBS Master Servicer will also be entitled to reimbursement from the Trust Estate for certain expenses and other amounts prior to the payment of any amounts to the Noteholders.

RMBS Servicer and HELOC Servicer

American Home Mortgage Servicing, Inc., referred to herein as the RMBS Servicer, will act as the RMBS Servicer of the mortgage loans pursuant to the RMBS Servicing Agreement. The RMBS Servicer is a Maryland corporation. The RMBS Servicer is engaged in the business of servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia. The RMBS Servicer has been servicing mortgage loans since its incorporation in 1972. The RMBS Servicer may use subservicers with respect to all or a portion of the mortgage loans, although the RMBS Servicer is not using any subservicers as of June 1, 2006.

American Home Mortgage Servicing, Inc., when referred to in this free writing prospectus as the HELOC Servicer, will act as servicer with respect to the HELOCs. The HELOC Servicer has only been servicing HELOCs for a limited time. Accordingly, the HELOC Servicer does not have representative historical delinquency, bankruptcy, foreclosure or default experience that may be referred to for purposes of estimating the future delinquency and loss experience of the HELOCs. As a result, delinquencies and losses on the HELOCs may be higher than would otherwise be the case.

The HELOC Servicer may be terminated by, or with the consent of the Credit Enhancer upon the occurrence of a HELOC Servicing Termination Event.

The following table shows the size, composition, and growth of the Servicer’s portfolio of adjustable rate mortgage loans for the past three years:

Short Reset ARMs	Year Ending December 31, 2003	Year Ending December 31, 2004	Year Ending December 31, 2005	Year Ending March 31, 2006
Number of Loans	6,328	20,751	36,698	42,825
Principal Balance	$1,103,705,297	$4,762,653,643	$11,109,065,096	$13,801,968,216

Long Reset ARMs	Year Ending December 31, 2003	Year Ending December 31, 2004	Year Ending December 31, 2005	Year Ending March 31, 2006
Number of Loans	6,222	26,199	52,502	48,081
Principal Balance	$1,242,729,104	$5,780,463,715	$12,840,514,425	$11,791,605,056

Fixed Rate	Year Ending December 31, 2003	Year Ending December 31, 2004	Year Ending December 31, 2005	Year Ending March 31, 2006
Number of Loans	53,106	44,997	51,528	68,878
Principal Balance	$5,614,655,043	$5,420,160,991	$9,288,243,451	$10,658,794,478

Second Lien Fixed Rate	Year Ending December 31, 2003	Year Ending December 31, 2004	Year Ending December 31, 2005	Year Ending March 31, 2006
Number of Loans	1,031	5,853	13,766	19,328
Principal Balance	$37,484,704	$302,124,211	$877,804,059	$1,308,418,586

HELOCs	Year Ending December 31, 2003	Year Ending December 31, 2004	Year Ending December 31, 2005	Year Ending March 31, 2006
Number of Loans	NA	4,574	13,003	11,395
Principal Balance	NA	$265,434,663	$769,879,125	$675,232,073

With respect to the table above, a Short Reset ARM is any adjustable rate mortgage loan without an initial fixed rate period or with an initial fixed rate period of 3 years or less, and a Long Reset ARM is any adjustable rate mortgage loan with an initial fixed rate period of 5 years or more.

The RMBS Servicer and HELOC Servicer are not aware that any default or servicing related performance trigger has occurred as to any other securitization for which it acts as a master servicer, a servicer or a sub-servicer. The RMBS Servicer and HELOC Servicer is not aware of any material noncompliance with any applicable servicing criteria as to any other securitizations. The RMBS Servicer and HELOC Servicer outsources to various third-parties some of its obligations, including tracking of taxes and insurance and the management and sale of REO property. However, all servicing decisions are made by the RMBS Servicer and HELOC Servicer.

The RMBS Servicer and HELOC Servicer is an affiliate of American Home Mortgage Investment Corp., also referred to herein as American Home, a publicly-traded mortgage real estate investment trust that trades on the New York Stock Exchange under the symbol “AHM”. The financial statements of American Home may be found at www.sec.gov. The RMBS Servicer and HELOC Servicer is a “taxable REIT subsidiary” of American Home.

A description of the duties of the RMBS Servicer and HELOC Servicer, including each of the RMBS Servicer’s and HELOC Servicer’s process for handling delinquencies, losses, bankruptcies and recoveries, may be found under “Servicing of Mortgage Loans” in the prospectus.

Collections on the mortgage loans will be maintained in a payment clearing account for two days before being deposited into a specifically designated custodial account, segregated from the other assets of the securitization.

Because the mortgage loans are adjustable rate mortgage loans, the RMBS Servicer and HELOC Servicer will be required to change the calculation of the monthly payment on each mortgage loan. The RMBS Servicer and HELOC Servicer has procedures in place to change the amount of the monthly payment as reflected on the payment statements of the borrower.

The RMBS Servicer and HELOC Servicer may not waive, modify or vary any term of any Mortgage Loan or consent to the postponement of any such term, or in any manner grant indulgence to any Mortgagor unless the RMBS Servicer and HELOC Servicer has obtained the prior written consent of the Master Servicer, which consent shall not be unreasonably withheld. If the RMBS Servicer and HELOC Servicer reduces the borrower’s monthly payment, the amount payable to the Trust may be reduced.

The RMBS Servicer and HELOC Servicer does not have any custodial responsibility for the Mortgage Loans. The Indenture Trustee has sole custodial responsibility pursuant to the Indenture.

The RMBS Servicer and HELOC Servicer’s liability is described in “Servicing of Mortgage Loans— Certain Matters Regarding the Master Servicer and the Company” in the prospectus.

The RMBS Servicer and HELOC Servicer is not aware of any material legal proceeds pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities.

The RMBS Servicer and HELOC Servicer is an affiliate of the Originator.

The HELOC Back-Up Servicer

GMAC Mortgage Corporation, or GMACM, will be the HELOC Back-Up Servicer with respect to the HELOCs. GMACM is an indirect wholly-owned subsidiary of General Motors Acceptance Corporation and is one of the nation’s largest mortgage bankers. GMACM is engaged in the mortgage banking business, including the origination, purchase, sale and servicing of residential loans. The Certificates and the Notes do not represent an interest in or an obligation of GMACM.

GMACM maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682-1000.

In the event of a default by the HELOC Servicer under the HELOC Servicing Agreement, GMACM will be required to enforce any remedies against the HELOC Servicer, and shall either find a successor HELOC Servicer acceptable to the Credit Enhancer or shall assume primary servicing obligations for the HELOCs itself.

MORTGAGE LOAN ORIGINATION

The Originator

American Home Mortgage Investment Corp. is a Maryland corporation that originates mortgage loans through its direct and indirect wholly-owned subsidiaries. The Originator conducts lending through retail and wholesale loan production offices and its correspondent channel as well as its direct-to-consumer channel supported by the Originator’s call center. The Originator operates more than 600 retail and wholesale loan production offices located in 45 states and the District of Columbia and makes loans throughout all 50 states and the District of Columbia. The Originator has been originating mortgage loans since its incorporation in 1988, and has been originating hybrid mortgage loans since such date. The principal executive offices of the Originator are located at 538 Broadhollow Road, Melville, New York 11747.

The following table reflects the Originator’s originations of adjustable rate mortgage loans for the past three years:

Short Reset ARMs	Year Ending December 31, 2003	Year Ending December 31, 2004	Year Ending December 31, 2005	Quarter Ending March 31, 2006
Number of Loans	6,328	20,751	36,698	10,458
Principal Balance	$1,103,705,297	$4,762,653,643	$11,109,065,096	$4,021,135,047

Long Reset ARMs	Year Ending December 31, 2003	Year Ending December 31, 2004	Year Ending December 31, 2005	Quarter Ending March 31, 2006
Number of Loans	6,222	26,199	52,502	8,143
Principal Balance	$1,242,729,104	$5,780,463,715	$12,840,514,425	$2,377,361,891

Fixed Rate	Year Ending December 31, 2003	Year Ending December 31, 2004	Year Ending December 31, 2005	Quarter Ending March 31, 2006
Number of Loans	74,462	59,576	97,645	29,871
Principal Balance	$12,969,494,087	$10,586,364,298	$19,633,708,424	$5,920,875

Second Lien Fixed Rate	Year Ending December 31, 2003	Year Ending December 31, 2004	Year Ending December 31, 2005	Quarter Ending March 31, 2006
Number of Loans	5,170	13,150	41,309	12,353
Principal Balance	$165,036,843	$589,714,629	$2,398,946,831	$818,088,988

HELOCs	Year Ending December 31, 2003	Year Ending December 31, 2004	Year Ending December 31, 2005	Quarter Ending March 31, 2006
Number of Loans	1,077	6,781	11,907	1,360
Principal Balance	$59,956,566	$423,815,336	$820,071,908	$106,148,293

With respect to the table above, a Short Reset ARM is any adjustable rate mortgage loan without an initial fixed rate period or with an initial fixed rate period of 3 years or less, and a Long Reset ARM is any adjustable rate mortgage loan with an initial fixed rate period of 5 years or more.

The Originator is not aware of any material legal proceeds pending against it or against any of its property, including any proceedings known to be contemplated by governmental authorities material to the holders of the Notes.

Underwriting Guidelines

The following information generally describes the Originator's underwriting guidelines with respect to mortgage loans originated pursuant to its “conforming” or “prime” underwriting standards and its Alt-A underwriting guidelines.

The mortgage loans have been purchased or originated, underwritten and documented in accordance with the guidelines of Fannie Mae, Freddie Mac, the Federal Housing Administration (FHA), the Department of Veterans Affairs (VA), the US Department of Agriculture Guaranteed Rural Housing Program (GRH), Ginnie Mae, the underwriting guidelines of specific private investors, and the non-conforming or Alt-A underwriting guidelines established by the Originator. Conforming conventional loans must generally be approved by the Desktop Underwriter and Loan Prospector automated underwriting systems of Fannie Mae and Freddie Mac. FHA and VA loans are generally approved by these same automated underwriting systems.

The Originator's non-conforming underwriting guidelines are similar to those of the government sponsored enterprises Fannie Mae and Freddie Mac but these loans are “non-conforming” in that they may not conform to the maximum loan amounts and in some cases to the underwriting guidelines of Fannie Mae and Freddie Mac. These non-conforming loans do not conform to and are not insurable by the Federal Housing Administration nor can they be guaranteed by the Department of Veterans Affairs.

The Originator's underwriting philosophy is to weigh all risk factors inherent in the loan file, giving consideration to the individual transaction, borrower profile, the level of documentation provided and the property used to collateralize the debt. Because each loan is different, American Home expects and encourages underwriters to use professional judgment based on their experience in making a lending decision.

The Originator underwrites a borrower's creditworthiness based solely on information that The Originator believes is indicative of the applicant's willingness and ability to pay the debt they would be incurring.

The non-conforming loans are generally documented to the requirements of Fannie Mae and Freddie Mac in that the borrower provides the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets, other liabilities, etc. Certain non-conforming stated income or stated asset products allow for less verification documentation than Fannie Mae or Freddie Mac require. Certain non-conforming Alt-A products also allow for less verification documentation than Fannie Mae or Freddie Mac require. For these Alt-A products the borrower may not be required to verify employment income, assets required to close or both. For some other Alt-A products the borrower is not required to provide any information regarding employment income, assets required to close or both. Alt-A products with less verification documentation generally have other compensating factors such as higher credit score or lower loan-to-value requirements.

The Originator obtains a credit report that summarizes each borrower's credit history. The credit report contains information from the three major credit repositories, Equifax, Experian and TransUnion. These companies have developed scoring models to identify the comparative risk of delinquency among applicants based on characteristics within the applicant's credit report. A borrower's credit score represents a comprehensive view of the borrower's credit history risk factors and is indicative of whether a borrower is likely to default on a loan. Some of the factors used to calculate credit scores are a borrower's incidents of previous delinquency, the number of credit accounts a borrower has, the amount of available credit that a borrower has utilized, the source of a borrower's existing credit, and recent attempts by a borrower to obtain additional credit. Applicants who have higher credit scores will, as a group, have fewer defaults than those who have lower credit scores. The minimum credit score allowed by the Originator’s non-conforming loan guidelines for these loans is 620 and the average is typically over 700. For the Originator’s Alt-A products, the minimum credit score is generally 580. If the borrowers do not have a credit score they must have an alternative credit history showing at least three trade lines with no payments over 60 days past due in the last 12 months.

In addition to reviewing the borrower's credit history and credit score, the Originator’s underwriters closely review the borrower's housing payment history. In general, for non-conforming loans the borrower should not have made any mortgage payments over thirty days after the due date for the most recent twelve months. In general, for Alt-A loans the borrower may have no more than one payment that was made over thirty days after the due date for the most recent twelve months.

In order to determine if a borrower qualifies for a non-conforming loan, the loans have been either approved by Fannie Mae's Desktop Underwriter or Freddie Mac's Loan Prospector automated underwriting systems or they have been manually underwritten by the Originator’s underwriters. The Originator’s Alt-A loan products have been approved manually by contract underwriters provided by certain mortgage insurance companies. American Home Solutions products must receive an approval from the Assetwise automated underwriting system. For manually underwritten loans, the underwriter must ensure that the borrower's income will support the total housing expense on an ongoing basis. Underwriters may give consideration to borrowers who have demonstrated an ability to carry a similar or greater housing expense for an extended period. In addition to the monthly housing expense the underwriter must evaluate the borrower's ability to manage all recurring payments on all debts, including the monthly housing expense. When evaluating the ratio of all monthly debt payments to the borrower's monthly income (debt-to-income ratio), the underwriter should be aware of the degree and frequency of credit usage and its impact on the borrower's ability to repay the loan. For example, borrowers who lower their total obligations should receive favorable consideration and borrowers with a history of heavy usage and a pattern of slow or late payments should receive less flexibility.

Every American Home mortgage loan is secured by a property that has been appraised by a licensed appraiser in accordance with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation. The appraisers perform on site inspections of the property and report on the neighborhood and property condition in factual and specific terms. Each appraisal contains an opinion of value that represents the appraiser's professional conclusion based on market data of sales of comparable properties, a logical analysis with adjustments for differences between the comparable sales and the subject property and the appraiser's judgment. In addition, each appraisal is reviewed for accuracy and consistency by an underwriter of the Originator or a mortgage insurance company contract underwriter.

The appraiser's value conclusion is used to calculate the ratio (loan-to-value) of the loan amount to the value of the property. For loans made to purchase a property this ratio is based on the lower of the sales price of the property and the appraised value. The Originator sets various maximum loan-to-value ratios based on the loan amount, property type, loan purpose and occupancy of the subject property securing the loan. In general, the Originator requires lower loan-to-value ratios for those loans that are perceived to have a higher risk, such as high loan amounts, loans in which additional cash is being taken out on a refinance transaction or loans on second homes. A lower loan-to-value ratio requires a borrower to have more equity in the property which is a significant additional incentive to the borrower to avoid default on the loan. In addition, for all conventional loans in which the loan-to-value ratio exceeds 80%, the Originator requires that the loan be insured by a private mortgage insurance company that is approved by Fannie Mae and Freddie Mac. Loans with higher loan-to-value ratios require higher coverage levels. For example, non-conforming loans with loan-to-value ratios of 85%, 90% and 95% require mortgage insurance coverage of 12%, 25% and 30%, respectively. Alt-A loans with full or alternative documentation and loan-to-value ratios of 85%, 90%, 95% and 97% require mortgage insurance coverage of 12-20%, 25%, 30% and 35%, respectively. Alt-A loans with loan-to-value ratios up to 100% require 35% coverage.

The Originator realizes that there may be some acceptable quality loans that fall outside published guidelines and encourages “common sense” underwriting. Because a multitude of factors are involved in a loan transaction, no set of guidelines can contemplate every potential situation. Therefore, each case is weighed individually on its own merits and exceptions to the Originator’s underwriting guidelines are allowed if sufficient compensating factors exist to offset any additional risk due to the exception.

FICO Scores

The FICO Score is a statistical ranking of likely future credit performance developed by Fair, Isaac & Company (“Fair, Isaac”) and the three national credit repositories-Equifax, Trans Union and First American (formerly Experian which was formerly TRW). The FICO Scores available from the three national credit repositories are calculated by the assignment of weightings to the most predictive data collected by the credit repositories and range from the 300’s to the 900’s. Although the FICO Scores are based solely on the information at the particular credit repository, such FICO Scores have been calibrated to indicate the same level of credit risk regardless of which credit repository is used. The FICO Scores is used along with, but not limited to, mortgage payment history, seasoning on bankruptcy and/or foreclosure, and is not a substitute for the underwriter’s judgment.

Representations and Warranties

In the Mortgage Loan Purchase Agreement, pursuant to which the Depositor purchased the mortgage loans from the Sponsor, the Sponsor made certain representations and warranties to the Depositor concerning the mortgage loans. The Indenture Trustee will be assigned all right, title and interest in the Mortgage Loan Purchase Agreement insofar as they relate to such representations and warranties made by the Sponsor.

The representations and warranties of the Sponsor with respect to the mortgage loans include the following, among others:

(1) As of the Cut-Off Date, the information set forth in the mortgage loan schedule is true, complete and correct in all material respects as of the date such representation was made;

(2) Each Mortgage Loan was originated or funded by (a) a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority (or originated by (i) a subsidiary of any of the foregoing institutions which subsidiary is actually supervised and examined by applicable regulatory authorities or (ii) a mortgage loan correspondent of any of the foregoing and that was originated pursuant to the criteria established by any of the foregoing) or (b) a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, as amended, and the Mortgage Loans are currently being serviced in accordance with accepted servicing practices;

(3) Immediately prior to the sale of the mortgage loans pursuant to the Mortgage Loan Purchase Agreement, the Sponsor was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and as of the Closing Date, or as of another specified date, is conveying the same to the Depositor free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, mechanics’ lien, assessment, claim or security interest, and the Sponsor has full right and authority to sell and assign each mortgage loan pursuant to the Mortgage Loan Purchase Agreement;

(4) As of the Closing Date, the improvements on each Mortgaged Property securing a Mortgage Loan are insured (by an insurer which is acceptable to the Sponsor) against loss by fire, flood and such hazards as are covered under a standard extended coverage endorsement in the locale in which the Mortgaged Property is located, in an amount which is not less than the lesser of the maximum insurable value of the improvements securing such Mortgage Loan or the outstanding principal balance of the Mortgage Loan, but in no event in an amount less than an amount that is required to prevent the Mortgagor from being deemed to be a co-insurer thereunder;

(5) Except to the extent insurance is in place which will cover such damage, the physical property subject to any Mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property;

(6) The Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

(7) A lender’s title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each Mortgage Loan was created by a title insurance company which, to the best of the Sponsor’s knowledge, was qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring the Sponsor and its successors and assigns that the Mortgage is a first priority lien on the related Mortgaged Property in the original principal amount of the Mortgage Loan. The Sponsor is the sole insured under such lender’s title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable;

(8) As of the Closing Date there is no monetary default existing under any mortgage or the related mortgage note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Sponsor nor any of its respective affiliates has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the mortgage loan;

(9) The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, (i) if required by law in the jurisdiction where the Mortgaged Property is located, or (ii) to protect the interests of the Indenture Trustee on behalf of the Noteholders; and

(10) At the time of origination, each Mortgaged Property was the subject of an appraisal which conformed to the underwriting requirements of the originator of the Mortgage Loan and, the appraisal is in a form acceptable to Fannie Mae or FHLMC.

In the case of a breach of any representation or warranty set forth above which materially and adversely affects the value of the interests of Noteholders or the Indenture Trustee in any of the mortgage loans, within 90 days from the date of discovery or notice from the Indenture Trustee, the Depositor, the Securities Administrator or the Sponsor, the Sponsor will (i) cure such breach in all material respects, (ii) provide the Indenture Trustee with a substitute mortgage loan (if within two years of the Closing Date) or (iii) purchase the related mortgage loan at the applicable Repurchase Price. The obligations of the Sponsor to cure, purchase or substitute shall constitute the Indenture Trustee’s sole and exclusive remedy respecting a breach of such representations and warranties.

HELOC ORIGINATION

The HELOCs were originated in accordance with American Home’s Underwriting Guidelines.

Underwriting Guidelines

The following information generally describes American Home’s underwriting guidelines with respect to HELOCs originated pursuant to its HELOC Stated Income/Full Asset Verification Second Mortgage Loans Program and its HELOC Full/Alternative Documentation Second Mortgage Loans Program, referred to as the SIFA Program and the FIFA Program, respectively, in this free writing prospectus.

Asset/Reserve, Income and Employment Verification

Under the SIFA Program, verification of income is waived, but must be disclosed accurately and must be deemed reasonable and consistent with borrower’s profession or occupation. The SIFA Program is available for salaried and self employed borrowers, including borrowers with commission income. Salaried borrowers must have been in the same line of work for a minimum of two years and employment status must be verified verbally. Self employed borrowers must have been in the same business at the same location for a minimum of two years, must own 25% or more of a business, or be the owner of a sole proprietorship, corporation or partnership. Self employment must be verified by either (i) a valid business license reflecting a minimum of two years of self-employment or (ii) a neutral third party, such as a CPA, regulatory agency or professional organization. The source of all unearned or passive income must be verified through Full/Alternative documentation if it constitutes 50% or more of the qualifying income. If the amount of passive income constitutes less than 50% of the qualifying income, the source only need be stated and not verified, as long as the amount of income claimed is reasonable based on the profile of the borrower.

The borrower is required to provide six months principal interest, taxes and insurance (total housing payment, including first and second liens) in verified liquid assets after close of escrow. The borrower must also supply two months’ bank statements. Loan proceeds are not an acceptable source of reserves, and cash-out proceeds from a refinance may not be used to meet the reserve requirement. Accounts in the name of a corporation or partnership, or other party, and stock in a closely held corporation are not acceptable assets.

Full documentation under the FIFA Program is available for salaried and self employed borrowers, including borrowers with commission income, and is generally documented to the requirements of Fannie Mae in that the borrower provides the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets and other liabilities, except that (A) salaried borrowers must (i) have been employed in the same field for two years, or if the borrower has an employment history less than two years and was in school or the military, a diploma or discharge papers must be provided, (ii) explain employment gaps of more than 30 days in writing and (iii) provide computer generated paystubs and W-2’s and (B) self-employed borrowers must (i) submit two years’ most recent personal and business tax returns to verify that the borrower has been in the same business, at the same location for a minimum of two years, (ii) submit a year-to-date profit and loss statement dated within five months of the time of closing and (iii) own 25% or more of a business, or be the owner of a sole proprietorship, corporation or partnership.

Alternative documentation is available for salaried borrowers only. When originating an equity loan simultaneously with a conforming loan amount first mortgage that was underwritten through Fannie Mae’s Desktop Underwriter or Freddie Mac’s Loan Prospector and received an Approve/Eligible or Accept result, respectively, the equity loan may be delivered with the same documentation required by the automated underwriting system certificate for the first lien so long as a copy of the automated underwriting system approval and the HUD-1 from the first lien are included in the second mortgage file, except that property inspection waivers are not permitted. When originating an equity loan simultaneously with a non-conforming loan amount first mortgage that has been approved by American Home, the documentation requirement guidelines of the first mortgage loan are followed for the equity loan. When originating a stand alone equity loan, borrowers with credit scores of 680 or greater need only provide the following: (i) when salaried, one month’s pay stub and verbal verification of a minimum of two years of employment history; (ii) when salaried with overtime or bonus, one month’s pay stub and verbal verification of a minimum of two years of employment history and the most recent year’s W-2 or a completed verification of employment with a breakdown of overtime and/or bonus income; (iii) when salaried with commission income, one month’s pay stub and verbal verification of a minimum of two year’s employment history and the most recent year’s tax return and IRS form 4506T; or (iv) when self-employed, the most recent year’s personal and business tax returns, verification of two years of self-employment and IRS form 4506T.

When the home equity line of credit is used as a first lien, two months of principal, interest, taxes and insurance reserves are required, and cash-out proceeds from a refinance may not be used to meet the reserve requirement. Reserve requirements are not applicable to piggyback or stand alone transactions in a subordinate position.

Credit Criteria

The originator obtains a credit report that summarizes each borrower’s credit history. The credit report contains information from the three major credit repositories, Equifax, Experian and TransUnion. These companies have developed scoring models to identify the comparative risk of delinquency among applicants based on characteristics within the applicant’s credit report. A borrower’s credit score represents a comprehensive view of the borrower’s credit history risk factors and is indicative of whether a borrower is likely to default on a loan. Some of the factors used to calculate credit scores are a borrower’s incidents of previous delinquency, the number of credit accounts a borrower has, the amount of available credit that a borrower has utilized, the source of a borrower’s existing credit, and recent attempts by a borrower to obtain additional credit. Applicants who have higher credit scores will, as a group, have fewer defaults than those who have lower credit scores.

Under the SIFA Program, the lowest middle score, or the lower of two scores, of all borrowers is used, and all borrowers must have a minimum credit score of 620.

Under the FIFA Program, the lower of two credit scores or the middle of three credit scores for the highest wage earner is used (or if borrowers’ incomes are equal, the lowest score of all borrowers is used), and all borrowers must have a minimum credit score of 620.

Each borrower under both programs must meet the following criteria:

•	Minimum established credit must cover at least two years of credit history;

•
three trade lines must be established, and at least one of them must be currently open and not be a collection or a charge-off, and one of the three trade lines must have had activity in the last six months;

•
for credit scores greater than or equal to 720, no foreclosures or bankruptcies within the last seven years, and for credit scores between 620 and 719, no foreclosures or bankruptcies within the last five years (all with a minimum of twenty-four months of re-established credit that must include 3 trade lines in addition to the existing first mortgage with satisfactory payment rating, excluding accounts opened prior to the bankruptcy or foreclosure, and there may be no delinquencies after the bankruptcy or foreclosure);

•
borrower has not participated in a consumer credit counseling plan within the last two years (with a minimum of twenty-four months of re-established credit that must include 3 trade lines in addition to the existing first mortgage with satisfactory payment rating, excluding accounts opened prior to the bankruptcy or foreclosure, and there may be no delinquencies after the bankruptcy or foreclosure);

•
for credit scores greater than or equal to 720, no mortgage payments thirty days or more delinquent within the last twenty-four months, and for credit scores between 680 and 719, no mortgage payments thirty days or more delinquent within the last twelve months, and under the SIFA Program, for credit scores between 620 and 679, no mortgage payments thirty days or more delinquent within the last twelve months, and under the FIFA Program, for credit scores between 620 and 679, no more than one mortgage payment thirty days or more delinquent within the last twelve months;

•	for credit scores between 620 and 659, no more than three payment delinquencies of 30 days or more on any trade lines within the past year; and

•
for major adverse credit that is open or has been paid within the last twelve months, which includes collections, charge-off accounts, judgments, liens, repossessions, garnishments and ninety-day delinquencies, for credit scores greater than or equal to 720, with prior approval only if over $200, and for credit scores between 620 and 719, with prior approval only if over $500 (and all must be paid at closing).

Maximum LTV/CLTV

The maximum loan-to-value and combined loan-to-value requirements are limited based on the loan amount, property type, borrower’s credit score, and underwriting documentation used as specified below.

The SIFA Program

Loans made for the purpose of purchasing or refinancing one unit condos used as a residence have a maximum loan amount of $150,000 and a maximum loan-to-value ratio that depends on the borrower’s credit score. A maximum total combined lien of $750,000 applies when the loan-to-value ratio is 100%. Property value limits also vary with the borrower’s credit score.

The FIFA Program

Loans made for the purpose of purchasing or refinancing PUDs and low-rise condos used as a primary residence have maximum loan amounts which range from $100,000 to $1,000,000 and vary based on the loan-to-value ratios and the borrower’s credit score. of $150,000 and a maximum loan-to-value ratio that depends on the borrower’s credit score. Maximum total combined lien restrictions also apply.

Loans made for the purpose of purchasing or refinancing high-rise condos used as a primary residence have maximum loan amounts which range from $100,000 to $500,000 and vary based on loan-to-value ratios and the borrower’s credit score.

Loans made for the purchasing or refinancing two-unit properties used as a primary residence have maximum loan amounts which range from $100,000 to $1,000,000.

Loans made for the purpose of purchasing or refinancing 3-4 unit properties used as a primary residence have a maximum loan amount of $150,000 with a permitted loan-to-value ratio that varies with the borrower’s credit score.

Loans made for the purpose of purchasing or refinancing second homes or investment property have a maximum loan amount of $150,000 with a permitted loan-to-value ratio that varies with the borrower’s credit score. Manufactured homes and 2-4 unit properties are not permitted second homes or investment properties under the program.

First Mortgage Requirements

For second lien HELOCs, the following additional requirements apply with respect to the first lien mortgage:

The first lien mortgage may be one of the following:

•	Conventional loan;

•	FHA or VA loan (for stand alone transactions only); or

•
Balloon loan, as long as the balloon loan has at least 36 months remaining on its current term, amortizes over 30 years and is a seven-year balloon or a five-year balloon with respect to a piggyback or stand alone transaction, respectively.

The first lien mortgage may not be one of the following:

•	private party first lien;

•	contract for deed, a contract for purchase or a land contract;

•	first lien HELOC;

•	all inclusive trust deed;

•	reverse mortgage or a loan that provides for future advances;

•	recapture lien or bonds with recapture taxes;

•	negative amortization;

•	FNMA Flex 100 loan; or

•	California Veteran loan.

Appraisal Requirements

The appraisal requirement for the SIFA Program is dependent upon the loan amount and is as follows:

Max Loan Amount / Property Value	(> 720)	(680 - 719)	(640 - 679)	(620 - 639)
Loans ≤ $100,000	2055 Exterior	2055 Exterior	2055 Exterior	2055 Exterior
Loans > $100,000	Full Appraisal	Full Appraisal	Full Appraisal	Full Appraisal
Value > $800,000	Full Appraisal	Full Appraisal	Full Appraisal	Full Appraisal

The appraisal requirement for the FIFA Program is dependent upon the loan amount and is as follows:

Max Loan Amount / Property Value	(≥ 720)	(680 - 719)	(640 - 679)	(620 - 639)
Loans ≤ $30,000	Stated Value2 or	Stated Value2 or	2055 Exterior	2055 Exterior
	2055 Exterior3	2055 Exterior3
Loans ≤ $100,000	2055 Exterior1,3	2055 Exterior1,3	2055 Exterior1	2055 Exterior1
Loans > $100,000	Full Appraisal	Full Appraisal	Full Appraisal	Full Appraisal
Value > $800,000	Full Appraisal	Full Appraisal	Full Appraisal	Full Appraisal

(1) Two to four unit properties are not eligible for Form 2055 Exterior and must use Form 1025/72, Small Residential Income Property Appraisal Report.

(2) Stated Value is allowed with the following restrictions and must be indicated on the Uniform Underwriting Transmittal Summary (1008):

•	100% CLTV pricing.

•	Owner-occupied SFRs or detached PUDs only.

•	Second homes are not allowed.

•	First lien HELOC’s are not allowed.

•	Requires minimum twelve-month property seasoning.

•	Must use tax assessed value if property is located in Kansas.

•	Stated Value is not allowed in the States of New York and West Virginia.

(3) Piggyback transactions may allow the use of FNMA or FHLMC reduced appraisal forms #2075 or #2070. The simultaneously closing first lien must be a conforming loan amount, which must be underwritten through DU or LP and receive an Approve/Eligible or Accept result. The reduced appraisal form’s eligibility must be indicated on the AUS certificate for the first lien.

ADDITIONAL INFORMATION

The description of the mortgage pool and the mortgaged properties in this free writing prospectus, including Schedule A hereto, is based upon the mortgage pool as constituted at the close of business on the Cut-off Date, as adjusted for the stated principal payments due on or before this date. Prior to the issuance of the Notes, mortgage loans and HELOCs may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the Depositor deems this removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans and HELOCs may be included in the mortgage pool prior to the issuance of the Certificates unless including these mortgage loans or HELOCs would materially alter the characteristics of the mortgage pool as described in this free writing prospectus. The Depositor believes that the information set forth in this free writing prospectus will be representative of the characteristics of the mortgage pool as it will be constituted at the time the Notes are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans and HELOCs may vary. In no event, however, will more than 5% (by principal balance at the Cut-off Date) of the mortgage loans or HELOCs deviate from the characteristics of the mortgage loans and HELOCs set forth in this free writing prospectus.

STATIC POOL INFORMATION

Static pool information material to this offering may be found at https://www.americanhm.com/StaticPools/AHM2006-2.aspx.  The Sponsor does not have any material static pool information with respect to any mortgage loans of the same type as those included in the trust fund originated by it prior to January 1, 2006, because all or substantially all of these mortgage loans originated by the Sponsor prior to that time were sold on a servicing released basis, and such information may not be obtained without unreasonable effort or expense. With respect to any of these mortgage loans originated by the Sponsor on or after January 1, 2006, the static pool information provided includes information solely for those mortgage loans which are currently being serviced by an affiliate of the Sponsor and not for any mortgage loans which have been sold on a servicing released basis.

The static pool information contained in this free writing prospectus contains vintage information for the previous three years. The sponsor has determined that information provided solely from prior securitized pools does not adequately reflect the historical experience of mortgage loans acquired by the sponsor with the characteristics of the mortgage loans included in the trust fund.

DESCRIPTION OF THE NOTES

General

The American Home Mortgage Investment Trust 2006-2, Mortgage-Backed Notes, Series 2006-2, will consist of thirty-eight classes of Notes, thirty-one of which are offered pursuant to this free writing prospectus and the corresponding REMIC Notes. The Class II-M-4, Class II-M-5, Class III-M-3, Class III-M-4, Class III-M-5, Class III-M-6 and Class IV-M-7 Notes are not offered pursuant to this free writing prospectus.

The Class I-A Notes and Class I-M Notes represent an interest solely in the Group I Loans. The Class I-A Notes and the Class I-M Notes are not entitled to any payments from the Group II, Group III, Group IV or Group V Loans. Payments of principal on the Class II-A-1 and Class II-A-2 Notes will be made first from payments received from the Group II-1 Loans and Group II-2 Loans, respectively.

The Class II-A-1A, Class II-A-1B and Class II-A-1C Notes represent an interest primarily in the Group II-1 Loans. The Class II-A-2 Notes represent an interest primarily in the Group II-2 Loans. The Class II-M Notes represent an interest in both the Group II-1 Loans and Group II-2 Loans. The Class II-A Notes and the Class II-M Notes are not entitled to payments from the Group I, Group III, Group IV or Group V Loans.

The Class III-A Notes and Class III-M Notes represent an interest solely in the Group III Loans. The Class III-A Notes and the Class III-M Notes are not entitled to any payments from the Group II, Group II, Group IV or Group V Loans.

The Class IV-A Notes and Class IV-M Notes represent an interest solely in the Group IV Loans. The Class IV-A Notes and the Class IV-M Notes are not entitled to any payments from the Group II, Group II, Group III or Group V Loans.

The Class V-A Notes represent an interest solely in the Group V Loans. The Class V-A Notes are not entitled to any payments from the Group I, Group II, Group III or Group IV Loans.

The Trust Certificate, which is not offered hereby, will be entitled to payments on any Payment Date only after all required payments have been made on the Notes. The principal balance of the Trust Certificate as of any date of determination will be equal to the aggregate Stated Principal Balance of the mortgage loans minus the aggregate Note Principal Balance of all the Notes. The Trust Certificate will be entitled to payments as provided in the Agreements. Any such amounts will not be retained by the Servicer as additional compensation.

Notwithstanding any other language in the Agreements, any potential for payment of principal amounts from a loan group with respect to Loan Group II to the non-related Group II Notes is a type of credit enhancement only, which has the effect of providing limited cross-collateralization.

The Notes will be issued by the Trust, the assets of which on the Closing Date will consist of the following:

•
all of the Issuing Entity’s right, title and interest in and to the mortgage loans, the related mortgage notes, mortgages and other related documents, including all interest and principal due with respect to the mortgage loans after the Cut-off Date, but excluding any payments of principal or interest due on or prior to the Cut-off Date excluding pre-payment penalties;

•	any mortgaged properties acquired on behalf of the trust by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon;

•
three Cap Contracts, one of which will be used to make interest payments on the Class II-A-1 Notes, one of which will be used to make interest payments on the Class II-M Notes and one of which will be used to make interest payments on the Class III-A-1 Notes;

•	one Swap Agreement, which will cover basis risk shortfalls, Net WAC Shortfall Carryforward Amounts and certain realized losses on the Class IV-A Notes and Class IV-M Notes;

•	the rights of the trust under all insurance policies required to be maintained pursuant to the RMBS Servicing Agreement;

•	the rights of the Depositor under the Mortgage Loan Purchase Agreement;

•	such assets relating to the mortgage loans as from time to time may be held in the Protected Account and the Payment Account;

•
the rights with respect to the RMBS Master Servicing Agreement, the RMBS Servicing Agreement, the HELOC Back-Up Servicing Agreement and the HELOC Servicing Agreement, each to the extent assigned to the Issuing Entity; and

•	any proceeds of the foregoing.

The aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date, after application of scheduled payments due whether or not received, is approximately $346,249,588, $64,439,865, $70,360,146, $183,798,431, $242,416,224 and $57,910,569, for Loan Group I, Loan Group II-1, Loan Group II-2, Loan Group III, Loan Group IV and Loan Group V, respectively, and $134,800,011 for Loan Group II in the aggregate, subject to a permitted variance as described in this free writing prospectus under “Additional Information.”

Each class of Notes will have the initial Note Principal Balance as set forth on page S-6 hereof and will have the Note Interest Rate as defined under “Glossary” in this free writing prospectus.

The Offered Notes will be issued, maintained and transferred on the book-entry records of DTC, Clearstream and Euroclear and their participants in minimum denominations representing Note Principal Balances of $100,000 and integral multiples of $1 in excess thereof. The Notes will be issued as global notes. See “Description of the Notes—Form of Notes” and “—Global Securities” in the base prospectus.

Book-entry Notes

The Offered Notes will initially be issued in book-entry form and are referred to herein as the Book-entry Notes. Holders of the Book-entry Notes may elect to hold their Notes through DTC in the United States, or Clearstream Banking, société anonyme, formerly known as Cedelbank SA, or Clearstream, or Euroclear, in Europe if they are participants of their systems, or indirectly through organizations which are participants in their systems. The Book-entry Notes will be issued in one or more securities which equal the aggregate Note Principal Balance of the Notes and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC. Investors may hold the beneficial interests in the Book-entry Notes in minimum denominations of $100,000 and integral multiples of $1 in excess thereof. Except as described below, no beneficial owner of the Book-entry Notes will be entitled to receive a physical note, or definitive note, representing the security. Unless and until definitive notes are issued, it is anticipated that the only holder of the Book-entry Notes will be Cede & Co., as nominee of DTC. Note Owners will not be holders as that term is used in the Agreements.

A Note Owner's ownership of a Book-entry Security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the Note Owner's account for that purpose. In turn, the financial intermediary's ownership of the Book-entry Notes will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the Note Owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

Note Owners will receive all payments of principal and interest on the Book-entry Notes from the Securities Administrator through DTC and DTC participants. While the Book-entry Notes are outstanding, except under the circumstances described below, under the DTC rules, regulations and procedures, DTC is required to make book-entry transfers among participants on whose behalf it acts in connection with the Book-entry Notes and is required to receive and transmit payments of principal and interest on the Book-entry Notes.

Participants and indirect participants with whom Note Owners have accounts for Notes are similarly required to make book-entry transfers and receive and transmit the payments on behalf of their respective Note Owners. Accordingly, although Note Owners will not possess definitive notes, the DTC rules provide a mechanism by which Note Owners will receive payments and will be able to transfer their interest.

Note Owners will not receive or be entitled to receive definitive notes representing their respective interests in the Book-entry Notes, except under the limited circumstances described below. Unless and until definitive notes are issued, Note Owners who are not participants may transfer ownership of Book-entry Notes only through participants and indirect participants by instructing the participants and indirect participants to transfer the Book-entry Notes, by book-entry transfer, through DTC for the account of the purchasers of the Book-entry Notes, which account is maintained with their respective participants. Under the DTC rules and in accordance with DTC's normal procedures, transfers of ownership of Notes will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Note Owners.

Under a book-entry format, Note Owners may experience delays in their receipt of payments, since the payments will be made by the Securities Administrator to Cede & Co., as nominee for DTC. Payments on Book-entry Notes held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a Note Owner to pledge Book-entry Notes to persons or entities that do not participate in the depositary system, or otherwise take actions relating to the Book-entry Notes, may be limited due to the lack of physical notes for the Book-entry Notes. In addition, issuance of the Book-entry Notes in book-entry form may reduce the liquidity of the Book-entry Notes in the secondary market since some potential investors may be unwilling to purchase securities for which they cannot obtain physical notes.

DTC has advised the Securities Administrator and the Note Registrar that, unless and until definitive notes are issued, DTC will take any action permitted to be taken by a Noteholder under the Agreements only at the direction of one or more financial intermediaries to whose DTC accounts the Book-entry Notes are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the Book-entry Notes. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by Noteholders under the Agreements on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some Notes which conflict with actions taken relating to other Notes.

Definitive notes will be issued to Note Owners or their nominees, respectively, rather than to DTC or its nominee, only if (1) the Depositor advises the Securities Administrator or the Note Registrar in writing that DTC is no longer willing or able to properly discharge its responsibilities as clearing agency with respect to the Book-entry Notes and the Depositor is unable to locate a qualified successor within 30 days or (2) the Depositor, at its option (with the consent of the Securities Administrator, such consent not to be unreasonably withheld), elects to terminate the book-entry system through DTC. Additionally, after the occurrence of an event of default under the Indenture, any Note Owner materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the Indenture, receive a definitive note evidencing such Note Owner's percentage interest in the related class of Notes.

Upon its receipt of notice of the occurrence of any event described in the immediately preceding paragraph, the Note Registrar is required to request that DTC notify all Note Owners through its participants of the availability of definitive notes. Upon surrender by DTC of the global note or definitive note representing the Book-entry Notes and receipt of instructions for re-registration, the Note Registrar will reissue the Book-entry Notes as definitive notes issued in the respective Note Principal Balances owned by individual Note Owners, and thereafter the Note Registrar, the Securities Administrator and the Indenture Trustee will recognize the holders of definitive notes as Noteholders under the Agreements.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time. See Annex I to this free writing prospectus.

The Depositor, the Issuing Entity, the RMBS Master Servicer, the RMBS Servicer, the HELOC Servicer, the Sponsor, the Indenture Trustee, the Note Registrar, the Securities Administrator and the Owner Trustee will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-entry Notes held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests or transfers thereof.

For additional information regarding DTC, Clearstream, Euroclear and the Notes, see “Description of the Notes—Form of Notes” and “—Global Securities” in the prospectus.

Interest and Principal Payments on the Notes

The following describes distributions to be made to the Notes.

Interest Payments on the Class I-A Notes and Class I-M Notes

On each Payment Date, the Securities Administrator shall withdraw from the Payment Account the related Available Funds for such Payment Date and make the following payments, in the order of priority described below, in each case to the extent of the related Available Funds remaining for such Payment Date, to the extent described below:

(1)
concurrently on a pro rata basis, based on their respective entitlement, to the holders of the Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Notes the related Accrued Note Interest for each such class for such Payment Date, plus any related Unpaid Interest Shortfall for such Payment Date;

(2)	from the remaining related Available Funds for such Payment Date, to the holders of the Class I-M-1 Notes, the related Accrued Note Interest for such class for such Payment Date;

(3)	from the remaining related Available Funds for such Payment Date, to the holders of the Class I-M-2 Notes, the related Accrued Note Interest for such class for such Payment Date;

(4)	from the remaining related Available Funds for such Payment Date, to the holders of the Class I-M-3 Notes, the related Accrued Note Interest for such class for such Payment Date;

(5)	from the remaining related Available Funds for such Payment Date, to the holders of the Class I-M-4 Notes, the related Accrued Note Interest for such class for such Payment Date;

(6)	from the remaining related Available Funds for such Payment Date, to the holders of the Class I-M-5 Notes, the related Accrued Note Interest for such class for such Payment Date;

(7)	from the remaining related Available Funds for such Payment Date, to the holders of the Class I-M-6 Notes, the related Accrued Note Interest for such class for such Payment Date; and

(8)	any remainder as part of the Net Monthly Excess Cashflow for the Group I Loans to be allocated as described under “- Overcollateralization Provisions for Loan Group I” below.

Principal Payments on the Class I-A Notes and Class I-M Notes

On each Payment Date (a) prior to the related Stepdown Date or (b) on which a related Trigger Event is in effect, the holders of each class of Class I-A Notes and Class I-M Notes shall be entitled to receive payments in respect of principal to the extent of the related Principal Distribution Amount in the following amounts and order of priority:

(1)	the related Principal Distribution Amount shall be distributed to the Class I-A Notes, as described below, until the aggregate Note Principal Balance of the Class I-A Notes has been reduced to zero;

(2)	any remaining related Principal Distribution Amount, to the Class I-M-1 Notes until the Note Principal Balance of such Class is reduced to zero;

(3)	any remaining related Principal Distribution Amount, to the Class I-M-2 Notes until the Note Principal Balance of such Class is reduced to zero;

(4)	any remaining related Principal Distribution Amount, to the Class I-M-3 Notes until the Note Principal Balance of such Class is reduced to zero;

(5)	any remaining related Principal Distribution Amount, to the Class I-M-4 Notes until the Note Principal Balance of such Class is reduced to zero;

(6)	any remaining related Principal Distribution Amount, to the Class I-M-5 Notes until the Note Principal Balance of such Class is reduced to zero;

(7)	any remaining related Principal Distribution Amount, to the Class I-M-6 Notes until the Note Principal Balance of such Class is reduced to zero; and

(8)	any remainder as part of the Net Monthly Excess Cashflow for the Group I Loans to be allocated as described under “- Overcollateralization Provisions for Loan Group I” below.

On each Payment Date (a) on or after the related Stepdown Date and (b) on which a related Trigger Event is not in effect, the holders of each class of Class I-A Notes and Class I-M Notes shall be entitled to receive payments in respect of principal to the extent of the related Principal Distribution Amount in the following amounts and order of priority:

(1)	the Class I-A Principal Distribution Amount shall be distributed to the Class I-A Notes until the aggregate Note Principal Balance of the Class I-A Notes has been reduced to zero;

(2)
any remaining related Principal Distribution Amount shall be distributed to the Class I-M-1 Notes, up to the Class I-M-1 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

(3)
any remaining related Principal Distribution Amount shall be distributed to the Class I-M-2 Notes, up to the Class I-M-2 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

(4)
any remaining related Principal Distribution Amount shall be distributed to the Class I-M-3 Notes, up to the Class I-M-3 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

(5)
any remaining related Principal Distribution Amount shall be distributed to the Class I-M-4 Notes, up to the Class I-M-4 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

(6)
any remaining related Principal Distribution Amount shall be distributed to the Class I-M-5 Notes, up to the Class I-M-5 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

(7)
any remaining related Principal Distribution Amount shall be distributed to the Class I-M-6 Notes, up to the Class I-M-6 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero; and

(8)	any remainder as part of the Net Monthly Excess Cashflow for the Group I Loans to be allocated as described under “- Overcollateralization Provisions for Loan Group I” below.

Any amounts in respect of principal distributable to the Class I-A Notes as provided above shall be distributed concurrently, on a pro rata basis, based on the aggregate Note Principal Balance thereof, (i) sequentially to the Class I-A-1, Class I-A-2 and Class I-A-3 Notes, in that order, in each case in reduction of the Note Principal Balance thereof, until reduced to zero, and (ii) to the Class I-A-4 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; provided, however, that if on any payment date the aggregate Note Principal Balance of the Class I-M Notes has been reduced to zero, any amounts in respect of principal distributable to the Class I-A Notes as provided above shall be distributed first to the Class I-A-1, Class I-A-2 and Class I-A-3 Notes on a pro rata basis, based on the Note Principal Balances thereof, in reduction of the Note Principal Balances thereof, until reduced to zero, and then to the Class I-A-4 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero.

The allocation of distributions in respect of principal to the Class I-A Notes on each Payment Date (a) prior to the related Stepdown Date or (b) on which a related Trigger Event has occurred, will have the effect of accelerating the amortization of the Class I-A Notes, while, in the absence of Realized Losses, increasing the respective percentage interest in the aggregate Stated Principal Balance of the mortgage loans evidenced by the Class I-M Notes. Increasing the respective percentage interest in the trust of the Class I-M Notes relative to that of the Class I-A Notes is intended to preserve the availability of the subordination provided by the Class I-M Notes.

Interest Payments on the Class II-A Notes and Class II-M Notes

On each Payment Date, the Securities Administrator shall withdraw from the Payment Account the Group II-1 Available Funds and Group II-2 Available Funds for such Payment Date and make the following payments, in the order of priority described below, in each case to the extent of the related Available Funds remaining for such Payment Date, to the extent described below:

(1)
from the Group II-1 Available Funds, concurrently to the holders of the Class II-A-1 Notes, pro rata, based on their respective entitlements, the related Accrued Note Interest for such classes for such payment date, plus any related Unpaid Interest Shortfall for such payment date;

(2)
from the Group II-2 Available Funds, to the holders of the Class II-A-2 Notes, the related Accrued Note Interest for such class for such payment date, plus any related Unpaid Interest Shortfall for such payment date;

(3)
from the remaining related Available Funds for such payment date, concurrently to the Class II-A-1A, Class II-A-1B, Class II-A-1C and Class II-A-2 Notes, pro rata, based on their respective entitlements, the related Accrued Note Interest for each such class for such Payment Date, plus any related Unpaid Interest Shortfall for such Payment Date;

(4)	from the remaining related Available Funds for such Payment Date, to the holders of the Class II-M-1 Notes, the related Accrued Note Interest for such class for such Payment Date;

(5)	from the remaining related Available Funds for such Payment Date, to the holders of the Class II-M-2 Notes, the related Accrued Note Interest for such class for such Payment Date;

(6)	from the remaining related Available Funds for such Payment Date, to the holders of the Class II-M-3 Notes, the related Accrued Note Interest for such class for such Payment Date;

(7)	from the remaining related Available Funds for such Payment Date, to the holders of the Class II-M-4 Notes, the related Accrued Note Interest for such class for such Payment Date;

(8)	from the remaining related Available Funds for such Payment Date, to the holders of the Class II-M-5 Notes, the related Accrued Note Interest for such class for such Payment Date; and

(9)	any remainder as part of the Net Monthly Excess Cashflow for the Group II Loans to be allocated as described under “- Overcollateralization Provisions for Loan Group II” below.

Principal Payments on the Class II-A Notes and Class II-M Notes

On each Payment Date (a) prior to the related Stepdown Date or (b) on which a related Trigger Event is in effect, the holders of each class of Class II-A Notes and Class II-M Notes shall be entitled to receive payments in respect of principal to the extent of the related Principal Distribution Amount in the following amounts and order of priority:

(1)
concurrently, the related Class II-A Principal Allocation Fraction of the Principal Distribution Amount shall be allocated to the Class II-A-1 Notes and Class II-A-2 Notes, as applicable and as provided below, until the Note Principal Balances thereof have been reduced to zero;

(2)
concurrently, any remaining related Principal Distribution Amount shall be distributed to the Class II-A-1 Notes and Class II-A-2 Notes, pro rata, based on the Note Principal Balances thereof, until the Note Principal Balances thereof have been reduced to zero, with any amounts payable to the Class II-A-1 Notes payable sequentially to the Class II-A-1A, Class II-A-1B and Class II-A-1C Notes, in each case in reduction of the Note Principal Balance thereof, until reduced to zero;

(3)	any remaining related Principal Distribution Amount, to the Class II-M-1 Notes until the Note Principal Balance of such Class is reduced to zero;

(4)	any remaining related Principal Distribution Amount, to the Class II-M-2 Notes until the Note Principal Balance of such Class is reduced to zero;

(5)	any remaining related Principal Distribution Amount, to the Class II-M-3 Notes until the Note Principal Balance of such Class is reduced to zero;

(6)	any remaining related Principal Distribution Amount, to the Class II-M-4 Notes until the Note Principal Balance of such Class is reduced to zero;

(7)	any remaining related Principal Distribution Amount, to the Class II-M-5 Notes until the Note Principal Balance of such Class is reduced to zero; and

(8)	any remainder as part of the Net Monthly Excess Cashflow for the Group II Loans to be allocated as described under “- Overcollateralization Provisions for Loan Group II” below.

On each Payment Date (a) on or after the related Stepdown Date and (b) on which a related Trigger Event is not in effect, the holders of each class of Class II-A Notes and Class II-M Notes shall be entitled to receive payments in respect of principal to the extent of the related Principal Distribution Amount in the following amounts and order of priority:

(1)
concurrently, the related Class A Principal Allocation Fraction of the Class A Principal Distribution Amount shall be allocated to the Class II-A-1 Notes and Class II-A-2 Notes, as provided below, until the Note Principal Balances thereof have been reduced to zero;

(2)
concurrently, any remaining related Class II-A Principal Distribution Amount shall be distributed to the Class II-A-1 Notes and Class II-A-2 Notes, pro rata, based on the Note Principal Balances thereof, until the Note Principal Balances thereof have been reduced to zero, with any amounts payable to the Class II-A-1 Notes payable to the Class II-A-1A, Class II-A-1B and Class II-A-1C Notes, sequentially, in that order;

(3)
any remaining related Principal Distribution Amount shall be distributed to the Class II-M-1 Notes, up to the Class II-M-1 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

(4)
any remaining related Principal Distribution Amount shall be distributed to the Class II-M-2 Notes, up to the Class II-M-2 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

(5)
any remaining related Principal Distribution Amount shall be distributed to the Class II-M-3 Notes, up to the Class II-M-3 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

(6)
any remaining related Principal Distribution Amount shall be distributed to the Class II-M-4 Notes, up to the Class II-M-4 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

(7)
any remaining related Principal Distribution Amount shall be distributed to the Class II-M-5 Notes, up to the Class II-M-5 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero; and

(8)	any remainder as part of the Net Monthly Excess Cashflow for the Group II Loans to be allocated as described under “- Overcollateralization Provisions for Loan Group II” below.

The allocation of distributions in respect of principal to the Class II-A Notes on each Payment Date (a) prior to the related Stepdown Date or (b) on which a related Trigger Event has occurred, will have the effect of accelerating the amortization of the Class II-A Notes, while, in the absence of Realized Losses, increasing the respective percentage interest in the aggregate Stated Principal Balance of the mortgage loans evidenced by the Class II-M Notes. Increasing the respective percentage interest in the trust of the Class II-M Notes relative to that of the Class II-A Notes is intended to preserve the availability of the subordination provided by the Class II-M Notes.

Any amounts in respect of principal distributable to the Class II-A Notes as provided above shall be distributed concurrently, on a pro rata basis, based on the aggregate Note Principal Balance thereof, (i) sequentially to the Class II-A-1A, Class II-A-1B and Class II-A-C Notes, in that order, in each case in reduction of the Note Principal Balance thereof, until reduced to zero, and (ii) to the Class II-A-2 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; provided, however, that if on any payment date the aggregate Note Principal Balance of the Class II-M Notes has been reduced to zero, any amounts in respect of principal distributable to the Class II-A Notes as provided above shall be distributed to the Class II-A Notes on a pro rata basis, based on the Note Principal Balances thereof, in reduction of the Note Principal Balances thereof, until reduced to zero.

Interest Payments on the Class III-A Notes and Class III-M Notes

On each Payment Date, the Securities Administrator shall withdraw from the Payment Account the related Available Funds for such Payment Date and make the following payments, in the order of priority described below, in each case to the extent of the related Available Funds remaining for such Payment Date, to the extent described below:

(1)
concurrently, on a pro rata basis, based on their respective entitlements, to the holders of the Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4 and Class III-A-5 Notes the related Accrued Note Interest for each such class for such Payment Date, plus any related Unpaid Interest Shortfall for such Payment Date;

(2)	from the remaining related Available Funds for such Payment Date, to the holders of the Class III-M-1 Notes, the related Accrued Note Interest for such class for such Payment Date;

(3)	from the remaining related Available Funds for such Payment Date, to the holders of the Class III-M-2 Notes, the related Accrued Note Interest for such class for such Payment Date;

(4)	from the remaining related Available Funds for such Payment Date, to the holders of the Class III-M-3 Notes, the related Accrued Note Interest for such class for such Payment Date;

(5)	from the remaining related Available Funds for such Payment Date, to the holders of the Class III-M-4 Notes, the related Accrued Note Interest for such class for such Payment Date;

(6)	from the remaining related Available Funds for such Payment Date, to the holders of the Class III-M-5 Notes, the related Accrued Note Interest for such class for such Payment Date;

(7)	from the remaining related Available Funds for such Payment Date, to the holders of the Class III-M-6 Notes, the related Accrued Note Interest for such class for such Payment Date; and

(8)	any remainder as part of the Net Monthly Excess Cashflow for the Group III Loans to be allocated as described under “- Overcollateralization Provisions for Loan Group III” below.

Principal Payments on the Class III-A Notes and Class III-M Notes

On each Payment Date (a) prior to the related Stepdown Date or (b) on which a related Trigger Event is in effect, the holders of each class of Class III-A Notes and Class III-M Notes shall be entitled to receive payments in respect of principal to the extent of the related Principal Distribution Amount in the following amounts and order of priority:

(1)	the related Principal Distribution Amount shall be distributed to the Class III-A Notes, as described below, until the Note Principal Balance of each such class has been reduced to zero;

(2)	any remaining related Principal Distribution Amount, to the Class III-M-1 Notes until the Note Principal Balance of such Class is reduced to zero;

(3)	any remaining related Principal Distribution Amount, to the Class III-M-2 Notes until the Note Principal Balance of such Class is reduced to zero;

(4)	any remaining related Principal Distribution Amount, to the Class III-M-3 Notes until the Note Principal Balance of such Class is reduced to zero;

(5)	any remaining related Principal Distribution Amount, to the Class III-M-4 Notes until the Note Principal Balance of such Class is reduced to zero;

(6)	any remaining related Principal Distribution Amount, to the Class III-M-5 Notes until the Note Principal Balance of such Class is reduced to zero;

(7)	any remaining related Principal Distribution Amount, to the Class III-M-6 Notes until the Note Principal Balance of such Class is reduced to zero; and

(8)	any remainder as part of the Net Monthly Excess Cashflow for the Group III Loans to be allocated as described under “- Overcollateralization Provisions for Loan Group III” below.

On each Payment Date (a) on or after the related Stepdown Date and (b) on which a related Trigger Event is not in effect, the holders of each class of Class III-A Notes and Class III-M Notes shall be entitled to receive payments in respect of principal to the extent of the related Principal Distribution Amount in the following amounts and order of priority:

(1)	the Class III-A Principal Distribution Amount shall be distributed to the Class III-A Notes, as provided below, until the Note Principal Balance of such class has been reduced to zero;

(2)
any remaining related Principal Distribution Amount shall be distributed to the Class III-M-1 Notes, up to the Class III-M-1 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

(3)
any remaining related Principal Distribution Amount shall be distributed to the Class III-M-2 Notes, up to the Class III-M-2 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

(4)
any remaining related Principal Distribution Amount shall be distributed to the Class III-M-3 Notes, up to the Class III-M-3 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

(5)
any remaining related Principal Distribution Amount shall be distributed to the Class III-M-4 Notes, up to the Class III-M-4 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

(6)
any remaining related Principal Distribution Amount shall be distributed to the Class III-M-5 Notes, up to the Class III-M-5 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

(7)
any remaining related Principal Distribution Amount shall be distributed to the Class III-M-6 Notes, up to the Class III-M-6 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero; and

(8)	any remainder as part of the Net Monthly Excess Cashflow for the Group III Loans to be allocated as described under “- Overcollateralization Provisions for Loan Group III” below.

The allocation of distributions in respect of principal to the Class III-A Notes on each Payment Date (a) prior to the related Stepdown Date or (b) on which a related Trigger Event has occurred, will have the effect of accelerating the amortization of the Class III-A Notes, while, in the absence of Realized Losses, increasing the respective percentage interest in the aggregate Stated Principal Balance of the mortgage loans evidenced by the Class III-M Notes. Increasing the respective percentage interest in the trust of the Class III-M Notes relative to that of the Class III-A Notes is intended to preserve the availability of the subordination provided by the Class III-M Notes.

Any amounts in respect of principal distributable to the Class III-A Notes as provided above shall be distributed as follows: first, the Class III-A-5 Priority Amount shall be distributed to the Class III-A-5 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero, and then any remaining amounts shall be distributed to the Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4 and Class III-A-5 Notes, in that order, in each case in reduction of the Note Principal Balance thereof, until reduced to zero; provided, however, that if on any payment date the aggregate Note Principal Balance of the Class III-M Notes has been reduced to zero, any amounts in respect of principal distributable to the Class III-A Notes as provided above shall be distributed to the Class III-A Notes on a pro rata basis, based on the Note Principal Balances thereof, in reduction of the Note Principal Balances thereof, until reduced to zero.

Interest Payments on the Class IV-A Notes and Class IV-M Notes

On each Payment Date, the Securities Administrator shall withdraw from the Payment Account the related Available Funds for such Payment Date and make the following payments, in the order of priority described below, in each case to the extent of the related Available Funds remaining for such Payment Date, to the extent described below:

(1)
concurrently on a pro rata basis, to the holders of the Class IV-A Notes the related Accrued Note Interest for such class for such Payment Date, plus any related Unpaid Interest Shortfall for such Payment Date;

(2)
from the remaining related Available Funds for such Payment Date, sequentially to the holders of the Class IV-M-1, Class IV-M-2, Class IV-M-3, Class IV-M-4, Class IV-M-5, Class IV-M-6 and Class IV-M-7 Notes, the related Accrued Note Interest for such class for such Payment Date;

(3)	any remainder as part of the Net Monthly Excess Cashflow for the Group IV Loans to be allocated as described under “- Overcollateralization Provisions for Loan Group IV” below.

Principal Payments on the Class IV-A Notes and Class IV-M Notes

On each Payment Date (a) prior to the related Stepdown Date or (b) on which a related Trigger Event is in effect, the holders of the Class IV-A Notes and each class of Class IV-M Notes shall be entitled to receive payments in respect of principal to the extent of the related Principal Distribution Amount in the following amounts and order of priority:

(1)	the related Principal Distribution Amount shall be distributed to the Class IV-A Notes, until the Note Principal Balance of such class has been reduced to zero;

(2)
any remaining related Principal Distribution Amount, sequentially to the Class IV-M-1, Class IV-M-2, Class IV-M-3, Class IV-M-4, Class IV-M-5, Class IV-M-6 and Class IV-M-7 Notes until the Note Principal Balance of such Class is reduced to zero; and

(3)	any remainder as part of the Net Monthly Excess Cashflow for the Group IV Loans to be allocated as described under “- Overcollateralization Provisions for Loan Group IV” below.

On each Payment Date (a) on or after the related Stepdown Date and (b) on which a related Trigger Event is not in effect, the holders of each class of Class IV-A Notes and Class IV-M Notes shall be entitled to receive payments in respect of principal to the extent of the related Principal Distribution Amount in the following amounts and order of priority:

(1)	the Class IV-A Principal Distribution Amount shall be distributed to the Class IV-A Notes until the Note Principal Balance of such class has been reduced to zero;

(2)
any remaining related Principal Distribution Amount shall be distributed to the Class IV-M-1 Notes, up to the Class IV-M-1 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

(3)
any remaining related Principal Distribution Amount shall be distributed to the Class IV-M-2 Notes, up to the Class IV-M-2 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

(4)
any remaining related Principal Distribution Amount shall be distributed to the Class IV-M-3 Notes, up to the Class IV-M-3 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

(5)
any remaining related Principal Distribution Amount shall be distributed to the Class IV-M-4 Notes, up to the Class IV-M-4 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

(6)
any remaining related Principal Distribution Amount shall be distributed to the Class IV-M-5 Notes, up to the Class IV-M-5 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

(7)
any remaining related Principal Distribution Amount shall be distributed to the Class IV-M-6 Notes, up to the Class IV-M-6 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero;

(8)
any remaining related Principal Distribution Amount shall be distributed to the Class IV-M-7 Notes, up to the Class IV-M-7 Principal Distribution Amount, until the Note Principal Balance thereof has been reduced to zero; and

(9)	any remainder as part of the Net Monthly Excess Cashflow for the Group IV Loans to be allocated as described under “- Overcollateralization Provisions for Loan Group IV” below.

The allocation of distributions in respect of principal to the Class IV-A Notes on each Payment Date (a) prior to the related Stepdown Date or (b) on which a related Trigger Event has occurred, will have the effect of accelerating the amortization of the Class IV-A Notes, while, in the absence of Realized Losses, increasing the respective percentage interest in the aggregate Stated Principal Balance of the mortgage loans evidenced by the Class IV-M Notes. Increasing the respective percentage interest in the trust of the Class IV-M Notes relative to that of the Class IV-A Notes is intended to preserve the availability of the subordination provided by the Class IV-M Notes.

The LPMI Insurer

Triad Guaranty Insurance Corporation (“TGIC”), an Illinois corporation with its principal offices in Winston-Salem, North Carolina, is a monoline private mortgage insurance company. TGIC is a wholly owned subsidiary of Triad Guaranty Inc. TGIC is licensed in fifty (50) states and the District of Columbia to offer such insurance and is approved as a private mortgage insurer by Fannie Mae and Freddie Mac. TGIC is rated “AA” by Standard & Poor’s Ratings Services, “AA” by Fitch Ratings and “Aa3” by Moody’s Investors Service, Inc. with respect to its insurer financial strength. The rating agency issuing the insurer financial strength rating can withdraw or change its rating at any time. As of March 31, 2006, TGIC reported on a consolidated statutory accounting basis, assets of approximately $696 million, policyholders’ surplus of approximately $135 million and a statutory contingency reserve of approximately $469 million. Direct insurance in force totaled $48,200 million at March 31, 2006. An Annual Statement for TGIC for the year ended December 31, 2005, prepared on the Convention Form prescribed by the National Association of Insurance Commissioners, and the most recent Quarterly Statement for TGIC are available upon written request to the Servicer. Investors seeking additional financial information on Triad Guaranty Inc., and its subsidiary TGIC, are directed to Triad Guaranty Inc.’s Form 10-K and Form 10-Qs, filed with the Securities and Exchange Commission, which can be found at www.triadguaranty.com.

The LPMI Policy

Approximately 54.89% of the mortgage loans in Loan Group I (the “TGIC Insured Loans”), are expected to be insured by TGIC pursuant to a mortgage guaranty insurance policy (the “TGIC Policy”). The amount of coverage provided by the TGIC Policy (excluding any coverage provided under any other primary mortgage guaranty insurance policy) in addition to the TGIC Policy which is also referred to below as the “insured percentage of the claim,” ranges between 14.00% and 19.00% based upon the original loan-to-value ratio of the mortgage loan. The TGIC Policy is required to remain in force with respect to each TGIC Insured Loan until certain conditions are satisfied, including (i) the principal balance of the TGIC Insured Loan is paid in full or (ii) the principal balance of the TGIC Insured Loan has amortized down to a level that results in a loan-to-value ratio for the mortgage loan of 60% or less and the loan has been insured under the TGIC Policy for at least five (5) years. Coverage on all loans insured under the TGIC Policy may be cancelled by the Insured when the aggregate outstanding principal balance of all insured loans is less than ten percent (10%) of the June 1, 2006 balance of all insured loans. The TGIC Policy may not be assigned or transferred without the prior written consent of TGIC. The TGIC Policy generally requires that delinquencies on any TGIC Insured Loan must be reported to TGIC within forty-five (45) days of default, if it occurs when the first payment is due under the Loan, or within ten (10) days of the earlier of (i) four (4) months of default or (ii) the initiation of any proceedings which affect the loan or the property or the interest of the Borrower or Insured therein. Appropriate proceedings must be commenced within six (6) months of default.

The TGIC Policy under which the TGIC Insured Loans are insured contains provisions substantially as follows:

•
for the Insured to present a claim, the Insured must have acquired, and be able to tender to TGIC, good and merchantable title to the property securing the TGIC Insured Loan, free and clear of all liens and encumbrances, including, but not limited to, any right to redemption by the mortgagor unless such acquisition of good and merchantable title is excused under the terms of the TGIC Policy;

•	a claim generally includes unpaid principal, accrued interest to the date of such tender to TGIC by the Insured, and certain expenses;
•
when a claim is presented, TGIC will have the option of either (i) paying the allowable claim in full and taking title to the property securing the TGIC Insured Loan, (ii) paying the insured percentage of the allowable claim and the Insured retaining title to the property securing the TGIC Insured Loan or (iii) paying any allowable remaining shortfall after a sale of the property securing the TGIC Insured Loan;

Generally, claims must be filed within sixty (60) days after the Insured has acquired Borrower title to the property securing the TGIC Insured Loan or the early disposition of the property securing the TGIC Insured Loan and a perfected claim generally must be paid within sixty (60) days after the claim is filed by the Insured.

Pursuant to the RMBS Servicing Agreement, the RMBS Servicer will take all actions under the TGIC Policy on behalf of the Trust. The RMBS Servicer must follow specified procedures for making a claim on a TGIC Insured Loan. When a TGIC Insured Loan becomes six (6) months delinquent and arrangements satisfactory to TGIC to bring the loan current are not made, the RMBS Servicer will initiate foreclosure proceedings. The RMBS Servicer is required to file a claim with TGIC no later than sixty (60) days after the earlier of acquiring Borrower title to the mortgaged property or a pre-arranged sale of the mortgaged property. If a claim filed by the RMBS Servicer is incomplete, within twenty (20) days of receipt of the claim TGIC is required to notify the RMBS Servicer of all items needed to perfect the claim in which case payment of the claim is suspended until the information is provided. If a notice of deficiency is sent by TGIC after the twenty (20) day period, then payment of the claim is suspended to the extent the information is not provided with reasonable efforts. Subject to the conditions and exclusions of the TGIC Policy, TGIC is required to process and pay a perfected claim within sixty (60) days.

No payment for a loss will be made under the TGIC Policy unless the property securing the TGIC Insured Loan is in the same physical condition as when the TGIC Insured Loan was originally insured, except for reasonable wear and tear and unless premiums on the standard homeowner’s insurance policy, real estate taxes and foreclosure protection and preservation expenses have been advanced by or on behalf of the Insured. The Insured, under the TGIC Policy, may not make any change in the terms of a TGIC Insured Loan, including the borrowed amount, interest rate, term or amortization schedule of the TGIC Insured Loan, except as specifically permitted by the terms of the TGIC Insured Loan; nor make any change in the property or other collateral securing the TGIC Insured Loan; nor release any mortgagor under the TGIC Insured Loan from liability without the prior written approval of TGIC. If a TGIC Insured Loan is assumed with the Insured’s approval, TGIC’s liability for coverage of the TGIC Insured Loan under the TGIC Policy generally will terminate as of the date of such assumption unless TGIC approves the assumption in writing.

Claims involving certain specified circumstances are excluded from the coverage of the TGIC Policy. The exclusions, more particularly described in the TGIC Policy, include, but are not limited to, the following:

•	any claim resulting from a default existing at the inception of coverage or occurring after lapse or cancellation of coverage;
•
certain claims where there is an environmental condition which existed on the property securing the TGIC Insured Loan (whether or not known by the person or persons submitting an application for coverage of the TGIC Insured Loan) as of the effective date of coverage;

•	any claim involving a TGIC Insured Loan which is for the purchase of the mortgaged property, and for which the mortgagor did not make a down payment as described in the application for coverage;
•	any claim, if the mortgage deed of trust or other similar instrument did not provide the insured at origination with a first lien on the property securing the TGIC Insured Loan;
•
certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with the terms of, the TGIC Policy or of its obligations as imposed by operation of law; and

•	any claim for a balloon payment on a Balloon Loan.

The TGIC Policy will not insure against a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in the origination or servicing of the TGIC Insured Loans, including, but not limited to, misrepresentation by the borrower, lender or other persons involved in the origination of the TGIC Insured Loan or the application for insurance; (ii) failure to construct a property securing a TGIC Insured Loan in accordance with specified plans or (iii) physical damage to a property securing a TGIC Insured Loan. In issuing the TGIC Policy, TGIC has relied upon certain information and data regarding the TGIC Insured Loans furnished to TGIC by the depositor or other parties.

The preceding description of the TGIC Policy is only a brief outline and does not purport to summarize or describe all of the provisions, terms and conditions of the TGIC Policy.

If the TGIC Policy is terminated for any reason other than the exhaustion of its coverage, or if the claims-paying ability rating of TGIC is reduced to below investment grade, the RMBS Servicer will use its best efforts to obtain a comparable policy from an insurer that is acceptable to the rating agencies. The replacement policy will provide coverage equal to the then remaining coverage of the mortgage bulk insurance policy if available. However, if the premium cost of a replacement policy exceeds the premium cost of the TGIC Policy, the coverage amount of the replacement policy will be reduced so that its premium cost will not exceed the premium cost of the TGIC Policy.

In addition, the RMBS Servicing Agreement permits the RMBS Servicer to substitute a surety bond, letter of credit, another mortgage guaranty pool insurance policy, or other form of credit enhancement for the TGIC Policy so long as the substitution does not adversely affect the ratings described under “Ratings”.

Overcollateralization Provisions for Loan Group I

With respect to any Payment Date, any Net Monthly Excess Cashflow for the Group I Loans shall be paid as follows, in each case to the extent of remaining related Net Monthly Excess Cashflow:

(1)
to the holders of the Class I-A Notes, pro rata, and sequentially to the Class I-M Notes in an amount equal to the related Overcollateralization Increase Amount, payable to such holders as part of the related Principal Distribution Amount in the same priority as described under “—Principal Payments on the Class I-A Notes and Class I-M Notes” above;

(2)	to the holders of the Class I-A-4 Notes, any Allocated Realized Loss Amount for such Notes;

(3)
to the holders of the Class I-M-1 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, to the extent not previously reimbursed;

(4)
to the holders of the Class I-M-2 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, to the extent not previously reimbursed;

(5)
to the holders of the Class I-M-3 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, to the extent not previously reimbursed;

(6)
to the holders of the Class I-M-4 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

(7)
to the holders of the Class I-M-5 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

(8)
to the holders of the Class I-M-6 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

(9)
concurrently, to the Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Notes, any Basis Risk Shortfall Carryforward Amount for such classes, pro rata, based on the amount of Basis Risk Shortfall Carryforward Amount or New WAC Shortfall Carryforward Amount due such classes; and then sequentially to the Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4 Class I-M-5 and Class I-M-6 Notes, in that order, any Basis Risk Shortfall Carryforward Amount or Net WAC Shortfall Carryforward Amount due to such classes; and

(10)	to the holder of the Trust Certificate as provided in the Indenture and the Trust Agreement.

Overcollateralization Provisions for Loan Group II

With respect to any Payment Date, any Net Monthly Excess Cashflow for the Group II Loans shall be paid as follows, in each case to the extent of remaining related Net Monthly Excess Cashflow:

(1)
to the holders of the Class II-A Notes, pro rata, and sequentially to the Class II-M Notes in an amount equal to the related Overcollateralization Increase Amount, payable to such holders as part of the related Principal Distribution Amount in the same priority as described under “—Principal Payments on the Class II-A Notes and Class II-M Notes” above;

(2)
to the holders of the Class II-M-1 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, to the extent not previously reimbursed;

(3)
to the holders of the Class II-M-2 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, to the extent not previously reimbursed;

(4)
to the holders of the Class II-M-3 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, to the extent not previously reimbursed;

(5)
to the holders of the Class II-M-4 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

(6)
to the holders of the Class II-M-5 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

(7)
concurrently, to the Class II-A Notes, any Basis Risk Shortfall Carryforward Amount for such classes, pro rata, based on the amount of Basis Risk Shortfall Carryforward Amount or New WAC Shortfall Carryforward Amount due such classes; and then sequentially to the Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4 and Class II-M-5 Notes, in that order, any Basis Risk Shortfall Carryforward Amount or Net WAC Shortfall Carryforward Amount due to such classes; and

(8)	to the holder of the Trust Certificate as provided in the Indenture and the Trust Agreement.

Overcollateralization Provisions for Loan Group III

With respect to any Payment Date, any Net Monthly Excess Cashflow for the Group II Loans shall be paid as follows, in each case to the extent of remaining related Net Monthly Excess Cashflow:

(1)
to the holders of the Class III-A Notes, pro rata, and sequentially to the Class III-M Notes in an amount equal to the related Overcollateralization Increase Amount, payable to such holders as part of the related Principal Distribution Amount in the same priority as described under “—Principal Payments on the Class III-A Notes and Class III-M Notes” above;

(2)
to the holders of the Class III-M-1 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, to the extent not previously reimbursed;

(3)
to the holders of the Class III-M-2 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, to the extent not previously reimbursed;

(4)
to the holders of the Class III-M-3 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, to the extent not previously reimbursed;

(5)
to the holders of the Class III-M-4 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

(6)
to the holders of the Class III-M-5 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

(7)
to the holders of the Class III-M-6 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, in each case to the extent not previously reimbursed;

(8)
concurrently, to the Class III-A Notes, any Basis Risk Shortfall Carryforward Amount for such classes, pro rata, based on the amount of Basis Risk Shortfall Carryforward Amount or Net WAC Shortfall Carryforward Amount due such classes; and then sequentially to the Class III-M-1, Class III-M-2, Class III-M-3, Class III-M-4 and Class III-M-5 Notes, in that order, any Basis Risk Shortfall Carryforward Amount or Net WAC Shortfall Carryforward Amount due to such classes; and

(9)	to the holder of the Trust Certificate as provided in the Indenture and the Trust Agreement.

Overcollateralization Provisions for Loan Group IV

With respect to any Payment Date, any Net Monthly Excess Cashflow for the Group IV Loans shall be paid as follows, in each case to the extent of remaining related Net Monthly Excess Cashflow:

(1)
to the holders of the class or classes of Class IV Notes then entitled to receive payments in respect of principal, in an amount equal to the related Overcollateralization Increase Amount, payable to such holders as part of the related Principal Distribution Amount in the same priority as described under “—Principal Payments on the Class IV-A Notes and Class IV-M Notes” above;

(2)
to the holders of the Class IV-M-1 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, after taking into account any amounts received under the Swap Agreement;

(3)
to the holders of the Class IV-M-2 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, after taking into account any amounts received under the Swap Agreement;

(4)
to the holders of the Class IV-M-3 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, after taking into account any amounts received under the Swap Agreement;

(5)
to the holders of the Class IV-M-4 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, after taking into account any amounts received under the Swap Agreement;

(6)
to the holders of the Class IV-M-5 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, after taking into account any amounts received under the Swap Agreement;

(7)
to the holders of the Class IV-M-6 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, after taking into account any amounts received under the Swap Agreement;

(8)
to the holders of the Class IV-M-7 Notes, first, an amount equal to any related Unpaid Interest Shortfalls for such Notes, and second, an amount equal to any related Allocated Realized Loss Amount for such Notes, after taking into account any amounts received under the Swap Agreement;

(9)	to the Class IV-A Notes, first, an amount equal to the Net WAC Shortfall Carryforward Amount, then sequentially to the Class IV-M Notes; and

(10)	to the holder of the Trust Certificate as provided in the Indenture and the Trust Agreement.

Calculation of LIBOR for the LIBOR Notes

On each Interest Determination Date, the Securities Administrator will determine the London interbank offered rate for one-month United States dollar deposits, or One-Month LIBOR, and, after the related Note Rate Change Date, the London interbank offered rate for six-month United States dollar deposits, or Six-Month LIBOR, for the next Accrual Period for the LIBOR Notes on the basis of the offered rates of the Reference Banks for one-month or six-month United States dollar deposits, as applicable, as such rate appears on the Telerate Screen Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date.

On each Interest Determination Date, if the related LIBOR rate does not appear or is not available on Telerate Screen Page 3750, One-Month LIBOR or Six-Month LIBOR for the related Accrual Period for the LIBOR Notes will be established separately by the Securities Administrator as follows:

(1)
If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR or Six-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

(2)
If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR or Six-Month LIBOR for the related Accrual Period shall be the higher of (x) One-Month LIBOR or Six-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

(3)
If no such quotations can be obtained and no Reference Bank rate is available, One-Month LIBOR or Six-Month LIBOR, as applicable, will be the One-Month LIBOR rate or Six-Month LIBOR rate applicable to the preceding Accrual Period.

The establishment of One-Month LIBOR and Six-Month LIBOR on each Interest Determination Date by the Securities Administrator and the Securities Administrator 's calculation of the rate of interest applicable to the LIBOR Notes for the related Accrual Period shall (in the absence of manifest error) be final and binding.

The Cap Contracts

The Cap Contract Provider

For a description of the Cap Contract Provider, see “ - The Interest Rate Swap Agreement - The Swap Provider” below.

The Cap Contracts

The Issuing Entity will enter into a cap contract (the “Class II-A Cap Contract”) with [                                      ] (in such capacity, the “Cap Contract Provider”) for the benefit of the holders of the Class II-A Notes. The Issuing Entity will assign the Class II-A Cap Contract to the Indenture Trustee and the Indenture Trustee will authorize the Securities Administrator to receive and distribute funds in respect of the Class II-A Cap Contract on behalf of the Issuing Entity.

Under the Class II-A Cap Contract, on or before each Payment Date commencing with the Payment Date in July 2006 and ending with the Payment Date in January 2012, the Cap Contract Provider will be obligated to make a payment for that Payment Date equal to the product of (x) the excess, if any, of (i) One-Month LIBOR as determined pursuant to the Class II-A Cap Contract for the related calculation period (as defined in the Class II-A Cap Contract), subject to a maximum of [99.00%] per annum, over (ii) the Class II-A Cap Rate for such Payment Date set forth below, (y) the Class II-A Cap Contract Notional Amount (as defined below) for that Payment Date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360.

The Class II-A Cap Contract Notional Amount for each Payment Date will be equal to the lesser of (x) the aggregate Note Principal Balance of the Class II-A Notes at the beginning of the related calculation period and (y) the Class II-A Cap Contract Calculation Amount set forth below for such Payment Date (such lesser amount, the “Class II-A Cap Contract Notional Amount”).

Month of Payment Date	Class II-A Cap Contract Calculation Amount ($)	Class II-A Cap Rate (%)
July 2006	66,490,000	6.78345
August 2006	64,886,410	6.222
September 2006	63,127,034	6.236
October 2006	61,411,101	7.827
November 2006	59,760,516	7.622
December 2006	58,219,501	7.887
January 2007	56,715,258	7.626
February 2007	55,246,884	7.657
March 2007	53,813,931	9.167
April 2007	52,415,141	8.258
May 2007	51,049,700	8.560
June 2007	49,716,927	8.277
July 2007	48,415,929	8.561
August 2007	47,145,950	8.278
September 2007	45,906,250	8.293
October 2007	44,696,109	8.578
November 2007	43,514,823	8.320
December 2007	42,361,790	8.609
January 2008	41,236,265	8.324
February 2008	40,137,578	8.420
March 2008	39,066,090	9.659
April 2008	38,020,129	9.022
May 2008	36,999,089	9.336
June 2008	36,002,386	9.050
July 2008	35,029,020	9.445
August 2008	34,078,554	9.175
September 2008	33,150,746	9.195
October 2008	32,245,057	9.575
November 2008	31,360,959	9.262
December 2008	30,497,940	9.589
January 2009	29,655,558	9.273
February 2009	28,833,259	9.390
March 2009	28,031,229	11.045
April 2009	27,248,307	9.976
May 2009	26,484,038	10.317
June 2009	25,737,979	9.999
July 2009	25,009,794	10.427
August 2009	25,009,794	10.097
September 2009	24,481,760	10.099
October 2009	23,897,477	10.467
November 2009	23,327,110	10.122
December 2009	22,770,327	10.476
January 2010	22,226,832	10.131
February 2010	21,696,282	10.235
March 2010	21,178,760	11.382
April 2010	20,673,557	10.258
May 2010	20,180,379	10.608
June 2010	19,698,941	10.281
July 2010	19,229,014	10.717
August 2010	18,770,459	10.364
September 2010	18,322,817	10.364
October 2010	17,885,741	10.718
November 2010	17,459,067	10.365
December 2010	17,042,550	10.726
January 2011	16,635,962	10.373
February 2011	16,239,052	10.476
March 2011	15,851,854	11.649
April 2011	15,473,867	10.499
May 2011	15,104,874	10.857
June 2011	14,744,660	10.500
July 2011	14,393,016	10.858
August 2011	14,049,739	10.500
September 2011	13,714,631	10.501
October 2011	13,387,497	10.859
November 2011	13,068,147	10.501
December 2011	12,756,398	10.859
January 2012	12,452,067	10.502

The Class II-A Cap Contract will terminate following the last Payment Date specified above, unless the Cap Contract is terminated earlier upon the occurrence of a Cap Contract Event of Default, a Cap Contract Termination Event or a Cap Contract Additional Termination Event, each as defined below.

The Issuing Entity will enter into a cap contract (the “Class II-M Cap Contract”) with Cap Contract Provider for the benefit of the holders of the Class II-M Notes. The Issuing Entity Trustee will assign the Class II-M Cap Contract to the Indenture Trustee and the Indenture Trustee will authorize the Securities Administrator to receive and distribute funds in respect of the Class II-A Cap Contract on behalf of the Issuing Entity.

Under the Class II-M Cap Contract, on or before each Payment Date commencing with the Payment Date in July 2006 and ending with the Payment Date in January 2012, the Cap Contract Provider will be obligated to make a payment for that Payment Date equal to the product of (x) the excess, if any, of (i) One-Month LIBOR as determined pursuant to the Class II-M Cap Contract for the related calculation period (as defined in the Class II-M Cap Contract), subject to a maximum of [99.00%] per annum, over (ii) the Class II-M Cap Rate for such Payment Date set forth below, (y) the Class II-M Cap Contract Notional Amount (as defined below) for that Payment Date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360.

The Class II-M Cap Contract Notional Amount for each Payment Date will be equal to the lesser of (x) the aggregate Note Principal Balance of the Class II-M Notes at the beginning of the related calculation period and (y) the Class II-M Cap Contract Calculation Amount set forth below for such Payment Date (such lesser amount, the “Class II-M Cap Contract Notional Amount”).

Month of Payment Date	Class II-M Cap Contract Calculation Amount ($)	Class II-M Cap Rate (%)
July 2006	9,444,000	6.630
August 2006	9,444,000	5.708
September 2006	9,444,000	5.715
October 2006	9,444,000	6.600
November 2006	9,444,000	6.387
December 2006	9,444,000	6.629
January 2007	9,444,000	6.389
February 2007	9,444,000	6.405
March 2007	9,444,000	7.499
April 2007	9,444,000	6.696
May 2007	9,444,000	6.955
June 2007	9,444,000	6.705
July 2007	9,444,000	6.956
August 2007	9,444,000	6.706
September 2007	9,444,000	6.713
October 2007	9,444,000	6.964
November 2007	9,444,000	6.726
December 2007	9,444,000	6.979
January 2008	9,444,000	6.729
February 2008	9,444,000	6.775
March 2008	9,444,000	7.610
April 2008	9,444,000	7.067
May 2008	9,444,000	7.333
June 2008	9,444,000	7.081
July 2008	9,444,000	7.385
August 2008	9,444,000	7.142
September 2008	9,444,000	7.151
October 2008	9,444,000	7.448
November 2008	9,444,000	7.184
December 2008	9,444,000	7.455
January 2009	9,444,000	7.189
February 2009	9,444,000	7.246
March 2009	9,444,000	8.412
April 2009	9,444,000	7.531
May 2009	9,444,000	7.809
June 2009	9,444,000	7.542
July 2009	9,444,000	7.862
August 2009	7,806,118	7.590
September 2009	7,479,997	7.591
October 2009	7,301,334	7.882
November 2009	7,115,597	7.602
December 2009	6,933,378	7.886
January 2010	6,755,506	7.606
February 2010	6,581,874	7.657
March 2010	6,412,444	8.576
April 2010	6,247,051	7.669
May 2010	6,085,599	7.951
June 2010	5,927,995	7.680
July 2010	5,774,155	8.004
August 2010	5,624,011	7.720
September 2010	5,477,445	7.721
October 2010	5,334,358	8.093
November 2010	5,194,753	8.205
December 2010	5,058,241	8.509
January 2011	4,924,986	8.208
February 2011	4,794,909	8.264
March 2011	4,667,980	10.144
April 2011	4,544,325	10.185
May 2011	4,423,613	10.605
June 2011	4,305,779	10.237
July 2011	4,190,749	10.606
August 2011	4,078,458	10.238
September 2011	3,968,840	10.238
October 2011	3,861,832	10.606
November 2011	3,757,371	10.238
December 2011	3,655,397	10.607
January 2012	3,555,851	10.239

The Class II-M Cap Contract will terminate following the last Payment Date specified above, unless the Cap Contract is terminated earlier upon the occurrence of a Cap Contract Event of Default, a Cap Contract Termination Event or a Cap Contract Additional Termination Event, each as defined below.

The Issuing Entity will enter into a cap contract (the “Class III-A-1 Cap Contract” and, together with the Class II-A Cap Contract and Class II-M Cap Contract, the “Cap Contracts”) with the Cap Contract Provider for the benefit of the holders of the Class III-A-1 Notes. The Issuing Entity Trustee will assign the Class III-A-1 Cap Contract to the Indenture Trustee and the Indenture Trustee will authorize the Securities Administrator to receive and distribute funds in respect of the Class II-A Cap Contract on behalf of the Issuing Entity.

Under the Class III-A-1 Cap Contract, on or before each Payment Date commencing with the Payment Date in July 2006 and ending with the Payment Date in January 2008, the Cap Contract Provider will be obligated to make a payment for that Payment Date equal to the product of (x) the excess, if any, of (i) One-Month LIBOR as determined pursuant to the Class III-A-1 Cap Contract for the related calculation period (as defined in the Class III-A-1 Cap Contract), over (ii) the Class III-A-1 Cap Rate for such Payment Date set forth below, (y) the Class III-A-1 Cap Contract Notional Amount (as defined below) for that Payment Date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360.

The Class III-A-1 Cap Contract Notional Amount for each Payment Date will be equal to the lesser of (x) the aggregate Note Principal Balance of the Class III-A-1 Notes at the beginning of the related calculation period and (y) the Class III-A-1 Cap Contract Calculation Amount set forth below for such Payment Date (such lesser amount, the “Class III-A-1 Cap Contract Notional Amount”).

Month of Payment Date	Class III-A-1 Cap Contract Calculation Amount ($)	Class III-A-1 Cap Rate (%)
July 2006	80,258,000	5.5180
August 2006	77,131,000	5.6320
September 2006	74,020,000	5.7390
October 2006	70,695,000	5.7650
November 2006	67,163,000	5.8300
December 2006	63,458,000	5.8790
January 2007	59,691,000	5.8280
February 2007	55,887,000	5.8590
March 2007	52,043,000	5.8750
April 2007	48,150,000	5.8190
May 2007	44,363,000	5.8300
June 2007	40,738,000	5.8300
July 2007	37,232,000	5.7770
August 2007	33,808,000	5.7770
September 2007	30,462,000	5.7690
October 2007	27,193,000	5.7340
November 2007	24,000,000	5.7290
December 2007	20,880,000	5.7230
January 2008	17,832,000	5.7180
February 2008	14,854,000	5.7120
March 2008	11,945,000	5.7060
April 2008	9,103,000	5.7000
May 2008	6,327,000	5.6940
June 2008	3,615,000	5.6950
July 2008	965,000	5.7140

The Class III-A-1 Cap Contract will terminate following the last Payment Date specified above, unless the Class III-A-1 Cap Contract is terminated earlier upon the occurrence of a Cap Contract Event of Default, a Cap Contract Termination Event or a Cap Contract Additional Termination Event, each as defined below.

The obligation of the Cap Contract Provider to pay specified amounts due under each Cap Contract (other than Cap Contract Termination Payments (as defined below)) will be subject to the following conditions precedent: (1) no Cap Contract Event of Default or event that with the giving of notice or lapse of time or both would become a Cap Contract Event of Default will have occurred and be continuing with respect to the Cap Contract and (2) no “early termination date” (as defined in the Cap Contract) has occurred or been effectively designated with respect to the Cap Contract.

Events of default under each Cap Contract (each a “Cap Contract Event of Default”) include the following:

•	failure to make a payment due under the Cap Contract, after notice of such failure is received and expiration of a specified grace period,

•	certain insolvency or bankruptcy events, and

•	a merger by the Cap Contract Provider without an assumption of its obligations under the Cap Contract,

each as further described in each Cap Contract.

Termination events under each Cap Contract (each a “Cap Contract Termination Event”) include the following:

•	illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Cap Contract),

•
tax event (which generally relates to the Issuing Entity receiving a payment under the Cap Contract from which an amount has been deducted or withheld for or on account of taxes, as a result of a change in tax law) and

•
tax event upon merger (which generally relates to the Issuing Entity receiving a payment under the Cap Contract from which an amount has been deducted or withheld for or on account of an indemnifiable tax resulting from a merger or similar transaction), each as further described in each Cap Contract.

Additional termination events” under each Cap Contract (each a “Cap Contract Additional Termination Event”) include the following:

•	failure of the Cap Contract Provider to comply with the Cap Contract Downgrade Provisions,

•	failure of the Cap Contract Provider to comply with the Regulation AB provisions of the Cap Contract, and

•	occurrence of an optional termination of the securitization pursuant to the terms of the Indenture,

each as further described in each Cap Contract.

If the Cap Contract Provider’s credit ratings are withdrawn or reduced below the levels specified in each Cap Contract, then, unless each rating agency has reconfirmed the ratings which were in effect immediately prior to such withdrawal or reduction for all securities the ratings for which are supported by the related Cap Contract, the Cap Contract Provider will be required, at its own expense, either (1) to obtain a substitute cap contract provider which will assume the obligations of the Cap Contract Provider under each Cap Contract and which meets all rating agency requirements and any third party consent requirements provided therein or in any related documentation, or (2) to establish any other arrangement specified in the related Cap Contract that meets all rating agency requirements and any third party consent requirements provided therein or in any related documentation (collectively, the “Cap Contract Downgrade Provisions”).

Upon the occurrence of a Cap Contract Event of Default, the non-defaulting party will have the right to designate an early termination date (an “Early Termination Date”). Upon the occurrence of a Cap Contract Termination Event or a Cap Contract Additional Termination Event, an Early Termination Date may be designated by one of the parties (as specified in each Cap Contract) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under each Cap Contract to a related entity within a specified period after notice has been given of the Cap Contract Termination Event, all as set forth in the related Cap Contract. The occurrence of an Early Termination Date under each Cap Contract will constitute a “Cap Contract Early Termination.”

Upon a Cap Contract Early Termination, the Cap Contract Provider may be liable to make a termination payment (the “Cap Contract Termination Payment”) to the Issuing Entity (regardless, if applicable, of which of the parties has caused the termination). The Cap Contract Termination Payment will be based on the value of the related Cap Contract computed in accordance with the procedures set forth in such Cap Contract.

Upon a Cap Contract Early Termination other than in connection with the optional termination of the trust, the Indenture Trustee, pursuant to the Indenture will use reasonable efforts to appoint a successor cap contract provider. The Issuing Entity will apply any Cap Contract Termination Payment received from the original Cap Contract Provider in connection with such Cap Contract Early Termination to the upfront payment required to appoint the successor cap contract provider. If the Issuing Entity is unable to appoint a successor cap contract provider within 30 days of the Cap Contract Early Termination, then the Issuing Entity will deposit any Cap Contract Termination Payment received from the original Cap Contract Provider into a separate, non-interest bearing reserve account and will, on each subsequent Payment Date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the payment, if any, that would have been paid to the Issuing Entity by the original Cap Contract Provider calculated in accordance with the terms of each original Cap Contract, and distribute such amount in accordance with the terms of the Indenture.

Upon a Cap Contract Early Termination in connection with the optional termination of the trust, if the Issuing Entity receives a Cap Contract Termination Payment from the Cap Contract Provider, such Cap Contract Termination Payment generally will not be available to Noteholders; rather, the Issuing Entity will distribute such Cap Contract Termination Payment in accordance with the terms of the Indenture.

The Interest Rate Swap Agreement

The Issuing Entity will enter into an interest rate swap agreement (the “Interest Rate Swap Agreement”) with Bear Stearns Financial Products Inc. (in such capacity, the “Swap Provider”) for the benefit of the holders of the Class IV Notes. The Issuing Entity Trustee will assign the Interest Rate Swap Agreement to the Indenture Trustee and the Indenture Trustee will authorize the Securities Administrator to receive and distribute funds with regards to the Interest Rate Swap Agreement on behalf of the Issuing Entity, whether payable by or to the Swap Provider pursuant to the Interest Rate Swap Agreement.

Under the Interest Rate Swap Agreement, on or before each Payment Date commencing with the Payment Date in July 2006 and ending with the Payment Date in June 2011, the Issuing Entity will be obligated to pay to the Swap Provider a fixed amount for that Payment Date, or the Fixed Swap Payment, equal to the product of (x) a fixed rate equal to [5.860]% per annum, (y) the Swap Notional Amount (as defined below) for that Payment Date, and (z) a fraction, the numerator of which is 30 (or, for the first Payment Date, the number of days elapsed from and including the effective date (as defined in the Interest Rate Swap Agreement) to but excluding the first Payment Date, determined on a 30/360 basis) and the denominator of which is 360, and the Swap Provider will be obligated to pay to the Issuing Entity a floating amount for that Payment date, or the Floating Swap Payment, equal to the product of (x) One-Month LIBOR as determined pursuant to the Interest Rate Swap Agreement for the related calculation period (as defined in the Interest Rate Swap Agreement), (y) the Swap Notional Amount for that Payment date, and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period, and the denominator of which is 360. A net payment, referred to as a Net Swap Payment, will be required to be made on or before each applicable Payment date (a) by the Issuing Entity to the Swap Provider, if the Fixed Swap Payment for such Payment date exceeds the Floating Swap Payment for such Payment date, or (b) by the Swap Provider to the Issuing Entity, if the Floating Swap Payment exceeds the Fixed Swap Payment for such Payment date. For each Payment date in respect of which the Issuing Entity is required to make a Net Swap Payment to the Swap Provider, the Issuing Entity will be required to make such payment to the Swap Provider prior to distributions to noteholders.

The Swap Notional Amount for each Payment date will be equal to the lesser (x) the excess of (i) the aggregate principal balance of the Mortgage Loans as of the open of business on the first day of the related Due Period over (ii) the Note Principal Balance of the Class IV-M-7 Notes and (y) the scheduled notional amount as set forth below (such lesser amount, the “Swap Notional Amount”).

Month of Payment Date	Interest Rate Swap Agreement Scheduled Notional Amount ($)
July 2006	[254,390,000]
August 2006	[252,925,000]
September 2006	[242,289,000]
October 2006	[232,098,000]
November 2006	[222,336,000]
December 2006	[212,983,000]
January 2007	[204,023,000]
February 2007	[195,439,000]
March 2007	[187,216,000]
April 2007	[179,338,000]
May 2007	[171,790,000]
June 2007	[164,560,000]
July 2007	[157,633,000]
August 2007	[150,997,000]
September 2007	[144,640,000]
October 2007	[138,550,000]
November 2007	[132,716,000]
December 2007	[127,127,000]
January 2008	[121,772,000]
February 2008	[116,643,000]
March 2008	[111,729,000]
April 2008	[107,022,000]
May 2008	[102,513,000]
June 2008	[98,193,000]
July 2008	[94,055,000]
August 2008	[90,090,000]
September 2008	[86,293,000]
October 2008	[82,655,000]
November 2008	[79,170,000]
December 2008	[75,832,000]
January 2009	[72,634,000]
February 2009	[69,570,000]
March 2009	[66,636,000]
April 2009	[63,825,000]
May 2009	[61,132,000]
June 2009	[58,552,000
July 2009	[56,081,000]
August 2009	[53,714,000]
September 2009	[51,447,000]
October 2009	[49,275,000]
November 2009	[47,194,000]
December 2009	[45,201,000]
January 2010	[43,292,000]
February 2010	[41,464,000]
March 2010	[39,712,000]
April 2010	[38,034,000]
May 2010	[36,427,000]
June 2010	[34,888,000]
July 2010	[33,413,000]
August 2010	[32,001,000]
September 2010	[30,648,000]
October 2010	[29,352,000]
November 2010	[28,110,000]
December 2010	[26,921,000]
January 2011	[25,783,000]
February 2011	[24,692,000]
March 2011	[23,647,000]
April 2011	[22,646,000]
May 2011	[21,688,000]
June 2011	[20,769,000]

Payments under the Interest Rate Swap Agreement will terminate immediately following the last Payment date specified above, unless the Interest Rate Swap Agreement is terminated earlier upon the occurrence of a Swap Event of Default, a Swap Termination Event or a Swap Additional Termination Event, each as defined below.

The respective obligations of the Swap Provider and the Issuing Entity to pay specified amounts due under the Interest Rate Swap Agreement (other than Swap Termination Payments (as defined below)) will be subject to the following conditions precedent: (1) no Swap Event of Default or event that with the giving of notice or lapse of time or both would become a Swap Event of Default will have occurred and be continuing with respect to the Interest Rate Swap Agreement and (2) no “early termination date” (as defined in the Interest Rate Swap Agreement) has occurred or been effectively designated with respect to the Interest Rate Swap Agreement.

Events of default under the Interest Rate Swap Agreement (each a “Swap Event of Default”) include the following:

•	failure to make a payment due under the Interest Rate Swap Agreement after notice of such failure is received and expiration of a specified grace period,

•	certain insolvency or bankruptcy events, and

•	a merger by the Swap Provider without an assumption of its obligations under the Interest Rate Swap Agreement,

each as further described in the Interest Rate Swap Agreement.

Termination events under the Interest Rate Swap Agreement (each a “Swap Termination Event”) include the following:

•	illegality (which generally relates to changes in law causing it to become unlawful for either party to perform its obligations under the Interest Rate Swap Agreement),

•
tax event (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, as defined in the Interest Rate Swap Agreement, in either case as a result of a change in tax law) and

•
tax event upon merger (which generally relates to either party to the Interest Rate Swap Agreement receiving a payment under the Interest Rate Swap Agreement from which an amount has been deducted or withheld for or on account of an indemnifiable tax or paying an additional amount on account of an indemnifiable tax, in either case as a result of a merger or similar transaction), each as further described in the Interest Rate Swap Agreement.

Additional termination events under the Interest Rate Swap Agreement (each a “Swap Additional Termination Event”), include the following:

•	failure of the Swap Provider to comply with the Swap Downgrade Provisions,

•	failure of the Swap Provider to comply with the Regulation AB provisions of the Interest Rate Swap Agreement,

•	occurrence of an optional termination of the securitization pursuant to the terms of the Indenture, and

•	amendment of the Indenture in a manner that may materially adversely affect the Swap Provider without the prior written consent of the Swap Provider,

each as further described in the Interest Rate Swap Agreement.

If the Swap Provider’s credit ratings are withdrawn or reduced below the levels specified in the Interest Rate Swap Agreement, then, unless each rating agency has reconfirmed the ratings which were in effect immediately prior to such withdrawal or reduction for all securities the ratings for which are supported by the Interest Rate Swap Agreement, the Swap Provider will be required, at its own expense, either (1) to obtain a substitute swap provider which will assume the obligations of the Swap Provider under the Interest Rate Swap Agreement and which meets all rating agency requirements and any third party consent requirements provided therein or in any related documentation, or (2) to establish any other arrangement specified in the Interest Rate Swap Agreement that meets all rating agency requirements and any third party consent requirements provided therein or in any related documentation (collectively, the “Swap Downgrade Provisions”).

Upon the occurrence of a Swap Event of Default, the non-defaulting party will have the right to designate an early termination date (an “Early Termination Date”). Upon the occurrence of a Swap Termination Event or a Swap Additional Termination Event, an Early Termination Date may be designated by one of the parties as specified in the Interest Rate Swap Agreement, and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the Interest Rate Swap Agreement to a related entity within a specified period after notice has been given of the Swap Termination Event, all as set forth in the Interest Rate Swap Agreement. The occurrence of an Early Termination Date under the Interest Rate Swap Agreement will constitute a “Swap Early Termination.”

Upon a Swap Early Termination, the Issuing Entity or the Swap Provider may be liable to make a swap termination payment (the “Swap Termination Payment”) to the other, regardless, if applicable, of which of the parties has caused the termination. The Swap Termination Payment will be based on the value of the Interest Rate Swap Agreement computed in accordance with the procedures set forth in the Interest Rate Swap Agreement.

Upon a Swap Early Termination, in the event that the Issuing Entity is required to make a Swap Termination Payment to the Swap Provider, the Issuing Entity will be required to make a payment to the Swap Provider to the extent such Swap Termination Payment has not been paid by the Issuing Entity from any upfront payment received pursuant to any replacement Interest Rate Swap Agreement that may be entered into by the Issuing Entity, as described in this free writing prospectus); in the case of a Swap Termination Payment not triggered by a Swap Provider Trigger Event (as defined in this free writing prospectus), the Issuing Entity will be required to make such payment on the related Payment date, and on any subsequent Payment dates until paid in full, prior to distributions to noteholders, and in the case of a Swap Termination Payment triggered by a Swap Provider Trigger Event, the Issuing Entity’s obligation to make such payment generally will be subordinated to distributions to the holders of the offered notes and certain other notes to the extent described in the indenture.

Upon a Swap Early Termination other than in connection with the optional termination of the trust, the indenture trustee, pursuant to the indenture, will use reasonable efforts to appoint a successor swap provider. If the Issuing Entity receives a Swap Termination Payment from the Swap Provider in connection with such Swap Early Termination, the Issuing Entity will apply such Swap Termination Payment to any upfront payment required to appoint the successor swap provider. If the Issuing Entity is required to pay a Swap Termination Payment to the Swap Provider in connection with such Swap Early Termination, the Issuing Entity will apply any upfront payment received from the successor swap provider to pay such Swap Termination Payment. If the Issuing Entity is unable to appoint a successor swap provider within 30 days of the Swap Early Termination, then the Issuing Entity will deposit any Swap Termination Payment received from the original Swap Provider into a separate, non-interest bearing reserve account and will, on each subsequent Payment date, withdraw from the amount then remaining on deposit in such reserve account an amount equal to the Net Swap Payment, if any, that would have been paid to the Issuing Entity by the original Swap Provider calculated in accordance with the terms of the original Interest Rate Swap Agreement, and distribute such amount in accordance with the terms of the Indenture.

Upon a Swap Early Termination in connection with the optional termination of the Issuing Entity, if the Issuing Entity is required to make a Swap Termination Payment to the Swap Provider, the party exercising such optional termination of the Issuing Entity will be required to include in its payment an amount equal to such Swap Termination Payment, as described in this free writing prospectus. If the Issuing Entity receives a Swap Termination Payment from the Swap Provider in connection with such Swap Early Termination, such Swap Termination Payment generally will not be available to noteholders; rather, the Issuing Entity will distribute such Swap Termination Payment in accordance with the terms of the indenture.

A “Swap Provider Trigger Event” will mean: (i) a Swap Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Swap Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) a Swap Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

The Swap Provider

The Swap Provider will have a minimum rating of “AA-” or its equivalent from the rating agencies.

The “significance percentage” of the Interest Rate Swap Agreement as calculated in accordance with Regulation AB Item 1115, is less than 10%. As provided in the Interest Rate Swap Agreement, the Swap Provider may be replaced in certain circumstances, including if the aggregate significance percentage of the Interest Rate Swap Agreement is equal to or greater than 10%.

Table of Fees and Expenses

The following table indicates the fees and expenses to be paid from the cash flows from the mortgage loans and other assets of the trust fund, while the Notes are outstanding.

All fees are applied to the outstanding aggregate principal balance of the mortgage loans.

Item	Fee	Paid From
RMBS Servicing Fee
(i) With respect to any adjustable rate mortgage loan with an original principal balance of less than or equal to $417,000, 0.375% per annum, (ii) with respect to any adjustable rate mortgage loan with an original principal balance of greater than $417,000, 0.25% per annum, (iv) with respect to any fixed rate mortgage loan, 0.25% per annum.

Protected Account
HELOC Servicing Fee	With respect to each HELOC, 0.50% per annum	Collection Account
RMBS Master Servicing Fee	Investment Income	Payment Account
LPMI Fee	With respect to any mortgage loan covered by LPMI, 0.46% per annum	Mortgage Loan Interest Collections
Credit Enhancer Fee	0.14% per annum on the Note Principal Balance of the Class V-A Notes	Investor Interest Collections

Allocation of Losses on the Mortgage Loans

With respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the trust by deed-in-lieu of foreclosure or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such mortgage loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the RMBS Servicer or RMBS Master Servicer for Monthly Advances and Servicing Fees, servicing advances and certain other amounts specified in the RMBS Servicing Agreement and RMBS Master Servicing Agreement, as applicable) towards interest and principal owing on the mortgage loan. The amount of such loss realized on a mortgage loan, together with the amount of any Deficient Valuation, in respect of a mortgage loan is referred to in this free writing prospectus as a Realized Loss.

There are two types of Bankruptcy Losses that can occur with respect to a mortgage loan, Deficient Valuations and Debt Service Reductions. In the case of a Deficient Valuation, the Trust would become an unsecured creditor to the extent of the difference between the unpaid principal balance of such mortgage loan and such reduced debt. The principal portion of Debt Service Reductions will not be allocated in reduction of the principal balance of any class of Notes. However, regardless of when they occur, Debt Service Reductions may reduce the amount of related Available Funds that would otherwise be available for distribution on a Payment Date.

Any Realized Losses on the mortgage loans in Loan Group I will be allocated or covered on any Payment Date as follows: first, to the related Net Monthly Excess Cashflow, by an increase in the related Overcollateralization Increase Amount for that Payment Date; second, in reduction of the related Overcollateralized Amount, until reduced to zero; third, to the Class I-M-6 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; fourth, to the Class I-M-5 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; fifth, to the Class I-M-4 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; sixth, to the Class I-M-3 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; seventh, to the Class I-M-2 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; eighth, to the Class I-M-1 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; and ninth, to the Class I-A-4 Notes in reduction of the Note Principal Balance thereof, until reduced to zero.

The Indenture does not permit the allocation of Realized Losses to the Class I-A-1, Class I-A-2, Class I-A-3, Class II-A and Class III-A Notes. Investors in these securities should note that although Realized Losses will not be allocated to their securities, under certain loss scenarios there will not be enough principal and interest on the mortgage loans to pay their securities all interest and principal amounts to which they are then entitled.

Allocated Realized Loss Amounts may be repaid to the Class I-A-4 Notes and Class I-M Notes from Net Monthly Excess Cashflow, according to the priorities set forth under “—Overcollateralization Provisions for Loan Group I” above.

Realized Losses on the mortgage loans in Loan Group II-1 and Loan Group II-2, will be allocated or covered on any Payment Date as follows: first, to the related Net Monthly Excess Cashflow, by an increase in the related Overcollateralization Increase Amount for that Payment Date; second, in reduction of the related Overcollateralized Amount, until reduced to zero; third, to the Class II-M-5 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; fourth, to the Class II-M-4 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; fifth, to the Class II-M-3 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; sixth, to the Class II-M-2 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; and seventh, to the Class II-M-1 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero.

Allocated Realized Loss Amounts may be repaid to the Class II-M Notes from Net Monthly Excess Cashflow, according to the priorities set forth under “—Overcollateralization Provisions for Loan Group II” above.

Any Realized Losses on the mortgage loans in Loan Group III will be allocated or covered on any Payment Date as follows: first, to the related Net Monthly Excess Cashflow, by an increase in the related Overcollateralization Increase Amount for that Payment Date; second, in reduction of the related Overcollateralized Amount, until reduced to zero; third, to the Class III-M-6 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; fourth, to the Class III-M-5 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; fifth, to the Class III-M-4 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; sixth, to the Class III-M-3 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; seventh, to the Class III-M-2 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; and eighth, to the Class III-M-1 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero.

Allocated Realized Loss Amounts may be repaid to the Class III-M Notes from Net Monthly Excess Cashflow, according to the priorities set forth under “—Overcollateralization Provisions for Loan Group III” above.

The Indenture does not permit the allocation of Realized Losses to the Class I-A-1, Class I-A-2, Class I-A-3, Class II-A and Class III-A Notes. Investors in these securities should note that although Realized Losses will not be allocated to their securities, under certain loss scenarios there will not be enough principal and interest on the mortgage loans to pay their securities all interest and principal amounts to which they are then entitled.

Any Realized Losses on the mortgage loans in Loan Group IV will be allocated or covered on any Payment Date as follows: first, to the related Net Monthly Excess Cashflow, by an increase in the related Overcollateralization Increase Amount for that Payment Date; second, in reduction of the related Overcollateralized Amount, until reduced to zero; third, to the Class IV-M-7 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; fourth, to the Class IV-M-6 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; fifth, to the Class IV-M-5 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; sixth, to the Class IV-M-4 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; seventh, to the Class IV-M-3 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; eighth, to the Class IV-M-2 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; ninth, to the Class IV-M-1 Notes, in reduction of the Note Principal Balance thereof, until reduced to zero; tenth to the Class IV-A Notes in reduction of the Note Principal Balance thereof, until reduced to zero.

Allocated Realized Loss Amounts may be repaid to the Class IV-A Notes and Class IV-M Notes from Net Monthly Excess Cashflow, according to the priorities set forth under “—Overcollateralization Provisions for Loan Group IV” above.

Any allocation of a Realized Loss to a Note will be made by reducing the Note Principal Balance thereof by the amount so allocated as of the Payment Date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described in this free writing prospectus, in no event will the Note Principal Balance of a Note be reduced more than once in respect of any particular amount both (i) allocable to such note in respect of Realized Losses and (ii) payable as principal to the holder of such note from related Net Monthly Excess Cashflow.

In order to maximize the likelihood of a payment in full of amounts of interest and principal to be distributed to the holders of the Class I-A, Class II-A, Class III-A and Class IV-A Notes on each Payment Date, holders of these Notes have a right to payment of the related Available Funds that is prior to the rights of the holders of the related Class M Notes. In order to maximize the likelihood of a payment in full of amounts of interest and principal to be distributed to the holders of the Class M Notes on each Payment Date, holders of the Class M Notes have a right to payment of the related Available Funds that is prior to the rights of the holders of the related Class M Notes with a lower payment priority. In addition, overcollateralization and the application of related Net Monthly Excess Cashflow will also increase the likelihood of payment in full of amounts of interest and principal to the Class I-A, Class II-A, Class III-A and Class IV-A Notes and Class M Notes on each Payment Date.

If, after taking into account Subsequent Recoveries, the amount of a Realized Loss is reduced, the amount of such Subsequent Recoveries will be applied to increase the Note Principal Balance of the class of notes with the highest payment priority to which Realized Losses have been allocated, but not by more than the amount of Realized Losses previously allocated to that class of note. The amount of any remaining Subsequent Recoveries will be applied to increase the Note Principal Balance of the class of note with the next highest payment priority, up to the amount of such Realized Losses previously allocated to that class of note, and so on. Holders of such notes will not be entitled to any payment in respect of Accrued Note Interest on the amount of such increases for any Accrual Period preceding the Payment Date on which such increase occurs. Any such increases shall be applied to the Note Principal Balance of each Note of such class in accordance with its respective percentage interest.

Payments on the Class V-A Notes

On each Payment Date, the Floating Allocation Percentage of Investor Interest Collections, reduced by the HELOC Back-Up Servicing Fee, the HELOC Servicing Fee and any unreimbursed nonrecoverable servicing advances previously made, will be distributed in the following order of priority:

(1)	to the Credit Enhancer to pay the premium on the Credit Enhancer’s Policy;

(2)
to the holders of the Class V-A Notes the related Accrued Note Interest for such class for such Payment Date, accrued at a rate that is not higher than the lesser of the Net WAC Rate and the Maximum Rate on the Class V-A Notes, plus any related Unpaid Interest Shortfall for such Payment Date;

(3)
to the holders of the Class V-A Notes, as a payment of any Investor Charge-Off Amounts incurred during the present Due Period and any Investor Charge-Off Amounts incurred during previous periods that were not subsequently funded by Investor Interest Collections, overcollateralization or draws under the Policy;

(4)	to the Credit Enhancer, as reimbursement for prior draws made under the Policy;

(5)	to the holders of the Class V-A Notes, as a payment of principal, the amount necessary to build the overcollateralization to the Overcollateralization Target Amount;

(6)	to the Credit Enhancer, any other amounts owed to the Credit Enhancer pursuant to the Insurance Agreement;

(7)	to the holders of the Class V-A Notes, Basis Risk Shortfall Carryforward Amounts for such Notes on such payment date;

(8)	to the Indenture Trustee for certain capped expenses;

(9)	to the owner of the Transferor Interest; and

(10)	any remaining amounts to the Trust Certificate.

On each Payment Date, Principal Collections on the HELOCs will be distributed in the following order of priority:

(1)	to the holders of the Class V-A Notes, the lesser of the outstanding Note Principal Balance of the Class V-A Notes and the Investor Principal Distribution Amount;

(2)	to the Credit Enhancer, as reimbursement for prior draws made under the Policy, to the extent not paid out of Investor Interest Collections;

(3)	to the owner of the Transferor Interest; and

(4)	any remaining amounts to the Trust Certificate.

Rapid Amortization Events

A Rapid Amortization Event is any of the following events:

(1)
Investor Interest Collections or Principal Collections for any Payment Date are not enough to make any required payment of interest or principal in each case that is due on the Class V-A Notes, and such failure continues for a period of five Business Days;

(2)	a declaration of bankruptcy or insolvency by any of the Issuing Entity, the Depositor or the HELOC Servicer;

(3)	the Issuing Entity becomes subject to the Investment Company Act of 1940;

(4)
failure on the part of the Issuing Entity, the Depositor, the Seller, the HELOC Back-Up Servicer or the HELOC Servicer to perform any of its other material obligations under the HELOC Servicing Agreement, the HELOC Back-Up Servicing Agreement, the Trust Agreement or the Indenture;

(5)	cumulative draws on the Policy is greater than or equal to 1.50% of the original balance of the Group V-A HELOCs; or

(6)	the occurance of a HELOC Servicer Trigger Event.

If any event described in clause (1) or (4) occurs, a Rapid Amortization Event will occur only if, after the applicable grace period, either the Credit Enhancer, or the Indenture Trustee acting at the direction of the holders holding Class V-A Notes evidencing more than 51% in principal amount of the Class V-A Notes then outstanding, with the consent of the Credit Enhancer, by written notice to the holder of the Transferor’s Interest, the Depositor and the HELOC Servicer (and to the Indenture Trustee, if given by the Credit Enhancer, or the noteholders) declare that a Rapid Amortization Event has occurred. If any event described in clauses (2), (3), (5) or (6) occurs, a Rapid Amortization Event will occur without any notice or other action on the part of the Grantor Trustee, the Credit Enhancer or the noteholders immediately on the occurrence of such event.

Notwithstanding the foregoing, if a conservator, receiver or trustee-in-bankruptcy is appointed for the HELOC Servicer and no Rapid Amortization Event exists other than the conservatorship, receivership or insolvency of the HELOC Servicer, the conservator, receiver or trustee-in-bankruptcy may have the power to prevent the commencement of a Rapid Amortization Event.

The Policy

The following summary of terms of the financial guaranty insurance policy with respect to the Class V-A Notes (referred to in this free writing prospectus as the “Policy”) to be issued by CIFG Assurance North America, Inc. (referred to in this free writing prospectus supplement as the “Credit Enhancer” or “CIFG”) does not purport to be complete and is qualified in its entirety by reference to the Policy.

Simultaneously with the issuance of the Class V-A Notes, the Credit Enhancer will deliver the Policy to the Securities Administrator on behalf of the Indenture Trustee for the benefit of the holders of the Class V-A Notes. Under the Policy, the Credit Enhancer will unconditionally and irrevocably guarantee to the holders of the Class V-A Notes the full and complete payment by or on behalf of the trust of Regular Payments (as defined below) on the Class V-A Notes. The Credit Enhancer’s obligations under the Policy in respect of Regular Payments will be discharged to the extent funds are disbursed by the Credit Enhancer as provided in the Policy whether or not such funds are properly applied by the Securities Administrator. Regular Payments will be made only at the time set forth in the Policy, and payments under the Policy may not be accelerated except at the sole option of the Credit Enhancer. To the extent a TMP Trigger Event occurs, all conditions to the exchange of Class V-A REMIC Notes for Class V-A Notes have occurred, and such exchange actually occurs, the Policy shall be terminated and replaced with a substantially identical financial guaranty insurance policy covering the Class V-A REMIC Notes then issued.

Notwithstanding the foregoing paragraph, the Policy does not cover any amounts due in respect of the Class V-A Notes attributable to any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Regular Payment to the holders of the Class V-A Notes. The Policy will not provide credit enhancement for any class of Notes other than the Class V-A Notes. The Policy does not cover any Net WAC Shortfall Carryforward Amounts, Prepayment Interest Shortfalls, or shortfalls resulting from the Relief Act.

Following Receipt by the Credit Enhancer of a notice of claim and certificate from the Securities Administrator in the form attached to the Policy, the Credit Enhancer will pay any amount payable under the Policy in respect of Regular Payments on the Class V-A Notes on the later to occur of (a) 12:00 p.m., New York City time, on the second Business Day following such receipt and (b) 12:00 p.m., New York City time, on the distribution date on which such payment is due on such Class V-A Notes. Payments due hereunder in respect of Regular Payments will be disbursed to the Securities Administrator for the benefit of the holder of the Class V-A Notes by wire transfer of immediately available funds to such account as the Securities Administrator shall specify in writing at the time of or prior to the delivery of the Notice of claim and certificate in respect of such Regular Payment.

If any Regular Payment paid in respect of the Class V-A Notes during the term of the Policy is avoided as a preferential transfer or similar payment (a “Preference Payment”) under applicable bankruptcy, insolvency, receivership or similar law (“Insolvency Law”), the Credit Enhancer will pay such amount out of the funds of the Credit Enhancer on the later of (a) the date when due to be paid pursuant to the order referred to below or (b) the first to occur of (i) the fourth business day following receipt by the Credit Enhancer from the Securities Administrator of (A) a certified copy of the order, referred to in this free writing prospectus as the Order, of the court or other governmental body of competent jurisdiction to the effect that the holder of the Class V-A Note is required to return all or part of such payment because such payment was avoidable as a Preference Payment under applicable insolvency law, (B) a certificate of the holder of the Class V-A Note that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the holder of the Class V-A Note in such form as is reasonably required by the Credit Enhancer, and provided to the holder of the Class V-A Note by the Credit Enhancer, irrevocably assigning to the Credit Enhancer all rights and claims of the holder of the Class V-A Note relating to or arising under the Class V-A Notes against the trust or otherwise with respect to such Preference Payment, or (ii) the date of receipt by the Credit Enhancer from the Securities Administrator of the items referred to in clauses (A), (B) and (C) above if, at least four business days prior to such date of receipt, the Credit Enhancer shall have received written notice from the Securities Administrator that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the order, and not the Securities Administrator or any holder of a Class V-A Note, as applicable, directly (unless a holder of a Class V-A Note has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Securities Administrator upon proof of such payment reasonably satisfactory to the Credit Enhancer).

At any time during the term of the Policy, the Credit Enhancer may appoint a fiscal agent (referred to in this free writing prospectus as the “Fiscal Agent”), for purposes of the Policy by written notice to the Indenture Trustee and the Securities Administrator at the notice addresses specified in the Servicing Agreement specifying the name and notice address of the Fiscal Agent. From and after the date of receipt of such notice by the Securities Administrator, (i) copies of all notices and documents required to be delivered to the Credit Enhancer pursuant to the Policy shall be simultaneously delivered to the Fiscal Agent and the Credit Enhancer and shall not be deemed received until received by each, and (ii) all payments required to be made by the Credit Enhancer under the Policy may be made directly by the Credit Enhancer or by the Fiscal Agent on behalf of the Credit Enhancer. The Fiscal Agent is the agent of the Credit Enhancer only and the Fiscal Agent shall in no event be liable to any holder of a Class V-A Note for any acts of the Fiscal Agent or any failure of the Credit Enhancer to deposit, or cause to be deposited, sufficient funds to make payments due under the Policy.

The Policy does not protect investors against changes in market value of the Class V-A Notes, which market value may be impaired as a result of changes in prevailing interest rates, changes in applicable ratings or other causes. The Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified by Article 76 of the New York Insurance Law, the Florida Insurance Guaranty Association created under part II of Chapter 631, Florida Statutes or similar funds or arrangements in any other state. The Credit Enhancer makes no representation regarding the Class V-A Notes or the advisability of investing in the Class V-A Notes.

As used in this section, the following terms shall have the following meanings:

“Receipt” and “Received” mean actual delivery to each of the Credit Enhancer and the Fiscal Agent, if any, prior to 12:00 p.m., New York City time, on a Business Day; delivery either on a day that is not a Business Day, or after 12:00 p.m., New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given hereunder by the Securities Administrator or a holder of a Class V-A Note is not in proper form or is not properly completed, executed or delivered in all material respects, it shall be deemed not to have been Received, and the Credit Enhancer or its Fiscal Agent shall promptly so advise the Securities Administrator or holder of a Class V-A Note, which may submit an amended notice.

“Business Day” means any day other than a Saturday, Sunday, legal holiday or other day on which banking institutions in New York, New York, Columbia, Maryland or Paris France or any other location in which the principal office of the trustee or the principal office of the Credit Enhancer or the Fiscal Agent in which it conducts the business provided hereunder is located.

“Regular Payments” means any and all regularly scheduled payments of interest and the final payment of principal on the Class V-A Notes required to be made in accordance with their original terms and without regard to any subsequent amendment or modification thereof except amendments or modifications to which the Credit Enhancer has given its prior written consent. Regular Payments shall include (i) with respect to any distribution date, the amount, if any, by which the amount available to be paid as interest to the Class V-A Notes, pursuant to the priority of payments set forth in the Servicing Agreement, is less than the Interest Distribution Amount plus any Interest Carry Forward Amounts payable to the Class V-A Notes, (ii) with respect to any Payment Date, the amount by which (x) the Note Principal Balance of the Obligations (after giving effect to any payment of principal of the Obligations to be made on such Payment Date) exceeds (y) the Invested Amount as of the end of the related Due Period and (iii) to the extent unpaid on the last scheduled distribution date, after taking into account all distributions to be made on such date, any remaining Certificate Principal Balance on the Class V-A Notes. Regular Payments shall not include, nor shall coverage be provided under the Policy in respect of: (1) payments which become due on an accelerated basis as a result of (a) a default by the Depositor or any other person, (b) an election by the depositor to make payment on an accelerated basis, (c) early or rapid amortization of the Class V-A Notes, (d) redemption for any reason other than exercise of the optional termination right under the Servicing Agreement, or (e) any other cause, unless the Credit Enhancer shall elect, in its sole discretion, to pay any amount due upon such acceleration together with any accrued interest to the date of acceleration; (2) any amounts due in respect of the Class V-A Notes attributable to any increase in interest rate, penalty or other sum payable by the trust fund (i) by reason of any default or event of default in respect of the Class V-A Notes, whether by the Depositor or any other person; (ii) by reason of any deterioration of the creditworthiness of any person, or (iii) due to the occurrence of an increase in the margin applicable to the calculation of the Pass-Through Rate on the Class V-A Notes after the first possible Optional Termination Date; (3) any taxes, withholding or other charge imposed by any governmental authority due in connection with the payment of any Regular Payment to the holder of Class V-A Notes or (4) any amounts due in respect of the Class V-A Notes but unpaid as a result of any Prepayment Interest Shortfalls, any shortfalls resulting from the application of the Relief Act of Net WAC Rate Carryover Amounts.

The Credit Enhancer shall be subrogated to the rights of the holder of a Class V-A Note to receive payments of principal and interest to the extent of any payment by the Credit Enhancer under the Class V-A Insurance Policy.

The Policy sets forth in full the undertaking of the Credit Enhancer, and shall not be modified, altered or affected by any other agreement or instrument, including any modification or amendment thereto or to the Class V-A Notes (except a contemporaneous or subsequent agreement or instrument given by the Credit Enhancer or to which the Credit Enhancer has given its written consent). The premiums paid to the Credit Enhancer are nonrefundable for any reason whatsoever, including payment, or provision being made for payment, of the Class V-A Notes prior to maturity. The Policy may not be cancelled or revoked during its term, including for nonpayment of the premiums due to the Credit Enhancer.

Modifications

In instances in which a mortgage loan is in default or if default is reasonably foreseeable, and if determined by the RMBS Servicer to be in the best interest of the Noteholders, the RMBS Servicer may permit servicing modifications of the mortgage loan rather than proceeding with foreclosure. However, the RMBS Servicer’s ability to perform servicing modifications will be subject to some limitations, including but not limited to the following. Advances and other amounts may be added to the outstanding principal balance of a mortgage loan only once during the life of a mortgage loan. Any amounts added to the principal balance of the mortgage loan, or capitalized amounts added to the mortgage loan, will be required to be fully amortized over the remaining term of the mortgage loan. All capitalizations are to be implemented in accordance with the sponsor’s standards. The final maturity of any mortgage loan shall not be extended beyond the assumed final distribution date. No servicing modification with respect to a mortgage loan will have the effect of reducing the mortgage rate below one half of the mortgage rate as in effect on the cut off date, but not less than the servicing fee rate. Further, the aggregate current principal balance of all mortgage loans subject to modifications can be no more than five percent (5%) of the aggregate principal balance of the mortgage loans as of the Cut-off Date, but this limit may increase from time to time with the consent of the rating agencies.

Any Advances made on any mortgage loan will be reduced to reflect any related servicing modifications previously made. The mortgage rate and Net Mortgage Rate as to any mortgage loan will be deemed not reduced by any servicing modification, so that the calculation of accrued note interest (as defined in the free writing prospectus) payable on the Offered Notes will not be affected by the servicing modification.

Reports to Noteholders

With each distribution to Noteholders of a particular class of Offered Notes, the Securities Administrator or other specified person will make available to each holder of record of the class of securities a statement with respect to the trust fund setting forth the information specifically described in the Servicing Agreement or Indenture, which generally will include the following as applicable except as otherwise provided therein:

•	the applicable accrual periods for calculating distributions and general distribution dates;

•	the total cash flows received and the general sources thereof;

•	the amount, if any, of fees or expenses accrued and paid, with an identification of the payee and the general purpose of such fees;

•	the amount, accrued or paid in respect of any credit enhancement or other support, including the payee and the general purpose of such payment;

•	with respect to the Class A Notes, the amount of payments, if any, to holders of such Notes provided by the Policy;

•	the amount of draws on the HELOCs;

•	the amount, if any, of the distribution allocable to principal (by class);

•	the amount, if any, of the distribution allocable to interest (by class and any shortfalls or carryforwards);

•	the amount of, if any, of excess cash flow or excess spread and the application of such excess cash flow;

•	interest rates, as applicable, to the pool assets and securities;

•	the beginning and ending balance of the reserve fund or similar account, if any, together with any material activity;

•	the amounts drawn on any credit enhancement, or other support;

•	the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;

•	number and amount of pool assets, together with updated pool composition information;

•
the aggregate amount of advances included in the distributions on the distribution date (including the general purpose of such advances), the aggregate amount of unreimbursed advances at the close of business on the distribution date, and the general source of funds for reimbursements; and

•
the number and aggregate principal balance of any mortgage loans in the related mortgage pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced, and loss information for the period.

In the case of information furnished pursuant to the first two items above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered securities or per a specified portion of the minimum denomination. In addition to the information described above, reports to Noteholders will contain other information as is set forth in the Indenture, which may include prepayments, reimbursements to subservicers and the RMBS Master Servicer and losses borne by the related trust fund. In addition, within a reasonable period of time after the end of each calendar year, the Securities Administrator will furnish a report to each holder of record of a class of offered securities at any time during the calendar year which, for example, will include information as to the aggregate of amounts reported pursuant to the first three items above for the calendar year or, in the event the person was a holder of record of a class of securities during a portion of the calendar year, for the applicable portion of the year. Reports, whether monthly or annual, will be provided in paper format, upon request to the holder of record of the class of securities. In addition, the monthly reports will be posted on a website as described below under “Available Information” and “Reports to Noteholders”.

DESCRIPTION OF THE REMIC NOTES

General

Upon the occurrence of certain events as described in this free writing prospectus, the Issuing Entity will cause an exchange of the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class II-A-1A, Class II-A-1B, Class II-A-1C, Class II-A-2, Class II-M-1, Class II-M-2, Class II-M-3, Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class II-M-1, Class III-M-2, Class IV-A, Class IV-M-1, Class IV-M-2, Class IV-M-3, Class IV-M-4, Class IV-M-5 and Class V-A Notes and issue a class of REMIC Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class II-A-1A, Class II-A-1B, Class II-A-1C, Class II-A-2, Class II-M-1, Clas II-M-2, Class II-M-3, Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class III-M-1, Class III-M-2, Class IV-A, Class IV-M-1, Class IV-M-2, Class IV-M-3, Class IV-M-4, Class IV-M-5 and Class V-A Notes offered under this free writing prospectus, which notes are sometimes referred to together in this free writing prospectus as the REMIC Notes and which are offered by this free writing prospectus. After the sale of REO property and other non-REMIC-eligible property, all of the remaining mortgage loans in the mortgage pool will be transferred to a new entity (the “Underlying REMIC Trust”), with respect to which one or more REMIC elections will be made, in exchange for certain REMIC interests, including the REMIC Underlying Interests, to be issued by the Underlying REMIC Trust. Upon transfer to the Issuing Entity, the Issuing Entity will make a REMIC election with respect to such REMIC Underlying Interests (the “REMIC Certificates”) and the Issuing Entity will issue REMIC Notes secured by those REMIC Certificates. The REMIC Notes will subsequently be transferred to holders of the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class II-A-1A, Class II-A-1B, Class II-A-1C, Class II-A-2, Class II-M-1, Clas II-M-2, Class II-M-3, Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-2, Class III-A-5, Class III-M-1, Class III-M-2, Class IV-A, Class IV-M-1, Class IV-M-2, Class IV-M-3, Class IV-M-4, Class IV-M-5 and Class V-A Notes and issue a class of REMIC Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class II-A-1A, Class II-A-1B, Class II-A-1C, Class II-A-2, Class II-M-1, Clas II-M-2, Class II-M-3, Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class III-M-1, Class III-M-2, Class IV-A, Class IV-M-1, Class IV-M-2, Class IV-M-3, Class IV-M-4, Class IV-M-5 and Class V-A Notes in exchange for their Offered Notes.

The REMIC Notes will be issued in book-entry form and in the same denominations and multiples as the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class II-A-1A, Class II-A-1B, Class II-A-1C, Class II-A-2, Class II-M-1, Clas II-M-2, Class II-M-3, Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class III-M-1, Class III-M-2, Class IV-A, Class IV-M-1, Class IV-M-2, Class IV-M-3, Class IV-M-4, Class IV-M-5 and Class V-A Notes and issue a class of REMIC Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class II-A-1A, Class II-A-1B, Class II-A-1C, Class II-A-2, Class II-M-1, Clas II-M-2, Class II-M-3, Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class III-M-1, Class III-M-2, Class IV-A, Class IV-M-1, Class IV-M-2, Class IV-M-3, Class IV-M-4, Class IV-M-5 and Class V-A Notes for which they are being exchanged. See “Description of the Notes — Book-entry Notes” in this free writing prospectus.

Mandatory Exchange

If a TMP Trigger Event and the other preconditions to their issuance occur, then the REMIC Notes will be issued in exchange for the offered notes. Such exchange will be mandatory. Investors in the Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class II-A-1A, Class II-A-1B, Class II-A-1C, Class II-A-2, Class II-M-1, Clas II-M-2, Class II-M-3, Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class II-M-1, Class III-M-2, Class IV-A, Class IV-M-1, Class IV-M-2, Class IV-M-3, Class IV-M-4, Class IV-M-5 and Class V-A Notes and issue a class of REMIC Class I-1A-1, Class I-2A-1, Class I-A-2, Class I-A-3, Class II-A-1A, Class II-A-1B, Class II-A-1C, Class II-A-2, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4 and Class II-M-1 Notes will become investors in the REMIC Notes. No fees, price adjustments or other consideration will be payable by the investors in connection with such exchange. Upon the occurrence of a TMP Trigger Event, the following conditions would have to be satisfied to permit the issuance of the REMIC Notes: American Home Mortgage Servicing, Inc. shall have purchased from the trust of all REO properties and other non-REMIC-eligible properties at their fair market value as described in this free writing prospectus.

Sale of REO Properties and Other Non-REMIC-Eligible Properties

With respect to each REO property and other non-REMIC-eligible property held by the Issuing Entity at the time of a TMP Trigger Event, the RMBS Servicer on behalf of the Issuing Entity will purchase such REO property and other non-REMIC-eligible property at fair market value. If such price would result in the allocation of any Realized Losses to any of the Offered Notes, the amount of any such Realized Losses shall be contributed by the party causing the TMP Trigger Event. If at the time of any such sale the REO properties and other non-REMIC-eligible properties in the Issuing Entity yield proceeds that are less than the then outstanding principal balance of the related mortgage loans plus accrued interest and related amounts reimbursable to the RMBS Servicer and others, then the associated Realized Losses, which might have otherwise been incurred over a longer period of time, will be incurred at once. These Realized Losses, if any, on the mortgage loans will be allocated to excess spread and Overcollateralization and then to the Subordinate Notes if such notes are still outstanding, with a resulting reduction in the amount of subordination available as credit enhancement for the offered notes. In addition, if the Issuing Entity contains a significant number of REO properties and other non-REMIC-eligible properties at the time of any such sale, there will be an acceleration of the rate of prepayment of the mortgage loans resulting from the purchase from the Issuing Entity of such REO properties and other non-REMIC-eligible properties, whereas, in the absence of such TMP Trigger Event and such sale, the liquidations of such REO properties and other non-REMIC-eligible properties might have been spread out over a longer period.

Restrictions on Foreclosure

Under restrictions set forth in the RMBS Servicing Agreement, the RMBS Servicer may be prohibited from pursuing foreclosure proceedings on behalf of the Issuing Entity with respect to any mortgage loans 60 or more days delinquent at the time they are placed in a REMIC following a TMP Trigger Event. These restrictions will be lifted with respect to any such delinquent mortgage loan if such mortgage loan becomes contractually current for three consecutive monthly payments. In the event that one of the mortgage loans subject to these restrictions goes into foreclosure, if acquiring title to the property underlying the mortgage loan would cause the adjusted basis of that mortgaged property, together with the adjusted bases all other ineligible assets owned by the related REMIC in the Underlying REMIC Trust (as defined under “Federal Income Tax Consequences—Taxation of the Issuing Entity and Offered Noteholders After a TMP Trigger Event” in this free writing prospectus), to exceed 0.75% of the adjusted basis of the assets in the related REMIC in the Underlying REMIC Trust, the RMBS Servicer would not be permitted to acquire title to the mortgaged property on behalf of the related REMIC in the Underlying REMIC Trust. Instead, the RMBS Servicer would have to sell the mortgage loan or liquidate the mortgaged property for cash in a foreclosure sale or otherwise. In addition, if the RMBS Servicer determines that following a payment on any Payment Date the adjusted bases of such related REO properties, along with any other ineligible assets owned by the Underlying REMIC Trust, would exceed 1.0% of the adjusted bases of the assets of the related REMIC in the Underlying REMIC Trust, then prior to that distribution date, the Servicer will be required to dispose of enough of such REO properties, along with any other ineligible assets owned by the related REMIC in the Underlying REMIC Trust, such that the adjusted bases of such REO properties, together with the adjusted bases of any other ineligible assets owned by the related REMIC in the Underlying REMIC Trust, will not exceed 1.0% of the adjusted bases of the assets of the related REMIC in the Underlying REMIC Trust. The foregoing restrictions may influence the RMBS Servicer’s decisions relating to the timing of foreclosures and liquidations, and could have an adverse effect on the performance of the mortgage pool and on the realization of proceeds on defaulted mortgage loans.

Interest Rates and Payment Priorities of the REMIC Notes

If the REMIC Notes are issued, each class of REMIC Notes will have a pass-through rate for each Payment Date equal to the lesser of (i) the Note Interest Rate, calculated without regard to the Available Funds Rate, that would have been applicable for the related class of Offered Notes for such Payment Date had the REMIC Notes not been issued and (ii) the related Net WAC Rate.

The “Net WAC Rate” for any Payment Date and for the REMIC Notes relating to any loan group will be a per annum rate equal to the weighted average of the mortgage rates of the mortgage loans in such loan group as of the first day of the month preceding the month in which such Payment Date occurs minus the Servicing Fee Rate. If, with respect to any loan group, Subordinate Notes are then outstanding, then the Net WAC Rate for the related REMIC Notes may be lower than the Available Funds Rate that would have been applicable for related Offered Notes for the relevant Payment Date had the REMIC Notes not been issued. Accordingly, the REMIC Notes are more likely to have their interest rates limited, and limited by a lower cap, than the related Offered Notes in whose place they were issued. However, on any Payment Date, with respect to any loan group, to the extent of related interest funds remaining after payment of interest accrued for the related Interest Accrual Period at the related pass-through rate on the related REMIC Notes (the “Interest Payment Amount”), such REMIC Notes will be entitled to receive, first, any related Unpaid Interest Shortfall Amounts for such Payment Date and, second, any related Net WAC Rate Carryover Amounts for such Payment Date. Any such Unpaid Interest Shortfall Amounts or Net WAC Rate Carryover Amounts will have a higher payment priority than any interest payments to the related Subordinate Notes. Investors should note, though, that the ratings of the rating agencies do not address the likelihood of receipt by investors in the REMIC Notes of any Net WAC Rate Carryover Amounts, nor does the Policy for the Class V-A Notes cover payment of such amounts. With respect to any class of the REMIC Notes and any Payment Date, the “Unpaid Interest Shortfall Amount” is an amount equal to the sum of (i) the excess, if any, of (x) the Interest Payment Amount for such class for the immediately preceding Payment Date over (y) the portion of the Interest Payment Amount for such class for the immediately preceding Payment Date that was actually paid to such class on such immediately preceding Payment Date and (ii) interest accrued on such unpaid portion for the most recently ended Interest Accrual Period at the pass-through rate for such class. With respect to any class of the REMIC Notes and any Payment Date, the “Net WAC Rate Carryover Amount” is amount equal to the sum of (i) the excess, if any, of (x) the amount of the Interest Payment Amount that would have been payable on such class for such Payment Date if the applicable pass-through rate had been calculated without regard to the related Net WAC Rate over (y) the Interest Payment Amount for such class for such Payment Date and (ii) the portion, if any, of any Net WAC Rate Carryover Amount remaining unpaid to such class on the immediately preceding Payment Date together with interest accrued on such unpaid portion for the most recently ended Interest Accrual Period at the pass-through rate applicable for such class for such Interest Accrual Period calculated without regard to the Net WAC Rate. The principal payment and Realized Loss reimbursement payments and priorities for the REMIC Notes will not be different from such payments and priorities as they would have applied to the related Offered Notes had the REMIC Notes not been issued.

YIELD ON THE NOTES

General

The yield to maturity on and weighted average life of each class of Notes will be primarily affected by: (1) the rate, amount and timing of principal payments on the related mortgage loans, including prepayments, the allocation of principal payments on the mortgage loans among the related classes of Notes, (2) Realized Losses and interest shortfalls on the related mortgage loans to the extent allocated to the related Notes, (3) the Note Interest Rate on such class of Notes and (4) the purchase price paid for such class of Notes.

Prepayment Considerations

The Mortgage Loans

The rate of principal payments on each class of Class I-A Notes and Class I-M Notes, the aggregate amount of distributions on each such class of Notes and the yield to maturity of each such class of Notes will be primarily related to the rate, amount and timing of payments of principal on the mortgage loans in Loan Group I. The rate of principal payments on each class of Class II-A-1 Notes and Class II-A-2 Notes, the aggregate amount of distributions on each such class of Notes and the yield to maturity of each such class of Notes will be primarily related to the rate, amount and timing of payments of principal on the mortgage loans in Loan Group II-1. The rate of principal payments on each class of Class II-A-1C Notes and Class II-A-2 Notes, the aggregate amount of distributions on each such class of Notes and the yield to maturity of each such class of Notes will be primarily related to the rate, amount and timing of payments of principal on the mortgage loans in Loan Group II-2. The rate of principal payments on each such class of Class II-M Notes, the aggregate amount of distributions on each such class of Notes and the yield to maturity of each such class of Notes will be related to the rate, amount and timing of payments of principal on all of the mortgage loans in Loan Group II-1 and Loan Group II-2. The rate of principal payments on each class of Class III-A Notes, the aggregate amount of distributions on each such class of Notes and the yield to maturity of each such class of Notes will be primarily related to the rate, amount and timing of payments of principal on the mortgage loans in Loan Group III. The rate of principal payments on each such class of Class III-M Notes, the aggregate amount of distributions on each such class of Notes and the yield to maturity of each such class of Notes will be related to the rate, amount and timing of payments of principal on all of the mortgage loans in Loan Group IV . The rate of principal payments on each class of Class IV-A Notes, the aggregate amount of distributions on each such class of Notes and the yield to maturity of each such class of Notes will be primarily related to the rate, amount and timing of payments of principal on the mortgage loans in Loan Group IV. The rate of principal payments on each such class of Class IV-M Notes, the aggregate amount of distributions on each such class of Notes and the yield to maturity of each such class of Notes will be related to the rate, amount and timing of payments of principal on all of the mortgage loans in Loan Group IV .The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate, amount and timing of Principal Prepayments on the mortgage loans (including for this purpose payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required). The mortgage loans generally may be prepaid by the mortgagors at any time, subject in some cases to the payment of a prepayment charge. All of the mortgage loans contain due-on-sale clauses.

Principal Prepayments, liquidations and repurchases of the mortgage loans will result in payments in respect of principal to the holders of the Notes that otherwise would be distributed over the remaining terms of the mortgage loans. See “Maturity and Prepayment Considerations” in the prospectus. Since the rate, amount and timing of payments of principal on the mortgage loans will depend on future events and a variety of factors (as described more fully in the prospectus under “Yield Considerations” and “Maturity and Prepayment Considerations” and in this free writing prospectus), no assurance can be given as to the rate of Principal Prepayments. The extent to which the yield to maturity of any class of Notes may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on the Notes is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any Notes purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to an investor that is lower than the anticipated yield and, in the case of any Note purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans, the greater will be the effect on the investor's yield to maturity. As a result, the effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans may significantly affect the actual yield to maturity on the Notes, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.

The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. Because prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Notes will be able to reinvest the distributions thereon at yields equaling or exceeding the yields on the Notes. Yields on any such reinvestment may be lower, and may even be significantly lower, than yields on the Securities. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. In addition, the existence of the applicable maximum mortgage rate and minimum mortgage rate may effect the likelihood of prepayments resulting from refinancings. Amounts received by virtue of liquidations of mortgage loans, repurchases of mortgage loans upon breach of representations or warranties and the optional termination of the trust also affect the receipt of principal on the mortgage loans. In addition, the rates of prepayments will be affected by the rate and timing of the sale of mortgaged properties. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the Notes. See “Yield Considerations” and “Maturity and Prepayment Considerations” in the prospectus.

Negative amortization may increase the risk of default. The outstanding principal balance of a Group I Loan which is subject to negative amortization increases by the amount of interest which is deferred as described in this free writing prospectus. During periods in which the outstanding principal balance of a negative amortization loan is increasing due to the addition of deferred interest thereto, the increasing principal balance of the negative amortization loan may approach or exceed the value of the related mortgaged property, thus increasing the likelihood of defaults as well as the amount of any loss experienced with respect to any such negative amortization loan that is required to be liquidated. Furthermore, each negative amortization loan provides for the payment of any remaining unamortized principal balance of the negative amortization loan (due to the addition of deferred interest, if any, to the principal balance of the negative amortization loan) in a single payment at the maturity of the negative amortization loan. Because the mortgagors may be so required to make a larger single payment upon maturity, it is possible that the default risk associated with the negative amortization loans is greater than that associated with fully amortizing mortgage loans.

Some of the mortgage loans have an initial interest only period. During this period, the payment made by the related mortgagor will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled monthly payments during this period. As a result, no principal payments will be made to the Notes from the mortgage loans during their interest only period except in the case of a prepayment.

In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available.

The HELOCs

The rate and timing of defaults on the HELOCs will affect the rate and timing of principal payments on the HELOCs and thus the yield on the Class V-A Notes. There can be no assurance as to the rate of losses or delinquencies on any of the HELOCs. However, the rate of such losses and delinquencies are likely to be higher than those of traditional first lien mortgage loans, particularly in the case of HELOCs with high combined loan-to-value ratios or low junior lien ratios. See “Risk Factors” in this free writing prospectus. To the extent that any losses are incurred on any of the HELOCs that are not covered by excess interest allocable to investors or the Policy, Holders of the Class V-A Notes will bear all risk of such losses resulting from default by Mortgagors. Even where the Policy covers certain losses incurred on the HELOCs, the effect of losses may be to increase prepayment rates on the HELOCs, thus reducing the weighted average life and affecting the yield to maturity. In addition, the rate of prepayments of the HELOCs and the yield to investors on the Class V-A Notes may be affected by certain refinancing programs, which may include general or targeted solicitations. Principal Prepayments, liquidations and repurchases of the mortgage loans will result in payments in respect of principal to the holders of the Certificates that otherwise would be distributed over the remaining terms of the mortgage loans. See “Maturity and Prepayment Considerations” in the prospectus. Since the rate, amount and timing of payments of principal on the mortgage loans will depend on future events and a variety of factors (as described more fully in the prospectus under “Yield Considerations” and “Maturity and Prepayment Considerations” and in free writing prospectus), no assurance can be given as to the rate of Principal Prepayments. The extent to which the yield to maturity of any class of Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on the Certificates is sensitive to prepayments on the mortgage loans. Further, an investor should consider, in the case of any Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to an investor that is lower than the anticipated yield and, in the case of any Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans, the greater will be the effect on the investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

It is highly unlikely that the HELOCs will prepay at any constant rate until maturity or that all of the HELOCs will prepay at the same rate. Moreover, the timing of prepayments on the HELOCs may significantly affect the actual yield to maturity on the Certificates, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.

The rate of payments (including prepayments) on pools of HELOCs is influenced by a variety of economic, geographic, social and other factors. Because prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the Certificates will be able to reinvest the distributions thereon at yields equaling or exceeding the yields on the Certificates. Yields on any such reinvestment may be lower, and may even be significantly lower, than yields on the Certificates. If prevailing mortgage rates fall significantly below the mortgage rates on the HELOCs, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the HELOCs, the rate of prepayment on the HELOCs would be expected to decrease. Other factors affecting prepayment of HELOCs include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties, servicing decisions, seasonal purchasing and payment habits of borrowers. In addition, the existence of the applicable maximum mortgage rate and minimum mortgage rate may effect the likelihood of prepayments resulting from refinancings. Amounts received by virtue of liquidations of HELOCs, repurchases of HELOCs upon breach of representations or warranties and the optional termination of the trust also affect the receipt of principal on the HELOCs. In addition, the rates of prepayments will be affected by the rate and timing of the sale of mortgaged properties. There can be no certainty as to the rate of prepayments on the HELOCs during any period or over the life of the Certificates. See “Description of the Securities” in the accompanying prospectus.

Although all of the loan rates on the HELOCs are subject to adjustment, the loan rates on the HELOCs adjust based on the Prime Rate, while the Class V-A Notes adjust based on one-month LIBOR. Changes in one-month LIBOR may not correlate with changes in the Prime Rate and may not correlate with prevailing interest rates. It is possible that an increased level of the Prime Rate could occur simultaneously with a lower level of prevailing interest rates, which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Class V-A Notes. Any Basis Risk Shortfall Carry-Forward Amount allocated to the Class V-A Notes will not be covered by the Policy issued by the Credit Enhancer and will only be payable from excess interest on the HELOCs to the extent available for that purpose in current and future periods. Any related Basis Risk Shortfall Carry-Forward Amount may remain unpaid on the final payment date for the Class V-A Notes.

There can be no assurance as to the rate of principal payments and Draws on the HELOCs. The rate of principal payments and the rate of Draws may fluctuate substantially from time to time.

Generally, HELOCs are not viewed by mortgagors as permanent financing. Due to the unpredictable nature of both principal payments and Draws, the rates of principal payments net of Draws on the HELOCs may be much more volatile than for typical first lien mortgage loans. See “Risk Factors” in this free writing supplement.

Allocation of Principal Payments

The yields to maturity of the Notes will be affected by the allocation of principal payments among the Notes. The Notes are subject to priorities for payment of principal as described in this free writing prospectus. Distributions of principal on classes having an earlier priority of payment will be affected by the rates of prepayment of the related mortgage loans early in the life of the mortgage loan pool. The timing of commencement of principal distributions and the weighted average lives of the Notes with a later priority of payment will be affected by the rates of prepayment of the related mortgage loans both before and after the commencement of principal distributions on those classes.

Group I Notes

Investors in the Class I-A Notes should be aware that on and after the related Stepdown Date, so long as no Trigger Event is in effect, the most subordinate class of Class I-M Notes may receive more than such class’ pro rata share of principal for that Payment Date. As a result, the Note Principal Balance of the most subordinate class of Class I-M Notes may be reduced to zero prior to the more senior class or classes of Notes.

As described in this free writing prospectus, during certain periods all principal payments on the mortgage loans in loan group I will be allocated to the Class I-A Notes. Unless the aggregate Note Principal Balance of the Class I-A Notes has been reduced to zero, the Class I-M Notes will not be entitled to receive payments of principal until the related Stepdown Date. Furthermore, if a related Trigger Event is in effect, the Class I-M Notes will not be entitled to receive payments in respect of principal until the aggregate Note Principal Balance of the Class I-A Notes has been reduced to zero. To the extent that no principal payments are distributed on the Class I-M Notes, the subordination afforded the Class I-A Notes by the Class I-M Notes, together with the related overcollateralization, in the absence of offsetting related Realized Losses allocated thereto, will be increased, and the weighted average lives of the Class I-M Notes will be extended.

Class II-A Notes and Class II-M Notes

Investors in the Class II-A Notes should be aware that on and after the related Stepdown Date, so long as no Trigger Event is in effect, the most subordinate class of Class II-M Notes may receive more than such class’ pro rata share of principal for that Payment Date. As a result, the Note Principal Balance of the most subordinate class of Class II-M Notes may be reduced to zero prior to the more senior class or classes of Notes.

As described in this free writing prospectus, during certain periods all principal payments on the mortgage loans in loan group II will be allocated to the Class II-A Notes. Unless the aggregate Note Principal Balance of the Class II-A Notes has been reduced to zero, the Class II-M Notes will not be entitled to receive payments of principal until the related Stepdown Date. Furthermore, if a related Trigger Event is in effect, the Class II-M Notes will not be entitled to receive payments in respect of principal until the aggregate Note Principal Balance of the Class II-A Notes has been reduced to zero. To the extent that no principal payments are distributed on the Class II-M Notes, the subordination afforded the Class II-A Notes by the Class II-M Notes, together with the related overcollateralization, in the absence of offsetting related Realized Losses allocated thereto, will be increased, and the weighted average lives of the Class II-M Notes will be extended.

Class III-A Notes and Class III-M Notes

Investors in the Class III-A Notes should be aware that on and after the related Stepdown Date, so long as no Trigger Event is in effect, the most subordinate class of Class III-M Notes may receive more than such class’ pro rata share of principal for that Payment Date. As a result, the Note Principal Balance of the most subordinate class of Class III-M Notes may be reduced to zero prior to the more senior class or classes of Notes.

As described in this free writing prospectus, during certain periods all principal payments on the mortgage loans in loan group III will be allocated to the Class III-A Notes. Unless the aggregate Note Principal Balance of the Class III-A Notes has been reduced to zero, the Class III-M Notes will not be entitled to receive payments of principal until the related Stepdown Date. Furthermore, if a related Trigger Event is in effect, the Class III-M Notes will not be entitled to receive payments in respect of principal until the aggregate Note Principal Balance of the Class III-A Notes has been reduced to zero. To the extent that no principal payments are distributed on the Class III-M Notes, the subordination afforded the Class III-A Notes by the Class III-M Notes, together with the related overcollateralization, in the absence of offsetting related Realized Losses allocated thereto, will be increased, and the weighted average lives of the Class III-M Notes will be extended.

Class IV-A Notes and Class IV-M Notes

Investors in the Class IV-A Notes should be aware that on and after the related Stepdown Date, so long as no Trigger Event is in effect, the most subordinate class of Class IV-M Notes may receive more than such class’ pro rata share of principal for that Payment Date. As a result, the Note Principal Balance of the most subordinate class of Class IV-M Notes may be reduced to zero prior to the more senior class or classes of Notes.

As described in this free writing prospectus, during certain periods all principal payments on the mortgage loans in loan group IV will be allocated to the Class IV-A Notes. Unless the aggregate Note Principal Balance of the Class IV-A Notes has been reduced to zero, the Class IV-M Notes will not be entitled to receive payments of principal until the related Stepdown Date. Furthermore, if a related Trigger Event is in effect, the Class IV-M Notes will not be entitled to receive payments in respect of principal until the aggregate Note Principal Balance of the Class IV-A Notes has been reduced to zero. To the extent that no principal payments are distributed on the Class IV-M Notes, the subordination afforded the Class IV-A Notes by the Class IV-M Notes, together with the related overcollateralization, in the absence of offsetting related Realized Losses allocated thereto, will be increased, and the weighted average lives of the Class IV-M Notes will be extended.

Interest Shortfalls and Realized Losses

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act or similar state law to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the RMBS Servicer and HELOC Servicer to collect full amounts of interest on the mortgage loan or HELOCs, as applicable. See “Legal Aspects of the Mortgage Loans—Servicemembers Relief Act” in the prospectus. Any interest shortfalls on the mortgage loans resulting from a Principal Prepayment in full or a partial Principal Prepayment are required to be paid by the RMBS Servicer, but only to the extent that such amount does not exceed the aggregate of the RMBS Servicing Fee on the mortgage loans serviced by it for the related Due Period. Interest shortfalls on the mortgage loans required to be funded but not funded by the RMBS Servicer are required to be paid by the RMBS Master Servicer, but only to the extent that such amount does not exceed the RMBS Master Servicer’s investment income for the applicable Payment Date. None of the HELOC Servicer or the HELOC Back-Up Servicer will be required to pay interest shortfalls on the HELOCs as a result of Principal Prepayment in full or a partial Principal Prepayment. None of the HELOC Servicer, HELOC Back-Up Servicer or RMBS Master Servicer is obligated to fund interest shortfalls resulting from the application of the Relief Act or similar state law. See “The Servicing Agreements—Servicing and Other Compensation and Payment of Expenses” in this free writing prospectus and “Legal Aspects of the Mortgage Loans—Servicemembers Relief Act” in the prospectus. Accordingly, the effect of (1) any Principal Prepayments on the mortgage loans or the HELOCs, to the extent that any resulting interest shortfall due to such Principal Prepayments exceeds any Compensating Interest or (2) any shortfalls resulting from the application of the Relief Act or similar state law, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the Notes. Any resulting shortfalls will be allocated among the Notes as provided in this free writing prospectus under “Description of the Notes — Interest Payments on the Notes.” [In addition, any resulting shortfalls will be allocated among the REMIC Notes to the extent of the REMIC Certificates as provided in this free writing prospectus under “Description of the REMIC Notes—Payments on the REMIC Certificates and REMIC Notes”.

The yields to maturity and the aggregate amount of distributions on the Notes will be affected by the timing of mortgagor defaults resulting in Realized Losses. The timing of Realized Losses on the mortgage loans or HELOCs and the allocation of Realized Losses to the related Notes could significantly affect the yield to an investor in such Notes. In addition, Realized Losses on the mortgage loans or HELOCs may affect the market value of the related Notes, even if these losses are not allocated to these Notes. In general, defaults on the mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor's default on a mortgage loan, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available.

Note Interest Rates

The effective yield to holders of the Class II-A-2, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class III-M-1, Class III-M-2, Class III-M-3, Class III-M-4 and Class III-M-5 Notes will be less than the yields otherwise produced by its Note Interest Rate and purchase price because interest will not be distributed to these Noteholders until the 25th day, or if such day is not a business day, the following business day, of the month following the month in which interest accrues on the mortgage loans, without any additional distribution of interest or earnings thereon in respect of such delay.

Net Monthly Excess Cashflow or remaining related Available Funds, as applicable, may be used, subject to the priorities described in this free writing prospectus, to cover Net WAC Shortfall Carryforward Amounts or Basis Risk Shortfalls, as applicable. However, there can be no assurance that available Net Monthly Excess Cashflow or remaining related Available Funds will be sufficient to cover these shortfalls, particularly because in a situation where the Note Interest Rate on a class of Notes is limited to the related Available Funds Rate, there may be little or no Net Monthly Excess Cashflow. The Cap Contract will be entered into by the Trust and will provide amounts which will be paid to the Class III-A-1 Notes so that such Notes receive interest at One-Month LIBOR plus the related Note Margin, regardless of the level of the Group III Available Funds Rate. However, if a Cap Counterparty Termination Event occurs with respect to a Cap Contract, the Class III-A-1 Notes will become subject to the related Group III Available Funds Rate.

The Note Interest Rate on the Class I-A-4 Notes, prior to the Note Rate Change Date, and on the Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class III-M-1, Class III-M-2, Class III-M-3, Class III-M-4 and Class III-M-5 Notes is a fixed interest rate subject to the related Available Funds Rate, or Net Rate Cap in the case of the REMIC Notes. Therefore the prepayment of the mortgage loans in the related loan group may result in a lower related Available Funds Rate or Net Rate Cap, which, in certain circumstances, could result in a lower note interest rate for these notes, resulting in interest shortfalls. In addition, on or after the related note rate change date, the note interest rate on the Class II-A-2 Notes will adjust each month based upon the value of the least of (i) an index of six-month LIBOR plus the related Note Margin, (ii) the related Maximum Note Interest Rate, and (iii) the related Available Funds Rate. However, the mortgage rate for the related mortgage loans is based upon a similar or different mortgage index plus the related gross margin, and adjusts semi-annually or annually. The six-month LIBOR loan index and the mortgage indices may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the related mortgage loans are subject to maximum mortgage rates and minimum mortgage rates. Thus, it is possible, for example, that the six-month LIBOR loan index may rise during periods in which the related mortgage indices are stable or falling or that, even if both the six-month LIBOR loan index and the related mortgage indices rise during the same period, the six-month LIBOR loan index may rise much more rapidly than the related mortgage indices. To the extent that the note interest rate on these notes is limited to the related Available Funds Rate, basis risk shortfalls may occur. See “Description of the Notes — Interest Payments on the Class II-A Notes and Class II-M Notes” in this free writing prospectus.

The Note Interest Rate with respect to the Class V-A Notes adjusts each month based on one-month LIBOR plus the related Note Margin, limited by the Maximum Rate and the Available Funds Rate. However, the loan rates on the HELOCs adjust based on the Prime Rate. Changes in one-month LIBOR may not correlate with changes in the Prime Rate and may not correlate with prevailing interest rates. An increased level of the Prime Rate could occur simultaneously with a lower level of prevailing interest rates, which would be expected to result in faster prepayments, thereby reducing the weighted average life of the Class V-A Notes. The Available Funds Rate on the Class V-A Notes is calculated by reference to the weighted average of the net mortgage loan rates of the HELOCs. Therefore, the prepayment of the HELOCs with higher mortgage rates may result in a lower Note Interest Rate on the Class V-A Notes. If the interest on the Class V-A Notes is limited by the Available Funds Rate, the difference between (a) the lesser of (i) the rate of One-Month LIBOR plus the related Note Margin and (ii) the Maximum Rate and (b) the Available Funds Rate, will create Net WAC Shortfalls. See “Description of the Notes— Interest Payments on the Notes” in this free writing prospectus.

Net Monthly Excess Cashflow may be used, subject to the priorities described in this free writing prospectus, to cover Basis Risk Shortfalls or Net WAC Shortfalls. However, there can be no assurance that available Net Monthly Excess Cashflow will be sufficient to cover these shortfalls, particularly because in a situation where the Note Interest Rate on a class of Certificates is limited to the related Available Funds Rate, there may be little or no Net Monthly Excess Cashflow. With respect to the Class III-A-1 Notes, the Cap Contract will cover Basis Risk Shortfalls. However, there can be no assurance that available amounts from this Cap Contract will be sufficient to cover these shortfalls.

The yields to maturity on the Notes will be affected by their Note Interest Rate. The interest rates on the Notes (other than the Class III-A-1 Notes so long as no related Cap Counterparty Termination Event is in effect) will be sensitive to the adjustable mortgage rates on the related mortgage loans. As a result, these interest rates will be sensitive to the indices on the related mortgage loans, any periodic caps, maximum and minimum rates, and the related gross margins.

Purchase Price

In addition, the yields to maturity on the Notes will depend on the price paid by the holders of the Notes. The extent to which the yield to maturity of a Note is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In general, if a Note is purchased at a premium and principal distributions thereon occur at a rate faster than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if a Note is purchased at a discount and principal distributions thereon occur at a rate slower than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase.

Final Scheduled Payment Date

The final scheduled Payment Date for each class of Group I Notes is the Payment Date in [_______]. The final scheduled Payment Date for each class of Group II Notes is the Payment Date in [________]. The final scheduled Payment Date for each class of Group III Notes is the Payment Date in [________].The final scheduled Payment Date for each class of Group IV Notes is the Payment Date in [________].The final scheduled Payment Date for each class of Group V Notes is the Payment Date in [________]. The final scheduled Payment Date in each case is the Payment Date in the month following the month of the latest scheduled maturity date of any of the related mortgage loans. Since the rate of payment (including prepayments) of principal on the mortgage loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining mortgage loan may be earlier, and could be substantially earlier, than the final scheduled Payment Date.

The Trust with respect to the Class V-A Notes shall terminate upon notice to the Indenture Trustee and the Securities Administrator of the later of (A) payment in full of all amounts owing on the Class V-A Notes and to the Credit Enhancer unless the Credit Enhancer shall otherwise consent and (B) the earliest of (i) the final payment or other liquidation of the last HELOC remaining in the Trust; (ii) the optional purchase by the holder of the Trust Certificates, or, if there is no single holder, the majority holder of the Trust Certificates, or by the Credit Enhancer as described below and (iii) the Payment Date in [________].

Removal of HELOCs

Upon notice to the Credit Enhancer and subject to the conditions of the related Indenture and HELOC Servicing Agreement, on any payment date, the Seller may, but shall not be obligated to, remove from the trust a portion of the HELOCs without notice to the Class V-A Noteholders. The Seller will randomly select the HELOCs to be removed. HELOCs to be removed will only be removed upon satisfaction of conditions specified in the HELOC Servicing Agreement, including:

•
the Seller representing and warranting that no selection procedures which are adverse to the interests of the Class V-A Noteholders or the Credit Enhancer were used by the Seller in selecting the HELOCs to be removed; and

•	no Rapid Amortization Event has occurred or will occur as a result of the removal.

Upon any such removal, the Transferor Interest will be reduced by an amount equal to the aggregate principal balances of the HELOCs removed.

Such removal may have the effect of reducing principal collections available to the Class V-A Notes, thereby extending the expected maturity of the Class V-A Notes.

Weighted Average Life

The Mortgage Loans

Weighted average life refers to the amount of time that will elapse from the date of issuance of a Note until each dollar of principal of the Note will be repaid to the investor. The weighted average life of a Note is determined by (a) multiplying the amount of the reduction, if any, of the Note Principal Balance of such Note by the number of years from the date of issuance of such Note to the related Payment Date, (b) adding the results and (c) dividing the sum by the aggregate amount of the reductions in the Note Principal Balance of such Note referred to in clause (a). The weighted average life of the Notes of each class will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments (including prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans), and the timing thereof.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this free writing prospectus for the Group I Loans and Group II Loans assumes a constant rate of prepayment each month, or CPR relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans in the mortgage pool. To assume a 25% CPR or any other CPR is to assume that the stated percentage of the outstanding principal balance of the related mortgage pool is prepaid over the course of a year. No representation is made that the mortgage loans will prepay at these or any other rates.

With respect to the Group I Loans and Group II Loans, the Notes were structured assuming, among other things, a 25% CPR. With respect to the Group III, the Notes were structured assuming, among other things, a 24% CPR. With respect to the Group IV Loans, the Notes were structured assuming, among other things, a 35% CPR. With respect to the Group V HELOCS, the Notes were structured assuming, among other things, a 50% CPR. The prepayment assumption to be used for pricing purposes for the respective classes of Notes may vary as determined at the time of sale. The actual rate of prepayment may vary considerably from the rate used for any prepayment assumption.

The tables following the next paragraph indicate the percentages of the initial Note Principal Balance of each class of Notes that would be outstanding after each of the dates shown at various percentages of CPR and the corresponding weighted average life of each class of Notes. The tables are based on the following modeling assumptions (the “Structuring Assumptions”):

(1)	the mortgage pool consists of 6,589 mortgage loans with the characteristics set forth in the table below,

(2)	the mortgage loans prepay at the specified percentages of the CPR or the Prepayment Assumption, as applicable,

(3)	no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans,

(4)
scheduled payments on the mortgage loans are received, in cash, on the first day of each month, commencing in July 2006, and are computed prior to giving effect to prepayments received on the last day of the prior month,

(5)
there are no interest shortfalls caused by (a) the application of the Relief Act or similar state law or (b) prepayments on the mortgage loans, which in the case of (b) have not been covered by Compensating Interest, and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in June 2006,

(6)
scheduled Monthly Payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rate and remaining terms to stated maturity such that the mortgage loans will fully amortize by their stated maturities (after any interest-only periods),

(7)
(a) with respect to the Group I Loans, the levels of One-Month LIBOR and One-Year MTA remain constant at [___]% and [____]%, respectively, and (b) with respect to the Group II-1 Loans and Group II-2 Loans, the levels of One-Month LIBOR, Six-Month LIBOR Index and One-Year LIBOR Index remain constant at [__]%, [__]% and [__]%, respectively,

(8)
the mortgage rate on each mortgage loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to the applicable Index (as described in (7) above), plus the applicable gross margin, subject to maximum lifetime mortgage rates, minimum lifetime mortgage rates and periodic caps (as applicable),

(9)
scheduled Monthly Payments of principal and interest on each mortgage loan will be adjusted in the month immediately following each interest adjustment date (as necessary) for such mortgage loan to equal the fully amortizing payment described in (6) above, except with respect to the mortgage loans identified as belonging to Loan Group I which adjust in their next payment adjustment date subject to a Payment Cap of [___]%, for which it is assumed that the borrower makes the minimum Monthly Payment permitted,

(10)	payments in respect of the Notes are received in cash on the 25th day of each month, commencing in July 2006,

(11)	the Notes are purchased on June 30, 2006,

(12)	no amounts are received from the Cap Contract,

(13)	no investment income is received,

(14)	the RMBS Servicing Fee remains constant, and

(15)
the holder of the Trust Certificate does not exercise its option to purchase the Notes described under the caption “The Indenture—Optional Termination” except where indicated. The optional termination date with respect to the Notes related to Loan Group I, Loan Group II, Loan Group III, Loan Group IV, Loan Group V is the optional termination date where this loan group may first be terminated by itself.

MORTGAGE LOAN ASSUMPTIONS

Loan Number	Loan Group	Current Balance($)	Mortgage Rate (%)	Net Mortgage Rate (%)	Original Term to Maturity (in months)	Gross Margin (%)	Maximum Mortgage Rate (%)	Negative Amortization Cap (%)	Age (in months)
1	I	712,300.00	7.2343224765	6.8593224765	357	3.0913224765	10.2194651130	0	3
2	I	169,371.99	8.0091608717	7.6341608717	358	3.8661608717	9.9500000000	0	2
3	I	7,068,963.87	7.0237238684	6.7583375081	358	2.8807238684	9.9798876899	0	2
4	I	1,640,999.66	2.1864907988	1.5170417456	358	3.0758599169	10.0452343561	123	2
5	I	522,489.78	1.7500000000	1.0400000000	478	2.9500000000	9.9500000000	125	2
6	I	977,703.90	5.1691976753	4.7941976753	358	3.1691976753	10.1130739654	125	2
7	I	4,697,953.84	5.0460824460	4.5005565141	478	3.1870032124	10.0120675141	125	2
8	I	566,482.27	4.9500000000	4.2400000000	476	3.0500000000	9.9500000000	125	4
9	I	38,137,657.41	6.9965546285	6.4593453436	358	2.8535546285	10.0819569772	122	2
10	I	35,815,112.20	7.1513054321	6.5523393798	478	2.9957441258	10.0853529501	122	2
11	I	458,604.48	4.9500000000	4.2400000000	358	2.9000000000	9.9500000000	125	2
12	I	233,182.10	4.9500000000	4.1150000000	478	3.1500000000	9.9500000000	125	2
13	I	221,313.33	5.5000000000	5.1250000000	358	3.0000000000	9.9500000000	125	2
14	I	23,776,296.67	7.2073828769	6.7318567466	357	3.0643828769	10.0358541572	123	3
15	I	18,057,495.86	7.2042577147	6.6215655671	477	3.0612577147	10.0807201826	121	3
16	I	1,981,940.02	1.8338626628	1.3324908848	358	3.7491674198	9.9500000000	125	2
17	I	194,766.37	5.3500000000	4.5150000000	478	4.1500000000	10.3500000000	125	2
18	I	49,526,768.92	7.5493160307	7.0001444637	358	3.4063160307	10.0095491022	121	2
19	I	50,408,028.36	7.7086655868	7.1058417357	478	3.5750592652	10.0607463251	122	2
20	I	183,425.14	8.8330000000	8.4580000000	478	4.6900000000	10.5500000000	110	2
21	I	7,206,650.76	1.7789468070	1.3685589896	358	2.7289468070	9.9645397688	125	2
22	I	6,791,778.49	1.9354422230	1.3654628189	478	2.9675504974	10.0371929373	125	2
23	I	2,522,881.74	5.2356274156	4.7426669645	358	3.0175762919	10.1337058585	125	2
24	I	6,890,322.11	4.9943279189	4.3576606251	478	2.9640699552	9.9943279189	125	2
25	I	479,719.27	4.4500000000	4.2000000000	358	2.7500000000	9.9500000000	125	2
26	I	5,052,501.11	5.1172228188	4.5510623633	478	3.4460301825	9.9944953976	124	2
27	I	616,973.86	4.9500000000	4.7000000000	356	2.8500000000	9.9500000000	110	4
28	I	45,428,363.80	7.0177016502	6.4721540503	358	2.8744190119	10.0653894458	122	2
29	I	35,909,538.95	7.0686957727	6.5263911043	477	2.9242468755	10.1539139403	120	3
30	II	6,512,196.03	4.9889554077	4.7389554077	353	2.2500000000	9.9466151657	N/A	7
31	II	140,216.74	6.1250000000	5.8750000000	339	2.2500000000	11.1250000000	N/A	21
32	II	207,911.63	6.2500000000	6.0000000000	356	2.2500000000	11.2500000000	N/A	4
33	II	4,655,051.90	7.3910825331	7.1410825331	324	2.2660825331	12.0000000000	N/A	36
34	II	3,254,746.79	7.5649056324	7.3149056324	337	2.4837208688	12.0000000000	N/A	23
35	II	1,489,880.17	6.2500000000	6.0000000000	353	2.5000000000	12.2500000000	N/A	7
36	II	684,354.35	4.6374960538	4.3874960538	353	2.5000000000	10.6374960538	N/A	7
37	II	106,240.69	7.6250000000	7.3750000000	341	5.2500000000	13.6250000000	N/A	19
38	II	15,808,128.23	5.5819425565	5.3319425565	353	2.3198166148	11.3275144312	N/A	7
39	II	4,910,301.04	5.8838508955	5.6338508955	353	2.2500000000	11.7282518652	N/A	7
40	II	797,630.00	5.7500000000	5.5000000000	347	2.2500000000	11.7500000000	N/A	13
41	II	1,219,850.00	5.2138736320	4.9638736320	348	2.3414456695	11.2138736320	N/A	12
42	II	526,000.00	6.1250000000	5.8750000000	350	2.2500000000	12.1250000000	N/A	10
43	II	1,449,497.20	5.2228195543	4.9728195543	351	2.2500000000	10.2228195543	N/A	9
44	II	1,435,128.91	5.5492517080	5.2992517080	352	2.4347555736	10.5492517080	N/A	8
45	II	5,168,420.58	5.7723051848	5.5223051848	352	2.2500000000	10.7723051848	N/A	8
46	II	3,391,312.75	5.6075483513	5.3575483513	352	2.3776983102	10.6075483513	N/A	8
47	II	413,649.36	5.6250000000	5.3750000000	356	2.5000000000	10.6250000000	N/A	4
48	II	980,000.00	6.0000000000	5.7500000000	356	2.2500000000	11.0000000000	N/A	4
49	II	180,000.00	6.0000000000	5.7500000000	351	2.5000000000	11.0000000000	N/A	9
50	II	941,900.21	7.4060131829	7.1560131829	325	1.8360131829	12.0000000000	N/A	35
51	II	380,690.00	7.8530616775	7.6030616775	328	2.2830616775	12.0000000000	N/A	32
52	II	1,010,566.40	6.6250000000	6.3750000000	356	2.2500000000	11.6250000000	N/A	4
53	II	1,603,468.73	7.0259369370	6.7759369370	356	2.8416324059	12.0259369370	N/A	4
54	II	191,199.54	6.5000000000	6.2500000000	352	5.0000000000	11.5000000000	N/A	8
55	II	8,601,528.84	7.0940107545	6.8440107545	322	2.2207733710	12.0000000000	N/A	38
56	II	9,705,004.57	7.3434432914	7.0934432914	324	2.3528917370	12.0000000000	N/A	36
57	II	119,349.99	6.3750000000	6.1250000000	350	5.0000000000	11.3750000000	N/A	10
58	II	4,191,722.87	7.8713536136	7.6213536136	356	2.2500000000	12.8713536136	N/A	4
59	II	6,648,670.02	7.3985255883	7.1485255883	356	3.2352021649	12.3985255883	N/A	4
60	II	52,054.87	7.8750000000	7.6250000000	356	5.0000000000	12.8750000000	N/A	4
61	II	50,248.89	7.5000000000	7.2500000000	356	2.2500000000	12.5000000000	N/A	4
62	II	7,575,479.08	7.5001570627	7.2501570627	356	2.5258901421	12.5001570627	N/A	4
63	II	28,857,297.71	7.4043271529	7.1543271529	357	2.8597831338	12.4043271529	N/A	3
64	II	551,246.00	7.5000000000	7.2500000000	356	2.2500000000	12.5000000000	N/A	4
65	II	914,892.86	7.2661928783	7.0161928783	356	4.6402037721	12.2661928783	N/A	4
66	II	2,258,599.99	7.7821770119	7.5321770119	356	5.0000000000	12.7821770119	N/A	4
67	II	2,035,665.39	7.0327323189	6.7827323189	357	3.0270437655	12.0327323189	N/A	3
68	II	1,056,000.00	7.3423295455	7.0923295455	357	2.2500000000	12.3423295455	N/A	3
69	II	1,358,300.00	6.9037730987	6.6537730987	358	2.2500000000	11.9037730987	N/A	2
70	II	91,200.00	7.5000000000	7.2500000000	357	5.0000000000	12.5000000000	N/A	3
71	II	1,500,000.00	7.5000000000	7.2500000000	357	2.2500000000	12.5000000000	N/A	3
72	II	1,774,409.16	6.5774754926	6.3274754926	352	3.5296519335	11.7977747386	N/A	8
73	II	134,800,011.49	6.7583719388	6.5083719388	349	2.5824441674	11.8500887103	N/A	11
74	III	149,387.56	5.3253857115	5.0753857115	109	0.0000000000	0.0000000000	N/A	11
75	III	3,271,140.02	6.0594146670	5.8094146670	171	0.0000000000	0.0000000000	N/A	9
76	III	430,839.13	5.7637988250	5.5137988250	172	0.0000000000	0.0000000000	N/A	8
77	III	253,208.14	6.6295756971	6.3795756971	178	0.0000000000	0.0000000000	N/A	2
78	III	1,819,708.12	5.6966365072	5.4466365072	232	0.0000000000	0.0000000000	N/A	8
79	III	68,070,227.77	7.5207383521	7.2707383521	357	0.0000000000	0.0000000000	N/A	3
80	III	1,020,350.00	8.2695949919	8.0195949919	357	0.0000000000	0.0000000000	N/A	3
81	III	4,689,026.07	7.8614046277	7.6114046277	358	0.0000000000	0.0000000000	N/A	2
82	III	5,612,498.08	7.5357503024	7.2857503024	357	0.0000000000	0.0000000000	N/A	3
83	III	1,592,400.93	6.8294265605	6.5794265605	356	0.0000000000	0.0000000000	N/A	4
84	III	1,264,766.98	6.1660031083	5.9160031083	355	0.0000000000	0.0000000000	N/A	5
85	III	2,787,626.37	6.9700397798	6.7200397798	351	0.0000000000	0.0000000000	N/A	9
86	III	234,499.99	7.5843283618	7.3343283618	352	0.0000000000	0.0000000000	N/A	8
87	III	81,054,265.87	6.7723068577	6.5223068577	353	0.0000000000	0.0000000000	N/A	7
88	III	2,758,878.28	8.2326312757	7.9826312757	358	0.0000000000	0.0000000000	N/A	2
89	III	1,954,047.22	6.9095771544	6.6595771544	354	0.0000000000	0.0000000000	N/A	6
90	III	6,209,700.73	7.2369975048	6.9869975048	356	0.0000000000	0.0000000000	N/A	4
91	III	625,859.97	7.3738690781	7.1238690781	355	0.0000000000	0.0000000000	N/A	5
92	IV	238,980,684.61	11.0337967257	10.5337967257	354	0.0000000000	0.0000000000	N/A	6
93	IV	81,827.89	12.0000000000	11.5000000000	354	0.0000000000	0.0000000000	N/A	6
94	IV	319,434.44	11.2205726158	10.7205726158	354	0.0000000000	0.0000000000	N/A	6
95	IV	129,143.81	11.7649653998	11.2649653998	114	0.0000000000	0.0000000000	N/A	6
96	IV	1,382,923.68	10.1830501404	9.6830501404	174	0.0000000000	0.0000000000	N/A	6
97	IV	1,522,209.47	11.4549975495	10.9549975495	234	0.0000000000	0.0000000000	N/A	6
98	V	49,575,288.10	9.4721263693	8.9721263693	293	1.5228015754	18.0505107461	N/A	7
99	V	7,698,058.82	6.6720762345	6.1720762345	298	1.2626425096	18.0000000000	N/A	2
100	V	637,221.90	8.3181738634	7.8181738634	298	1.8325170819	18.0000000000	N/A	2

There will be discrepancies between the characteristics of the actual mortgage loans pledged and assigned to the Indenture Trustee and the characteristics assumed in preparing the tables below. Any discrepancy may have an effect upon the percentages of the initial Note Principal Balances outstanding (and the weighted average lives) of the classes of Notes set forth in the tables below. In addition, to the extent that the actual mortgage loans included in the mortgage pool have characteristics that differ from those assumed in preparing the tables below, the Notes may mature earlier or later than indicated by the tables below. Based on the foregoing Structuring Assumptions, the tables below indicate the weighted average life of each class of Notes and set forth the percentage of the initial Note Principal Balance of each such class that would be outstanding after each of the Payment Dates shown, at specified percentages of CPR. Neither the prepayment model used in this free writing prospectus nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the trust. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of the initial principal balances (and weighted average lives) shown in the following tables. Variations may occur even if the average prepayment experience of all of the mortgage loans equals any of the specified percentages of CPR. The timing of changes in the rate of prepayment may significantly affect the actual yield to maturity to investors, even if the average rate of Principal Prepayments is consistent with the expectations of investors.

Percent of Initial Note Principal Balance Outstanding at the
Following CPR Percentages

Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Notes
CPR:	10%	25%	40%	50%
Payment Date
Initial Percentage
June 2007
June 2008
June 2009
June 2010
June 2011
June 2012
June 2013
June 2014
June 2015
June 2016
June 2017
June 2018
June 2019
June 2020
June 2021
June 2022
June 2023
June 2024
June 2025
June 2026
June 2027
June 2028
June 2029
June 2030
June 2031
June 2032
June 2033
June 2034
June 2035
June 2036
June 2037
June 2038
June 2039
June 2040
Weighted Average Life in years (to Maturity)**
Weighted Average Life in years (to optional termination date)**

(*) Indicates a number that is greater than zero but less than 0.5%.
(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the
Following CPR Percentages

[Class II-A-1 and Class II-A-2 Notes]
CPR:	10%	25%	40%	50%
Payment Date
Initial Percentage
June 2007
June 2008
June 2009
June 2010
June 2011
June 2012
June 2013
June 2014
June 2015
June 2016
June 2017
June 2018
June 2019
June 2020
June 2021
June 2022
June 2023
June 2024
June 2025
June 2026
June 2027
June 2028
June 2029
June 2030
June 2031
June 2032
June 2033
June 2034
June 2035
June 2036
Weighted Average Life in years (to Maturity)**
Weighted Average Life in years (to optional termination date)**

(*) Indicates a number that is greater than zero but less than 0.5%.

(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the
Following CPR Percentages

[Class II-A-1C and Class II-A-2 Notes]
CPR:	10%	25%	40%	50%
Payment Date
Initial Percentage
June 2007
June 2008
June 2009
June 2010
June 2011
June 2012
June 2013
June 2014
June 2015
June 2016
June 2017
June 2018
June 2019
June 2020
June 2021
June 2022
June 2023
June 2024
June 2025
June 2026
June 2027
June 2028
June 2029
June 2030
June 2031
June 2032
June 2033
June 2034
June 2035
June 2036
Weighted Average Life in years (to Maturity)**
Weighted Average Life in years (to optional termination date)**

(*) Indicates a number that is greater than zero but less than 0.5%.

(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the
Following CPR Percentages

Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5 and Class I-M-6 Notes
CPR:	10%	25%	40%	50%
Payment Date
Initial Percentage
June 2007
June 2008
June 2009
June 2010
June 2011
June 2012
June 2013
June 2014
June 2015
June 2016
June 2017
June 2018
June 2019
June 2020
June 2021
June 2022
June 2023
June 2024
June 2025
June 2026
June 2027
June 2028
June 2029
June 2030
June 2031
June 2032
Weighted Average Life in years (to Maturity)**
Weighted Average Life in years (to optional termination date)**

(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the
Following CPR Percentages

[Class I-M-2 Notes]
CPR:	10%	25%	40%	50%
Payment Date
Initial Percentage
June 2007
June 2008
June 2009
June 2010
June 2011
June 2012
June 2013
June 2014
June 2015
June 2016
June 2017
June 2018
June 2019
June 2020
June 2021
June 2022
June 2023
June 2024
June 2025
June 2026
June 2027
June 2028
June 2029
June 2030
June 2031
Weighted Average Life in years (to Maturity)**
Weighted Average Life in years (to optional termination date)**

(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the

Following CPR Percentages

[Class I-M-3 Notes]
CPR:	10%	25%	40%	50%
Payment Date
Initial Percentage
June 2007
June 2008
June 2009
June 2010
June 2011
June 2012
June 2013
June 2014
June 2015
June 2016
June 2017
June 2018
June 2019
June 2020
June 2021
June 2022
June 2023
June 2024
June 2025
June 2026
June 2027
June 2028
June 2029
Weighted Average Life in years (to Maturity)**
Weighted Average Life in years (to optional termination date)**

(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the
Following CPR Percentages

[Class I-M-4 Notes]
CPR:	10%	25%	40%	50%
Payment Date
Initial Percentage
June 2007
June 2008
June 2009
June 2010
June 2011
June 2012
June 2013
June 2014
June 2015
June 2016
June 2017
June 2018
June 2019
June 2020
June 2021
June 2022
June 2023
June 2024
June 2025
June 2026
Weighted Average Life in years (to Maturity)**
Weighted Average Life in years (to optional termination date)**

(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the
Following CPR Percentages

[Class I-M-5 Notes]
CPR:	10%	25%	40%	50%
Payment Date
Initial Percentage
June 2007
June 2008
June 2009
June 2010
June 2011
June 2012
June 2013
June 2014
June 2015
June 2016
June 2017
June 2018
June 2019
June 2020
June 2021
Weighted Average Life in years (to Maturity)**
Weighted Average Life in years (to optional termination date)**

(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the

Following CPR Percentages

[Class I-M-6 Notes]
CPR:	10%	25%	40%	50%
Payment Date
Initial Percentage
June 2007
June 2008
June 2009
June 2010
June 2011
June 2012
June 2013
June 2014
June 2015
June 2016
June 2017
Weighted Average Life in years (to Maturity)**
Weighted Average Life in years (to optional termination date)**

(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

Percent of Initial Note Principal Balance Outstanding at the
Following CPR Percentages

[Class II-M-1 Notes]
CPR:	10%	25%	40%	50%
Payment Date
Initial Percentage
June 2007
June 2008
June 2009
June 2010
June 2011
June 2012
June 2013
June 2014
June 2015
June 2016
June 2017
June 2018
June 2019
June 2020
June 2021
June 2022
June 2023
June 2024
June 2025
June 2026
June 2027
June 2028
June 2029
June 2030
June 2031
June 2032
June 2033
June 2034
June 2035
June 2036
Weighted Average Life in years (to Maturity)**
Weighted Average Life in years (to optional termination date)**

(*) Indicates a number that is greater than zero but less than 0.5%.

(**) The weighted average life of a Note is determined by (i) multiplying the net reduction, if any, of the Note Principal Balance by the number of years from the date of issuance of the Note to the related Payment Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Note Principal Balance described in (i) above.

The HELOCs

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of such security (assuming no losses). The weighted average life of the Class V-A Notes will be influenced by, among other things, the rate of principal payments and draws on the HELOCs.

The prepayment model used in this free writing prospectus for the Group V HELOCs is the related Prepayment Assumption. No representation is made that the HELOCs will prepay at that or any other rate. In addition, the model assumes that the amount of additional balances on the HELOCs drawn each month is drawn at a specified annual rate, referred to as the Constant Draw Rate in this free writing prospectus. This rate is converted to a constant monthly rate. No representation is made that draws will be made on the HELOCs at that or any other rate.

The table set forth below is based on the related Prepayment Assumption and optional redemption assumptions as indicated in the table below. For the following table, it was assumed that the HELOCs have been aggregated into five pools with the following characteristics:

Loan Number	Current Balance ($)	Gross Rate (%)	Aggregate Fees (%)	Original Term to Maturity (in months)	Remaining Term to Maturity (in months)
1
2
3
4

Loan Number	Remaining Draw Period (in months)	Gross Margin (%)	Maximum Rate (%)	Minimum Rate (%)	Months between Rate Adjustment	Months to Next Rate Adjustment	Index
1
2
3
4

In addition, in creating the tables below the following assumptions were made:

(1)	payments are made in accordance with the description set forth under “Description of the Notes,”
(2)	payments on the Class V-A Notes will be made on the 25th day of each calendar month regardless of the day on which the Payment Date actually occurs, commencing in July 2006,

(3)	no extension past the scheduled maturity date of a HELOC is made,

(4)	no delinquencies or defaults occur,

(5)	monthly Draws are calculated under each of the assumptions as set forth in the tables below before giving effect to prepayments,

(6)	the HELOCs pay on the basis of a 30-day month and a 365-day year,

(7)	no Rapid Amortization Event occurs,

(8)	the Closing Date is June 30, 2006,

(9)	for each Payment Date, the Note Interest Rate on the Class V-A Notes is equal to One-Month LIBOR plus [___]% per annum,

(10)	the prime rate index with respect to the HELOCs remains constant at [___]%, and one-month LIBOR remains constant at [___]%,

(11)	the Policy premium rate is [___]%,

(12)	there are no initial or subsequent periodic rate caps; and

(13)	the draw rate is 5%.

The actual characteristics and performance of the HELOCs will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment and Draw scenarios. For example, it is very unlikely that all of the HELOCs will prepay and that the HELOCs will experience Draws at a constant rate until maturity or that all of the HELOCs will prepay or that the HELOCs will experience Draws at the same rate. Moreover, the diverse remaining terms to stated maturity and current loan rates of the HELOCs could produce slower or faster principal distributions than indicated in the tables at the various assumptions specified, even if the weighted average remaining terms to stated maturity and current loan rates of the HELOCs are as assumed. Any difference between such assumptions and the actual characteristics and performance of the HELOCs, or actual prepayment experience, will affect the percentages of initial stated Principal Balance outstanding over time and the weighted average life of the Class V-A Notes.

Subject to the foregoing discussion and assumptions, the following table indicates the weighted average life of the Class V-A Notes, and sets forth the percentages of the initial stated Principal Balance of the Class V-A Notes that would be outstanding after each of the Payment Dates shown at various percentages of the related Prepayment Assumption.

Yield Sensitivity of the Class I-M Notes

If the amount of overcollateralization for the Group I Loans has been reduced to zero, the yield to maturity on the Class I-M-6 Notes will become extremely sensitive to Realized Losses on the Group I Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group I Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class I-M-6 Notes. If the amount of overcollateralization for the Group I Loans and the aggregate Note Principal Balance of the Class I-M-6 Notes has been reduced to zero, the yield to maturity on the Class I-M-5 Notes will become extremely sensitive to Realized Losses on the Group I Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group I Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class I-M-5 Notes. If the amount of overcollateralization for the Group I Loans and the aggregate Note Principal Balance of the Class I-M-6 Notes and Class I-M-5 Notes has been reduced to zero, the yield to maturity on the Class I-M-4 Notes will become extremely sensitive to Realized Losses on the Group I Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group I Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class I-M-4 Notes. If the amount of overcollateralization for the Group I Loans and the aggregate Note Principal Balance of the Class I-M-6, Class I-M-5 and Class I-M-5 Notes has been reduced to zero, the yield to maturity on the Class I-M-3 Notes will become extremely sensitive to Realized Losses on the Group I Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group I Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class I-M-3 Notes. If the amount of overcollateralization for the Group I Loans and the aggregate Note Principal Balance of the Class I-M-6, Class I-M-5, Class I-M-4 Notes and Class I-M-3 Notes has been reduced to zero, the yield to maturity on the Class I-M-2 Notes will become extremely sensitive to Realized Losses on the Group I Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group I Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class I-M-2 Notes. If the amount of overcollateralization for the Group I Loans and the aggregate Note Principal Balance of the Class I-M-6, Class I-M-5 Notes, Class I-M-4 Notes, Class I-M-3 and Class I-M-2 Notes has been reduced to zero, the yield to maturity on the Class I-M-1 Notes will become extremely sensitive to Realized Losses on the Group I Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group I Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class I-M-1 Notes. The initial undivided interest in the Group I Loans evidenced by the Class I-M-1, Class I-M-2 Class I-M-3, Class I-M-4, Class I-M-5 and Class I-M-6 Notes on the Closing Date will be approximately [__]%,[__]%,[__]%,[__]%,[__]% and [__]%, respectively. The initial undivided interest in the Group I Loans evidenced by the Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Notes on the Closing Date will be approximately [__]%. The initial amount of overcollateralization for the Group I Loans is approximately 0.50% of the Group I Cut-off Date Balance.

Investors in the Class I-M Notes should fully consider the risk that Realized Losses on the related mortgage loans could result in the failure of such investors to fully recover their investments. In addition, once Realized Losses have been allocated to these Notes, such amounts with respect to such Notes will not be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of these Notes from Net Monthly Excess Cashflow in the priority set forth under “Description of the Notes— Overcollateralization Provisions for Loan Group I” in this free writing prospectus. In addition, the Note Principal Balances of these Notes, may be increased to the extent of any Subsequent Recoveries received with respect to mortgage loans which incurred a Realized Loss which was allocated to such Notes.

Yield Sensitivity of the Class II-M Notes

If the amount of overcollateralization for the Group II Loans has been reduced to zero, the yield to maturity on the Class II-M-4 Notes will become extremely sensitive to Realized Losses on the Group II Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group II Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class II-M-4 Notes. If the amount of overcollateralization for the Group II Loans and the aggregate Note Principal Balance of the Class II-M-4 Notes has been reduced to zero, the yield to maturity on the Class II-M-3 Notes will become extremely sensitive to Realized Losses on the Group II Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group II Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class II-M-3 Notes. If the amount of overcollateralization for the Group II Loans and the aggregate Note Principal Balance of the Class II-M-4 Notes and Class II-M-3 Notes has been reduced to zero, the yield to maturity on the Class II-M-2 Notes will become extremely sensitive to Realized Losses on the Group II Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group II Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class II-M-2 Notes. If the amount of overcollateralization for the Group II Loans and the aggregate Note Principal Balance of the Class II-M-4, Class II-M-3 and Class II-M-2 Notes has been reduced to zero, the yield to maturity on the Class II-M-1 Notes will become extremely sensitive to Realized Losses on the Group II Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group II Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class II-M-1 Notes. The initial undivided interest in the Group II Loans evidenced by the Class II-M-1, Class II-M-2 Class II-M-3 and Class II-M-4 Notes on the Closing Date will be approximately [__]%, [__]%, [__]%, [__]%, respectively. The initial undivided interest in the Group II Loans evidenced by the Class II-A-1A, Class II-A-1B, Class II-A-1C and Class II-A-2 Notes on the Closing Date will be approximately [__]%. The initial amount of overcollateralization for the Group II Loans is approximately 0.50% of the Group II Cut-off Date Balance.

Investors in the Class II-M Notes should fully consider the risk that Realized Losses on the related mortgage loans could result in the failure of such investors to fully recover their investments. In addition, once Realized Losses have been allocated to these Notes, such amounts with respect to such Notes will not be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of these Notes from Net Monthly Excess Cashflow in the priority set forth under “Description of the Notes— Overcollateralization Provisions for Loan Group II” in this free writing prospectus. In addition, the Note Principal Balances of these Notes, may be increased to the extent of any Subsequent Recoveries received with respect to mortgage loans which incurred a Realized Loss which was allocated to such Notes.

Yield Sensitivity of the Class III-M Notes

If the amount of overcollateralization for the Group III Loans has been reduced to zero, the yield to maturity on the Class III-M-5 Notes will become extremely sensitive to Realized Losses on the Group III Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group III Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class III-M-5 Notes. If the amount of overcollateralization for the Group III Loans and the aggregate Note Principal Balance of the Class III-M-5 Notes has been reduced to zero, the yield to maturity on the Class III-M-4 Notes will become extremely sensitive to Realized Losses on the Group III Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group III Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class III-M-4 Notes. If the amount of overcollateralization for the Group III Loans and the aggregate Note Principal Balance of the Class III-M-5 Notes and Class III-M-4 Notes has been reduced to zero, the yield to maturity on the Class III-M-3 Notes will become extremely sensitive to Realized Losses on the Group III Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group III Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class III-M-3 Notes. If the amount of overcollateralization for the Group III Loans and the aggregate Note Principal Balance of the Class III-M-5 Notes, Class III-M-4 Notes and Class III-M-3 Notes has been reduced to zero, the yield to maturity on the Class III-M-2 Notes will become extremely sensitive to Realized Losses on the Group III Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group III Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class III-M-2 Notes. If the amount of overcollateralization for the Group III Loans and the aggregate Note Principal Balance of the Class III-M-5 Notes, Class III-M-4, Class III-M-3 and Class III-M-2 Notes has been reduced to zero, the yield to maturity on the Class III-M-1 Notes will become extremely sensitive to Realized Losses on the Group III Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group III Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class III-M-1 Notes. The initial undivided interest in the Group III Loans evidenced by the Class III-M-1, Class III-M-2, Class III-M-3, Class III-M-4 and Class III-M-5 Notes on the Closing Date will be approximately [__]%, [__]%, [__]%, [__]%, and [__]%, respectively. The initial undivided interest in the Group III Loans evidenced by the Class III-A-1, Class III-A-2, Class III-A-3 and Class III-A-4 Notes on the Closing Date will be approximately [__]%. The initial amount of overcollateralization for the Group III Loans is approximately 0.50% of the Group III Cut-off Date Balance.

Investors in the Class III-M Notes should fully consider the risk that Realized Losses on the related mortgage loans could result in the failure of such investors to fully recover their investments. In addition, once Realized Losses have been allocated to these Notes, such amounts with respect to such Notes will not be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of these Notes from Net Monthly Excess Cashflow in the priority set forth under “Description of the Notes— Overcollateralization Provisions for Loan Group III” in this free writing prospectus. In addition, the Note Principal Balances of these Notes, may be increased to the extent of any Subsequent Recoveries received with respect to mortgage loans which incurred a Realized Loss which was allocated to such Notes.

Yield Sensitivity of the Class IV-M Notes

If the amount of overcollateralization for the Group IV Loans has been reduced to zero, the yield to maturity on the Class IV-M-5 Notes will become extremely sensitive to Realized Losses on the Group IV Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group IV Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class IV-M-5 Notes. If the amount of overcollateralization for the Group IV Loans and the aggregate Note Principal Balance of the Class IV-M-5 Notes has been reduced to zero, the yield to maturity on the Class IV-M-4 Notes will become extremely sensitive to Realized Losses on the Group IV Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group IV Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class IV-M-4 Notes. If the amount of overcollateralization for the Group IV Loans and the aggregate Note Principal Balance of the Class IV-M-5 Notes and Class IV-M-4 Notes has been reduced to zero, the yield to maturity on the Class IV-M-3 Notes will become extremely sensitive to Realized Losses on the Group IV Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group IV Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class IV-M-3 Notes. If the amount of overcollateralization for the Group IV Loans and the aggregate Note Principal Balance of the Class IV-M-5 Notes, Class IV-M-4 Notes and Class IV-M-3 Notes has been reduced to zero, the yield to maturity on the Class IV-M-2 Notes will become extremely sensitive to Realized Losses on the Group IV Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group IV Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class IV-M-2 Notes. If the amount of overcollateralization for the Group IV Loans and the aggregate Note Principal Balance of the Class IV-M-5 Notes, Class IV-M-4, Class IV-M-3 and Class IV-M-2 Notes has been reduced to zero, the yield to maturity on the Class IV-M-1 Notes will become extremely sensitive to Realized Losses on the Group IV Loans (and the timing thereof), because the entire amount of any Realized Losses on the Group IV Loans (to the extent not covered by the related Net Monthly Excess Cashflow) will be allocated to the Class IV-M-1 Notes. The initial undivided interest in the Group IV Loans evidenced by the Class IV-M-1, Class IV-M-2, Class IV-M-3, Class IV-M-4 and Class IV-M-5 Notes on the Closing Date will be approximately [__]%, [__]%, [__]%, [__]%, and [__]%, respectively. The initial undivided interest in the Group IV Loans evidenced by the Class IV-A-1, Class IV-A-2, Class IV-A-3 and Class IV-A-4 Notes on the Closing Date will be approximately [__]%. The initial amount of overcollateralization for the Group IV Loans is approximately 0.50% of the Group IV Cut-off Date Balance.

Investors in the Class IV-M Notes should fully consider the risk that Realized Losses on the related mortgage loans could result in the failure of such investors to fully recover their investments. In addition, once Realized Losses have been allocated to these Notes, such amounts with respect to such Notes will not be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of these Notes from Net Monthly Excess Cashflow in the priority set forth under “Description of the Notes— Overcollateralization Provisions for Loan Group IV” in this free writing prospectus. In addition, the Note Principal Balances of these Notes, may be increased to the extent of any Subsequent Recoveries received with respect to mortgage loans which incurred a Realized Loss which was allocated to such Notes.

THE SPONSOR

The Sponsor will be American Home Mortgage Acceptance, Inc. The Sponsor was incorporated in the State of Maryland on August 14, 2003 as a corporation. The Sponsor was organized for the purpose of serving as a qualified REIT subsidiary of American Home Mortgage Investment Corp. that holds mortgage-backed securities and originates certain mortgage loans.

The Sponsor maintains its principal office at 538 Broadhollow Road, Melville, New York, 11747.

The Sponsor has been securitizing residential mortgage loans since 2003. The following table describes size, composition and growth of the Sponsor’s total portfolio of assets it has securitized as of the dates indicated.

	December 31, 2003		December 31, 2004		December 31, 2005
Loan Type	Number of Mortgage Loans	Principal Balance	Number of Mortgage Loans	Principal Balance	Number of Mortgage Loans	Principal Balance
Short Reset ARM	572	$212,764,539	11,937	$3,265,792,517	19,939	$5,979,507,986
Long Reset ARM	--	--	12,163	$3,102,496,671	28,953	$7,248,094,209
Fixed Rate	--	--	4,684	$783,139,632	13,115	$2,264,939,883
HELOC	--	--	2,075	$118,965,752	10,311	$593,988,753
Second Lien	--	--	--	--	1,452	$84,948,589
Total	572	$212,764,539	30,859	$7,270,394,572	73,770	$16,171,479,420

THE DEPOSITOR

The depositor will be American Home Mortgage Securities LLC. The depositor was formed in the State of Delaware on January 26, 2004 as a wholly-owned subsidiary of American Home Mortgage Investment Corp., a Maryland corporation electing to be treated as a real estate investment trust. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets. After issuance and registration of the notes contemplated in this free writing prospectus, the depositor will have no duties or responsibilities with respect to the pool assets or the securities.

The depositor maintains its principal office at 538 Broadhollow Road, Melville, New York, 11747. Its telephone number is (516) 396-7700.

The depositor has been serving as a private secondary mortgage market conduit for residential mortgage loans since 2004.

For information on the Depositor’s size, composition and growth of the depositor’s total portfolio of assets it has securitized, see the table under “The Sponsor” above.

THE ISSUING ENTITY

American Home Mortgage Investment Trust 2006-2 is a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this free writing prospectus. The Trust Agreement constitutes the “governing instrument” under the laws of the State of Delaware relating to statutory trusts. After its formation, the Issuing Entity will not engage in any activity other than (i) acquiring and holding the mortgage loans and the proceeds therefrom, (ii) issuing the Notes and the Trust Certificate, (iii) making payments on the Notes and the Trust Certificate and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

The Trust is not expected to have any significant assets other than the related mortgage loans pledged to the Indenture Trustee as collateral to secure the related Notes. The Trust’s principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee. In accordance with the Agreements, certain duties of the Trust under the Agreements will be performed by the Indenture Trustee or, as described in this free writing prospectus, the Securities Administrator and certain other duties will be performed by the Depositor or an affiliate of the Depositor.

THE OWNER TRUSTEE

Wilmington Trust Company is the Owner Trustee under the Trust Agreement. Wilmington Trust Company is a Delaware banking corporation with trust powers incorporated in 1903. Wilmington Trust Company’s principle place of business is located at 1100 North Market Street, Wilmington, Delaware, 19890. Wilmington Trust Company has served as owner trustee in numerous asset-backed securities transactions involving mortgage and mortgage-related receivables.

Wilmington Trust Company is subject to various legal proceedings that arise from time to time in the ordinary course of business. Wilmington Trust Company does not believe that the ultimate resolution of any of these proceedings will have a materially adverse effect on its services as owner trustee.

Wilmington Trust Company has provided the above information for purposes of complying with Regulation AB. Other than the above two paragraphs, Wilmington Trust has not participated in the preparation of, and is not responsible for, any other information contained in this free writing prospectus.

The principal compensation to be paid to the Owner Trustee in respect of its obligations under the Trust Agreement will have been paid by or on behalf of the Issuing Entity on or prior to the Closing Date.

THE INDENTURE TRUSTEE

Deutsche Bank Trust Company Americas (“DBTCA”) will act as Indenture Trustee. DBTCA is a New York banking corporation which has an office in Santa Ana, California. DBTCA has previously been appointed to the role of trustee for other mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. DBTCA also will act as a custodian of the mortgage files pursuant to the Indenture. DBTCA and its affiliates have performed this custodial role in numerous mortgage-backed transactions since 1991. DBTCA will maintain the mortgage files in secure, fire-resistant facilities. DBTCA will not physically segregate the mortgage files from other mortgage files in DBTCA’s custody but will be kept in shared facilities. However, DBTCA’s proprietary document tracking system will show the location within DBTCA’s facilities of each mortgage file and will show that the mortgage loan documents are held by the Indenture Trustee on behalf of the trust. DBTCA has no pending legal proceedings that would materially affect its ability to perform its duties as Indenture Trustee on behalf of the Holders or as custodian. DBTCA may perform certain of its obligations through one or more third party vendors. However, DBTCA shall remain liable for the duties and obligations required of it under the Indenture.

DBTCA is providing the information in the foregoing paragraph at the depositor’s request in order to assist the depositor with the preparation of its disclosure documents to be filed with the SEC pursuant to Regulation AB. Otherwise, DBTCA has not participated in the preparation of such disclosure documents and assumes no responsibility or liability for their contents.

The Indenture Trustee will be entitled to compensation for its services on each Payment Date which shall be paid by the RMBS Master Servicer pursuant to a side letter agreement executed by the Indenture Trustee and the RMBS Master Servicer.

The Indenture will provide that the Indenture Trustee will be entitled to recover from the Payment Account, prior to payments to Noteholders, all reasonable out-of-pocket expenses, disbursements and advances and expenses of the Indenture Trustee, in connection with the Agreements, any Event of Default or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Indenture Trustee in the administration of the Trust created pursuant to the Trust Agreement or the performance of its duties under the Indenture or the Trust Agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the Noteholders.

THE SECURITIES ADMINISTRATOR

Under the terms of the Indenture, Wells Fargo Bank also is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As securities administrator, Wells Fargo Bank is responsible for the preparation and filing of all REMIC tax returns on behalf of the Trust REMICs and the preparation of monthly reports on Form 10-D, current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity . Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of March 31, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $829,726,924,092 of outstanding residential mortgage-backed securities.

The Agreements will provide that the Securities Administrator and any director, officer, employee or agent of the Securities Administrator will be entitled to recover from the Payment Account all reasonable out-of pocket expenses, disbursements and advances and expenses of the Securities Administrator, in connection with any breach of any Agreement to which it is a party or any claim or legal action (including any pending or threatened claim or legal action), incurred or made by the Securities Administrator in the performance of its duties under the Agreements (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the Noteholders.

The Securities Administrator will also serve as Note Registrar and Note Paying Agent under the Indenture and as Certificate Registrar and Certificate Paying Agent under the Trust Agreement.

THE CREDIT ENHANCER

CIFG Assurance North America, Inc.

The following information has been supplied by the Credit Enhancer for inclusion in this free writing prospectus. The Credit Enhancer does not accept any responsibility for the accuracy or completeness of this free writing prospectus or any information or disclosure contained herein, or omitted herefrom, other than with respect to the accuracy of the information regarding the Policy and the Credit Enhancer set forth under the headings “The Credit Enhancer” in this free writing prospectus. Additionally, the Credit Enhancer makes no representation regarding the Notes or the advisability of investing in the Notes.

General

CIFG Assurance North America, Inc. is a monoline financial guaranty insurance company incorporated under the laws of the State of New York. The address of the principal executive offices of CIFG NA is 825 Third Avenue, Sixth Floor, New York, New York 10022; its toll-free telephone number is (866) CIFG-212; its general telephone number is (212) 909-3939; and its website is located at www.cifg.com.

CIFG NA is a member of the CIFG Group of financial guaranty companies, which also includes CIFG Europe (‘‘CIFG Europe’’), a French insurance company licensed to do business in the European Union, and CIFG Guaranty (‘‘CIFG Guaranty’’), a dedicated French reinsurance corporation. In addition to its capital and surplus as set forth below, CIFG NA is supported by a net worth maintenance agreement from CIFG Guaranty, which provides that CIFG Guaranty will maintain CIFG NA’s New York statutory capital and surplus at no less than $80 million, and may cede a substantial portion (not to exceed 90%) of its exposure on each transaction to CIFG Guaranty through a facultative reinsurance agreement.

Each of CIFG NA, CIFG Europe and CIFG Guaranty has received an insurer financial strength rating of ‘‘AAA’’ from Fitch Ratings, an insurer financial strength rating of ‘‘Aaa’’ from Moody’s Investors Services Inc., and an insurer financial enhancement rating of ‘‘AAA’’ from Standard and Poor’s Ratings Services, the highest rating assigned by each rating agency. Each such rating should be evaluated independently. The ratings reflect the respective rating agency’s current assessment of each company’s capacity to pay claims on a timely basis and are not recommendations to buy, sell or hold the Class V-A Notes. Such ratings may be subject to revision or withdrawal at any time.

CIFG NA is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile, and is licensed to do business in 46 jurisdictions. CIFG NA is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of such insurers to financial guaranty insurance and related lines, requires that such insurers maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for such insurers, and limits the size of individual transactions and the volume of transactions that may be underwritten by such insurers. Other provisions of the New York Insurance Law applicable to non-life insurance companies such as CIFG regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liabilities for borrowings.

Financial Information

The following tables set forth the capitalization of CIFG NA on the basis of accounting principles generally accepted in the United States (“US GAAP”) and statutory accounting practices prescribed or permitted by the New York State Insurance Department (“Statutory Accounting Practices”), respectively.

	US GAAP March 31, 2006 (Unaudited) (in thousands of US dollars)	US GAAP December 31, 2005 (Audited) (in thousands of US dollars)
Total Assets	$ 321,600	$ 324,134
Total Liabilities	$ 201,129	$ 202,042
Shareholder’s Equity	$ 120,471	$ 122,092

	Statutory Accounting Practices March 31, 2006 (Unaudited) (in thousands of US dollars)	Statutory Accounting Practices December 31, 2005 (Unaudited) (in thousands of US dollars)
Admitted Assets	$ 166,337	$175,333
Liabilities	$ 58,605	$ 66,758
Capital and Surplus	$ 107,732	$108,575

The following table sets forth the capitalization of CIFG Guaranty on the basis of US GAAP.

US GAAP December 31, 2005 (Audited)
	(in thousands of euros)	(in thousands of US dollars) (1)
Assets	€ 736,208	$ 871,634
Liabilities	€ 196,794	$ 232,995
Shareholder’s Equity	€ 539,414	$ 638,639

(1) The translation of euros to U.S. dollars is presented solely for the convenience of the reader, using the observed exchange rate at December 31, 2005 of $1.18395 to €1.00. The convenience translation should not be construed as representation that the euro amounts have been, could have been, or in the future could be, converted into U.S. dollars at this or any rate of exchange.

For further information concerning CIFG NA and CIFG Guaranty, see the audited financial statements of both companies, including the respective notes thereto, prepared in accordance with US GAAP as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005 and, the unaudited interim financial statements of CIFG NA as of March 31, 2006 and for the three-month period ended March 31, 2006, which are included as Exhibits as Exhibit 99.2, in each case, to the Current Report on Form 8-K filed by the Depositor on June 30, 2006 (SEC file number [333-131636]) in connection with the registration statement of which this prospectus supplement is a part, which are hereby incorporated by reference in this free writing prospectus. Such financial statements of CIFG NA and CIFG Guaranty are also available on the CIFG Group’s website at www.cifg.com. Copies of the most recent interim unaudited US GAAP financial statements of the CIFG NA and CIFG Guaranty, as well as audited annual and unaudited interim financial statements of CIFG NA prepared in accordance with Statutory Accounting Practices, which are also available on the website, may be obtained, without charge, upon request to CIFG NA at its address above, Attention: Finance Department.

THE RMBS MASTER SERVICING AGREEMENT AND SERVICING AGREEMENTS

The following summary describes a number of terms of the RMBS Servicing Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the RMBS Servicing Agreement. The Depositor will provide to a prospective or actual Noteholder without charge, on written request, a copy (without exhibits) of the RMBS Servicing Agreement. Requests should be addressed to American Home Mortgage Securities LLC, 538 Broadhollow Road, Melville, New York 11747. See “The Agreements” in the base prospectus.

Servicing and Other Compensation And Payment of Expenses

The RMBS Master Servicer will be entitled to retain as compensation for its activities under the RMBS Master Servicing Agreement the investment income on funds in the Payment Account. The RMBS Master Servicing Agreement also will provide that the RMBS Master Servicer will be entitled to reimbursement from Payment Account for advances and certain expenses. The RMBS Servicer will be entitled to retain the RMBS Servicing Fee from collections on the related mortgage loans as compensation for its activities under the RMBS Servicing Agreement. As additional servicing compensation, the RMBS Servicer is entitled to retain any assumption fees and any late payment charges, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Protected Account and any escrow accounts in respect of the mortgage loans as provided in the RMBS Servicing Agreement. However, the RMBS Servicer is obligated to offset any Prepayment Interest Shortfall in respect of the related mortgage loans on any Payment Date with Compensating Interest. The RMBS Servicer is obligated to pay certain insurance premiums and ongoing expenses associated with the mortgage pool in respect of mortgage loans serviced by it and incurred by the RMBS Servicer in connection with its responsibilities under the RMBS Servicing Agreement. However, the RMBS Servicer is entitled to reimbursement therefor as provided in the RMBS Servicing Agreement.

The HELOC Back-Up Servicer will be entitled to retain the HELOC Back-Up Servicing Fee as compensation for its activities under the HELOC Back-Up Servicing Agreement. The HELOC Back-Up Servicing Agreement also will provide that the HELOC Back-Up Servicer will be entitled to reimbursement for advances and certain expenses. The HELOC Servicer will be responsible for paying the fees of the HELOC Back-Up Servicer.

The HELOC Servicer will be entitled to retain the HELOC Servicing Fee from collections on the related HELOCs as compensation for its activities under the HELOC Servicing Agreement. As additional servicing compensation, the HELOC Servicer is entitled to retain any assumption fees and any late payment charges, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the related Collection Account as provided in the HELOC Servicing Agreement. The HELOC Servicer is obligated to pay certain insurance premiums and ongoing expenses associated with the mortgage pool in respect of the HELOCs serviced by it and incurred by the HELOC Servicer in connection with its responsibilities under the HELOC Servicing Agreement. However, the HELOC Servicer is entitled to reimbursement therefor as provided in the HELOC Servicing Agreement.

Evidence as to Compliance

The Indenture, RMBS Servicing Agreement and HELOC Servicing Agreement will provide that on or before a specified date in March of each year, beginning in 2007, each party responsible for the servicing function will provide to the Depositor, the RMBS Master Servicer or HELOC Back-Up Servicer, as applicable, the Securities Administrator and the Credit Enhancer a report on an assessment of compliance with the minimum servicing criteria established in Item 1122(a) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Indenture, RMBS Servicing Agreement and HELOC Servicing Agreement will also provide that the each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

The Indenture, RMBS Servicing Agreement and HELOC Servicing Agreement will also provide for delivery to the Master Servicer, on or before a specified date in June of each year, of a separate annual statement of compliance from each entity responsible for the servicing function to the effect that, to the best knowledge of the signing officer, the servicer has fulfilled in all material respects its obligations under the Indenture or Servicing Agreement throughout the preceding year or, if there has been a material failure in the fulfillment of any obligation, the statement shall specify such failure and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one Indenture, RMBS Servicing Agreement or HELOC Servicing Agreement.

Copies of the annual reports of assessment of compliance, attestation reports, and statements of compliance may be obtained by Noteholders without charge upon written request to the Master Servicer or Securities Administrator. These items will be filed with the issuing entity’s annual report on Form 10-K, to the extent required under Regulation AB.

Realization Upon Defaulted Mortgage Loans and HELOCs

The RMBS Servicer and the HELOC Servicer will take such action as they deem to be in the best interest of the trust with respect to defaulted mortgage loans and HELOCs and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans and HELOCs as to which no satisfactory collection arrangements can be made. To the extent set forth in the RMBS Servicing Agreement and HELOC Servicing Agreement, the RMBS Servicer and the HELOC Servicer will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that such Servicer employs and exercises in servicing and administering mortgage loans and HELOCs, as applicable, for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions.

The Protected Accounts

The RMBS Servicer will establish and maintain one or more accounts, referred to herein as the Protected Accounts, into which they will deposit on every second Business Day all collections of principal and interest on any mortgage loans, including but not limited to Principal Prepayments, Insurance Proceeds, Liquidation Proceeds (less amounts reimbursable to the RMBS Servicer out of Liquidation Proceeds in accordance with the RMBS Servicing Agreement), the Repurchase Price for any mortgage loans repurchased, and advances made from the RMBS Servicer own funds (less the RMBS Servicing Fee). All Protected Accounts and amounts at any time credited thereto shall comply with the requirements of the RMBS Servicing Agreement.

On the date specified in the RMBS Servicing Agreement, the RMBS Servicer, will withdraw or cause to be withdrawn from the Protected Account and any other permitted accounts and will remit to the Securities Administrator for deposit in the Payment Account the amounts required for distribution for such Payment Date in accordance with the RMBS Servicing Agreement.

The Collection Accounts

The HELOC Servicer will establish and maintain one or more accounts, referred to in this free writing prospectus as the Collection Accounts, into which it will deposit on every second Business Day all collections of principal and interest on any HELOCs, including but not limited to Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, Recoveries (less amounts reimbursable to the HELOC Servicer out of Liquidation Proceeds or Recoveries in accordance with the HELOC Servicing Agreement), the Repurchase Price for any HELOCs repurchased, and advances made from the HELOC Servicer’s own funds. All Collection Accounts and amounts at any time credited thereto shall comply with the requirements of the HELOC Servicing Agreement.

On the date specified in the HELOC Servicing Agreement, the HELOC Servicer, will withdraw or cause to be withdrawn from the applicable Collection Accounts and any other permitted accounts and will remit to the Securities Administrator for deposit in the Payment Account the amounts required for distribution for such Payment Date in accordance with the HELOC Servicing Agreement.

Optional Sale of Defaulted Mortgage Loans

In addition to the procedures set forth under the heading “Servicing of Mortgage Loans—Realization upon or Sale of Defaulted Mortgage Loans” in the prospectus, the Servicer, on behalf of the issuing entity, may also, in its discretion, as an alternative to foreclosure, sell defaulted mortgage loans at fair market value to third-parties, if the Servicer reasonably believes that such sale would maximize proceeds to the related Securityholders in the aggregate (on a present value basis) with respect to that mortgage loan.

Limited Mortgage Purchase Right

The servicing agreements provide that the Seller will have the option, but not the obligation, to purchase at any one time up to 1.0% of the mortgage loans or HELOCs (and in any case, at least 5 mortgage loans or HELOCs) from the Issuing Entity at a purchase price equal to the aggregate fair market value.

Optional Repurchase of Defaulted Mortgage Loans

Subject to the terms of the RMBS Servicing Agreement, the Seller, on behalf of the Issuing Entity, may purchase from the Issuing Entity any mortgage loan that is 90 days or more delinquent at a price equal to the Repurchase Price.

Subject to the terms of the HELOC Servicing Agreement, the Seller, on behalf of the Issuing Entity, may purchase from the Issuing Entity any HELOC that is 90 days or more delinquent at a price equal to the Repurchase Price.

Pledge and Assignment of Servicer’s Rights

On or after the Closing Date, the RMBS Servicer may pledge and assign all of its right, title and interest in, to and under the RMBS Servicing Agreement to one or more lenders (each referred to as an Servicing Rights Pledgee), selected by the Servicer, including Bank of America, N.A., as the representative of certain lenders. In the event of a default by the Servicer under the Servicing Agreement, the Servicing Agreement provides for the appointment of a Servicing Rights Pledgee or its designee as the successor Servicer, provided that at the time of such appointment the Servicing Rights Pledgee or such designee meets the requirements of a successor servicer described in the Servicing Agreement (including being acceptable to the Rating Agencies, the Credit Enhancer and the Master Servicer) and that the Servicing Rights Pledgee or such designee agrees to be subject to the terms of the Servicing Agreement.

In addition, any successor Servicer selected by the Servicing Rights Pledgee has a ten day period to decide whether or not to accept its appointment; if not, the Master Servicer or its designee would become the Servicer.

Investors in the Offered Notes should be aware that the Servicing Rights Pledgee will have certain rights in connection with an Event of Default under the Servicing Agreement, including the right to select a new Servicer.

THE INDENTURE

The following summary describes some of the terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Trust Agreement and Indenture. Whenever particular defined terms of the Indenture are referred to, those defined terms are incorporated in this free writing prospectus by reference. The Depositor will provide to a prospective or actual Noteholder without charge, on written request, a copy (without exhibits) of the Indenture and the Trust Agreement. Requests should be addressed to American Home Mortgage Securities LLC, 538 Broadhollow Road, Melville, New York 11747. See “The Agreements” in the base prospectus.

General

The Notes will be issued pursuant to the Indenture, a form of which is filed as an exhibit to the registration statement. A Current Report on Form 8-K relating to the Notes containing a copy of the Indenture, the Trust Agreement and the Servicing Agreement as executed will be filed by the Depositor with the SEC within fifteen days of the initial issuance of the Notes. Reference is made to the prospectus for important information in addition to that presented in this free writing prospectus regarding the Trust, the terms and conditions of the Indenture and the Trust Agreement and the Notes. The Notes will be transferable and exchangeable at the designated office of the Note Registrar’s agent located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479. See “Securities Administrator” in this free writing prospectus.

Upon the occurrence of a TMP Trigger event and certain preconditions, including notifications, being satisfied as described in this free writing prospectus, the Indenture shall be discharged. [In accordance with such discharge the Issuing Entity shall cause new notes, referred to as the REMIC Notes, to be issued and exchanged for the old Offered Notes, all in accordance with the terms of the Trust Agreement and the Indenture. The terms of such REMIC Notes shall be governed by a new indenture to be executed by the same parties and subject to the same terms as the old Indenture. A new Current Report on Form 8-K relating to any new agreements governing the REMIC Certificates and REMIC Notes, including the new indenture, will be filed by the Depositor with the Securities and Exchange Commission.

Rights Upon Event of Default

If an Event of Default should occur under an Indenture and be continuing, then and in every such case the Indenture Trustee, with respect to the related Notes, other than the Class V-A Notes, at the written direction of the holders of such Notes representing not less than a majority of the aggregate Note Principal Balance of the Notes or (ii) with respect to the Class V-A Notes, so long as the Credit Enhancer is not in default under the Insurance Policy, at the written direction of the Credit Enhancer or at the written direction of the the holder of the majority of the aggregate Note Principal Balance of the Class V-A Notes with the consent of the Credit Enhancer, may declare the related class or classes of Notes to be immediately due and payable, and upon any such declaration the unpaid Note Principal Balance of the related class or classes of Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable. Such declaration may, under certain circumstances as described in the Indenture, be rescinded and annulled by (i) with respect to the Notes, other than the Class V-A Notes, the holders of the Notes representing not less than a majority of the aggregate Note Principal Balance of each class of Notes, other than the Class V-A Notes, or (ii) with respect to the Class V-A Notes, the Credit Enhancer, so long as the Credit Enhancer is not in default under the Insurance Policy, or the holder of the majority of the aggregate Note Principal Balance of the Class V-A Notes with the consent of the Credit Enhancer.

If, following an Event of Default and such declaration and its consequences have not been rescinded and annulled, the Notes have been declared to be due and payable, the Indenture Trustee may, with the consent of the Credit Enhancer (which consent shall not be required if an Insurer Default exists), and shall, at the written direction of the Credit Enhancer so long as no Credit Enhancer Default exists, elect to maintain possession of the collateral securing the Notes and to continue to apply payments on that collateral as if there had been no declaration of acceleration, as described in the Indenture. In addition, the Indenture Trustee may not sell or otherwise liquidate the collateral securing the Notes following an Event of Default, unless (A) the Indenture Trustee receives the consent of the holders of 100% of the aggregate Note Principal Balance of the Notes then outstanding, (B) it is determined that the proceeds of such sale or liquidation distributable to the holders of the Notes are sufficient to discharge in full all amounts then due and unpaid upon such Notes for principal and interest or (C) it is determined that the mortgage loans and HELOCs will not continue to provide sufficient funds for the payment of principal of and interest on the applicable Notes as they would have become due if the Notes had not been declared due and payable, and the Indenture Trustee, with respect to the Class V-A Notes, receives the consent of the Credit Enhancer or, with respect to the Notes other than the Class V-A Notes, the holders of 66 2/3% of the aggregate Note Principal Balance of the Notes then outstanding.

If, following an Event of Default, in accordance with above paragraph, the Indenture Trustee sells or causes to be sold the assets included in the Trust, proceeds from the sale of such assets will be applied as provided in the Indenture.

Unless an Event of Default shall occur and be continuing, the Indenture Trustee shall be under no obligation to exercise any of the rights and powers under the Indenture at the request or direction of any of the Noteholders, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Unless the Credit Enhancer is in default, the Credit Enhancer may exercise the rights of the Class V-A Noteholders including the right to direct the Indenture Trustee in all matters with respect to the Class V-A Notes and Loan Group V under the Indenture.

Limitation on Suits

No Noteholder will have any right to institute any proceedings with respect to the Indenture unless (1) such Noteholder has previously given written notice to the Indenture Trustee of a continuing Event of Default; (2) Noteholders representing not less than 25% of the aggregate Note Principal Balance of the Notes then outstanding have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as Indenture Trustee, on behalf of the Noteholders; (3) such Noteholders have offered to the Indenture Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (4) for 60 days after its receipt of such notice, request and offer of indemnity the Indenture Trustee has failed to institute any such proceedings; and (5) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Noteholders representing more than 50% of the aggregate Note Principal Balance of the Notes then outstanding.

Resignation and Removal of Indenture Trustee

The Indenture Trustee may resign at any time, or in the event that there is a conflict of interest with respect to the Indenture Trustee acting as Indenture Trustee for one or more classes of Notes, the Issuing Entity will be obligated to appoint a successor Indenture Trustee for all of the Notes or such class of Notes with respect to which a conflict exists within the period specified in the Indenture. The Indenture Trustee may also be removed at any time by Noteholders representing more than 50% of the aggregate Note Principal Balance of the Notes then outstanding if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Indenture Trustee or its property. Any resignation or removal of the Indenture Trustee will not become effective until the acceptance of the appointment by a successor Indenture Trustee.

Optional Termination

The optional purchase price payable upon optional termination as described below for (i) the Class I-A Notes and Class I-M Notes, (ii) the Class II-A Notes and Class II-M Notes, (iii) the Class III-A Notes and Class III-M Notes, (iv) the Class IV-A Notes and Class IV-M Notes and (v) the Class V-A Notes, each as described above, will be equal to the lesser of (i) the fair market value of the mortgage loans or HELOCs, as applicable, and (ii) the sum of the outstanding principal balance of the mortgage loans or HELOCs, as applicable, and accrued and unpaid interest thereon at the weighted average of the loan rates through the day preceding the final Payment Date; provided that the option may only be exercised if the purchase price is sufficient to repay all outstanding principal and accrued and unpaid interest on the Notes and all amounts owed to the RMBS Master Servicer, the Securities Administrator and the Credit Enhancer, if applicable and with the consent of the Credit Enhancer. In addition, the purchase price in connection with the redemption of the Class IV-A Notes and Class IV-M Notes shall include any related swap termination payments.

The Class I-A Notes and Class I-M Notes

The holder of the Trust Certificates related to the trust, or, if there is no single holder, the majority holder of these Trust Certificates may, at its option, purchase all of the mortgage loans from Loan Group I and redeem the related Notes after any Payment Date on which the aggregate Stated Principal Balance of the related mortgage loans as of the end of the related Due Period is less than 20% of the Group I Cut-off Date Balance. See “The Indenture—Optional Termination” in this free writing prospectus and “The Agreements—Termination; Retirement of the Securities” in the prospectus.

The Class II-A Notes and Class II-M Notes

The holder of the Trust Certificates related to the trust, or, if there is no single holder, the majority holder of these Trust Certificates may, at its option, purchase all of the mortgage loans from Loan Group II and redeem the related Notes after any Payment Date on which the aggregate Stated Principal Balance of the related mortgage loans as of the end of the related Due Period is less than 20% of the Group II Cut-off Date Balance. See “The Indenture—Optional Termination” in this free writing prospectus and “The Agreements—Termination; Retirement of the Securities” in the prospectus.

The Class III-A Notes and Class III-M Notes

The holder of the Trust Certificates related to the trust, or, if there is no single holder, the majority holder of these Trust Certificates may, at its option, purchase all of the mortgage loans from Loan Group III and redeem the related Notes after any Payment Date on which the aggregate Stated Principal Balance of the related mortgage loans as of the end of the related Due Period is less than 20% of the Group III Cut-off Date Balance. See “The Indenture—Optional Termination” in this free writing prospectus and “The Agreements—Termination; Retirement of the Securities” in the prospectus.

The Class IV-A Notes and Class IV-M Notes

The RMBS Servicer may, at its option, purchase all of the mortgage loans from Loan Group IV and redeem the related Notes after any Payment Date on which the aggregate Stated Principal Balance of the related mortgage loans as of the end of the related Due Period is less than 20% of the Group IV Cut-off Date Balance. See “The Indenture—Optional Termination” in this free writing prospectus and “The Agreements—Termination; Retirement of the Securities” in the prospectus.

The Class V-A Notes

The HELOCs will be subject to optional purchase, thereby redeeming the related Notes by (i) the holder of the Trust Certificate, or, if there is no single holder, the majority holder of the Trust Certificate, on any payment date after the outstanding Note Principal Balance of the Class V-A Notes is reduced to an amount less than or equal to 20% of the Note Principal Balance of the Class V-A Notes on the Closing Date or (ii) by the Credit Enhancer if the holder of these Trust Certificates, or, if there is no single holder, the majority holder of these Trust Certificate, fails to exercise the right 60 days after the 20% level occurs; provided that, in the case of optional purchase by the holder of the Trust Certificate, no such purchase may be made without the consent of the Credit Enhancer unless the Policy is terminated and the Credit Enhancer is paid all reimbursements and other amounts payable to it under the Insurance Agreement.

ASSIGNMENT OF LOANS

General

On or prior to the date the Notes are issued, the Sponsor, pursuant to the Mortgage Loan Purchase Agreement, will convey each mortgage loan to the Depositor, and the Depositor, pursuant to the Trust Agreement, will in turn, convey each mortgage loan, together with all principal and interest due on or with respect to such mortgage loans after the Cut-off Date, to the Issuing Entity; provided, however, that the Sponsor will reserve and retain all its right, title and interest in and to principal and interest due on each mortgage loan on or prior to the Cut-off Date (whether or not received on or prior to the Cut-off Date), and to prepayments received prior to the Cut-off Date.

At the time of issuance of the Notes, the Issuing Entity will pledge all of its right, title and interest in and to the mortgage loans, including all principal and interest due on the mortgage loans after the Cut-off Date, without recourse, to the Indenture Trustee pursuant to the Indenture as collateral for the Notes. The Securities Administrator, concurrently with that assignment, will authenticate and deliver the Notes to the Issuing Entity at the direction of the Trust in exchange for, among other things, delivery of the mortgage loans to the Indenture Trustee.

CONTROL RIGHTS OF CREDIT ENHANCER

The Credit Enhancer shall be subrogated to the rights of each holder of a Class V-A Note to receive distributions on the Class V-A Notes to the extent of any payment by the Credit Enhancer’s financial guaranty insurance policy. Unless it is in default under the terms of such policy, or certain events with respect to bankruptcy or insolvency have occurred with respect to the Credit Enhancer, pursuant to the terms of the Indenture, each Class V-A Noteholder agrees that the Credit Enhancer shall be treated by the Depositor and the Indenture Trustee as if the Credit Enhancer were the holder of all Class V-A Notes and the Credit Enhancer will have the right to exercise all rights, including (without limitation) consent rights, voting rights and control rights otherwise given to the Class V-A Noteholders under the Indenture and other transaction documents thereunder without any further consent of the holders of the Class V-A Notes and the holders of the Class V-A Notes will not exercise any of such rights without the prior written consent of the Credit Enhancer. Once the Class V-A Notes have been paid in full, and any Reimbursement Amount owed to the Credit Enhancer has been paid, these rights will terminate. In addition, the Credit Enhancer shall have the right to participate in, to direct the enforcement or defense of and, at the Credit Enhancer's sole option, to institute or assume the defense of, any action, proceeding or investigation for any remedy available to the trustee with respect to any matter that could adversely affect the Class V-A Notes or the rights or obligations of the Credit Enhancer under the Indenture and the other transaction documents, including (without limitation) any insolvency or bankruptcy proceeding in respect of the Sponsor, the Servicer, the Depositor or any affiliate thereof. Following written notice to the Indenture Trustee, the Credit Enhancer shall have exclusive right to determine, in its sole discretion, the actions necessary to preserve and protect the interests of the Class V-A Noteholders. The Credit Enhancer shall be entitled to reimbursement from the Issuing Entity for all reasonable costs and expenses incurred in connection with the exercise of such rights. If (i) the Class V-A Notes have been paid in full and all amounts owing to the Credit Enhancer have been paid in full, or (ii) if the Credit Enhancer is in default, the control rights of the Credit Enhancer will terminate.

Exclusively for the purpose of determining any voting and subrogation rights of the Credit Enhancer, the Principal Balance of the Class V-A Notes shall not be reduced by the amount of any payments made by the Credit Enhancer in respect of principal of the Class V-A Notes under the Credit Enhancer’s financial guaranty insurance policy, except to the extent such payment shall have been reimbursed to the Credit Enhancer pursuant to the provisions of the Indenture.

FEDERAL INCOME TAX CONSEQUENCES

Tax Classification of the Issuing Entity and of the Notes

Upon the issuance of the notes, Thacher Proffitt & Wood llp will deliver its opinion generally to the effect that, assuming compliance with the Agreements, for U.S. federal income tax purposes, the Notes, (other than the Restricted Notes and the Retained Notes), will be classified as debt instruments. In addition, the Owner Trustee, on behalf of the Trust Estate, will agree, and beneficial owners of the Notes will agree by their purchase of Notes, to treat the Notes as debt instruments for U.S. federal income tax purposes. The remainder of this discussion assumes that the Offered Notes are properly characterized as debt instruments for federal income tax purposes.

Upon the issuance of the Notes, Thacher Proffitt & Wood llp will deliver its opinion generally to the effect that, assuming compliance with the Agreements, for U.S. federal income tax purposes, despite the fact that the Issuing Entity will be classified as one or more TMPs, the Issuing Entity will not be subject to federal income tax as long as an entity that qualifies as a REIT under the Code holds, directly or indirectly, through one or more Disregarded Entities, 100% ownership interest in the Equity Securities.

AHMC will hold itself or through a direct wholly-owned qualified REIT subsidiary a 100% ownership interest in the Equity Securities. AHMC represents it filed with its federal income tax return for its taxable year ended December 31, 2003 an election to be a REIT, that it has been organized in conformity with the requirements for REIT qualification set forth in the Code, that it has operated and will continue to operate in a manner that enables it to qualify as a REIT and that it will not undertake any action that would cause the Trust Estate to be subject to federal income tax. In rendering its opinion, Thacher Proffitt & Wood LLP has not independently verified AHMC’s qualification as a REIT, but instead has relied solely upon the representation made by AHMC concerning its REIT status. If AHMC were to fail to qualify as a REIT while it or its subsidiary owns the Equity Securities, the Issuing Entity could become subject to federal income tax as a corporation and would not be allowed to file a consolidated federal income tax return with any other corporation. A tax imposed upon the Issuing Entity could reduce cash flow that would otherwise be available to make payments on the Notes.

At the issuance of the Notes, AHMC also will acquire the Retained Notes. Because AHMC’s qualified REIT subsidiary will own the Equity Securities, the Retained Notes will not be considered issued and outstanding for federal income tax purposes. Thus, the Retained Notes will not be treated as debt instruments for federal income tax purposes while a REIT and one or more Disregarded Entities own both the Retained Notes and the Equity Securities. If AHMC were to sell a Retained Note or the Equity Securities to an unaffiliated party, then depending upon the circumstances existing at the time of the sale, the Retained Notes could become characterized as debt instruments for federal income tax purposes as of the time of the sale. The remainder of this discussion assumes that the Notes are properly characterized as debt instruments for federal income tax purposes.

So long as 100% of the Equity Securities are owned for federal income tax purposes by a single REIT, directly or indirectly through one or more Disregarded Entities, classification of the Issuing Entity as a TMP will not cause it to be subject to corporate income taxation. Rather, the consequence of the classification of the Issuing Entity as a TMP is that the shareholders of the REIT will be required to treat a portion of the dividends they receive from the REIT as though they were “excess inclusions” with respect to a residual interest in a REMIC within the meaning of Section 860D of the Code.

In the event that 100% of the Equity Securities are no longer owned by a single REIT, directly or indirectly through one or more Disregarded Entities, the Issuing Entity would become subject to federal income taxation as a corporation and would not be permitted to file a consolidated federal income tax return with any other corporation. Pursuant to the related Trust Agreement and the Indenture, so long as a TMP Trigger Event has not occurred, a single REIT must at all times own the Equity Securities either directly, or indirectly through one or more Disregarded Entities. The owner of the Equity Securities may, however, pledge them as security for a loan or transfer them to a third party pursuant to the terms of a repurchase agreement that is treated as a financing transaction for federal income tax purposes. In the event of a default under any such loan or repurchase agreement, the lender or repurchase agreement counterparty, as applicable, would be permitted to transfer those Equity Securities to any person irrespective of whether such person qualified as a REIT, qualified REIT subsidiary, or Disregarded Entity.

Tax Consequences to Holders of the Notes

Interest Income on the Offered Notes. The notes may be treated as having been issued with OID. The beneficial owner of a note must include any OID with respect to such note in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives any cash currently attributable to such OID. See “Federal Income Tax Consequences - Notes” in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal 100% of the Prepayment Assumption. See “Weighted Average Life” above. No representation, however, is made as to the rate at which principal payments or recoveries on the mortgage loans actually will occur.

The notes will not be treated as assets described in Section 7701(a)(19)(C) of the Code or “real estate assets” under Section 856(c)(4)(A) of the Code. In addition, interest on the notes will not be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Code. The notes will also not be treated as “qualified mortgages” under Section 860G(a)(3)(C) of the Code.

Prospective investors in the notes should see “Federal Income Tax Consequences” and “State and Other Tax Consequences” in the prospectus for a discussion of the application of some federal income and state and local tax laws to American Home Mortgage Securities LLC Trust Series 2006-2 and purchasers of the notes.

Additional Conditions Precedent to a REMIC Conversion Subsequent to a TMP Trigger Event

Under the terms of any pledge agreement that is treated as a financing for federal income tax purposes under which a default would result in the transfer of any Equity Securities to an entity that is not a REIT or a qualified REIT subsidiary, as a condition to any such transfer which would result in the equity securities no longer being owned by a single REIT, (a) the disposition of assets and exchange of the Notes for REMIC Notes described herein must occur, (b) legal opinions shall have been provided as to, among other things, qualification of the new structure as a REMIC, (c) the transferring entity shall have funded the Issuing Entity with sufficient funds to compensate the Issuing Entity fully for any loss realized upon any such disposition of any mortgage loans and HELOCs and any related assets acquired upon foreclosure to the extent allocable to a class of Offered Notes and (d) consent of the Credit Enhancer shall have been obtained to any amendments to the Indenture, the HELOC Servicing Agreement, or any other transaction documents which may be adverse to it.

Taxation of the Issuing Entity and Offered Noteholders After a TMP Trigger Event

To avoid the adverse tax consequences of being taxed as a corporation, the Trust Agreement and the Indenture will provide that, upon the occurrence of a TMP Trigger Event, the Depositor shall cause certain steps to be taken, including the following: the Servicer will purchase from the issuing entity any REO property at its fair market value (to the extent that the purchase price of the sale of such REO properties would result in the allocation of a realized loss to any class of offered notes, the party causing the TMP Trigger Event shall contribute an amount equal to such realized losses), and will either restrict foreclosure on (within the Underlying REMIC Trust, as described below) or sell from the issuing entity any mortgage loan that is then 60 or more days delinquent and any other assets that are not REMIC eligible; all of the remaining assets of the Issuing Entity will be transferred to a new entity (the “Underlying REMIC Trust”), with respect to which multiple REMIC elections will be made, in exchange for certain REMIC interests, including the REMIC Underlying Interests, to be issued by the Underlying REMIC Trust; the Depositor will cause the Issuing Entity to make a REMIC election with respect to those REMIC Underlying Interests (the “Trust REMIC”) and the Issuing Entity will issue REMIC Notes secured by those REMIC Underlying Interests (which REMIC Notes will represent ownership of REMIC regular interests in the Trust REMIC); and the REMIC Notes will be transferred to beneficial owners of Offered Notes in exchange for their Offered Notes.

Each REMIC Note issued by the Issuing Entity would, for federal income tax purposes, comprise two components: a REMIC regular interest in the Trust REMIC and a separate contractual right to receive payments in respect of Carryover Shortfall Amounts and, in the case of the Class IV-A Notes and Class IV-M Notes, a third component, representing the obligation to make payments to the swap account. The aggregate cashflow of each such REMIC regular interest and related contractual right would be substantially similar to that of the Offered Note for which they would be exchanged, though the payment priority will change slightly.

A beneficial owner of an Offered Note would recognize gain or loss on the exchange of the Offered Note for the REMIC Note in an amount equal to the difference, if any, between such beneficial owner’s adjusted tax basis in the Offered Note and sum of the fair market value of the REMIC regular interest, which in certain circumstances may be deemed to be equal to its then current principal balance, and the fair market value of the related contractual right received in exchange therefor. Any loss on the exchange of an Offered Note for a REMIC Class Note will be subject to the “wash sale” rules of Code Section 1091 which may disallow recognition of a loss on the exchange. Prospective investors in the Offered Notes are advised to consult their own tax advisors on the tax consequences of an exchange of an Offered Note for a REMIC Note.

Taxation of Holders of REMIC Notes

For federal income tax purposes, a beneficial owner of a REMIC Note will be treated as owning both an undivided interest in a REMIC regular interest and the right to receive payments in respect of Basis Risk Shortfall or Net WAC Shortfall amounts (collectively, “Carryover Shortfall Amounts”) and, in the case of the Class IV-A Notes or Class IV-M Note, the obligation to make payments to the swap account. The treatment of amounts received by a holder of a REMIC Note under such holder’s right to receive payments in respect of Carryover Shortfall Amounts will depend on the portion, if any, of such holder’s purchase price allocable thereto. Under the REMIC regulations, each holder of a REMIC Note must allocate its purchase price for the REMIC Note between its undivided interest in the REMIC regular interest and its undivided interest in the right to receive payments in respect of Carryover Shortfall Amounts in accordance with the relative fair market values of each property right. The Trust REMIC intends to treat payments made to the holders of the REMIC Notes in respect of Carryover Shortfall Amounts as includible in income based on Treasury regulations relating to notional principal contracts (the “Notional Principal Contract Regulations”). The OID Regulations provide that the Trust REMIC’s allocation of the issue price will be binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the Trust REMIC’s allocation. For tax reporting purposes, the right to receive payments in respect of Carryover Shortfall Amounts may have more than a de minimis value. Under the REMIC regulations, the Trust REMIC will be required to account for the REMIC regular interest and the right to receive payments in respect of Carryover Shortfall Amounts as discrete property rights. It is possible that the right to receive payments in respect of Carryover Shortfall Amounts could be treated as a partnership among the holders of the REMIC Notes and the holders of some or all of the REMIC interests to be issued by the Underlying REMIC Trust, other than the REMIC Underlying Interests, in which case holders of such REMIC Notes potentially would be subject to different timing of income and foreign holders of such REMIC Notes could be subject to withholding in respect of payments in respect of Carryover Shortfall Amounts. Holders of the REMIC Notes are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the REMIC Notes will be unable to use the integration method provided for under such regulations with respect to those certificates. If the Trust REMIC’s treatment of payments of Carryover Shortfall Amounts is respected, ownership of the right to receive payments in respect of Carryover Shortfall Amounts will entitle the owner to amortize the separate price paid for such right under the Notional Principal Contract Regulations.

Some or all of the REMIC Notes may be treated as having been issued with OID. A beneficial owner of a REMIC Note will be required to include any OID with respect to such REMIC Note in income as it accrues using a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. We refer you to “Material Federal Income Tax Considerations—Taxation of Debt Securities” in the prospectus. The prepayment assumption that will be used in determining the accrual of OID, market discount or bond premium, if any, will be a rate equal to 25% CPR described in this free writing prospectus. No representation is made that the mortgage loans will prepay at such rate or at any other rate.

Upon the sale or exchange of a REMIC Note, the amount of the sale or exchange allocated to the selling holder’s right to receive payments in respect of Carryover Shortfall Amounts would be considered a “termination payment” under the Notional Principal Contract Regulations. A holder of a REMIC Note will have gain or loss from such a termination of the right to receive payments in respect of Carryover Shortfall Amounts equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the holder upon entering into or acquiring its interest in the right to receive payments in respect of Carryover Shortfall Amounts. Gain or loss realized upon the termination of the right to receive payments in respect of Carryover Shortfall Amounts generally will be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code likely would not apply to treat such gain or loss as ordinary.

Each REMIC Note, exclusive of the right to receive payments in respect of Carryover Shortfall Amounts, will be treated as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, an asset described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally in the same proportion that the assets of the trust fund, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from each REMIC Note, exclusive of the right to receive payments in respect of Carryover Shortfall Amounts, will be interest on obligations secured by interests in real property for purposes of Section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. However, the right of each REMIC Note to receive payments in respect of Carryover Shortfall Amounts will not qualify as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the REMIC Notes may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

For further information regarding the federal income tax consequences of investing in the REMIC Notes, we refer you to “Material Federal Income Tax Considerations” in the prospectus.

SECONDARY MARKET

There can be no assurance that a secondary market for the Offered Notes will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Offered Notes will be the monthly statements discussed in the prospectus under “Description of the Notes—Reports to Noteholders”, which will include information as to the Note Principal Balance of the Offered Notes and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Notes will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Notes will be generally available on an ongoing basis. The limited nature of information regarding the Offered Notes may adversely affect the liquidity of such Notes, even if a secondary market for such Notes becomes available.

LEGAL OPINIONS

Legal matters relating to the Notes will be passed upon for the Issuing Entity, the Depositor, the Sponsor and American Home by Thacher Proffitt & Wood LLP, New York, New York and for the Underwriters by McKee Nelson LLP, Washington, D.C.

LEGAL PROCEEDINGS

There are no material legal proceedings pending against the Sponsor, the Depositor, the Trustee, the Issuing Entity, the Master Servicer, any affiliated Servicer, the Servicer, the Originator or the Securities Administrator, or with respect to which the property of any of the foregoing transaction parties is subject, that are material to the Noteholders. No legal proceedings against any of the foregoing transaction parties is known to be contemplated by governmental authorities, that are material to the Noteholders.

AFFILIATIONS, RELATIONSHIPS AND RELATED TRANSACTIONS

The Sponsor, the Issuing Entity, the Depositor, the Originator, the HELOC Servicer and RMBS Servicer are affiliated parties. [__________], as underwriter, and the Cap Counterparty are affiliated parties. Wells Fargo is acting as both the Master Servicer and the Securities Administrator. There are no other affiliated parties. There are currently no business relationships, agreements, arrangements, transactions or understandings between (a) the Sponsor, the Depositor, the RMBS Servicer, the HELOC Servicer, the HELOC Back-Up Servicer or the Issuing Entity and (b) any of the Indenture Trustee, the RMBS Master Servicer or the Securities Administrator, or any of their respective affiliates, that were entered into outside the normal course of business or that contain terms other than would be obtained in an arm’s length transaction with an unrelated third party and that are material to the investor's understanding of the Notes, or that relate to the Notes or the pooled assets. No such business relationship, agreement, arrangement, transaction or understanding has existed during the past two years.

RATINGS

It is a condition to the issuance of the Offered Notes that the Notes receive at least the following ratings from S&P, Moody’s and Fitch:

Notes	S&P	Moody's
Class I-A-1	AAA	Aaa
Class I-A-2	AAA	Aaa
Class I-A-3	AAA	Aaa
Class I-A-4	AAA	Aaa
Class II-A-1A	AAA	Aaa
Class II-A-1B	AAA	Aaa
Class II-A-1C	AAA	Aaa
Class II-A-2	AAA	Aaa
Class III-A-1	AAA	Aaa
Class III-A-2	AAA	Aaa
Class III-A-3	AAA	Aaa
Class III-A-4	AAA	Aaa
Class III-A-5	AAA	Aaa
Class I-M-1	AA+	Aa2
Class I-M-2	AA	NR
Class I-M-3	AA-	NR
Class I-M-4	A+	NR
Class I-M-5	A	NR
Class I-M-6	BBB	NR
Class II-M-1	AA+	Aa2
Class II-M-2	AA	A2
Class II-M-3	A+	Baa1
Class III-M-1	AA	Aa2
Class III-M-2	A+	A2
Class IV-A	AAA	Aaa
Class IV-M-1	AA	Aa2
Class IV-M-2	A	A2
Class IV-M-3	BBB+	Baa1
Class IV-M-4	BBB	Baa2
Class IV-M-5	BBB	Baa3
Class IV-M-6	BBB-	NR
Class V-A	AAA	Aaa

The ratings of S&P, Moody’s and Fitch assigned to mortgage-backed notes address the likelihood of the receipt by Noteholders of all distributions to which the Noteholders are entitled other than Basis Risk Shortfalls and Net WAC Shortfalls. The rating process addresses structural and legal aspects associated with the Notes, including the nature of the underlying mortgage loans. The ratings assigned to mortgage-backed notes do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which the rate and timing principal prepayments will differ from that originally anticipated. The ratings do not address the possibility that Noteholders might suffer a lower than anticipated yield due to non-credit events.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Notes are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Notes.

The Depositor has not requested that any rating agency rate any class of Notes other than as stated above. However, there can be no assurance as to whether any other rating agency will rate any class of the Notes, or, if it does, what rating would be assigned by any other rating agency. A rating on any class of Notes by another rating agency, if assigned at all, may be lower than the ratings assigned to the Notes as stated above.

The rating agencies have stated that it is their standard policy to monitor ratings on publicly offered securities for which a rating has been provided, as to each rating agency rating each class of offered Notes in accordance with the rating agencies’ particular surveillance policies, unless the issuing requests a rating without surveillance. A rating agency will monitor the rating it issues on an ongoing basis and may update the rating after conducting its regular review of the issuing entity’s creditworthiness or after conducting a review of the status of the rating upon becoming aware of any information that might reasonably be expected to result in a change of rating. The Depositor has not requested that any rating agency not monitor their ratings of the offered Notes, and the Depositor has not requested that any rating agency use any monitoring procedures other than their standard monitoring procedures.

AVAILABLE INFORMATION

The Depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the Public Reference Room maintained by the Commission at 100 F Street, NE, Washington, DC 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 100 F Street, NE, Washington, DC 20549, at prescribed rates, and electronically through the Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Commission’s Website (http://www.sec.gov). Information about the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at (800) SEC-0330. Exchange Act reports as to any series filed with the Commission will be filed under the issuing entity’s name. The Depositor does not intend to send any financial reports to Noteholders.

The Issuing Entity’s annual reports on Form 10-K (including reports of assessment of compliance with the AB Servicing Criteria, attestation reports, and statements of compliance, discussed in “Description of the Notes — Reports to Noteholders” and “The RMBS Master Servicing Agreement and RMBS Servicing Agreement—Evidence as to Compliance” in this free writing prospectus, required to be filed under Regulation AB), periodic distribution reports on Form 10-D, certain current reports on Form 8-K and amendments to those reports filed by the Securities Administrator, together with such other reports to Noteholders or information about the securities as shall have been prepared and filed by the Securities Administrator with the Commission will be posted on the Securities Administrator’s internet web site as soon as reasonably practicable after it has been electronically filed with, or furnished to, the Commission. The address of the website is: www.ctslink.com. Periodic reports will continue to be filed on Form 8-K after January 1, 2006.

This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the depositor has filed with the Commission under the Securities Act and to which reference is hereby made.

REPORTS TO NOTEHOLDERS

The Securities Administrator will prepare on a monthly basis a statement containing, among other things, information relating to principal and interest distributions on the Notes and the status of the Mortgage Loan Pool, in accordance with Item 1121 of Regulation AB (17 CFR 229.1121) as described under “Description of the Notes — Reports to Noteholders” in this free writing prospectus. In addition, the RMBS Master Servicer, the RMBS Servicer and the HELOC Servicer will furnish to the Depositor, the Trustee or the Master Servicer, as applicable, the compliance statements and attestation reports in accordance with Item 1122 and Item 1123 of Regulation AB (17 CFR 229.1122 and 229.1123) detailed under “The Master Servicing Agreement and Servicing Agreement—Evidence as to Compliance” in this free writing prospectus. Copies of these statements and reports will be filed with the SEC through its EDGAR system located at “http://www.sec.gov” under the name of the Issuing Entity for so long as the Issuing Entity is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended.

The Securities Administrator will make the monthly statement described above available each month to Noteholders, the Credit Enhancer and the other parties to the Indenture via the Securities Administrator’s Internet website. The Securities Administrator will also make the periodic reports described in the prospectus under “Additional Information” relating to the Issuing Entity prepared and filed by the Securities Administrator available through its website on the same date they are filed with the SEC. The Securities Administrator’s Internet website will initially be located at “www.ctslink.com.” Assistance in using the website can be obtained by calling the Securities Administrator’s customer service desk at (301) 815-6600. Parties that are unable to use the website are entitled to have a paper copy mailed to them at no charge via first class mail by calling the customer service desk.

LEGAL INVESTMENT

The Class I-A, Class II-A, Class III-A, Class I-M-1, Class I-M-2, Class I-M-3, Class II-M-1, Class II-M-2, Class III-M-1 and Class III-M-2 Notes will constitute “mortgage related securities” for purposes of SMMEA for so long as they are rated not lower than the second highest rating category by the Rating Agency and, as such, will be legal investments for entities to the extent provided in SMMEA. SMMEA, however, provides for state limitation on the authority of these entities to invest in “mortgage related securities” provided that restrictive legislation by the state was enacted prior to October 3, 1991. Some states have enacted legislation which overrides the preemption provisions of SMMEA. The Class I-M-4, Class I-M-5, Class I-M-6, Class IV-A, Class IV-M-1, Class IV-M-2, Class IV-M-3, Class IV-M-4, Class IV-M-5, Class IV-M-6 and Class V-A Notes will not constitute “mortgage related securities” for purposes of SMMEA.

The Depositor makes no representations as to the proper characterization of any class of Notes for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Notes under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Notes. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their legal advisors in determining whether and to what extent any class of Notes constitutes a legal investment or is subject to investment, capital or other restrictions.

See “Legal Investment” in the prospectus.

ERISA CONSIDERATIONS

ERISA and Section 4975 of the Code impose certain requirements on Plans and on persons who are fiduciaries with respect to such Plans. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Notes would be required to determine whether such an investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. The DOL (as defined in the prospectus) has promulgated the DOL Regulations defining the term “Plan Assets” for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Under the DOL Regulations, generally, when a Plan acquires an “equity interest” in another entity (such as the Trust), the underlying assets of that entity may be considered to be Plan Assets. The DOL Regulations provide that the term “equity interest” means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no “substantial equity features.”

The Offered Notes

As of the date hereof, it is anticipated that the ratings of the Offered Notes and the traditional debt features of the Offered Notes should cause the Offered Notes to be treated as debt with no “substantial equity features” under the DOL Regulations. There can be no assurance given, however, that the Offered Notes are or will be treated as debt and not “equity interests” under the DOL Regulations. Moreover, the debt treatment of the Offered Notes for ERISA purposes could change subsequent to their issuance; that is, they could be treated as equity interests, if, for example, the ratings of the Offered Notes change. If the Offered Notes were to be treated as equity interests, the mortgage loans and other assets of the Trust may be considered to be Plan Assets. Because of the factual nature of certain of the above-described provisions of ERISA, the Code and the DOL Regulations, Plans or persons investing Plan Assets should carefully consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

In addition, ERISA and the Code prohibit certain transactions involving the assets of a Plan and Parties in Interest (as defined in the prospectus) who have certain specified relationships to the Plan. Accordingly, even if the Offered Notes are treated as indebtedness under the DOL Regulations, prior to making an investment in the Offered Notes, investing Plans should determine whether the Issuing Entity, the Sponsor, the Depositor, the Underwriters, the Owner Trustee, the Indenture Trustee, the RMBS Master Servicer, the RMBS Servicer, the HELOC Servicer, the HELOC Back-Up Servicer, the Securities Administrator any other servicer, any administrator, any provider of credit support, including the Cap Counterparty, Swap Provider, the owner of the Trust Certificate, which could be transferred subsequent to the purchase of an Offered Note by a Plan, or any of their affiliates is a Party in Interest with respect to such Plan and, if so, whether such transaction is subject to one or more statutory, regulatory or administrative exemptions. Additionally, an investment of the assets of a Plan in certain securities may cause the assets of the Issuing Entity of those securities to be deemed “Plan Assets” of such Plan, and any person with certain specified relationships to such Issuing Entity to be deemed a Party in Interest with respect to the investing Plan.

By acquiring an Offered Note, each purchaser will be deemed to represent that either (1) it is not acquiring the Offered Note with the assets of a Plan; or (2) (A) the acquisition, holding and transfer of the Offered Note will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (B) the Offered Notes are rated investment grade or better and such person believes that the Offered Notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the Offered Notes. Alternatively, regardless of the rating of the Offered Notes, such person may provide the Securities Administrator and the Owner Trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the Issuing Entity, the Sponsor, the Depositor, the Underwriters, the Owner Trustee, the Indenture Trustee, the RMBS Master Servicer, the RMBS Servicer, the Securities Administrator or any successor servicer which opines that the acquisition, holding and transfer of such Offered Note or interest therein is permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Issuing Entity, the Sponsor, the Depositor, the Underwriters, the Owner Trustee, the Indenture Trustee, the RMBS Master Servicer, the RMBS Servicer, the HELOC Servicer, the HELOC Back-Up Servicer, the Securities Administrator or any successor servicer to any obligation in addition to those undertaken in the Indenture.

Any Plan fiduciary which proposes to cause a Plan to acquire any of the Offered Notes should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of such Offered Notes.

GLOSSARY

Accrual Period— With respect to any Payment Date and the Notes, other than the Class II-A-2, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class III-M-1, Class III-M-2, Class III-M-3, Class III-M-4 and Class III-M-5 Notes the period from the preceding Payment Date (or in the case of the first Payment Date, from the Closing Date) to and including the day preceding such Payment Date. With respect to any Payment Date and the Class II-A-2, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class III-M-1, Class III-M-2, Class III-M-3, Class III-M-4 and Class III-M-5 Notes, the prior calendar month. Accrued Note Interest for the Notes, other than the Class II-A-2, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class III-M-1, Class III-M-2, Class III-M-3, Class III-M-4 and Class III-M-5 Notes, shall be calculated on the basis of the actual number of days in the Accrual Period and a 360-day year. Accrued Note Interest on the Class II-A-2, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class III-M-1, Class III-M-2, Class III-M-3, Class III-M-4 and Class III-M-5 Notes shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Accrued Note Interest— For any Payment Date and each class of Notes, interest accrued during the related Accrual Period at the then-applicable Note Interest Rate on the related Note Principal Balance thereof immediately prior to such Payment Date, plus any Accrued Note Interest remaining unpaid from any prior Payment Date with interest thereon at the related Note Interest Rate.

Additional Negative Amortization Principal Amount — For any Payment Date, the excess, if any, of (x) the Negative Amortization Amount over (y) the Principal Remittance Amount for the Group I Loans (without regard to the last sentence of the definition thereof).

Adjustment Fraction — For any Payment Date with respect to the Class I-A Notes and Class I-M Notes, a fraction, (x) the numerator of which is the aggregate Stated Principal Balance of the Group I Loans at the beginning of the related Due Period, and (y) the denominator of which is the aggregate Note Principal Balance of the Class I-A Notes and Class I-M Notes immediately prior to that Payment Date.

For any Payment Date with respect to the Class II-A Notes and Class II-M Notes, a fraction, (x) the numerator of which is the aggregate Stated Principal Balance of the Group II Loans at the beginning of the related Due Period, and (y) the denominator of which is the aggregate Note Principal Balance of the Class II-A Notes and Class II-M Notes immediately prior to that Payment Date.

For any Payment Date with respect to the Class III-A Notes and Class III-M Notes, a fraction, (x) the numerator of which is the aggregate Stated Principal Balance of the Group III Loans at the beginning of the related Due Period, and (y) the denominator of which is the aggregate Note Principal Balance of the Class III-A Notes and Class III-M Notes immediately prior to that Payment Date.

Agreements— The RMBS Servicing Agreement, the HELOC Servicing Agreement, the HELOC Back-Up Servicing Agreement, the RMBS Master Servicing Agreement, the Indenture, the Trust Agreement, the Mortgage Loan Purchase Agreement, the Cap Contract, the Swap Agreement and the Insurance Policy.

AHMIC— American Home Mortgage Investment Corp.

Allocated Realized Loss Amount— With respect to any class of the Class I-A-4, Class I-M, Class II-M, Class III-M, Class IV-A and Class IV-M Notes and any Payment Date, an amount equal to the sum of any Realized Loss allocated to that class of Notes on that Payment Date and any Allocated Realized Loss Amount for that class remaining unpaid from the previous Payment Dates, in each case, with interest thereon at the applicable Note Interest Rate for such Payment Date for such class for the related Accrual Period.

American Home — American Home Mortgage Investment Corp., together with its direct or indirect wholly-owned subsidiaries.

Available Funds— For any Payment Date and with respect to Loan Group I, Loan Group II-1, Loan Group II-2, Loan Group III and Loan Group IV, an amount equal to the amount received by the Securities Administrator and available in the Payment Account on that Payment Date in respect of such loan groups that generally includes: (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds) and all previously undistributed payments on account of interest (including the interest portion of any Net Liquidation Proceeds) received after the Cut-off Date and on or prior to the related Determination Date from the related loan group; (2) any Monthly Advances and Compensating Interest Payments on the related loan group made by the RMBS Master Servicer or RMBS Servicer for such Payment Date; (3) any amounts reimbursed by the RMBS Master Servicer in connection with losses on certain eligible investments in the Payment Account; and (4) with respect to Loan Group I, any prepayment charges with respect to the related mortgage loans; and net of (5) fees payable to, and amounts reimburseable to the RMBS Master Servicer, the RMBS Servicer, the HELOC Servicer, the Securities Administrator, the LPMI Insurer, the Indenture Trustee and the Custodian allocable to the related loan group. Investment earnings on amounts on deposit in the Payment Account are not part of Available Funds.

Available Funds Rate - Any of the Group I, Group II-1, Group II-2, Group III, Group IV and Group V Available Funds Rate.

Bankruptcy Loss— Any loss resulting from a bankruptcy court, in connection with a personal bankruptcy of a mortgagor, (1) establishing the value of a mortgaged property at an amount less than the Outstanding Principal Balance of the mortgage loan secured by such mortgaged property or (2) reducing the amount of the Monthly Payment on the related mortgage loan.

Basic Principal Distribution Amount— With respect to any Payment Date and Loan Group I, the lesser of (a) the excess of (i) the related Available Funds for such Payment Date over (ii) the aggregate amount of Accrued Note Interest for the Class I-A Notes and Class I-M Notes for such Payment Date and (b) the related Principal Remittance Amount for the Group I Loans for such Payment Date. With respect to any Payment Date and Loan Group II, the lesser of (a) the excess of (i) the related Available Funds for such Payment Date over (ii) the aggregate amount of Accrued Note Interest for the Class II-A Notes and Class II-M Notes for such Payment Date and (b) the related Principal Remittance Amount for the Group II Loans for such Payment Date. With respect to any Payment Date and Loan Group III, the lesser of (a) the excess of (i) the related Available Funds for such Payment Date over (ii) the aggregate amount of Accrued Note Interest for the Class III-A Notes and Class III-M Notes for such Payment Date and (b) the related Principal Remittance Amount for the Group III Loans for such Payment Date. With respect to any Payment Date and Loan Group IV, the lesser of (a) the excess of (i) the related Available Funds for such Payment Date over (ii) the aggregate amount of Accrued Note Interest for the Class IV-A Notes and Class IV-M Notes for such Payment Date and (b) the related Principal Remittance Amount for the Group IV Loans for such Payment Date. With respect to any Payment Date and Loan Group V, the lesser of (a) the excess of (i) the related Available Funds for such Payment Date over (ii) the aggregate amount of Accrued Note Interest for the Class V-A Notes for such Payment Date and (b) the related Principal Remittance Amount for the Group V HELOCs for such Payment Date.

Basis Risk Shortfall— With respect to any class of Notes, on each Payment Date where clause (ii) of the definition of “Note Interest Rate” is less than clause (i) of the definition of “Note Interest Rate,” the excess, if any, of (x) the aggregate Accrued Note Interest thereon for such Payment Date calculated pursuant to clause (i) of the definition of Note Interest Rate over (y) Accrued Note Interest thereon for such Payment Date calculated at the related Available Funds Rate.

Basis Risk Shortfall Carryforward Amount — With respect to each class of Group I, Group II and Group III Notes, and any Payment Date, as determined separately for each such class of Notes, an amount equal to the aggregate amount of Basis Risk Shortfall for such Notes on such Payment Date, plus any unpaid Basis Risk Shortfall for such class of Notes from prior Payment Dates, plus interest thereon at the related Note Interest Rate for such payment date, to the extent previously unreimbursed by the related Net Monthly Excess Cashflow or the related Cap Contracts.

Book-entry Notes— Each class of Notes issued, maintained and transferred at the DTC, Clearstream, Luxembourg or the Euroclear System.

Cap Contracts— The interest rate Cap Contracts between the Owner Trustee on behalf of the trust and the Cap Counterparty primarily for the benefit of the Class II-A-1, Class II-M and Class III-A-1 Notes.

Cap Counterparty — [______].

Cap Counterparty Termination Event — As provided in the related Cap Contract, any default with respect to the Cap Counterparty with respect to the related Cap Contract where the related Cap Counterparty is terminated and is not replaced by a new cap counterparty or the related Cap Counterparty is unable to make payments.

Charged-Off HELOC: A HELOC with a balance that has been written down on the HELOC Servicer’s servicing system in accordance with its policies and procedures and any HELOC that is more than 180 days past due.

Class I-A Notes— The Class I-A-1, Class I-A-2, Class I-A-3 and Class I-A-4 Notes.

Class I-A Principal Distribution Amount— For any applicable Payment Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Payment Date, an amount equal to the lesser of (A) the related aggregate Principal Distribution Amount for such Payment Date and (B) the excess (if any) of (x) the aggregate Note Principal Balance of the Class I-A Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the Payment Date in July 2012 approximately 84.125% and (ii) on or after the Payment Date in July 2012 approximately 87.30% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.50% of the Group I Cut-off Date Balance and any related Additional Negative Amortization Principal Amount.

Class I-M Notes— The Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5 and Class I-M-6 Notes.

Class I-M-1 Principal Distribution Amount— For any applicable Payment Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class I-A Notes (after taking into account the distribution of the Class I-A Principal Distribution Amount on such Payment Date) and (ii) the Note Principal Balance of the Class I-M-1 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the Payment Date in July 2012 approximately 91.40% and (ii) on or after the Payment Date in July 2012 approximately 89.25% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.50% of the Group I Cut-off Date Balance and any related Additional Negative Amortization Principal Amount.

Class I-M-2 Principal Distribution Amount— For any applicable Payment Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class I-A Notes and Class I-M-1 Notes (after taking into account the distribution of the Class I-A Principal Distribution Amount and Class I-M-1 Principal Distribution Amount on such Payment Date) and (ii) the Note Principal Balance of the Class I-M-2 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the Payment Date in July 2012 approximately 94.40% and (ii) on or after the Payment Date in July 2012 approximately 93.00% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.50% of the Group I Cut-off Date Balance and any related Additional Negative Amortization Principal Amount.

Class I-M-3 Principal Distribution Amount— For any applicable Payment Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class I-A, Class I-M-1 and Class I-M-2 Notes (after taking into account the distribution of Class I-A, Class I-M-1 and Class I-M-2 Principal Distribution Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class I-M-3 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the Payment Date in July 2012 approximately 95.70% and (ii) on or after the Payment Date in July 2012 approximately 94.625% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.50% of the Group I Cut-off Date Balance and any related Additional Negative Amortization Principal Amount.

Class I-M-4 Principal Distribution Amount— For any applicable Payment Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class I-A, Class I-M-1, Class I-M-2 and Class I-M-3 Notes (after taking into account the distribution of the Class I-A, Class I-M-1, Class I-M-2 and Class I-M-3 Principal Distribution Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class I-M-4 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the Payment Date in July 2012 approximately [_____]% and (ii) on or after the Payment Date in July 2012 approximately [_____]% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.50% of the Group I Cut-off Date Balance and any related Additional Negative Amortization Principal Amount.

Class I-M-5 Principal Distribution Amount— For any applicable Payment Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3 and Class I-M-4 Notes (after taking into account the distribution of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3 and Class I-M-4 Principal Distribution Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class I-M-5 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the Payment Date in July 2012 approximately [_____]% and (ii) on or after the Payment Date in July 2012 approximately [_____]% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.50% of the Group I Cut-off Date Balance and any related Additional Negative Amortization Principal Amount.

Class I-M-6 Principal Distribution Amount— For any applicable Payment Date on or after the related Stepdown Date as long as a related Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess (if any) of (x) the sum of (i) the aggregate Note Principal Balance of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4 Notes and Class I-M-5 Notes (after taking into account the distribution of the Class I-A, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4 and Class I-M-5 Principal Distribution Amounts on such Payment Date) and (ii) the Note Principal Balance of the Class I-M-6 Notes immediately prior to such Payment Date over (y) the lesser of (a) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) multiplied by (i) prior to the Payment Date in July 2012 approximately [_____]% and (ii) on or after the Payment Date in July 2012 approximately [_____]% and (b) the amount, if any, by which (i) the aggregate Stated Principal Balance of the Group I Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, and after reduction for Realized Losses incurred during the related Prepayment Period) exceeds (ii) 0.50% of the Group I Cut-off Date Balance and any related Additional Negative Amortization Principal Amount.

Class II-A Notes— The Class II-A-1 Notes and Class II-A-2 Notes.

Class II-A Principal Allocation Fraction—  For any payment date (i) the Class II-A-1 Notes and (ii) the Class II-A-2 Notes, as determined separately, a fraction, (x) the numerator of which is the Principal Remittance Amount with respect to the mortgage loans in the related Loan Group to be distributed on that Payment Date, and (y) the denominator of which is the Principal Remittance Amount for all of the Group II Loans to be distributed on that Payment Date.

Class II-A-1 Notes— The Class II-A-1A, Class II-A-1B and Class II-A-1C Notes.

Class II-M Notes— The Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4 and Class II-M-5 Notes.

Class III-A-5 Percentage— For any Payment Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing (x) the Note Principal Balance of the Class III-A-5 Notes immediately prior to such Payment Date by (y) the aggregate Note Principal Balance of the Class III-A Notes immediately prior to such Payment Date.

Class III-A-5 Priority Amount— For any Payment Date, the lesser of (i) the Note Principal Balance of the Class III-A-5 Notes immediately prior to such Payment Date and (ii) the product of (x)(A) with respect to any Payment Date prior to the Group III Stepdown Date or for which a Group III Trigger Event is in effect, the Group III Principal Distribution Amount payable to the holders of the Class III-A Notes on that Payment Date, or (B) with respect to any payment date on or after the Stepdown Date and for which Trigger Event is not in effect, the Class A Principal Distribution Amount payable to the holders of the Class III-A Notes on that Payment Date, (y) the Class III-A-5 Percentage and (z) the Class III-A-5 Shift Percentage.

Class III-A-5 Shift Percentage— For any Payment Date occurring prior to the 37th Payment Date, 0%; for the 37th through 60th Payment Dates, 45%; for the 61st through 72nd Payment Dates, 80%; for the 73rd through 84th Payment Dates, 100%; and thereafter, 300%.

Class M Notes — The Class I-M, Class II-M, Class III-M and Class IV-M Notes.

Closing Date — June 30, 2006.

Collection Account— The account or accounts created and maintained by the HELOC Servicer pursuant to the HELOC Servicing Agreement. The Collection Account shall be an Eligible Account.

Compensating Interest— Any payments made by the Master Servicer or the Servicer pursuant to the Master Servicing Agreement and Servicing Agreement, as applicable, to cover Prepayment Interest Shortfalls.

CPR — A constant rate of prepayment on the mortgage loans.

Credit Enhancement Percentage— With respect to the Class I-A Notes and any Payment Date, the percentage equivalent of a fraction, the numerator of which is (a) the sum of the aggregate Note Principal Balance of the Class I-M Notes and the related Overcollateralized Amount and the denominator of which is (b) the aggregate Stated Principal Balance of the related mortgage loans at the end of the related Due Period. With respect to the Class II-A Notes and any Payment Date, the percentage equivalent of a fraction, the numerator of which is (a) the sum of the aggregate Note Principal Balance of the Class II-M Notes and the denominator of which is (b) the aggregate Stated Principal Balance of the related mortgage loans at the end of the related Due Period. With respect to the Class III-A Notes and any Payment Date, the percentage equivalent of a fraction, the numerator of which is (a) the sum of the aggregate Note Principal Balance of the Class III-M Notes and the related Overcollateralized Amount and the denominator of which is (b) the aggregate Stated Principal Balance of the related mortgage loans at the end of the related Due Period. With respect to the Class IV-A Notes and any Payment Date, the percentage equivalent of a fraction, the numerator of which is (a) the sum of the aggregate Note Principal Balance of the Class IV-M Notes and the denominator of which is (b) the aggregate Stated Principal Balance of the related mortgage loans at the end of the related Due Period.

Cut-off Date— With respect to the mortgage loans, June 1, 2006 and with respect to the HELOCs, June 20, 2006.

Debt Service Reduction— With respect to any mortgage loan, a reduction in the scheduled monthly payment for such mortgage loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

Deficient Valuation — With respect to any mortgage loan, a valuation by a court of competent jurisdiction of the related mortgaged property in an amount less than the then outstanding indebtedness under the mortgage loan, or any reduction in the amount of principal to be paid in connection with any scheduled monthly payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

Delinquency Rate— For any month, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all mortgage loans 60 or more days delinquent (including all foreclosures, mortgage loans subject to bankruptcy proceedings and REO properties) as of the close of business on the last day of such month, and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans as of the close of business on the last day of such month, or Due Period, as applicable.

Depositor — American Home Mortgage Securities LLC.

Determination Date— With respect to any Payment Date, the 18th day of the related month or, if such day is not a business day, the immediately preceding business day.

Disregarded Entity - Any entity that is wholly owed by a real estate investment trust and that, for federal income tax purposes, is disregarded as an entity separate from such real estate investment trust, including any qualified REIT subsidiary, within the meaning of Section 856(i) of the Code.

DOL Regulations—The Regulations provided under 29 C.F.R. Section 2510.3-101.

Draw— With respect to any HELOC, an additional borrowing by the related mortgagor subsequent to the Cut-off Date in accordance with the related mortgage note.

Draw Period— With respect to any HELOC, the period during which the related mortgagor is permitted to make Draws.

Due Date— With respect to each mortgage loan or HELOC, the date in each month on which its Monthly Payment is due, exclusive of any days of grace.

Due Period— With respect to any Payment Date and the mortgage loans, the period commencing on the second day of the month immediately preceding the month in which such Payment Date occurs and ending on the first day of the month in which such Payment Date occurs. With respect to any Payment Date and the Group V HELOCs, the period commencing on the 11th of the month immediately preceding the month in which such Payment Date occurs and ending on the 10th day of the month in which such Payment Date occurs, or, in the case of the first Due Period, the period commencing on June 20, 2006 and ending on July 10, 2006.

Eligible Account — Either (i) an account maintained with a federal or state chartered depository institution or trust company having corporate trust powers, the short term deposit or debt obligations of which (or of such institution’s parent holding company) are rated at least A-1 by S&P at the time of any deposit therein and the long term deposit or debt obligations of which (or of such institution’s parent holding company) are rated in one of the three highest long term rating categories of S&P at the time of deposit therein or (ii) an account maintained with the corporate trust department of a federal depository institution or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the U.S. Code of Federal Regulations Section 9.10(b), which, in either case, has corporate trust powers and is acting in its fiduciary capacity. Eligible Accounts may be with the Indenture Trustee (provided that it otherwise meets the requirements of the foregoing definition) and may bear interest.

The Eligible Account shall be separate and identifiable, segregated from all other accounts maintained with the holding institution. Each account with respect to the HELOCs shall be established and maintained in the name of HELOC Servicer for the benefit of the Class V-A Noteholders. Such Eligible Account shall not be evidenced by a certificate of deposit, a passbook, or other instrument.

Equity Securities - The Trust Certificate, the Class P Certificates and each Class of Restricted Notes and.

Event of Default— Any one of the following: (a) the failure by the Issuing Entity to pay Accrued Note Interest on any Class of Notes with respect to a Payment Date on such Payment Date; (b) a default by the Issuing Entity in the observance of certain negative covenants in the Indenture; (c) a default by the Issuing Entity in the observance of any other covenant of the Indenture, and the continuation of any such default for a period of thirty days after notice to the Issuing Entity and the Credit Enhancer by the Indenture Trustee or by the Holders of at least 25% of the aggregate Note Principal Balance of the Notes, as applicable; (d) any representation or warranty made by the Issuing Entity in the Indenture or in any Note or other writing delivered pursuant thereto having been incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty is incorrect not having been cured within thirty days after notice thereof is given to the Issuing Entity and the Credit Enhancer by the Indenture Trustee or by the Holders of at least 25% of the aggregate Note Principal Balance of the Notes, as applicable; (e) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuing Entity; (f) the failure by the Issuing Entity on the final scheduled Payment Date to pay all Accrued Note Interest, all remaining Basis Risk Shortfall Carryforward Amounts, Net WAC Shortfall Carryforward Amounts and to reduce the Note Principal Balances of all of the Notes to zero or (g) the Trust becomes subject to taxation as a corporation.

Floating Allocation Percentage — For any Payment Date, the percentage equivalent of a fraction with a numerator of the Invested Amount at the end of the previous Due Period (in the case of the first Payment Date, the Invested Amount as of the Closing Date) and a denominator equal to the Group V Pool Balance, at the end of the previous Due Period (in the case of the first Payment Date, the Group V Cut-off Date Balance), provided such percentage shall not be greater than 100%.

Group I Available Funds Rate - On any Payment Date and any class of Class I-A Notes and Class I-M Notes, the per annum rate equal to the product of (a) the weighted average of the Net Mortgage Rates of the mortgage loans in Loan Group I, included in the trust as of the end of the prior Due Period, weighted on the basis of the Stated Principal Balances of the such mortgage loans as of the end of the prior Due Period, times (b) a fraction equal to (x) 30 divided by (y) the number of days in the related Accrual Period and (c) the related Adjustment Fraction. In addition, the Group I Available Funds Rate will be reduced by (i) the Additional Negative Amortization Principal Amount, expressed as a percentage of the aggregate Note Principal Balance of the respective class of Class I-A Notes and Class I-M Notes, as applicable.

Group I Cut-off Date Balance— The aggregate Stated Principal Balance of the Group I Loans as of the Cut-off Date.

Group II Cut-off Date Balance— The sum of the Group II-1 Cut-off Date Balance and the Group II-2 Cut-off Date Balance.

Group II Note Group— The Group II-1 Senior Notes or Group II-2 Senior Notes, as applicable.

Group II Subordinate Available Funds Rate - On any Payment Date and any class of Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4 or Class II-M-5 Notes, the per annum rate equal to the weighted average of the Net Mortgage Rates on the mortgage loans in Loan Group II-1 and Loan Group II-2 included in the trust as of the end of the prior Due Period, weighted on the basis of the Note Principal Balances thereof as of the end of the prior Due period, weighted in proportion to the results of subtracting from the aggregate principal balance of the mortgage loans of Loan Group II-1 and Loan Group II-2, the aggregate Note Principal Balance of the related Group II Senior Notes, adjusted, in the case of the Class II-M-2, Class II-M-3, Class II-M-4 and Class II-M-5 Notes only, to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year.

Group II Subordinate Notes— The Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4 and Class II-M-5 Notes.

Group II-1 Available Funds Rate - On any Payment Date and any class of Class II-A-1A, Class II-A-1B and Class II-A-1C Notes, the per annum rate equal to the weighted average of the Net Mortgage Rates on the mortgage loans in Loan Group II-1 included in the trust as of the end of the prior Due Period, weighted on the basis of the Stated Principal Balances of the Group II-1 Loans as of the end of the prior Due Period.

Group II-1 Cut-off Date Balance— The aggregate Stated Principal Balance of the Group II-1 Loans as of the Cut-off Date.

Group II-2 Cut-off Date Balance— The aggregate Stated Principal Balance of the Group II-2 Loans as of the Cut-off Date.

Group II-2 Senior Notes— The Class II-A-2 Notes.

Group III Available Funds Rate - On any Payment Date and any class of Class III-A-1 Notes and Class III-M Notes, the per annum rate equal to the product of (a) the weighted average of the Net Mortgage Rates of the mortgage loans in Loan Group III, included in the trust as of the end of the prior Due Period, weighted on the basis of the Stated Principal Balances of the such mortgage loans as of the end of the prior Due Period, times (b) with respect to the Class III-A-1 Notes only, a fraction equal to (x) 30 divided by (y) the number of days in the related Accrual Period and (c) the related Adjustment Fraction.

Group III Cut-off Date Balance— The aggregate Stated Principal Balance of the Group III Loans as of the Cut-off Date.

Group IV Available Funds Rate - On any Payment Date and any class of Class IV-M-1, Class IV-M-2, Class IV-M-3, Class IV-M-4, Class IV-M-5 and Class IV-M-6 Notes, the per annum rate equal to the product of (a) the weighted average of the Net Mortgage Rates of the mortgage loans in Loan Group IV, included in the trust as of the end of the prior Due Period, weighted on the basis of the Stated Principal Balances of the such mortgage loans as of the end of the prior Due Period, times (b) with respect to the Class IV-M-1, Class IV-M-2, Class IV-M-3, Class IV-M-4, Class IV-M-5 and Class IV-M-6 Notes only, a fraction equal to (x) 30 divided by (y) the number of days in the related Accrual Period and (c) the related Adjustment Fraction, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) any Net Swap Payment payable to the Swap Provider with respect to such Payment Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap Provider for such Payment Date (other than a Swap Termination Payment due to a Swap Provider Trigger Event) and (y) the Available Funds for Loan Group IV for such Payment Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group IV as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period)

Group IV Cut-off Date Balance— The aggregate Stated Principal Balance of the Group IV Loans as of the Cut-off Date.

Group V Available Funds Rate - For any Payment Date and any class of Class V-A Notes, the per annum rate equal to the product of (a) the weighted average of the Net Mortgage Rates of the mortgage loans in Loan Group V included in the trust as of the end of the prior Due Period, weighted on the basis of the Stated Principal Balances of the such mortgage loans as of the end of the prior Due Period, minus (i) the HELOC servicing fee rate, (ii) the rate at which the Securities Administrator's fees are calculated and (iii) the per annum premium to the Credit Enhancer with respect to the Policy.

Group V Cut-off Date Balance— The aggregate Stated Principal Balance of the Group V HELOCs as of the Cut-off Date.

Group V Excess Spread Percentage— With respect to any payment date, the percentage equivalent of a fraction, (A) the numerator of which is the product of (i) the excess of (x) the Investor Interest Collections on the Group V HELOCs for that payment date over (y) the sum of the Accrued Note Interest on the Group V HELOCs, the premium due to the Credit Enhancer under the Policy, any Investor Charge-Off Amounts, any reimbursement amounts and other amounts payable to the Credit Enhancer pursuant to the Insurance Agreement, and the related servicing fee for such payment date and (ii) twelve (12), and (B) the denominator of which is the aggregate Stated Principal Balance of the Group V HELOCs as of the beginning of the related Due Period.

HELOC Back-Up Servicer - GMAC Mortgage Corporation or its successor in interest.

HELOC Back-Up Servicing Agreement — The HELOC Back-Up Servicing Agreement dated as of June 30, 2006, among the HELOC Back-Up Servicer, Indenture Trustee and Issuing Entity.

HELOC Back-Up Servicing Fee— With respect to each HELOC and any payment date, the fee payable monthly to the HELOC Back-Up Servicer pursuant to the HELOC Back-Up Servicing Agreement in respect of back-up servicing compensation that accrues at an annual rate equal to the HELOC Back-Up Servicing Fee Rate multiplied by the Stated Principal Balance of such HELOC as of the first day of the related Due Period.

HELOC Servicer - American Home Mortgage Acceptance, Inc., or its successor in interest.

HELOC Servicer Termination Event— A removal of the HELOC Servicer by the Credit Enhancer for “cause.” Cause shall mean any material breach of any obligation, covenant, or trigger under the transaction documents subject to cure provisions relating to such breach as agreed to by the parties. In particular, HELOC Servicer Termination Events with respect to the HELOC Servicer shall include:

(a)  The occurrence of a draw on the Policy greater than or equal to 1.50% of the original balance of the group V-A HELOCS;

(b)  Cumulative Charge-Off Amounts, as a percentage of the HELOC pool balance as of the Closing Date, exceed the following:

Months	Percentage
0 - 12	1.00%
13 - 24	2.00%
25 - 36	3.00%
37 - 48	4.00%
49+	5.00%

(c)  AHMC fails to have a tangible net worth of at least $530 million as described in the Agreements.

HELOC Servicing Agreement — The Servicing Agreement, dated as of June 30, 2006, among the HELOC Servicer, HELOC Back-Up Servicer, the related Seller, Indenture Trustee and Issuing Entity.

HELOC Servicing Fee - With respect to each HELOC and any payment date, the fee payable monthly to the HELOC Servicer in respect of servicing compensation that accrues at an annual rate equal to the HELOC Servicing Fee Rate multiplied by the Stated Principal Balance of such HELOC as of the first day of the related Due Period.

HELOC Servicing Fee Rate - With respect to each HELOC, 0.50% per annum.

Indenture — The Indenture dated as of June 30, 2006, between the Issuing Entity, the Securities Administrator and the Indenture Trustee.

Indenture Trustee— Deutsche Bank Trust Company Americas, and its successors and assigns or any successor indenture trustee appointed pursuant to the terms of the Indenture.

Insurance Agreement — The Insurance Agreement dated as of June 30, 2006 among the [Securities Administrator], Indenture Trustee, the Seller, the Issuing Entity, American Home Mortgage Investment Corp., the HELOC Servicer, the Depositor, the Owner Trustee and the Credit Enhancer, including any amendments and supplements thereto in accordance with the terms thereof.

Insurance Proceeds— Amounts paid by an insurer under any primary mortgage insurance policy, standard hazard insurance policy, flood insurance policy or title insurance policy covering any mortgage loan or mortgaged property other than amounts required to be paid over to the mortgagor pursuant to law or the related mortgage note and other than amounts used to repair or restore the mortgaged property or to reimburse certain expenses.

Interest Determination Date— With respect each class of LIBOR Notes (i) the first Accrual Period, the second LIBOR Business Day preceding the Closing Date, and (ii) with respect to each Accrual Period thereafter, the second LIBOR Business Day preceding the related Payment Date on which such Accrual Period commences.

Invested Amount— For any payment date, the Invested Amount on the Closing Date reduced by (i) the aggregate amount of Investor Principal Distribution Amounts (before taking into account any Overcollateralization Reduction Amount) as of the end of the previous Due Period and on the related Payment Date and (ii) the aggregate of Investor Charge-Off Amounts since the Cut-Off Date, including the Investor Charge-Off Amount for such Payment Date. The Invested Amount on the Closing Date is approximately $57, 910,000.

Investor Charge-Off Amount— For any payment date, the Floating Allocation Percentage of Charge-Off Amounts incurred during the related Due Period.

Investor Interest Collections— For each payment date, an amount equal to the amount received by the Securities Administrator and available in the Payment Account on that payment date in respect of the Group V HELOCs, and consist of interest collected during the related Due Period on the HELOCs and allocated to interest in accordance with the terms of the related Credit Line Agreements, together with the interest portion of any Repurchase Price and substitution adjustment amount paid during the related Due Period, plus delinquent payments of interests and any Net Recoveries on HELOCs that were previously Charged-Off HELOCs, net of fees and reimbursements to the Owner Trustee, Indenture Trustee, Securities Administrator, HELOC Servicer and HELOC Back-Up Servicer.

Investor Principal Distribution Amount— On every payment date from the first payment date through and including the payment date in June 2011, unless a Rapid Amortization Event has occurred is equal to the excess, if any, of all Principal Collections received during the related Due Period over the amount of all additional balances drawn under the HELOCs during the related Due Period; and on every payment date after the payment date in July 2011 or if a Rapid Amortization Event has previously occurred, is equal to all Principal Collections received during the related Due Period. During the Managed Amortization Period, such amount will be reduced by the related Overcollateralization Reduction Amount and increased by the related Overcollateralization Increase Amount.

Issuing Entity — With respect to the Notes, American Home Mortgage Investment Trust 2006-2, a Delaware statutory trust, or its successor in interest.

LIBOR Business Day— A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

LIBOR Note— Any Class I-A, Class I-M, Class II-A-1, Class II-M and Class III-A-1 Notes.

Liquidated Mortgage Loan— Any defaulted mortgage loan as to which the RMBS Servicer has determined that all amounts which it expects to recover from or on account of such mortgage loan have been recovered.

Liquidation Proceeds— Amounts received by the RMBS Servicer in connection with the liquidation of a defaulted mortgage loan whether through trustee’s sale, foreclosure sale, proceeds of insurance policies, condemnation proceeds or otherwise.

Loan Group— Loan Group I, Loan Group II-1, Loan Group II-2, Loan Group III or Loan Group IV, as applicable.

LPMI Insurer— Triad Guaranty Insurance Corporation.

LPMI Insurer Fee — With respect to any payment date and each mortgage loan covered by a lender-paid mortgage insurance policy, the fee payable to the related insurer at a rate equal to 1/12th of the LPMI Insurer Fee Rate multiplied by the Stated Principal Balance of such mortgage loan as of the beginning of the related Due Period.

LPMI Insurer Fee Rate — With respect to each mortgage loan covered by a lender-paid mortgage insurance policy, the per annum rate payable to the related insurer under the related policy.

Managed Amortization Period— Begins on the Cut-off Date and ends on the earliest of the Payment Date in June 2011 or the occurrence of a Rapid Amortization Event.

Maximum Note Interest Rate— With respect to any Payment Date and the Class I-A Notes, [__]% per annum. With respect to any Payment Date and the Class II-A-1A, Class II-A-1B and Class II-A-1C Notes, [__]%. With respect to any Payment Date and the Class I-M Notes, [__]% per annum. With respect to the Class II-M Notes, [__]% per annum. With respect to the Class IV-A Notes and IV-M Notes, [__]% per annum.

Maximum Rate— With respect to payment date and the Class V-A Notes, (a) the weighted average of the maximum loan rates of the Group V HELOCs, weighted on the basis of the related Stated Principal Balance of each Group V HELOC as of the first date of the related Due Period, minus (i) the HELOC Servicing Fee Rate (ii) the rate at which the Securities Administrator’s fees are calculated and (iii) the per annum premium due to the Credit Enhancer under the Policy expressed in dollars divided by aggregate Stated Principal Balance of the Group V HELOCs as of such payment date, for each such loan.

Minimum Monthly Payment— The minimum amount required to be paid by the mortgagor pursuant to the terms of a Group I mortgage note.

Monthly Advance— The aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the mortgage loans and that were delinquent on the related Due Date (other than shortfalls in interest due to the application of the Relief Act or similar state law).

Monthly Payments— For any mortgage loan and any month, the scheduled payment or payments of principal and interest due during such month on such mortgage loan which either is payable by a mortgagor in such month under the related mortgage note, or in the case of any mortgaged property acquired through foreclosure or deed-in-lieu of foreclosure, would otherwise have been payable under the related mortgage note.

Moody's — Moody’s Investors Service, Inc.

Mortgage Loan Purchase Agreement— The mortgage loan purchase agreement relating to American Home Mortgage Investment Trust 2006-2, dated as of June 30, 2006, between American Home Mortgage Acceptance, Inc. and the Depositor.

Negative Amortization Amount— With respect to any Payment Date, the aggregate amount of negative amortization with respect to the Group I Loans for the related Due Period.

Net Liquidation Proceeds— With respect to any Liquidated Mortgage Loan, Liquidation Proceeds and Subsequent Recoveries net of unreimbursed Servicing Advances by the RMBS Servicer, Monthly Advances and Liquidation Expenses.

Net Monthly Excess Cashflow— With respect to Loan Group I and Loan Group II for any Payment Date, the excess of (i) the related Available Funds for such Payment Date over (ii) the sum for such Payment Date of (X) the aggregate amount of Accrued Note Interest and (Y) the aggregate Principal Remittance Amount used to make payments in respect of principal to these Notes. With respect to Loan Group III, for any Payment Date, the excess of (i) the related Available Funds for such Payment Date over (ii) the sum for such Payment Date of (X) the aggregate amount of Accrued Note Interest minus any payments from the Cap Contracts for the related Notes and (Y) the aggregate Principal Remittance Amount used to make payments in respect of principal to these Notes. With respect to Loan Group IV, for any Payment Date, the excess of (i) the related Available Funds for such Payment Date over (ii) the sum for such Payment Date of (X) the aggregate amount of Accrued Note Interest minus any payments from the Swap Agreement for the related Notes and (Y) the aggregate Principal Remittance Amount used to make payments in respect of principal to these Notes.

Net Mortgage Rate— For any mortgage loan or HELOC, the then applicable mortgage rate thereon less (a) with respect to any mortgage loan, the RMBS Servicing Fee, (b) with respect to any HELOC, the premium due to the Credit Enhancer under the Policy, expressed as a per annum rate and (c) in the case of a mortgage loan covered by the LPMI Policy, the related LMPI Insurance Fee Rate.

Net Rate Cap — With respect to any Payment Date and the REMIC Notes and REMIC Certificates, a per annum rate, equal to the weighted average of the Net Mortgage Rates of the related mortgage loans for such Payment Date.

Net WAC Rate— With respect to any Payment Date and for any REMIC, a per annum rate equal to the (i) weighted average of the Net Mortgage Rates of the related mortgage loans as of the first day of the month preceding the month in which such Payment Date occurs minus the Servicing Fee Rate.

Net WAC Shortfall Carryforward Amount — With respect to the Class I-A, Class I-M, Class II-A, Class II-M, Class III-A and Class III-M Notes, for any Payment Date, the sum of (i) if on such Payment Date the note interest rate for the related Notes is based on the related Available Funds Rate, the excess, if any, of (a) the Accrued Note Interest that would have been payable had the note interest rate for the related Notes been calculated at (i) the LIBOR-based rate or (y) a fixed rate, as applicable, over (b) interest calculated at the Available Funds Rate and (ii) any such amounts remaining unpaid from prior Payment Dates with interest thereon at the Note Interest Rate for such Payment Date to the extent previously unreimbursed by related Net Monthly Excess Cashflow, and in the case of the Class II-A, Class II-M and Class III-A-1 Notes, by the related Cap Contract.

With respect to Class IV Notes, for any Payment Date, (i) the excess of (a) the amount of interest such class would have accrued for such Payment Date had the applicable Note Interest Rate not been subject to the related Available Funds Rate, over (b) the amount of interest such class of Notes accrued for such Payment Date based on the Available Funds Rate, together with the undistributed portion of any such amounts from the prior Payment Date and (ii) interest accrued thereon at the then applicable Note Interest Rate, without giving effect to the Available Funds Rate. The Net WAC Shortfall Carryforward Amount will be distributed from certain amounts received by the Indenture Trustee from the Swap Agreement and from the Group IV Net Monthly Excess Cashflow on a subordinated basis on the same Payment Date or in any subsequent period.

Note Group — Any of the group II-1 notes or the group II-2 notes.

Note Interest Rate— With respect to each Payment Date and the Class I-A, Class II-A-1A, Class II-A-1B, Class II-A-1C, Class III-A-1, Class I-M and Class II-M Notes, the least of (a) LIBOR plus the related margin of (b) [___]% per annum, and (c) the related Available Funds Rate. With respect to each Payment Date and the Class II-A-2 Notes, (i) prior to the related Note Rate Change Date, the lesser of (a) [___]% per annum, and (b) the related Available Funds Rate and (ii) on or after the related Note Rate Change Date, the least of (a) Six-Month LIBOR plus the related Note Margin, (b) the related Maximum Note Interest Rate and (c) the related Available Funds Rate. With respect to each Payment Date and the Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5 and Class III-M Notes, a fixed rate equal to [__]%, [__]%, [__]%, [__]%, [__]%, [__]%, [__]%, [__]%, [__]% and [__]%, respectively, subject to the related Available Funds.

Note Margin— With respect to the Class I-A-1 Notes, on any Payment Date on or prior to the Step-Up Date, [ ]% per annum, and on any Payment Date after the Step-Up Date, [ ]% per annum. With respect to the Class I-A-1 Notes, on any Payment Date on or prior to the Step-Up Date, [ ]% per annum, and on any Payment Date after the Step-Up Date, [ ]% per annum. With respect to the Class I-A-2 Notes, on any Payment Date on or prior to the Step-Up Date, [ ]% per annum, and on any Payment Date after the Step-Up Date, [ ]% per annum. With respect to the Class I-A-3 Notes, on any Payment Date on or prior to the Step-Up Date, [ ]% per annum, and on any Payment Date after the Step-Up Date, [ ]% per annum. With respect to the Class I-M-1 Notes, on any Payment Date on or prior to the Step-Up Date, [ ]% per annum, and on any Payment Date after the Step-Up Date, [ ]% per annum. With respect to the Class I-M-2 Notes, on any Payment Date on or prior to the Step-Up Date, [ ]% per annum, and on any Payment Date after the Step-Up Date, [ ]% per annum. With respect to the Class I-M-3 Notes, on any Payment Date on or prior to the Step-Up Date, [ ]% per annum, and on any Payment Date after the Step-Up Date, [ ]% per annum. With respect to the Class I-M-4 Notes, on any Payment Date on or prior to the Step-Up Date, [ ]% per annum, and on any Payment Date after the Step-Up Date, [ ]% per annum. With respect to the Class I-M-5 Notes, on any Payment Date on or prior to the Step-Up Date, [ ]% per annum, and on any Payment Date after the Step-Up Date, [ ]% per annum. With respect to the Class I-M-6 Notes, on any Payment Date on or prior to the Step-Up Date, [ ]% per annum, and on any Payment Date after the Step-Up Date, [ ]% per annum.

Note Owner— Any person who is the beneficial owner of a Book-entry Note.

Note Principal Balance— With respect to any Note, as of any date of determination, the initial Note Principal Balance as stated on the face thereof, minus all amounts distributed in respect of principal with respect to such Note and (a) plus any Subsequent Recoveries allocated thereto and (b) minus the aggregate amount of any reductions in the Note Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses on all prior Payment Dates as described in this free writing prospectus. Interest will accrue on the Note Principal Balance of the Notes as reduced as provided in this definition.

Note Rate Change Date— With respect to the Class II-A-2 Notes, the Payment Date in March 2011.

Noteholder— A holder of a Note.

Notes — Any Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class II-A-1A, Class II-A-1B, Class II-A-1C, Class II-A-2, Class II-M-1, Class II-M-2, Class II-M-3, Class II-M-4, Class II-M-5, Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class III-M-1, Class III-M-2, Class III-M-3, Class III-M-4, Class III-M-5, Class III-M-6, Class IV-A, Class IV-M-1, Class IV-M-2, Class IV-M-3, Class IV-M-4, Class IV-M-5, Class IV-M-6, Class IV-M-7 and Class V-A Notes.

Offered Notes— Class I-A-1, Class I-A-2, Class I-A-3, Class I-A-4, Class I-M-1, Class I-M-2, Class I-M-3, Class I-M-4, Class I-M-5, Class I-M-6, Class II-A-1A, Class II-A-1B, Class II-A-1C, Class II-A-2, Class II-M-1, Class II-M-2, Class II-M-3, Class III-A-1, Class III-A-2, Class III-A-3, Class III-A-4, Class III-A-5, Class III-M-1, Class III-M-2, Class IV-A, Class IV-M-1, Class IV-M-2, Class IV-M-3, Class IV-M-4, Class IV-M-5, Class IV-M-6 and Class V-A Notes.

Outstanding Principal Balance— With respect to a mortgage loan, the principal balance of such mortgage loan remaining to be paid by the mortgagor or, in the case of an REO Property, the principal balance of the related mortgage loan remaining to be paid by the mortgagor at the time such property was acquired by the trust.

Overcollateralization Increase Amount— With respect to the Group I, Group II, Group III and Group IV Loans, with respect to any Payment Date, the lesser of (i) the related Net Monthly Excess Cashflow for such Payment Date and (ii) the excess, if any, of (a) the related Overcollateralization Target Amount over (b) the related Overcollateralized Amount on such Payment Date (after taking into account payments to the related Notes of the related Basic Principal Distribution Amount on such Payment Date). With respect to the Group V Loans and any payment date, the excess of (1) the lesser of (a) remaining Investor Interest Collections following payment of the amounts described in clauses (1) through (4) under "Description of the Notes -- Payments on the Class V-A Notes" in this Free Writing Prospectus and (b) the related Overcollateralization Target Amount over (2) the related Overcollateralized Amount (after taking into account payments to the related Notes of the Principal Collections on such payment date).

Overcollateralization Release Amount — For any Payment Date and Loan Group I, an amount equal to the lesser of (x) the Principal Remittance Amount with respect to the Group I Loans for such distribution date and (y) the excess, if any, of (i) the related Overcollateralized Amount (after giving effect to distributions in respect of the Principal Remittance Amount with respect to the Group I Loans to be made on such Payment Date) for such Payment Date over (ii) the related Overcollateralization Target Amount for such Payment Date. For any Payment Date and Loan Group II, an amount equal to the lesser of (x) the Principal Remittance Amount with respect to the Group II Loans for such distribution date and (y) the excess, if any, of (i) the related Overcollateralized Amount (after giving effect to distributions in respect of the Principal Remittance Amount with respect to the Group II Loans to be made on such Payment Date) for such Payment Date over (ii) the related Overcollateralization Target Amount for such Payment Date. For any Payment Date and Loan Group III, an amount equal to the lesser of (x) the Principal Remittance Amount with respect to the Group III Loans for such distribution date and (y) the excess, if any, of (i) the related Overcollateralized Amount (after giving effect to distributions in respect of the Principal Remittance Amount with respect to the Group III Loans to be made on such Payment Date) for such Payment Date over (ii) the related Overcollateralization Target Amount for such Payment Date. For any Payment Date and Loan Group IV, an amount equal to the lesser of (x) the Principal Remittance Amount with respect to the Group IV Loans for such distribution date and (y) the excess, if any, of (i) the related Overcollateralized Amount (after giving effect to distributions in respect of the Principal Remittance Amount with respect to the Group IV Loans to be made on such Payment Date) for such Payment Date over (ii) the related Overcollateralization Target Amount for such Payment Date. For any Payment Date and Loan Group V, an amount equal to the lesser of (x) the Principal Remittance Amount with respect to the Group V Loans for such distribution date and (y) the excess, if any, of (i) the related Overcollateralized Amount (after giving effect to distributions in respect of the Principal Remittance Amount with respect to the Group V Loans to be made on such Payment Date) for such Payment Date over (ii) the related Overcollateralization Target Amount for such Payment Date.

Overcollateralization Target Amount— With respect to Loan Group I, the sum of (x) the aggregate Additional Net Negative Amortization Amount on the Group I Loans since the Cut-off Date and (y) (1) prior to the related Step-Down Date (0.50% of the Group I Cut-off Date Balance) or (2) on or after the related Step-Down Date, an amount equal to the greater of (a) on any Payment Date (i) prior to the Payment Date in July 2012, 1.25% of the aggregate Stated Principal Balance of the Group I Loans and (ii) on and thereafter, 1.00% of the aggregate Stated Principal Balance of the Group I Loans and (b) 0.50% of the Group I Cut-off Date Balance; provided, however, that on or after the related Step-down Date, if a related Trigger Event is in effect, the Overcollateralization Target Amount with respect to the Group I Loans will be the same as on the prior Payment Date.

With respect to Loan Group II (1) prior to the related Step-Down Date (0.50% of the Group II Cut-off Date Balance) or (2) on or after the related Step-Down Date, an amount equal to the greater of (a) 1.00% of the aggregate Stated Principal Balance of the Group II Loans and (b) 0.35% of the Group II Cut-off Date Balance; provided, however, that on or after the related Step-down Date, if a related Trigger Event is in effect, the Overcollateralization Target Amount with respect to the Group II Loans will be the same as on the prior Payment Date.

With respect to Loan Group III (1) prior to the related Step-Down Date (1.00% of the Group III Cut-off Date Balance) or (2) on or after the related Step-Down Date, an amount equal to the greater of (a) 0.35% of the aggregate Stated Principal Balance of the Group I Loans and (b) 2.00% of the Group I Cut-off Date Balance; provided, however, that on or after the related Step-down Date, if a related Trigger Event is in effect, the Overcollateralization Target Amount with respect to the Group I Loans will be the same as on the prior Payment Date.

With respect to Loan Group IV and any Payment Date, (i) prior to the Group IV Stepdown Date, an amount equal to the product of (x) 1.95% of the Group IV Cut-off Date Balance (ii) on or after the Group IV Stepdown Date provided a Trigger Event is not in effect, the greater of (x) 3.70% of the aggregate stated principal balance of the Group IV Loans as of the last day of the related Due Period and (y) the product of (a) 0.50% and (b) the sum of the aggregate stated principal balance of the Mortgage Loans delivered on the Cut-Off Date and (iii) if a Trigger Event is in effect, the related Overcollateralization Target Amount for the immediately preceding Payment Date.

With respect to the Loan Group V, and any Payment Date, [____]% of the initial balance of HELOCs in Loan Group V.

Overcollateralized Amount— For any Payment Date and for each of Loan Group I, the amount, if any, by which (i) the aggregate Stated Principal Balance of the related mortgage loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, including Realized Losses on the mortgage loans incurred during the related Prepayment Period) exceeds (ii) the aggregate Note Principal Balance of the Class I-A Notes and Class I-M Notes as of such Payment Date (assuming that 100% of the related Principal Remittance Amount is applied as a principal payment on these Notes on such Payment Date). For any Payment Date and for each of Loan Group II, the amount, if any, by which (i) the aggregate Stated Principal Balance of the related mortgage loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, including Realized Losses on the mortgage loans incurred during the related Prepayment Period) exceeds (ii) the aggregate Note Principal Balance of the Class II-A Notes and Class II-M Notes as of such Payment Date (assuming that 100% of the related Principal Remittance Amount is applied as a principal payment on these Notes on such Payment Date). For any Payment Date and for each of Loan Group III, the amount, if any, by which (i) the aggregate Stated Principal Balance of the related mortgage loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, including Realized Losses on the mortgage loans incurred during the related Prepayment Period) exceeds (ii) the aggregate Note Principal Balance of the Class III-A Notes and Class III-M Notes as of such Payment Date (assuming that 100% of the related Principal Remittance Amount is applied as a principal payment on these Notes on such Payment Date). For any Payment Date and for each of Loan Group IV, the amount, if any, by which (i) the aggregate Stated Principal Balance of the related mortgage loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period, including Realized Losses on the mortgage loans incurred during the related Prepayment Period) exceeds (ii) the aggregate Note Principal Balance of the Class IV-A Notes and Class IV-M Notes as of such Payment Date (assuming that 100% of the related Principal Remittance Amount is applied as a principal payment on these Notes on such Payment Date). For any payment date and Loan Group V, the amount, if any, by which (i) Invested Amount exceeds (ii) the Note Principal Balance of the Class V-A Notes as of such payment date (after giving effect to all other distributions of principal on these Notes on such payment date). The initial amount of overcollateralization in the Group V HELOCs is approximately 0.00% of the Group V Cut-off Date Balance.

Owner Trustee— Wilmington Trust Company of Delaware and its successors and assigns or any successor owner trustee appointed pursuant to the terms of the Trust Agreement.

Payment Account— The account established by the Securities Administrator pursuant to Section 3.01 of the Indenture.

Payment Cap— [____]% of the Minimum Monthly Payment.

Payment Date— In each month, the 25th day of the month or, if that day is not a business day, the next business day.

Policy — The financial guaranty insurance policy (No. [_______]) with respect to the Class V-A Notes and all endorsements thereto, if any , dated the Closing Date, issued by the Credit Enhancer for the benefit of the holders of the Class V-A Notes only.

Prepayment Penalty— Any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note.

Prepayment Period— With respect to any Payment Date is the calendar month immediately preceding the month in which such Payment Date occurs.

Principal Collections — For each payment date, an amount equal to the amount received by the Securities Administrator and available in the Payment Account on that payment date in respect of the Group V HELOCs, and consist of amounts collected during the related Due Period on the HELOCs and allocated to principal in accordance with the terms of the related credit line agreement together with the principal portion of any purchase price or any substitution adjustment amounts paid during the preceding Due Period to be distributed to the Class V-A Noteholders pursuant to the related Indenture, net of fees and reimbursements to the Owner Trustee, Indenture Trustee, Securities Administrator, Custodian, HELOC Servicer and HELOC Back-Up Servicer.

Principal Distribution Amount— Any of the Group I, Group II, Group III, Group IV or Group V Principal Distribution Amounts.

Principal Prepayment— Any payment or other recovery of principal on a mortgage loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds received at the time a mortgage loan becomes a Liquidated Mortgage Loan.

Principal Remittance Amount— For any Payment Date and any Loan Group, or the mortgage loans in the aggregate, as applicable, the sum of

(i)	the principal portion of all scheduled monthly payments on the related mortgage loans due on the related Due Date, to the extent received or advanced;

(ii)
the principal portion of all proceeds of the repurchase of a mortgage loan in the related Loan Group (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Mortgage Loan Purchase Agreement during the preceding calendar month; and

(iii)
the principal portion of all other unscheduled collections received during the preceding calendar month in respect of the related mortgage loans, including full and partial prepayments, the proceeds of any repurchase of such mortgage loans by the Sponsor or holder of the Trust Certificate, Liquidation Proceeds and Insurance Proceeds, in each case to the extent applied as recoveries of principal.

In addition, with respect to the Group I Loans, the Principal Remittance Amount shall be reduced (to not less than zero) by the Negative Amortization Amount on the Group I Loans.

Protected Account— An account established and maintained for the benefit of Noteholders by the RMBS Servicer with respect to the related Mortgage Loans and with respect to REO Property pursuant to the RMBS Servicing Agreement.

Rapid Amortization Period— The period beginning on the earlier of Payment Date in July 2011 (61st payment date) or the occurrence of a Rapid Amortization Event.

Rating Agencies— S&P, Moody’s and Fitch.

Realized Loss— With respect to a mortgage loan is (1) a Deficient Valuation, or (2) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the mortgage rate through the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such mortgage loan and the related mortgaged property.

Record Date— For each class of LIBOR Notes, and each Payment Date, will be the close of business on the business day immediately preceding such Payment Date; provided, however, if any such Note is no longer a Book-Entry Note, the “Record Date” for such class of Notes shall be the close of business on the last business day of the calendar month preceding such Payment Date. For each of the Class II-A-2, Class III-A-2, Class III-A-3, Class III-A-5, Class III-M-1 and Class III-M-2 Notes and each Payment Date, the close of business on the last business day of the calendar month preceding such Payment Date.

Reference Banks— Leading banks selected by the Securities Administrator and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Telerate Screen Page 3750 on the Interest Determination Date in question, (iii) which have been designated as such by the Securities Administrator and (iv) not controlling, controlled by, or under common control with, the Depositor, the Sponsor, the Master Servicer or the Servicer.

Relief Act Shortfall— For any Payment Date and any mortgage loan, any shortfalls relating to the Relief Act or similar legislation or regulations.

REO Property— A mortgage property acquired by the trust through foreclosure or deed-in-lieu of foreclosure.

Repurchase Price— With respect to any mortgage loan required to be repurchased, an amount equal to the sum of the following: (i) 100% of the Stated Principal Balance thereof (without reduction for any amounts charged off), (ii) unpaid accrued interest at the Mortgage Rate on the outstanding principal balance thereof from the Due Date [for which interest was last paid by the Mortgagor] to the first day of the month following the month of purchase, (iii) [the amount of unreimbursed Monthly Advances] or unreimbursed servicing advances made with respect to such Mortgage Loan, (iv) any other amounts owed to the RMBS Servicer or RMBS Master Servicer pursuant to the RMBS Master Servicing Agreement or RMBS Servicing Agreement and not included in clause (iii) of this definition plus (v) any costs and damages incurred by the trust in connection with any violation of such loan of any predatory lending law.

Repurchase Proceeds— The Repurchase Price in connection with any repurchase of a mortgage loan by the Sponsor and any cash deposit in connection with the substitution of a mortgage loan. See “Description of the Notes — Assignment of Trust Fund Assets” in the prospectus.

Reserve Interest Rate— With respect to any Interest Determination Date, the rate per annum that the Securities Administrator determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month, six-month or one-year United States dollar lending rates, as applicable, which New York City banks selected by the Securities Administrator are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Securities Administrator can determine no such arithmetic mean, the lowest one-month, six-month or one-year United States dollar lending rate, as applicable, which New York City banks selected by the Securities Administrator are quoting on such Interest Determination Date to leading European banks.

Restricted Notes - The Class II-M-4, Class II-M-5, Class III-M-3, Class III-M-4, Class III-M-5, Class III-M-6 and Class IV-M-7 Notes.

Retained Notes -- Any Class or portion of any such other class of Notes that is not a class of Restricted Notes and that is acquired by AHMC or one of its wholly owned Disregarded Entities at closing.

RMBS Master Servicer— Wells Fargo Bank, National Association, or its successor in interest.

RMBS Master Servicing Agreement: — The Master Servicing Agreement dated as of June 30, 2006, among the RMBS Master Servicer, Securities Administrator, Indenture Trustee and American Home Mortgage Investment Trust 2006-2.

RMBS Servicer - American Home Mortgage Servicing, Inc., or its successor in interest

RMBS Servicing Agreement — The RMBS Servicing Agreement dated as of June 30, 2006, among the RMBS Master Servicer, Indenture Trustee, the Seller, the RMBS Servicer and American Home Mortgage Investment Trust 2006-2.

RMBS Servicing Fee— With respect to each related mortgage loan and any payment date, the fee payable monthly to the related RMBS Servicer in respect of servicing compensation that accrues at an annual rate equal to the related RMBS Servicing Fee Rate multiplied by the Stated Principal Balance of such mortgage loan as of the first day of the related Due Period.

RMBS Servicing Fee Rate— With respect to each RMBS Servicer and (i) with respect to any Group I, Group II or Group III Loan with an original principal balance of less than or equal to $417,000, 0.375% per annum and (ii) with respect to any Group I, Group II or Group IV Loan with an original principal balance of greater than $417,000, 0.25% per annum with respect to each Group IV Loan, 0.50% per annum.

RMBS Servicing Rights Pledgee:— One or more lenders, selected by the RMBS Servicer, to which such party may pledge and assign all of its right, title and interest in, to and under the RMBS Servicing Agreement, including Bank of America, N.A., as the representative of certain lenders.

Rolling Three Month Delinquency Rate— With respect to any Payment Date, the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Payment Dates, respectively) immediately preceding months.

S&P— Standard and Poor’s, a division of The McGraw-Hill Companies, Inc.

Securities Administrator— Wells Fargo Bank, National Association, or its successor in interest.

Sponsor — American Home Mortgage Acceptance, Inc., in its capacity as mortgage loan seller.

Stated Principal Balance— With respect to any mortgage loan and HELOC and any Payment Date (1) the unpaid principal balance of such mortgage loan or HELOC as of the close of business on the related Due Date (taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) less (2) any Principal Prepayments and the principal portion of any Net Liquidation Proceeds received during or prior to the immediately preceding Prepayment Period; provided that the Stated Principal Balance of any Liquidated Mortgage Loan is zero. With respect to any HELOC, the principal balance of the HELOC as of the Cut-off Date, plus any Additional Balances in respect of such HELOC minus all collections credited against the principal balance of such HELOC in accordance with the related mortgage note and minus all prior related Charge-Off Amounts. The Stated Principal Balance of any Liquidated HELOC is zero.

Stepdown Date— With respect to the Group I Loans, the earlier to occur of (i) the first Payment Date on which the aggregate Note Principal Balance of the Class I-A Notes has been reduced to zero and (ii) the later to occur of (x) the Payment Date occurring in July 2012 and (y) the first Payment Date for which the Credit Enhancement Percentage for the Class I-A Notes (calculated for this purposes only after taking into account distributions of principal on the Group I Loans, but prior to any payment of the related Principal Distribution Amount for those Notes then entitled to payments of principal on that Payment Date) is greater than or equal to approximately 15.875% until the 72nd Payment Date, and 12.70% thereafter.

With respect to the Group II Loans, the earlier to occur of (i) the first Payment Date on which the aggregate Note Principal Balance of the Class II-A Notes has been reduced to zero and (ii) the later to occur of (x) the Payment Date occurring in July 2009 and (y) the first Payment Date for which the Credit Enhancement Percentage for the Class II-A Notes (calculated for this purposes only after taking into account distributions of principal on the Group II Loans, but prior to any payment of the related Principal Distribution Amount for those Notes then entitled to payments of principal on that Payment Date) is greater than or equal to approximately 13.90%.

With respect to the Group III Loans, the earlier to occur of (i) the first Payment Date on which the aggregate Note Principal Balance of the Class III-A Notes has been reduced to zero and (ii) the later to occur of (x) the Payment Date occurring in July 2009 and (y) the first Payment Date for which the Credit Enhancement Percentage for the Class III-A Notes (calculated for this purposes only after taking into account distributions of principal on the Group III Loans, but prior to any payment of the related Principal Distribution Amount for those Notes then entitled to payments of principal on that Payment Date) is greater than or equal to approximately 15.00%.

With respect to the Group IV Loans, the later to occur of (i) the Payment Date in July 2009 and (ii) the date that the Credit Enhancement Percentage for the Class IV-A Notes (calculated for this purpose without taking into account distributions of principal to the holders of the Notes then entitled to distributions of principal on such Payment Date) is greater than or equal to 54.50%.

Subsequent Recoveries— Any liquidation proceeds received after the final liquidation of a mortgage loan.

Telerate Screen Page 3750— The display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

TMP Trigger Event - The occurrence of any event which causes the Issuing Entity to become taxable as a corporation.

Transferor Interest— Represents the pari passu interest in the Group V HELOCs equal to the sum of (a) during the Managed Amortization Period, the excess, if any, of the cumulative amounts of draws over Principal Collections on the HELOCs and (b) the cumulative amount of draws on the HELOCs beginning with the Rapid Amortization Period, in each case as defined in this free writing prospectus. The Transferor Interest is calculated as the outstanding pool balance of the HELOCs at the end of the previous Due Period less the Invested Amount.

Trigger Event—With respect to Loan Group I, a Trigger Event is in effect with respect to any Payment Date on and after the related Stepdown Date if either:

(a)  the Rolling Three Month Delinquency Rate for the Group I Loans as of the close of business on the last day of the preceding calendar month exceeds approximately 40% of the aggregate Note Principal Balance of the Class I-M Notes plus the aggregate Overcollateralized Amount for Loan Group I, divided by the aggregate Stated Principal Balance of the Group I Loans; or

(b)  the cumulative amount of Realized Losses incurred on the Group I Loans from the Cut-off Date through the end of the calendar month immediately preceding such Payment Date exceeds the applicable percentage set forth below of the aggregate Stated Principal Balance of the Group I Loans as of the Cut-off Date:

July 2008 to June 2009	0.45%
July 2009 to June 2010	0.75%
July 2010 to June 2011	1.00%
July 2012 and June 2013	1.20%
July 2014 and thereafter	1.30%

With respect to Loan Group II, a Trigger Event is in effect with respect to any Payment Date on and after the related Stepdown Date if either:

(c)  the Rolling Three Month Delinquency Rate for the Group II Loans as of the close of business on the last day of the preceding calendar month exceeds approximately 10% of the aggregate Note Principal Balance of the Class II-M Notes plus the aggregate Overcollateralized Amount for Loan Group I, divided by the aggregate Stated Principal Balance of the Group II Loans; or

(d)  the cumulative amount of Realized Losses incurred on the Group II Loans from the Cut-off Date through the end of the calendar month immediately preceding such Payment Date exceeds the applicable percentage set forth below of the aggregate Stated Principal Balance of the Group II Loans as of the Cut-off Date:

July 2008 to June 2009	0.30%
July 2009 to June 2010	0.70%
July 2010 to June 2011	1.00%
July 2012 and June 2013	1.25%
July 2014 and thereafter	1.50%

With respect to Loan Group III, a Trigger Event is in effect with respect to any Payment Date on and after the related Stepdown Date if either:

(e)  the Rolling Three Month Delinquency Rate for the Group III Loans as of the close of business on the last day of the preceding calendar month exceeds approximately 46.67% of the aggregate Note Principal Balance of the Class III-M Notes plus the aggregate Overcollateralized Amount for Loan Group III, divided by the aggregate Stated Principal Balance of the Group IIILoans; or

(f)  the cumulative amount of Realized Losses incurred on the Group III Loans from the Cut-off Date through the end of the calendar month immediately preceding such Payment Date exceeds the applicable percentage set forth below of the aggregate Stated Principal Balance of the Group III Loans as of the Cut-off Date:

July 2008 to June 2009	0.35%
July 2009 to June 2010	0.90%
July 2010 to June 2011	1.20%
July 2012 and thereafter	1.50%

With respect to Loan Group IV, a Trigger Event is in effect with respect to any Payment Date on and after the related Stepdown Date if either:

(a)
the percentage obtained by dividing (x) the aggregate stated principal balance of Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure, all REO property and each Mortgage Loan in bankruptcy) by (y) the aggregate stated principal balance of the Mortgage Loans, in each case, as of the last day of the previous calendar month, equals or exceeds 15% of the prior period's Credit Enhancement Percentage for the Class IV-A Notes; or

(b)
the 6 Month Rolling Average will equal the rolling 6 month average percentage of Mortgage Loans that are 60 or more days delinquent, including Mortgage Loans in foreclosure, all REO property and Mortgage Loans where the related mortgagor has filed for bankruptcy equals or exceeds [___]% of the aggregated stated principal balance of the Mortgage Loans

(c)
the aggregate amount of Realized Losses (as defined herein) incurred since the Cut-off Date through the last day of the related Due Period divided by the Cut-off Date Balance, exceeds the approximate applicable percentages set forth below with respect to such Payment Date:

July 2008 through June 2009	2.35% for the first month, plus an additional 1/12th of 2.90% for each month thereafter
July 2009 through June 2010	5.25% for the first month, plus an additional 1/12th of 1.75% for each month thereafter
July 2010 through June 2011	7.00% for the first month, plus an additional 1/12th 1.50% for each month thereafter
July 2011 through June 2012	8.50% for the first month, plus an additional 1/12th of 0.50% for each month thereafter
July 2012 and thereafter	9.00%.

With respect to Loan Group V, a Trigger Event is in effect with respect to any payment date on and after the Stepdown Date if either

(g)  the average of the Group V Excess Spread Percentage for that payment date and the prior two payment dates is less than or equal to 2.0% per annum;

(h)  the Rolling Three Month Delinquency Rate for the Group V HELOCs as of the close of business on the last day of the preceding Due Period exceeds [__]% of aggregate Stated Principal Balance of Group V HELOCs;

(i)  the cumulative amount of Charge-Off Amounts incurred on the Group V HELOCs from the Cut-off Date through the end of the calendar month immediately preceding such payment date exceeds the applicable percentage set forth below of the aggregate Stated Principal Balance of the Group V HELOCs as of the Cut-off Date:

July 2009 to June 2010	2.25%
July 2010 to June 2011	3.00%
July 2012 and June 2013	3.50%
July 2014 and thereafter	3.75%

Trust Agreement— The Amended and Restated Trust Agreement dated as of June 30, 2006, among the Owner Trustee, the Depositor and the Securities Administrator.

Trust Certificate— The owner trust certificate issued pursuant to the Trust Agreement, representing the beneficial ownership interest in the Trust.

Underwriters — With respect to the Offered Notes, other than the Class I-A-5 Notes and Class I-A-6 Notes, UBS Investment Bank, Goldman, Sachs & Co., Greenwich Capital Markets, Inc. and Lehman Brothers Inc.

Unpaid Interest Shortfalls— With respect to the mortgage loans, (a) any Prepayment Interest Shortfalls, to the extent not covered by Compensating Interest, and (b) any Relief Act Shortfalls, in each case to the extent not allocated to the related Net Monthly Excess Cash Flow or the non-offered notes, plus interest on the amount of previously allocated Unpaid Interest Shortfalls on such class of Notes that remains unreimbursed, at the Note Interest Rate for such class for the related Accrual Period.

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the Notes offered by this free writing prospectus, which are referred to as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear, in such capacity, and other DTC participants.

Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the Depositor, the Issuing Entity, the Master Servicer, the Servicer, the Securities Administrator nor the Indenture Trustee will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of mortgage-backed notes. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of notes in same-day funds.

Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Transfers between DTC Seller and Clearstream or Euroclear Purchaser. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last Payment Date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

(a)  borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

(b)  borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

(c)  staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Transfers between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last Payment Date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner who is an individual or corporation holding the global security on its own behalf of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

(d)  each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

(e)  the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

(f)  Exemption for Non-U.S. Persons—Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

(g)  Exemption for Non-U.S. persons with effectively connected income—Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

(h)  Exemption for U.S. Persons—Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer's Request for Taxpayer Identification Number and Certification.

U.S. Federal Income Tax Reporting Procedure. The holder of a global security or, in the case of a Form W-8BEN or Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security—the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term “U.S. person” means:

(i)  a citizen or resident of the United States;

(j)  a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

(k)  an estate that is subject to U.S. federal income tax regardless of the source of its income; or

(l)  a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of the change. Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person. The term “Non-U.S. person” means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.